UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant   ☒
Filed by a party other than the Registrant   ☐
Check the appropriate box:
☒
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

Midwest Holding Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☐
No fee required.

☐
Fee paid previously with preliminary materials.

☒
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
Midwest Holding Inc.
2900 South 70th Street, Suite 400
Lincoln, Nebraska 68506
Dear Stockholders:
You are cordially invited to attend a special meeting (including any adjournments or postponements thereof, the “Special Meeting”) of stockholders of Midwest Holding Inc. (“Midwest” or the “Company”) to be held virtually on [•], 2023 at [•] a.m. Eastern Time via the Internet at [•].
At the Special Meeting, you will be asked to consider and vote on (i) a proposal to adopt the Agreement and Plan of Merger, dated April 30, 2023 (such agreement, as it may be amended, modified or supplemented from time to time, the “Merger Agreement”), by and among Midas Parent, LP (“Parent”), an affiliate of Antarctica Capital, LLC (“Antarctica”), an international investment firm, and Midas Merger Acquisition Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), and Midwest (the “Merger Proposal”), (ii) a proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Midwest’s named executive officers that is based on or otherwise relates to the transactions contemplated by the Merger Agreement (the “Compensation Proposal”), and (iii) a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the Merger Proposal if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).
Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Midwest, with Midwest continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”). If the Merger contemplated by the Merger Agreement is completed, you will be entitled to receive $27.00 in cash, without interest thereon and subject to any withholding of taxes, for each outstanding share of Midwest common stock, par value $0.001 per share (“Company Common Stock”) that you own immediately prior to the effective time of the Merger (unless you are entitled to and have properly exercised and not withdraw, failed to perfect, or otherwise lost your appraisal rights under Section 262 of the General Corporation Law of the State of Delaware with respect to such shares).
Midwest’s Board of Directors (the “Company Board”), after considering the factors more fully described in the enclosed proxy statement, has unanimously: (i) determined that the Merger and the other transactions contemplated by the Merger Agreement and the other agreements and documents executed and delivered in connection with the Merger Agreement (collectively, the “Transactions”) are advisable, fair to and in the best interests of Midwest and Midwest’s stockholders; (ii) approved and declared it advisable to enter into the Merger Agreement; (iii) directed that the approval of the Merger Proposal be submitted to a vote of Midwest’s stockholders at the Special Meeting; and (iv) subject to the terms and conditions of the Merger Agreement, resolved to recommend that Midwest’s stockholders approve the Merger Proposal and the Transactions, including the Merger on the terms and subject to the conditions set forth in the Merger Agreement.
The Company Board unanimously recommends that you vote: (1) “FOR” the approval of the Merger Proposal; (2) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement, and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement.
The proxy statement also describes the actions and determinations of the Company Board in connection with its evaluation of the Merger Agreement and the Merger. You should carefully read and consider the entire enclosed proxy statement and its annexes, including, but not limited to, the Merger Agreement, as they contain important information about, among other things, the Merger and how it affects you.
Whether or not you plan to attend the Special Meeting virtually, please sign, date, and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any proxy that you have previously submitted.
If you hold your shares in “street name,” you should instruct your bank, broker, or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker, or other nominee. Your bank, broker, or other nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions.
Your vote is very important, regardless of the number of shares that you own. We cannot complete the Merger unless the Merger Proposal is approved by the affirmative vote of the Midwest stockholders holding a majority of the voting power of the outstanding shares of Company Common Stock as of the close of business on [•], 2023, which is the record date for the Special Meeting.
If you have any questions or need assistance voting your shares, please contact our proxy solicitor:
Okapi Partners LLC
1212 Avenue of the Americas, 17th Floor New York, NY 10036
Banks and Brokerage Firms Call: 1-212-297-0720
Stockholders and All Others Call Toll Free: 1-844-203-3605
E-Mail: info@okapipartners.com
On behalf of the Company Board, we thank you for your support and appreciate your consideration of this matter.
Sincerely,
John Hompe Board Chair	Georgette Nicholas Chief Executive Officer
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Merger, passed upon the merits or fairness of the Merger Agreement or the Transactions, including the proposed Merger, or passed upon the adequacy or accuracy of the information contained in the accompanying proxy statement. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated [•], 2023 and, together with the enclosed form of proxy card, is first being mailed on or about [•], 2023.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
Midwest Holding Inc.
2900 South 70th Street, Suite 400
Lincoln, Nebraska 68506
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [•], 2023
Notice is hereby given that a special meeting of stockholders (including any adjournments or postponements thereof, the “Special Meeting”) of Midwest Holding Inc., a Delaware corporation (“Midwest” or the “Company”), to be held virtually on [•], 2023, at [•] a.m. Eastern Time via the Internet at [•]. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “present” will mean virtually present at the Special Meeting. The Special Meeting is being held for the following purposes:
1.
To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated April 30, 2023 (such agreement, as it may be amended, modified or supplemented from time to time, the “Merger Agreement”), by and among Midas Parent, LP (“Parent”), an affiliate of Antarctica Capital, LLC (“Antarctica”), an international investment firm, and Midas Merger Acquisition Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), and Midwest (the “Merger Proposal”). Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Midwest, with Midwest continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”);

2.
To consider and vote on the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Midwest’s named executive officers that is based on or otherwise relates to the transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and

3.
To consider and vote on any proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the Merger Proposal if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

Only stockholders of record as of the close of business on [•], 2023, are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement, or other delay thereof.
Midwest’s Board of Directors unanimously recommends that you vote: (1) “FOR” the approval of the Merger Proposal; (2) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
All stockholders are invited to attend the Special Meeting virtually. Whether or not you plan to attend the Special Meeting virtually, please sign, date, and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting and vote virtually, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker, or other nominee. Your bank, broker, or other nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions.
John Hompe Board Chair	Georgette Nicholas Chief Executive Officer

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
MIDWEST HOLDING INC.
2900 South 70th Street, Suite 400
Lincoln, Nebraska 68506
PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [•], 2023
This proxy statement is available on the investor relations page of our website at https://ir.midwestholding.com/financials/sec-filings/default.aspx. We intend to mail these proxy materials on or about [•], 2023 to all stockholders of record entitled to vote at the Special Meeting (as defined in this proxy statement).
A complete list of the stockholders entitled to vote at the Special Meeting will be available for examination during regular business hours for the ten (10) days prior to the Special Meeting at our principal executive offices, located at 2900 South 70th Street, Suite 400, Lincoln, Nebraska 68506. Stockholders may examine the list for any legally valid purpose related to the Special Meeting.
YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING VIRTUALLY, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) BY TELEPHONE; (2) THROUGH THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.
If you hold your shares in “street name,” you should instruct your bank, broker, or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker, or other nominee. Your broker or other agent cannot vote on any of the proposals at the Special Meeting, including the Merger Proposal (as defined in this proxy statement), without your instructions.
If you are a stockholder of record, voting virtually at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker, or other nominee, you must obtain a “legal proxy” in order to vote virtually at the Special Meeting.
If you fail to (1) return your proxy card, (2) grant your proxy electronically over the Internet or by telephone, (3) instruct your broker on how to vote or (4) vote virtually at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will (x) have the same effect as a vote “AGAINST” the Merger Proposal, and (y) have no effect on the Compensation Proposal (as defined in this proxy statement) or the Adjournment Proposal (as defined in this proxy statement).
On April 30, 2023, certain stockholders of the Company entered into voting agreements with Midas Parent, LP, pursuant to which such stockholders have agreed, among other things, to vote shares of Company Common Stock (as defined in this proxy statement) representing approximately 33% of the outstanding shares of Company Common Stock in favor of the Merger Proposal and the Adjournment Proposal.
You should carefully read and consider this entire proxy statement together with the annexes, including, but not limited to, the Merger Agreement, and all of the documents incorporated by reference into this proxy statement, as they contain important information about, among other things, the Merger (as defined in this proxy statement) and how it affects you. If you have any questions concerning the Merger Agreement, the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement, or need help voting your shares of Company Common Stock, please contact our proxy solicitor:

Okapi Partners LLC
1212 Avenue of the Americas, 17th Floor New York, NY 10036
Banks and Brokerage Firms Call: 1-212-297-0720
Stockholders and All Others Call Toll Free: 1-844-203-3605
E-Mail: info@okapipartners.com

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
SUMMARY
This summary highlights selected information from this proxy statement related to the merger of Midas Merger Acquisition Sub, Inc., a wholly owned subsidiary of Midas Parent, LP, an affiliate of Antarctica Capital, LLC, an international investment firm, with and into Midwest Holding Inc. (the “Merger”), and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement (as defined below), along with all of the documents to which we refer in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption “Where You Can Find More Information.” The Merger Agreement is attached as Annex A to this proxy statement. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger.
Except as otherwise specifically noted in this proxy statement, “Midwest,” “Company,” “we,” “our,” “us,” and similar words refer to Midwest Holding Inc., including, in certain cases, our subsidiaries. Throughout this proxy statement, we refer to Antarctica Capital, LLC as “Antarctica”, Midas Parent, LP as “Parent” and Midas Merger Acquisition Sub, Inc. as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated April 30, 2023, by and among Midwest, Parent, and Merger Sub, as the “Merger Agreement,” our common stock, par value $0.001 per share, as “Company Common Stock” and the holders of our Company Common Stock as “stockholders.” Unless indicated otherwise, any other capitalized term used herein but not otherwise defined herein has the meaning assigned to such term in the Merger Agreement.
The Special Meeting
Date, Time, Place, and Purpose of the Special Meeting
A special meeting of stockholders to consider and vote on the Merger Proposal, the Compensation Proposal and the Adjournment Proposal (as each such terms are defined in this section of the proxy statement below) will be held virtually on [•], 2023, at [•] a.m. Eastern Time via the Internet at [•] (the “Special Meeting”).
At the Special Meeting, stockholders of record as of the close of business on [•], 2023, (the “Record Date”) will be asked to consider and vote on:
(i)   a proposal to adopt the Merger Agreement (the “Merger Proposal”);
(ii)   a proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Midwest’s named executive officers that is based on or otherwise relates to the transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and
(iii)   a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the Merger Proposal if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).
We do not expect that any matters other than the proposals set forth above will be brought before the Special Meeting, and only matters specified in the notice of the meeting may be acted upon at the Special Meeting.
Record Date; Shares Entitled to Vote; Quorum
You are entitled to receive notice of, and vote at, the Special Meeting if you owned shares of Company Common Stock at the close of business on the Record Date. Each holder of Company Common Stock will be entitled to one (1) vote for each such share of Company Common Stock owned at the close of business on the Record Date on all matters properly coming before the Special Meeting. As of the Record Date, there were [•] shares of Company Common Stock outstanding and entitled to vote at the Special Meeting.
A quorum of Midwest stockholders is necessary to adopt the Merger Agreement and approve the Compensation Proposal. A quorum is the minimum number of shares required to be present at the Special

Meeting for the meeting to be properly held under our bylaws and Delaware law. Stockholders representing a majority of the voting power of the outstanding shares of Company Common Stock as of the close of business on the Record Date entitled to vote, present virtually or represented by proxy, will constitute a quorum at the Special Meeting.
Your shares of Company Common Stock will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee), if you vote by telephone, online or at the meeting, or if you attend the Special Meeting but abstain from voting. The Special Meeting may be adjourned whether or not a quorum is present.
If you fail to (1) return your proxy card, (2) grant your proxy electronically over the Internet or by telephone, (3) instruct your broker on how to vote or (4) vote virtually at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will (x) have the same effect as a vote “AGAINST” the Merger Proposal, and (y) have no effect on the Compensation Proposal or the Adjournment Proposal.
Vote Required; Abstentions and Broker Non-Votes
The affirmative vote of the Midwest stockholders holding a majority of the outstanding shares of Company Common Stock as of the close of business on the Record Date is required to adopt the Merger Agreement (the “Requisite Company Vote”). Because the required vote for the Merger Proposal is based on the number of outstanding shares of Company Common Stock rather than on the number of votes actually cast in respect of those shares of Company Common Stock, if you fail to return your proxy card or grant your proxy electronically over the Internet or by telephone, fail to instruct your broker on how to vote, fail to vote virtually at the Special Meeting, or abstain from voting at the Special Meeting, such failure or abstention will have the same effect as votes cast “AGAINST” the Merger Proposal. As of [•], 2023, the Record Date for the Special Meeting, [•] shares of Company Common Stock constitute a majority of the issued and outstanding shares of Company Common Stock.
Approval of the Compensation Proposal requires the affirmative vote of a majority of the shares properly cast for and against the Compensation Proposal. The approval of the Compensation Proposal is advisory (non-binding) and is not a condition to the completion of the Merger.
Approval of the Adjournment Proposal requires the affirmative vote of a majority of the shares of Company Common Stock properly cast for and against the Adjournment Proposal.
Each of (1) Knott Partners L.P., (2) Crestline Assurance Holdings LLC, (3) Michael Minnich, President and Chief Investment Officer and director of the Company, and his affiliate, Rendezvous Capital, LLC, and (4) Company directors John Hompe, Firman Leung, Nancy Callahan, Diane Davis, Yadin Rozov, and Kevin Sheehan (collectively, the “Voting Agreement Stockholders”) entered into separate voting agreements with Parent, each dated as of April 30, 2023 (collectively, the “Voting Agreements”). Pursuant to the Voting Agreements, the Voting Agreement Stockholders, in the aggregate, agreed to vote a total of 1,230,347 shares of Company Common Stock, representing approximately 33% of the shares of Company Common Stock outstanding on the Record Date, in favor of the Merger Proposal and the Adjournment Proposal. For more information, see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement — The Voting Agreement.”
An abstention represents a Midwest stockholder’s affirmative choice to decline to vote on a proposal. If a Midwest stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” the Merger Proposal. Abstentions will be counted in determining whether a quorum is present at the Special Meeting but will have no effect on the outcome of the Compensation Proposal or the Adjournment Proposal.
A “broker non-vote” generally occurs when a bank, broker, or other nominee holding shares on your behalf is present at the Special Meeting but does not vote on the relevant proposal because the bank, broker, or other nominee has not received your voting instructions and lacks discretionary power to vote your shares. “Broker non-votes,” if any, will be counted for the purpose of determining whether a quorum is present. Each “broker non-vote” will also count as a vote “AGAINST” the Merger Proposal but will have no effect on the Compensation Proposal or the Adjournment Proposal. Because none of the proposals to be voted on at the

Special Meeting are routine matters for which brokers may have discretionary authority to vote, Midwest does not expect any broker non-votes at the Special Meeting. As a result, no broker will be permitted to vote your shares of Company Common Stock at the Special Meeting without receiving instructions. If you fail to instruct your broker, bank, or other nominee how to vote your shares, your shares will not be counted towards a quorum at the Special Meeting. In addition, such failure to instruct your broker on how to vote your shares will have the same effect as a vote “AGAINST” the Merger Proposal but will have no effect on the Compensation Proposal or the Adjournment Proposal.
If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares of Company Common Stock represented by your properly signed proxy will be voted: (i) “FOR” the approval of the Merger Proposal; (ii) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and (iii) “FOR” the approval of the Adjournment Proposal.
Shares Held by Midwest’s Directors and Executive Officers
As of the Record Date, our directors and executive officers beneficially owned and are entitled to vote, in the aggregate, [•] shares of Company Common Stock, representing approximately [•]% of the shares of Company Common Stock outstanding on the Record Date.
Our directors and executive officers have informed us that they intend to vote all of their respective shares of Company Common Stock (i) “FOR” the approval of the Merger Proposal; (ii) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and (iii) “FOR” the approval of the Adjournment Proposal.
The Merger
Parties Involved in the Merger
Midwest Holding Inc.
The Company is a technology-driven life and annuity insurance platform and operates through its wholly owned subsidiaries, American Life & Security Corp. (“American Life”), 1505 Capital LLC (“1505 Capital”), and its sponsored captive reinsurance company, Seneca Reinsurance Company, LLC (“Seneca Re”). The shares of Company Common Stock are listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “MDWT”. Midwest was originally incorporated under the laws of Nebraska on October 31, 2003. Midwest redomesticated from the State of Nebraska to the State of Delaware on August 27, 2020. Its principal executive offices are located at 2900 South 70th Street, Suite 400, Lincoln, Nebraska 68506, and its telephone number is (402) 817-5701.
Midas Parent, LP
Midas Parent, LP (“Parent”) was formed on April 21, 2023, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, including the Merger. Parent has not engaged in any business activities other than in connection with the transactions contemplated by the Merger. Upon completion of the Merger, the Company will be a wholly owned subsidiary of Parent. Its principal executive offices are located at 200 Park Avenue, 32nd Fl., New York, NY 10166, and its telephone number is (212) 809-1866.
Midas Merger Acquisition Sub, Inc.
   Midas Merger Acquisition Sub, Inc. (“Merger Sub”) is a wholly owned subsidiary of Parent and was formed on April 21, 2023, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, including the Merger, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will cease to exist. Its principal executive offices are located at 200 Park Avenue, 32nd Fl., New York, NY 10166, and its telephone number is (212) 809-1866.

Parent and Merger Sub are each affiliated with Antarctica Capital, LLC (“Antarctica”). Antarctica is a private investment firm that specializes in investments across several sectors including insurance, infrastructure, real estate and data analytics.
In connection with the Transactions (as defined in this proxy statement), certain investment funds and entities affiliated with Antarctica (each, an “Equity Investor” and, collectively, the “Equity Investors”), have committed to capitalize Parent at the Closing of the Merger with an aggregate equity contribution of approximately $127,774,278 (the “Equity Commitment”), on the terms and subject to the conditions set forth in that certain equity commitment letter, dated as of April 30, 2023, entered into by the Equity Investors and Parent (which we refer to as the “Equity Commitment Letter”). The Equity Commitment will be used to fund the Merger Consideration (as defined in this proxy statement) required to be paid at the Closing, subject to the terms and conditions of the Merger Agreement. For more information, please see the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Financing of the Merger.”
In addition, one of the Equity Investors (the “Guarantor”), and the Company have entered into that certain Limited Guarantee, dated as of April 30, 2023 (which we refer to as the “Limited Guarantee”), pursuant to which the Guarantor has, subject to the terms and conditions contained in the Limited Guarantee, agreed to pay certain obligations of Parent or Merger Sub under the Merger Agreement, subject to an aggregate cap equal to $7,166,457, which such amount is inclusive of the Parent Termination Fee (as defined in the section of this proxy statement entitled “The Merger Agreement — Termination Fees”) and certain fees and expenses payable by Parent or Merger Sub as specified in the Merger Agreement. For more information, please see the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Financing of the Merger.”
Effect of the Merger
On the terms and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub will merge with and into Midwest, with Midwest continuing as the surviving corporation (the “Surviving Corporation”) and a wholly owned subsidiary of Parent. As a result of the Merger, the Company Common Stock will no longer be publicly traded, and will be delisted from Nasdaq. In addition, the Company Common Stock will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Midwest will no longer file periodic reports with the United States Securities and Exchange Commission (the “SEC”). If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.
The time at which the Merger will become effective (the “Effective Time”) will occur upon the filing of a duly executed certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware (or at such later time as may be specified in the Certificate of Merger).
Effect on Midwest if the Merger is Not Completed
If the Merger Agreement is not adopted by Midwest stockholders, or if the Merger is not completed for any other reason:
(i)   Midwest stockholders will not be entitled to, nor will they receive, any payment for their respective shares of Company Common Stock pursuant to the Merger Agreement;
(ii)   (A) Midwest will remain an independent public company, (B) the Company Common Stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and (C) Midwest will continue to file periodic reports with the SEC;
(iii)   we anticipate that (A) management will operate the business in a manner similar to that in which it is being operated today, and (B) stockholders will be subject to similar types of risks and uncertainties as those to which they are currently subject, including, but not limited to, risks and uncertainties with respect Midwest’s business, prospects, and results of operations, as such may be affected by, among other things, the highly competitive industry in which Midwest operates and economic conditions;

(iv)   the price of the Company Common Stock may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of the Company Common Stock would return to the price at which it trades as of the date of this proxy statement;
(v)   the Company Board will continue to evaluate and review Midwest’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate (irrespective of these efforts, it is possible that no other transaction acceptable to the Company Board will be offered and that Midwest’s business, prospects, and results of operations will be adversely impacted); and
(vi)   under certain specified circumstances, Midwest may be required to pay Parent a termination fee of $3,597,100 (the “Company Termination Fee”) or Parent may be required to pay Midwest a termination fee of $6,166,457 (the “Parent Termination Fee”) upon or following the termination of the Merger Agreement. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement-Effect of Termination; Termination Fees.”
Merger Consideration
Company Common Stock
As a result of the Merger, at the Effective Time, and without any further action on the part of the parties or any Midwest stockholder, each share of Company Common Stock outstanding immediately prior to the Effective Time (other than (i) Company Common Stock owned by Parent, if any, or Midwest (as treasury stock or otherwise) or any of their respective direct or indirect wholly owned subsidiaries as of immediately prior to the Effective Time (“Cancelled Shares”) and (ii) any Company Common Stock outstanding immediately prior to the Effective Time, and held by stockholders who are entitled to demand appraisal rights under Section 262 of the DGCL and have properly exercised and perfected their respective demands for appraisal of such shares in the time and manner provided in Section 262 of the DGCL and, as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL (the “Dissenting Shares”)) will be cancelled and cease to exist and automatically converted into the right to receive cash in an amount equal to $27.00, without interest (the “Merger Consideration”), subject to any withholding of taxes.
At or immediately after the Effective Time, Parent will cause to be deposited sufficient funds to pay the Merger Consideration with Computershare Investor Services, the Company’s existing transfer agent (the “Paying Agent”), for payment of each share of Company Common Stock owned by each Midwest stockholder in accordance with the Merger Agreement. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement-Exchange and Payment Procedures.”
After the Merger is completed, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a Midwest stockholder. Midwest stockholders who properly exercise their appraisal rights have the right to receive payment for the “fair value” of their Dissenting Shares determined pursuant to an appraisal proceeding, as contemplated by the DGCL. For more information, please see the section of this proxy statement captioned “The Merger — Appraisal Rights.”
Treatment of Company Stock Options and Company Restricted Stock Unit Awards
Pursuant to the Merger Agreement:
(i)   At the Effective Time, each Vested Company Option (as defined in this proxy statement) that is outstanding under any plan or arrangement pursuant to which incentive equity-based awards have been granted (“Company Stock Plans”) immediately prior to the Effective Time will be cancelled and converted into the right of the holder thereof to receive an amount in cash, without interest, equal to the product of: (i) the aggregate number of shares of Company Common Stock subject to such Vested Company Option; multiplied by (ii) the excess, if any, of the Merger Consideration over the per share exercise price under such Company Stock Option, less any applicable withholding tax, and any Vested Company Option with a per share exercise price that is equal to or greater than the Merger Consideration will be cancelled as of the Effective Time without payment;

(ii)   Each Unvested Company Option (as defined in this proxy statement) that is outstanding immediately prior to the Effective Time will be cancelled and replaced with a right to receive an amount in cash, without interest, equal to (a) the number of shares of Company Common Stock for which such Unvested Company Option has not then been exercised multiplied by (b) the excess, if any, of the Merger Consideration over the per share exercise price of such Unvested Company Option, which amount will be subject to the same vesting terms and payment timing as applied to the cancelled and replaced Unvested Company Options, except that in the event that the holder’s continued service with Parent and its affiliates is terminated by Parent or any of its affiliates other than for cause or by the holder for good reason or as a result of death or disability, then, subject to the holder’s (or the holder’s estate’s, as applicable) timely execution and non-revocation of a general release of claims in favor of the Company, Parent and their respective affiliates, and continued compliance with any applicable restrictive covenants in favor of Parent or an affiliate thereof in effect at the time of such termination, all such amounts will be immediately payable to the holder; provided that any Unvested Company Option with a per share exercise price that is equal to or greater than the Merger Consideration will be cancelled as of the Effective Time without payment;
(iii)   At the Effective Time, each Vested Company RSU (as defined in this proxy statement) outstanding under any Company Stock Plan immediately prior to the Effective Time will be cancelled and converted automatically into the right to receive an amount in cash, without interest, equal to the product of: (a) the aggregate number of shares of Company Common Stock subject to such Vested Company RSU; multiplied by (b) the Merger Consideration, less any applicable withholding tax; and
(iv)   Each Unvested Company RSU (as defined in this proxy statement) outstanding immediately prior to the Effective Time will be cancelled and replaced with a right to receive an amount in cash, without interest, equal to (a) the number of shares of Company Common Stock subject to such award of Unvested Company RSUs as of immediately prior to the Effective Time multiplied by (b) the Merger Consideration, which amount will be subject to the same vesting terms and payment timing as applied to the cancelled and replaced Unvested Company RSUs, except that in the event that the holder’s continued service with Parent and its affiliates is terminated by Parent or any of its affiliates other than for cause or by the holder for good reason or as a result of death or disability, then, subject to the holder’s (or the holder’s estate’s, as applicable) timely execution and non-revocation of a general release of claims in favor of the Company, Parent and their respective affiliates, and continued compliance with any applicable restrictive covenants in favor of Parent or an affiliate thereof in effect at the time of such termination, all such amounts will be immediately payable to the holder.
For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement-Merger Consideration-Treatment of Company Stock Options and Company Restricted Stock Unit Awards.”
Recommendation of the Company Board
After considering various factors described in this proxy statement under the caption “The Merger Recommendation of the Company Board and Reasons for the Merger,” the Company Board unanimously: (i) determined that the Merger and the other transactions contemplated by the Merger Agreement and the other agreements and documents executed and delivered in connection with the Merger Agreement (collectively, the “Transactions”) are advisable, fair to and in the best interests of Midwest and Midwest’s stockholders; (ii) approved and declared it advisable to enter into the Merger Agreement; (iii) directed that the approval of the Merger Proposal be submitted to a vote of Midwest’s stockholders at the Special Meeting; and (iv) subject to the terms and conditions of the Merger Agreement, resolved to recommend that Midwest’s stockholders approve the Merger Proposal and the Transactions, including the Merger on the terms and subject to the conditions set forth in the Merger Agreement.
Accordingly, the Company Board unanimously recommends that Midwest stockholders vote: (i) “FOR” the approval of the Merger Proposal; (ii) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and (iii) “FOR” the approval of the Adjournment Proposal.
Prior to receipt of the required stockholder approval, under certain specified circumstances, the Company Board may withdraw or change the foregoing recommendation if the Company Board determines in good faith, after consultation with its outside legal counsel and financial advisors, that failure to take such action would be inconsistent with its fiduciary duties to the Midwest stockholders in accordance with applicable law.

However, the Company Board cannot withdraw or change the foregoing recommendation unless it complies with certain procedures in the Merger Agreement, including, but not limited to providing Parent five (5) Business Days to make adjustments in the terms and conditions of the Merger Agreement (as described further in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement-Recommendation of the Company Board; Company Adverse Recommendation Change”). The termination of the Merger Agreement by Parent following the withdrawal by the Company Board of its recommendation that Midwest stockholders adopt the Merger Agreement will result in the payment by Midwest of the Company Termination Fee. The termination of the Merger Agreement by Midwest following the Company Board’s authorization for Midwest to enter into a definitive agreement to consummate an alternative transaction contemplated by a Superior Proposal (as defined in the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement-No Solicitation of Other Offers”) will result in the payment by Midwest of the Company Termination Fee. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement-Recommendation of the Company Board; Company Adverse Recommendation Change.”
Opinion of Insurance Advisory Partners LLC
The Company retained Insurance Advisory Partners LLC (“IAP”) to act as a financial advisor to the Company Board with respect to providing a fairness opinion in connection with the Company’s consideration of a potential sale of the Company. IAP is a nationally recognized insurance advisory and valuation firm that is regularly engaged in advising, and providing valuations of, insurance companies and their securities in connection with mergers and acquisitions and other corporate transactions. IAP delivered its written opinion, dated April 30, 2023, to the Company Board (the “Opinion”), that, as of such date, and based upon and subject to the assumptions, qualifications and limitations set forth therein, the Merger Consideration to be received by the holders of Company Common Stock (other than any Cancelled Shares and any Dissenting Shares (collectively, the “Excluded Shares”)) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.
The full text of IAP’s Opinion, which sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by IAP in connection with rendering its Opinion, is attached as Annex B to this proxy statement. IAP provided its Opinion for the information and assistance of the Company Board in connection with its consideration of the Merger. The Opinion is not a recommendation as to how any person should vote with respect to the Merger or any other matter. Pursuant to the engagement letter, dated June 16, 2022, between the Company and IAP, the Company has agreed to pay IAP a fee of $350,000, which fee became payable in its entirety upon the execution of the Merger Agreement and IAP’s delivery of its Opinion. In addition, the Company also agreed to reimburse IAP for certain out-of-pocket expenses, and to indemnify IAP against certain liabilities arising out of IAP engagement.
For a more complete description of IAP’s Opinion, please see the section of this proxy statement captioned “The Merger — Opinion of Insurance Advisory Partners LLC”.
Interests of Midwest’s Directors and Executive Officers in the Merger
When considering the recommendation of the Company Board that Midwest stockholders should vote to approve the Merger Proposal, Midwest stockholders should be aware that Midwest’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of Midwest’s stockholders more generally. In (i) evaluating and negotiating the Merger Agreement, (ii) approving the Merger Agreement and the Merger, and (iii) recommending that the Merger Agreement be adopted by stockholders, the Company Board was aware of and considered these interests, among other matters, to the extent that these interests existed at the time. These interests include:
•
at the Effective Time of the Merger, each Company Stock Option and Company Restricted Stock Unit Award will receive the treatment described in the section of this proxy statement captioned “The Merger — Interests of Midwest’s Directors and Executive Officers in the Merger-Treatment of Company Stock Options and Company Restricted Stock Unit Awards”;

•
new employment agreements entered into between Merger Sub and each of Ms. Georgette Nicholas and Mr. Michael Minnich, dated as of April 30, 2023, that will become effective on and following the consummation of the Merger, as described in more detail in the section of this proxy statement captioned “The Merger — Arrangements with Parent”;
•
eligibility of Midwest’s executive officers to receive severance payments and benefits under the terms of their individual employment agreements, as described in more detail in the section of this proxy statement captioned “The Merger — Interests of Midwest’s Directors and Executive Officers in the Merger-Payments Upon Termination at or Following Change in Control”;

•
eligibility of Midwest’s executive officers and non-employee directors to receive payment for their outstanding Company Stock Options and shares of Company Restricted Stock Unit Awards, whether vested or unvested, as described in more detail in the section of this proxy statement captioned “The Merger — Equity Interests of Midwest’s Executive Officers and Non-Employee Directors”;

•
eligibility of Midwest’s executive officers to participate in a management incentive plan to be put in place following the consummation of the Merger, as described in more detail in the section of this proxy statement captioned “The Merger — Arrangements with Parent”; and

•
continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Corporation.

If the Merger Proposal is approved, any shares of Company Common Stock held by Midwest directors and executive officers will be treated in the same manner as outstanding shares of Company Common Stock held by all other Midwest stockholders. For more information, please see the section of this proxy statement captioned “The Merger — Interests of Midwest’s Directors and Executive Officers in the Merger.”
Appraisal Rights
If the Merger is consummated and certain conditions are met, Midwest stockholders who continuously hold shares of Company Common Stock through the Effective Time, who do not vote in favor of the approval of the Merger Proposal and who are entitled to and otherwise properly demand and exercise, and do not effectively withdraw, fail to perfect or otherwise lose their appraisal rights under Section 262 of the DGCL, will be entitled to seek an appraisal by the Delaware Court of Chancery of the “fair value” of their shares of Company Common Stock (exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any), as determined by the court, as described further below in lieu of receiving the Merger Consideration if the Merger is completed. The amount determined to be fair value by the court will be determined as of the Effective Time and could be more than, the same as or less than the Merger Consideration for Company Common Stock. Voting “AGAINST” or failing to vote “FOR” the approval of the Merger Proposal by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL.
Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares or who wish to preserve their rights to do so should review Section 262 of the DGCL carefully and are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights since failure to timely and fully comply with the procedures set forth therein will result in the loss of such rights. A copy of Section 262 of the DGCL may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
To exercise appraisal rights, stockholders must: (i) submit a written demand for appraisal to Midwest before the stockholder vote is taken on the Merger Proposal at the Special Meeting; (ii) not submit a proxy or otherwise vote in favor of the Merger Proposal; (iii) continue to hold shares of Company Common Stock of record through the Effective Time; and (iv) strictly comply with all other procedures for exercising appraisal rights under Section 262 of the DGCL. Failure to follow exactly the procedures specified under Section 262 of the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of Midwest unless certain stock ownership conditions are satisfied by the stockholders seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL may be accessed without subscription or cost at the following publicly available website:

https://delcode.delaware.gov/title8/c001/sc09/index.html#262. For more information, please see the section of this proxy statement captioned “The Merger — Appraisal Rights.”
Material U.S. Federal Income Tax Consequences of the Merger
The receipt of cash by a U.S. Holder (as defined under the caption “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for shares of Company Common Stock pursuant to the Merger generally will be a taxable transaction for U.S. federal income tax purposes. Such receipt of cash by each holder of Company Common Stock that is a U.S. Holder generally will result in the recognition of gain or loss in an amount equal to the difference, if any, between the amount of cash received and such U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the Merger. Backup withholding of tax generally will apply to the proceeds received by a U.S. Holder pursuant to the Merger, unless the U.S. Holder complies with certification procedures under the backup withholding rules.
A Non-U.S. Holder (as defined under the caption “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income or withholding tax in respect of gain realized pursuant to the Merger unless such Non-U.S. Holder has certain connections to the United States. A Non-U.S. Holder may be subject to backup withholding of tax unless the Non-U.S. Holder complies with certification procedures under, or otherwise establishes a valid exemption from, the backup withholding tax rules.
All holders should read the section of this proxy statement captioned “The Merger — Material U.S. Federal Income Tax Consequences of the Merger.”
All holders of Company Common Stock are urged to consult their own tax advisors with respect to the specific U.S. federal income tax consequences to them of the Merger in light of their particular circumstances, including U.S. federal estate, gift, and other non-income tax consequences, and tax consequences under state, local and non-U.S. tax laws.
Regulatory Approvals Required for the Merger
Insurance Approval Matters
In accordance with the Merger Agreement, Parent and Company made the Insurance Approval Filings (as defined and described in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement — Regulatory Approvals Required for the Merger-Insurance Approval Matters”). The completion of the Merger is subject to approval of the acquisition of control by Parent by the Nebraska Department of Insurance and approval of the change of control by the Vermont Department of Financial Regulation (together, the “Insurance Approvals”). On May 14, 2023, the Vermont Department of Financial Regulation granted its approval. For more information, please see the section of this proxy statement captioned “The Merger — Regulatory Approvals Required for the Merger-Insurance Approval Matters.”
Conduct of Business Pending the Merger
No Solicitation of Other Offers
During the period commencing with the execution and delivery of the Merger Agreement until the earlier of the valid termination of the Merger Agreement in accordance with its terms and the Effective Time, Midwest has agreed not to, directly or indirectly, (i) solicit, initiate, propose, knowingly induce, knowingly facilitate or knowingly encourage the submission of any Takeover Proposal (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement-No Solicitation of Other Offers”) or any inquiries, proposals or offers that could reasonably be expected to lead to a Takeover Proposal (including by way of furnishing non-public information), (ii) enter into or participate in any discussions or negotiations or respond to any inquiries with any third party for the purpose of facilitating, inducing or encouraging any inquiry, proposal or offer with respect to, that that constitutes or could reasonably be expected to lead to a Takeover Proposal, (iii) furnish to any person (other than Parent, Merger Sub or their respective designees) any non-public information relating to the Company or any of its subsidiaries or afford to any person access to the business, properties, assets, books, records or personnel, of the Company or any of its subsidiaries, in any such case to induce the making, submission or announcement or to encourage or facilitate any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to a Takeover Proposal, (iv) approve, recommend, enter into or propose to approve, recommend or enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other contract relating to a Takeover Proposal, or (v) grant any waiver, amendment or release under any “standstill” or confidentiality agreement or fail to enforce the terms of any such “standstill” or similar provision of any confidentiality (unless with respect to this clause (v) the Company Board has determined in good faith, after consultation with outside legal counsel, that failure to take such action would be a violation of the directors’ fiduciary duties under applicable law, and if such action is so taken, will provide a proportionate release, amendment or waiver under the standstill in the Confidentiality Agreement in effect between the parties (the “Confidentiality Agreement”)). Notwithstanding these restrictions, prior to the receipt of the Requisite Company Vote, the Company Board, directly and indirectly through any representative, may, subject to the Merger Agreement: (i) participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited Takeover Proposal in writing that did not result from any breach of the Merger Agreement that the Company Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or would reasonably be expected to result in a Superior Proposal; and (ii) furnish to such third party non-public information relating to the Company or any of its subsidiaries pursuant to an executed confidentiality agreement that constitutes a confidentiality agreement containing substantive terms that are not less restrictive in any material respect to the counterparty than those contained in the Confidentiality Agreement, except that such confidentiality agreement need not contain any “standstill” or similar provision or otherwise prohibit the making of any Takeover Proposal and will not prohibit the Company from providing certain information to Parent that is permitted or required to be provided pursuant to the Merger Agreement (an “Acceptable Confidentiality Agreement”), but in each case referred to in the foregoing clauses (i) and (ii), only if the Company Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law; provided that, promptly (but not more than one (1) Business Day) after furnishing such nonpublic informant to such person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously so furnished to Parent or its representatives). For more information, please see the sections of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement-Conduct of Business Pending the Merger” and “Proposal 1: Adoption of the Merger Agreement-No Solicitation of Other Offers.”
If Midwest terminates the Merger Agreement for the purpose of entering into an agreement in respect of a Superior Proposal, Midwest must pay the Company Termination Fee to Parent. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement-Recommendation of the Company Board; Company Adverse Recommendation Change.”
Conditions to the Closing of the Merger
The consummation of the Merger is subject to certain conditions, including, but not limited to:
•
the approval and adoption of the Merger Agreement and the Merger by stockholders representing the Requisite Company Vote;

•
the absence of any Company Material Adverse Effect (as defined and described in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement — Representations and Warranties”) having occurred since the date of the Merger Agreement;

•
the accuracy of the representations and warranties of Midwest, Parent, and Merger Sub in the Merger Agreement, subject to certain qualifiers, as of the date of the Merger Agreement, the Closing or the date in respect of which such representation or warranty was specifically made;

•
the performance of and compliance with, in all material respects, all obligations, agreements and covenants to be performed or complied with by each of Midwest, Parent and Merger Sub, as applicable;

•
the absence of any temporary restraining order, preliminary or permanent injunction, or final judgment, or law, regulation, or order promulgated, enacted, issued, or deemed applicable to the

Merger, by any governmental entity in any jurisdiction in which Parent or Midwest has material business operations that prohibits or otherwise makes illegal the Closing;
•
the Insurance Approvals required to consummate the Merger being obtained; and

•
the Insurance Approvals will have been obtained without the imposition of any Burdensome Condition (as defined in this proxy statement).

For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement-Conditions to the Closing of the Merger.”
Financing of the Merger
The obligation of Parent and Merger Sub to consummate the Merger is not subject to any financing condition. We anticipate that the total amount of funds necessary to complete the Merger and the Transactions, and to pay the fees and expenses required to be paid at the Closing by Parent and Merger Sub under the Merger Agreement, will be approximately the Equity Commitment at the Closing. This amount includes funds needed to make: (i) the payment of the aggregate Merger Consideration, (ii) the payment of any outstanding indebtedness payable by Parent or Merger Sub in connection with the Transactions, and (iii) all payments in respect of the vested and outstanding Company equity awards payable in connection with the Closing (collectively, the “Required Amounts”), in each case on or after the Closing Date.
The Equity Investors have committed to capitalize Parent at the Closing with an aggregate equity contribution equal to approximately the Equity Commitment, subject to the terms and conditions set forth in the Equity Commitment Letter (we refer to such financing as the “Equity Financing”). The Company is an express third-party beneficiary of the Equity Commitment Letter solely with respect to enforcing Parent’s right to cause the commitments under the Equity Commitment Letter by each Equity Investor to be funded to Parent in accordance with the Equity Commitment Letter, and to cause Parent to enforce its rights against each such Equity Investor to perform its obligations under the Equity Commitment Letter, in each case subject to (i) the limitations and conditions set forth in the Equity Commitment Letter and (ii) the terms and conditions of the Merger Agreement.
The Company and the Guarantor have entered into the Limited Guarantee, pursuant to which, and subject to the terms and conditions contained therein, the Guarantor has agreed to pay the Parent Termination Fee and certain fees and expenses payable by Parent or Merger Sub pursuant to the Merger Agreement.
Parent has agreed to use its reasonable best efforts to obtain the proceeds of the Equity Financing on the terms and subject to the conditions described in the Equity Commitment Letter, at or prior to the Effective Time, including by using reasonable best efforts to maintain in effect the Equity Commitment Letter.
The Company has agreed to use its reasonable best efforts to, and to cause its subsidiaries to use reasonable best efforts to, and to use reasonable best efforts to cause its and their officers, directors and employees to, provide customary cooperation, to the extent reasonably requested by Parent in connection with the arrangement of any debt financing by Parent in connection with the transaction contemplated by the Merger Agreement (the “Debt Financing”), provided that such requested cooperation does not unreasonably disrupt or interfere with the operations of the Company or its subsidiaries or cause competitive harm to the Company or its subsidiaries if the Transactions are not consummated, subject to certain exceptions. For more information, please see the section of this proxy statement entitled “The Merger Agreement —  Financing Cooperation.”
Termination of the Merger Agreement
Midwest and Parent have certain rights to terminate the Merger Agreement under certain circumstances. The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding prior receipt of the Requisite Company Vote) by the mutual written agreement of Parent and the Company. Either Parent or the Company may terminate the Merger Agreement (i) if the Merger has not been consummated on or before January 30, 2024 (such date as is provided under the Merger Agreement, the “End Date”); provided, however, that, if on such date the condition precedent related to obtaining Insurance Approvals will not have been satisfied, but all other conditions precedent to the consummation of the Merger and the Transactions have been satisfied (or, in the case of conditions that by their terms are to be satisfied at the Closing, are capable of being satisfied on that date), then the End Date will automatically be extended to April 30, 2024; provided, that, that the right to terminate the Merger Agreement pursuant to the Merger Agreement will not be available to any party whose material breach of any representation, warranty, covenant, or agreement set forth in the Merger Agreement has been the principal cause of the failure of the Merger to be consummated on or before the End Date, (ii) if any governmental entity of competent jurisdiction will have enacted, issued, promulgated or entered any law or order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger or the Transactions, and such law or order will have become final and nonappealable; provided, however, that the right to terminate the Merger Agreement pursuant to its terms will not be available to any party whose material breach of any representation, warranty, covenant, or agreement set forth in the Merger Agreement has been the principal cause that resulted in, the issuance, promulgation, enforcement, or entry of any such law or order; or if any governmental entity of competent jurisdiction will have enacted, issued, promulgated or entered any law or order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger or the Transactions, and such law or order will have become final and nonappealable; provided, however, that the right to terminate the Merger Agreement pursuant to its terms will not be available to any party whose material breach of any representation, warranty, covenant, or agreement set forth in the Merger Agreement has been the principal cause that resulted in, the issuance, promulgation, enforcement, or entry of any such law or order; or (iii) if the Merger Agreement has been submitted for a vote of the stockholders of the Company for adoption at the Special Meeting at which a vote in respect of the Requisite Company Vote was held and the Requisite Company Vote will not have been obtained at such meeting (unless such Special Meeting has been adjourned or postponed, in which case such Requisite Company Vote will not have been obtained at the final adjournment or postponement thereof).
Parent may terminate the Merger Agreement if (i) a Company Adverse Recommendation Change will have occurred any time prior to receipt of the Requisite Company Vote or (ii) there will have been a breach of any representation, warranty, covenant, or agreement on the part of the Company set forth in the Merger Agreement such that the conditions to the Closing of the Merger set forth in the terms of the Merger Agreement, as applicable, would not be satisfied and, such breach is incapable of being cured by the End Date, or, if capable of being cured by the End Date, will not have been cured prior to the earlier of (a) thirty (30) days after written notice thereof is given by Parent to the Company or (b) the End Date; provided further, that Parent will not have the right to terminate the Merger Agreement pursuant to the terms of the Merger Agreement if Parent or Merger Sub is then in material breach of any representation, warranty, covenant, or obligation hereunder that would cause any condition set forth in the terms of the Merger Agreement not to be satisfied.
Additionally, Midwest may terminate the Merger Agreement if (i) prior to the receipt of the Requisite Company Vote at the Special Meeting, Midwest substantially concurrently enters into a Company Acquisition Agreement (as defined in this proxy statement) (other than, for the avoidance of doubt, an Acceptable Confidentiality Agreement) in respect of a Superior Proposal in accordance with the Merger Agreement, after compliance with the Merger Agreement provided that prior to or concurrently with such termination, Midwest pays the Company Termination Fee due under the Merger Agreement, (ii) there has been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in the Merger Agreement such that the conditions to the Closing of the Merger set forth in the terms of the Merger Agreement, as applicable, would not be satisfied and such breach is incapable of being cured by the End Date; or, if capable of being cured by the End Date, will not have been cured prior to the earlier of (a) 30 days after written notice thereof is given by the Company to Parent or (b) the End Date; provided further, that the Company will not have the right to terminate the Merger Agreement pursuant to the terms of the Merger Agreement if Midwest is then in material breach of any representation, warranty, covenant, or obligation hereunder that would cause any condition set forth in the terms of the Merger Agreement not to be satisfied, or (iii) (a) all the conditions set forth in the terms of the Merger Agreement have been, and continue to be, satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, each of which will be capable of being satisfied if the Closing Date were the date of such termination) as of the date the Closing should have occurred pursuant to the terms of the Merger Agreement, (b) Midwest has provided written notice to Parent after the date the Closing should have occurred pursuant to the Merger Agreement irrevocably confirming that all conditions set forth in the terms of the Merger Agreement have been satisfied and that Midwest is ready, willing and able to consummate the Closing and (c) Parent and Merger Sub fail to consummate the Closing within three (3) Business Days following the later of (A) the receipt of such written notice and (B) the date the Closing should have occurred pursuant to the Merger Agreement (and Midwest was ready, willing and able to consummate the Closing throughout such period).
For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement-Effect of Termination; Termination Fees.”

QUESTIONS AND ANSWERS
The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you as a Company stockholder. You should carefully read and consider the more detailed information contained elsewhere in this proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption “Where You Can Find More Information.”
Q:
Why am I receiving these materials?

A:
You are receiving this proxy statement and proxy card or voting instruction form in connection with the solicitation of proxies by the Company Board for use at the Special Meeting because you have been identified as a holder of Company Common Stock as of the close of business on the Record Date for the Special Meeting. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of Company Common Stock with respect to such matters.

Q:
When and where is the Special Meeting?

A:
The virtual Special Meeting will be held on [•], 2023, at [•] Eastern Time at [•].

Q:
What am I being asked to vote on at the Special Meeting?

A:
You are being asked to consider and vote on:

(i)
a proposal to adopt the Merger Agreement pursuant to which Merger Sub will merge with and into Midwest, and Midwest will become a wholly owned subsidiary of Parent;

(ii)
a proposal to approve, on an advisory (non-binding) basis, the Compensation Proposal; and

(iii)
a proposal to approve the Adjournment Proposal.

Q:
Who is entitled to vote at the Special Meeting?

A:
Each holder of Company Common Stock as of the Record Date is entitled to receive notice of, and to vote at, the Special Meeting. Stockholders are entitled to cast one (1) vote for each share of Company Common Stock that such holder owned as of the close of business on the Record Date on each matter properly brought before the Special Meeting. If you hold your shares in “street name,” you should instruct your bank, broker, or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker, or other nominee. Your broker or other agent cannot vote on any of the proposals at the Special Meeting, including the Merger Proposal, without your instructions. If you plan to attend the Special Meeting and wish to vote virtually, you will need to enter the 16-digit Control Number found next to the label “Control Number” on your Notice of Internet Availability (“Internet Notice”) or proxy card voting instruction form (the “Control Number”). If you attend the Special Meeting, and vote virtually, your vote will revoke any previously submitted proxy.

Q:
May I attend and vote at the Special Meeting?

A:
Stockholders as of the Record Date are entitled to receive notice of the Special Meeting and to vote at the Special Meeting (a “stockholder of record”). If you are a stockholder of record, you do not need to do anything in advance to attend and/or vote your shares at the Special Meeting, but to attend the Special Meeting, stockholders of record will need to use their Control Number to log into [•]. We encourage you to access the Special Meeting before it begins.

Each stockholder of record will be entitled to cast one (1) vote on each matter properly brought before the Special Meeting for each such share of Company Common Stock owned at the close of business on the Record Date.

If you hold your shares of Company Common Stock in “street name,” you should contact your bank, broker, or other nominee for instructions regarding how to vote. You may also vote virtually at the Special Meeting if you obtain a “legal proxy” from your bank, broker, or other nominee.
Q:
What will I receive if the Merger is completed?

A:
If the Merger is completed, upon consummation of the Merger, you will be entitled to receive the Merger Consideration of $27.00 in cash, without interest thereon and subject to any withholding of taxes, for each share of Company Common Stock that you own immediately prior to the Effective Time, unless you are entitled to and have properly exercised and not withdrawn, failed to perfect, or otherwise lost your appraisal rights under Section 262 of the DGCL with respect to such shares. For example, if you own one hundred (100) shares of Company Common Stock, you will be entitled to receive $2,700.00 in cash, without interest, in exchange for your one hundred (100) shares of Company Common Stock, subject to any withholding of taxes. You will not receive any shares of the capital stock in the Surviving Corporation.

Q:
What will holders of Company Stock Options or Company Restricted Stock Unit Awards receive if the Merger is consummated?

A:
At the Effective Time, each:

(i)
Vested Company Option that is outstanding under any Company Stock Plan immediately prior to the Effective Time will be cancelled and converted into the right of the holder thereof to receive an amount in cash, without interest, equal to the product of: (i) the aggregate number of shares of Company Common Stock subject to such Vested Company Option; multiplied by (ii) the excess, if any, of the Merger Consideration over the per share exercise price under such Company Stock Option, less any applicable withholding tax, and any Vested Company Option with a per share exercise price that is equal to or greater than the Merger Consideration will be cancelled as of the Effective Time without payment;

(ii)
Unvested Company Option that is outstanding immediately prior to the Effective Time will be cancelled and replaced with a right to receive an amount in cash, without interest, equal to (i) the number of shares of Company Common Stock for which such Unvested Company Option has not then been exercised multiplied by (ii) the excess, if any, of the Merger Consideration over the per share exercise price of such Unvested Company Option, which amount will be subject to the same vesting terms and payment timing as applied to the cancelled and replaced Unvested Company Options, except that in the event that the holder’s continued service with Parent and its affiliates is terminated by Parent or any of its affiliates other than for cause or by the holder for good reason or as a result of death or disability, then, subject to the holder’s (or the holder’s estate’s, as applicable) timely execution and non-revocation of a general release of claims in favor of the Company, Parent and their respective affiliates, and continued compliance with any applicable restrictive covenants in favor of Parent or an affiliate thereof in effect at the time of such termination, all such amounts will be immediately payable to the holder; provided that any Unvested Company Option with a per share exercise price that is equal to or greater than the Merger Consideration will be cancelled as of the Effective Time without payment;

(iii)
Vested Company RSU that is outstanding under any Company Stock Plan immediately prior to the Effective Time will be cancelled and converted automatically into the right to receive an amount in cash, without interest, equal to the product of: (i) the aggregate number of shares of Company Common Stock subject to such Company Restricted Stock Unit Award; multiplied by (ii) the Merger Consideration, less any applicable withholding tax; and

(iv)
Unvested Company RSU outstanding immediately prior to the Effective Time will be cancelled and replaced with a right to receive an amount in cash, without interest, equal to (i) the number of shares of Company Common Stock subject to such award of Unvested Company RSUs as of immediately prior to the Effective Time multiplied by (ii) the Merger Consideration, which amount will be subject to the same vesting terms and payment timing as applied to the cancelled and replaced Unvested Company RSUs, except that in the event that the holder’s continued service with Parent and its affiliates is terminated by Parent or any of its affiliates other than for cause or by the holder for good reason or as a result of death or disability, then, subject to the holder’s (or the holder’s estate’s, as applicable) timely execution and non-revocation of a general release of claims in favor of the Company, Parent and their respective affiliates, and continued compliance with any applicable restrictive covenants in favor of Parent or an affiliate thereof in effect at the time of such termination, all such amounts will be immediately payable to the holder.
For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement-Merger Consideration-Treatment of Company Stock Options and Company Restricted Stock Unit Awards.”
Q:
When do you expect the Merger to be completed?

A:
Midwest and Parent are working toward completing the Merger as quickly as possible. In order to complete the Merger, Midwest must obtain the stockholder approval of the Merger Proposal described in this proxy statement, and the other closing conditions under the Merger Agreement must be satisfied or waived. We currently anticipate completion of the Merger in the second half of 2023. However, because the Merger is subject to a number of conditions that are not within the control of Midwest or Parent, there can be no assurance that the Merger will be completed in our anticipated time frame or at all.

Q:
What happens if the Merger is not completed?

A:
If the Merger Agreement is not adopted by Midwest stockholders or if the Merger is not completed for any other reason, Midwest stockholders will continue to own, and not receive any payment for, their shares of Company Common Stock. Midwest will remain an independent public company, our Company Common Stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to file periodic reports with the SEC. In certain circumstances termination of the Merger Agreement may result in Midwest being obligated to pay the Company Termination Fee to Parent, or Parent being obligated to pay the Parent Termination Fee to Midwest, as described in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement-Effect of Termination; Termination Fees.”

Q:
What vote is required to adopt the Merger Agreement?

A:
The affirmative vote of the Midwest stockholders holding a majority of the voting power of the issued and outstanding shares of Company Common Stock as of the close of business on the Record Date is required to adopt the Merger Agreement.

The failure of any stockholder of record to: (i) submit a signed proxy card; (ii) grant a proxy over the Internet or by telephone (using the instructions provided in the enclosed proxy card); or (iii) vote virtually at the Special Meeting will have the same effect as a vote “AGAINST” the Merger Proposal.
In addition, if you hold your shares through a bank, broker, or other nominee, the failure to instruct your bank, broker, or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the Merger Proposal.
Q:
Why are the stockholders being asked to cast an advisory (non-binding) vote to approve the Compensation Proposal?

A:
The Exchange Act and applicable SEC rules thereunder require Midwest to seek an advisory (non-binding) vote with respect to certain payments that may be paid or could become payable to certain of its named executive officers in connection with the Merger.

Q:
What vote is required to approve the Compensation Proposal and the Adjournment Proposal, if necessary or appropriate?

A:
The affirmative vote of a majority of the votes properly cast for and against the Compensation Proposal is required to approve the Compensation Proposal, on an advisory (non-binding) basis, and, if a quorum is present, the Adjournment Proposal. The affirmative vote of the holders of the shares representing a majority of the voting power present virtually or represented by proxy at the Special Meeting and entitled to vote on the Adjournment Proposal, when a quorum is not present, is required to approve the Adjournment Proposal.

Q:
What will happen if the stockholders do not approve the Compensation Proposal at the Special Meeting?

A:
Approval of the Compensation Proposal is not a condition to the consummation of the Merger. The vote with respect to the Compensation Proposal is an advisory vote and will not be binding on Midwest. Therefore, if the Merger Proposal is approved and the Merger is completed, the amounts payable under the Compensation Proposal will continue to be payable to Midwest’s named executive officers in accordance with the terms and conditions of the applicable agreements.

Q:
What is a “broker non-vote”?

A:
Under the rules of Nasdaq, banks, brokerage firms, or other nominees who hold shares in “street name” for customers have the authority to vote on “discretionary” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms, or other nominees are precluded from exercising their voting discretion with respect to approving non-discretionary matters, such as the Merger Proposal, the proposal to approve, on an advisory (non-binding) basis, the Compensation Proposal, and the Adjournment Proposal, which we refer to generally as “broker non-votes.” Because none of the proposals to be voted on at the Special Meeting are routine matters for which brokers may have discretionary authority to vote, Midwest does not expect any broker non-votes at the Special Meeting. As a result, no broker will be permitted to vote your shares of Company Common Stock at the Special Meeting without receiving instructions. If you fail to instruct your broker, bank, or other nominee how to vote your shares and fail to attend the Special Meeting and vote virtually with a “legal proxy” from your bank, broker, or other nominee, then (i) your shares will not be counted towards a quorum at the Special Meeting, and (ii) such failure to act will have the same effect as if you voted “AGAINST” the Merger Proposal, but will not have any effect on the Compensation Proposal or the Adjournment Proposal.

Q:
What do I need to do now?

A:
You should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents that we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. Then sign, date, and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card), so that your shares can be voted at the Special Meeting, unless you wish to seek appraisal pursuant to Section 262 of the DGCL. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker, or other nominee to vote your shares.

Q:
May I exercise dissenters’ rights or rights of appraisal in connection with the Merger?

A:
Yes. In order to exercise your appraisal rights, you must follow the requirements set forth in Section 262 of the DGCL. Under Delaware law, stockholders of record who continuously hold shares of Company Common Stock through the Effective Time and do not vote in favor of adopting the Merger Agreement will have the right to seek appraisal of the “fair value” of their shares as determined by the Delaware Court of Chancery if the Merger is completed. Appraisal rights will only be available to stockholders who properly deliver, and do not effectively withdraw, a written demand for an appraisal to Midwest prior to the vote on the Merger Proposal at the Special Meeting and who comply with the procedures and requirements set forth in Section 262 of the DGCL, which are summarized in this proxy statement. The “fair value” determined by the court may be more than, the same as or less than the amount a stockholder would be entitled to receive under the terms of the Merger Agreement. A copy of Section 262 of the DGCL may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. For additional information, please see the section of this proxy statement captioned “The Merger-Appraisal Rights.”

Q:
Should I send in my stock certificates now?

A:
No. A letter of transmittal will be mailed to you promptly, and in any event within three (3) Business Days, after the Effective Time, describing how you should surrender your shares of Company Common Stock for the Merger Consideration to which you are entitled upon the consummation of the Merger. If your shares of Company Common Stock are held in “street name” by your bank, broker, or other nominee, you will receive instructions from your bank, broker, or other nominee as to how to effect the surrender of your shares of Company Common Stock in exchange for the Merger Consideration in accordance with the terms of the Merger Agreement. PLEASE DO NOT RETURN YOUR STOCK CERTIFICATE(S) WITH YOUR PROXY.

Q:
What should I do if I have lost my stock certificate?

A:
If you have lost your stock certificate, please contact our transfer agent, Computershare Investor Services, at Computershare, 150 Royall Street, Canton, MA 02021 or call Computershare’s contact center at 800-446-2617, to obtain a replacement certificate.

Q:
Should I surrender my book-entry shares now?

A:
No. After the Merger is completed, the Paying Agent will send each stockholder of record a letter of transmittal and written instructions that explain how to exchange shares of Company Common Stock represented by such holder’s book-entry shares for the Merger Consideration such holder is entitled upon the consummation of the Merger.

Q:
Who will solicit and pay the cost of soliciting proxies?

A:
Midwest has engaged Okapi Partners LLC to assist in the solicitation of proxies for the Special Meeting. Midwest expects to pay Okapi Partners LLC a fee of $25,000, plus certain costs associated with additional services, as necessary, and Okapi Partners LLC will be reimbursed for certain out-of-pocket fees and expenses. Midwest has agreed to indemnify Okapi Partners LLC against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions). Midwest also may reimburse banks, brokers, and other custodians, nominees, and fiduciaries or their respective agents for their expenses in forwarding proxy materials to beneficial owners of Company Common Stock. Midwest directors, officers, and employees also may solicit proxies by telephone, by electronic means, or in person, but they will not be paid any additional amounts for soliciting proxies.

Q:
What happens if I sell or otherwise transfer my shares of Company Common Stock after the Record Date but before the Special Meeting?

A:
The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date the Merger is expected to be completed. If you sell or transfer your shares of Company Common Stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies Midwest in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the Special Meeting. You will also lose the ability to exercise appraisal rights in connection with the Merger with respect to the transferred shares. Even if you sell or otherwise transfer your shares of Company Common Stock after the Record Date, we encourage you to sign, date, and return the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the Internet, or by telephone (using the instructions provided in the enclosed proxy card).

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by Midwest.

If your shares are held through a bank, broker, or other nominee, you are considered the “beneficial owner” of shares of Company Common Stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker, or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker, or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting.
Q:
If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:
Your bank, broker, or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker, or other nominee how to vote. You should follow the procedures provided by your bank, broker, or other nominee to vote your shares. If you fail to return your bank’s, broker’s, or other nominee’s voting form, fail to vote over the Internet or telephone through your bank, broker or other nominee, if possible, and fail to attend the Special Meeting and vote virtually with a “legal proxy” from your bank, broker or other nominee, then such failure to act will have the same effect as if you voted “AGAINST” the Merger Proposal but will not have any effect on the Compensation Proposal or the Adjournment Proposal.

Q:
How may I vote?

A:
If you are a stockholder of record (that is, if your shares of Company Common Stock are registered in your name with Computershare Investor Services, our transfer agent), there are four (4) ways to vote:

•
by completing, signing, dating, and returning the enclosed proxy card in the accompanying prepaid reply envelope;

•
by visiting the Internet at the address on your proxy card;

•
by calling toll-free (within the U.S. or Canada) at the phone number on your proxy card using a touch-tone phone and following the recorded instructions; or

•
by attending the Special Meeting virtually and voting at the meeting.

A Control Number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of Company Common Stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet or by telephone, you may incur costs such as Internet access and telephone charges for which you will be responsible.
Even if you plan to attend the Special Meeting virtually, you are strongly encouraged to vote your shares of Company Common Stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your shares of Company Common Stock virtually at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting and vote virtually, your previous vote by proxy will not be counted.
If your shares are held in “street name” through a bank, broker, or other nominee, you may vote through your bank, broker, or other nominee by completing and returning the voting form provided by your bank, broker, or other nominee, or, if such a service is provided by your bank, broker, or other nominee, electronically over the Internet or by telephone. To vote over the Internet or by telephone through your bank, broker, or other nominee, you should follow the instructions on the voting form provided by your bank, broker, or nominee.
Q:
May I change my vote after I have mailed my signed and dated proxy card?

A:
Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•
signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•
submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•
delivering a written notice of revocation to the Acting Corporate Secretary of Midwest; or

•
attending the Special Meeting and voting virtually.

If you hold your shares of Company Common Stock in “street name,” you should contact your bank, broker, or other nominee for instructions regarding how to change your vote. You may also vote virtually at the Special Meeting if you obtain a “legal proxy” from your bank, broker, or other nominee.
Q:
Have any Midwest stockholders already agreed to approve the Merger Proposal?

A:
Yes. Each of (1) Knott Partners L.P., (2) Crestline Assurance Holdings LLC, (3) Michael Minnich, President and Chief Investment Officer and director of the Company, and his affiliate, Rendezvous Capital, LLC, and (4) Company directors John Hompe, Firman Leung, Nancy Callahan, Diane Davis, Yadin Rozov, and Kevin Sheehan (collectively, the “Voting Agreement Stockholders”) have entered into separate voting agreements with Parent, each dated as of April 30, 2023 (collectively, the “Voting Agreements”). Pursuant to the Voting Agreements, the Voting Agreement Stockholders, in the aggregate, agreed to vote a total of 1,230,347 shares of Company Common Stock, representing approximately 33% of the shares of Company Common Stock outstanding on the Record Date, in favor of the Merger Proposal and the Adjournment Proposal. For more information, see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement — The Voting Agreement.”

Q:
Will I be subject to U.S. federal income tax upon the exchange of Company Common Stock for cash pursuant to the Merger?

A:
The receipt of cash by a U.S. Holder (as defined under the caption “The Merger- Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for shares of Company Common Stock pursuant to the Merger generally will be a taxable transaction for U.S. federal income tax purposes. Such receipt of cash by each holder of Company Common Stock that is a U.S. Holder generally will result in the recognition of gain or loss in an amount equal to the difference, if any, between the amount of cash received and such U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the Merger. Backup withholding of tax generally will apply to the proceeds received by a U.S. Holder pursuant to the Merger, unless the U.S. Holder complies with certification procedures under the backup withholding rules.

A Non-U.S. Holder (as defined under the caption “The Merger- Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income or withholding tax in respect of gain realized pursuant to the Merger unless such Non-U.S. Holder has certain connections to the United States. A Non-U.S. Holder may be subject to backup withholding of tax unless the Non-U.S. Holder complies with certification procedures under, or otherwise establishes a valid exemption from, the backup withholding tax rules.
For a more complete description of the U.S. federal income tax consequences of the Merger, see the section entitled “The Merger- Material U.S. Federal Income Tax Consequences of the Merger.” All holders of Company Common Stock are urged to consult their own tax advisors with respect to the specific U.S. federal income tax consequences to them of the Merger in light of their particular circumstances, including U.S. federal estate, gift, and other non-income tax consequences, and tax consequences under state, local and non-U.S. tax laws.
Q:
What is a proxy?

A:
A proxy is your legal designation of another person to vote your shares of Company Common Stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Company Common Stock is called a “proxy card.”

Q:
If a Midwest stockholder gives a proxy, how are the shares voted?

A:
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted: (i) “FOR” the approval of the Merger Proposal; (ii) “FOR” the approval, on an advisory (non-binding) basis, the Compensation Proposal; and (iii) “FOR” the approval of the Adjournment Proposal.
Q:
What should I do if I receive more than one set of voting materials?

A:
Please sign, date, and return (or grant your proxy electronically over the Internet or by telephone using the instructions provided in the enclosed proxy card) each proxy card and voting instruction card that you receive.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.
Q:
Where can I find the voting results of the Special Meeting?

A:
If available, Midwest may announce preliminary voting results at the conclusion of the Special Meeting. Midwest intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. All reports that Midwest files with the SEC are publicly available when filed. For more information, please see the section of this proxy statement captioned “Where You Can Find More Information.”

Q:
Who can help answer my questions?

A:
If you have any questions concerning the Merger Agreement, the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Company Common Stock, please contact our proxy solicitor:

Okapi Partners LLC
1212 Avenue of the Americas, 17th Floor New York, NY 10036
Banks and Brokerage Firms Call: 1-212-297-0720
Stockholders and All Others Call Toll Free: 1-844-203-3605
E-Mail: info@okapipartners.com

FORWARD-LOOKING STATEMENTS
This proxy statement and any documents referred to in this proxy statement contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding the expected benefits of the proposed Merger, the anticipated timing of the proposed Merger and the strategies, objectives, general business outlook, future performance, and the products and markets of Midwest. These forward-looking statements generally are identified by the words “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “intend,” “target,” “contemplate,” “project,” and similar expressions. These forward-looking statements are based on Midwest management’s beliefs and assumptions and on information currently available to management and are subject to significant risks and uncertainties outside of Midwest’s control. Many factors could cause actual future events to differ materially from the forward-looking statements in this proxy statement, including but not limited to:
•
the risk that the proposed Merger may not be completed in a timely manner or at all;

•
the failure to satisfy the conditions to the consummation of the proposed Merger, including the approval of the Merger Proposal by the stockholders of the Company and the receipt of necessary governmental and regulatory approvals;

•
the occurrence of any event, change, or other circumstance that could give rise to the termination of the Merger Agreement;

•
the effect of the announcement or pendency of the proposed Merger on Midwest’s business relationships, operating results, and business generally, including the termination of any business contracts;

•
risks that the proposed Merger disrupts current plans and operations of Midwest and potential difficulties in hiring and retaining key personnel and maintaining relationships with Midwest’s customers, vendors and others with whom it does business as a result of the proposed Merger;

•
risks related to diverting management’s attention from Midwest’s ongoing business operations;

•
risks that any announcements related to the proposed Merger could have adverse effects on the Company’s stock price, credit ratings or operating results;

•
the outcome of any legal proceedings that may be instituted against Midwest, Parent or any of their respective directors or officers related to the Merger Agreement or the proposed Merger; and

•
the significant transaction costs that the parties will incur in connection with the proposed Merger.

The risks and uncertainties may be amplified by economic, market, business or geopolitical conditions, or changes in such conditions, negatively affecting Midwest’s business, operations, and financial performance. The foregoing list of factors is not exhaustive. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements. You should carefully consider the foregoing factors and the other risks and uncertainties that affect Midwest’s business as described in the “Risk Factors” section of Midwest’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by Midwest from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Midwest assumes no obligation to, and does not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

THE SPECIAL MEETING
The enclosed proxy is solicited on behalf of Midwest’s Board of Directors (“the Company Board”) for use at the Special Meeting.
Date, Time, and Place
We will hold the Special Meeting virtually on [•], 2023 at [•] Eastern Time via the Internet at [•] and, if applicable, at any adjournment or postponement thereof.
Purpose of the Special Meeting
At the Special Meeting, we will ask stockholders to vote on proposals to: (i) approve the Merger Proposal; (ii) approve, on an advisory (non-binding) basis, the Compensation Proposal; and (iii) approve the Adjournment Proposal.
We do not expect that any matters other than the proposals set forth above will be brought before the Special Meeting, and only matters specified in the notice of the meeting may be acted upon at the Special Meeting.
Our stockholders must approve the Merger Proposal in order for the Merger to be consummated. If our stockholders fail to approve the Merger Proposal, the Merger will not be consummated. A copy of the Merger Agreement is attached as Annex A to this proxy statement, which we urge you to read carefully in its entirety.
Record Date; Shares Entitled to Vote; Quorum
Only stockholders of record as of the Record Date are entitled to receive notice of the Special Meeting and to vote at the Special Meeting. A list of stockholders entitled to vote at the Special Meeting will be available at least ten (10) days before the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at our principal place of business located at 2900 South 70th Street, Suite 400, Lincoln, Nebraska, 68506.
Stockholders representing a majority of the voting power of the outstanding shares of Company Common Stock present in person, present by means of remote communication in any manner, if any, authorized by the Company Board in its sole discretion or represented by proxy, will constitute a quorum at the Special Meeting. As of the Record Date, there were [•] shares of Company Common Stock outstanding and entitled to vote at the Special Meeting, meaning that at least [•] shares of Company Common Stock must be represented virtually or by proxy at the Special Meeting to have a quorum. In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies to approve the Merger Proposal.
If you fail to (1) return your proxy card, (2) grant your proxy electronically over the Internet or by telephone, (3) instruct your broker on how to vote or (4) vote virtually at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will (x) have the same effect as a vote “AGAINST” the Merger Proposal, and (y) have no effect on the Compensation Proposal or the Adjournment Proposal.
Vote Required; Abstentions and Broker Non-Votes
The affirmative vote of the Midwest stockholders holding a majority of the voting power of the outstanding shares of Company Common Stock as of the close of business on the Record Date is required to approve the Merger Proposal. Because the required vote for the Merger Proposal is based on the number of votes our stockholders are entitled to cast rather than on the number of votes actually cast, if you fail to return your proxy card or grant your proxy electronically over the Internet or by telephone, fail to instruct your broker on how to vote, fail to vote virtually at the Special Meeting, or abstain from voting at the Special Meeting, such failure or abstention will have the same effect as votes cast “AGAINST” the Merger Proposal. As of the Record Date, [•] shares constitute a majority of the issued and outstanding shares of Company Common Stock.

Approval of the Compensation Proposal requires the affirmative vote of a majority of the shares properly cast for and against the Compensation Proposal, on an advisory (non-binding) basis.
Approval of the Adjournment Proposal requires the affirmative vote of either (a) a majority of the shares of Company Common Stock properly cast for and against the Adjournment Proposal, when a quorum is present, or (b) the holders of the shares representing a majority of the voting power of the outstanding shares of Company Common Stock present virtually or represented by proxy at the Special Meeting and entitled to vote on such proposal, when a quorum is not present.
An abstention represents a Midwest stockholder’s affirmative choice to decline to vote on a proposal. If a Midwest stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” the Merger Proposal. Abstentions will be counted in determining whether a quorum is present at the Special Meeting but will have no effect on the outcome of the Compensation Proposal or the Adjournment Proposal.
A “broker non-vote” generally occurs when a bank, broker, or other nominee holding shares on your behalf is present at the Special Meeting but does not vote on the relevant proposal because the bank, broker, or other nominee has not received your voting instructions and lacks discretionary power to vote your shares. “Broker non-votes,” if any, will be counted for the purpose of determining whether a quorum is present. Each “broker non-vote” will also count as a vote “AGAINST” the Merger Proposal but will have no effect on the Compensation Proposal or the Adjournment Proposal. Because none of the proposals to be voted on at the Special Meeting are routine matters for which brokers may have discretionary authority to vote, Midwest does not expect any broker non-votes at the Special Meeting. As a result, no broker will be permitted to vote your shares of Company Common Stock at the Special Meeting without receiving instructions. If you fail to instruct your broker, bank, or other nominee how to vote your shares, your shares will not be counted towards a quorum at the Special Meeting. In addition, such failure to instruct your broker on how to vote your shares will have the same effect as a vote “AGAINST” the Merger Proposal but will have no effect on the Compensation Proposal or the Adjournment Proposal.
Shares Held by Midwest’s Directors and Executive Officers
As of the Record Date, our directors and executive officers beneficially owned and are entitled to vote, in the aggregate, [•] shares of Company Common Stock, representing approximately [•]% of the shares of Company Common Stock outstanding on the Record Date.
Our directors and executive officers have informed us that they intend to vote all of their respective shares of Company Common Stock (i) “FOR” the approval of the Merger Proposal; (ii) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and (iii) “FOR” the approval of the Adjournment Proposal.
Voting of Proxies
If, at the close of business on the Record Date, your shares are registered in your name with our transfer agent, Computershare Investor Services, you may cause your shares to be voted by returning a signed and dated proxy card in the accompanying prepaid envelope, or you may vote virtually at the Special Meeting. Additionally, you may grant a proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the Internet or by telephone. Based on your proxy card or Internet and telephone proxies, the proxy holders will vote your shares according to your directions.
If you plan to attend the Special Meeting and wish to vote virtually, you will need to enter the 16-digit Control Number found next to the label “Control Number” on your proxy card voting instruction form, or in the email sending you the proxy statement. If you attend the Special Meeting, and vote virtually, your vote will revoke any previously submitted proxy. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the Special Meeting virtually.
Voting instructions are included on your proxy card. All shares represented by properly signed and dated proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the Midwest stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted:
(i)
“FOR” the approval of the Merger Proposal;

(ii)
“FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and

(iii)
“FOR” the approval of the Adjournment Proposal.

If, at the close of business on the Record Date, your shares are held in “street name” through a bank, broker, or other nominee, you may vote through your bank, broker, or other nominee by completing and returning the voting form provided by your bank, broker, or other nominee or attending the Special Meeting and voting virtually with a “legal proxy” from your bank, broker, or other nominee. If such a service is provided, you may vote over the Internet or telephone through your bank, broker, or other nominee by following the instructions on the voting form provided by your bank, broker, or other nominee. If you do not return your bank’s, broker’s, or other nominee’s voting form, do not vote over the Internet or telephone through your bank, broker, or other nominee, if possible, or do not attend the Special Meeting and vote virtually with a “legal proxy” from your bank, broker, or other nominee, it will have the same effect as if you voted “AGAINST” the Merger Proposal, but will not have any effect on the Compensation Proposal or the Adjournment Proposal.
Revocability of Proxies
If you are a Midwest stockholder of record entitled to vote at the Special Meeting, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:
•
signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•
submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•
delivering a written notice of revocation to the Acting Corporate Secretary at Midwest Holding Inc., 2900 South 70th Street, Suite 400, Lincoln, Nebraska 68506, by 11:59 p.m. Eastern Time on [•], 2023; or

•
attending the Special Meeting and voting virtually.

If you have submitted a proxy, your virtual appearance at the Special Meeting will not have the effect of revoking your prior proxy; provided that you do not vote virtually or submit an additional proxy or revocation, which, in each case, will have the effect of revoking your proxy.
If you hold your shares of Company Common Stock in “street name,” you should contact your bank, broker, or other nominee for instructions regarding how to change your vote. You may also vote virtually at the Special Meeting if you obtain a “legal proxy” from your bank, broker, or other nominee.
Adjournments and Postponements
Although it is not currently expected, the Special Meeting may be adjourned or postponed to a later date or dates, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal or if a quorum is not present at the Special Meeting. Your shares will be voted on the Adjournment Proposal in accordance with the instructions indicated in your proxy or, if you return a properly executed proxy card but do not indicate instructions on your proxy card, “FOR” the Adjournment Proposal. For more information, please see the section of this proxy statement captioned “Proposal 3: Adjournment Proposal.” Other than an announcement to be made at the Special Meeting of the time, date, and place of an adjourned meeting, an adjournment generally may be made without notice. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow the stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed.
Recommendation of the Company Board
After considering various factors described in this proxy statement under the caption “The Merger Recommendation of the Company Board and Reasons for the Merger,” the Company Board unanimously:

(i) determined that the Merger and the Transactions are advisable, fair to and in the best interests of Midwest and Midwest’s stockholders; (ii) approved and declared it advisable to enter into the Merger Agreement; (iii) directed that the approval of the Merger Proposal be submitted to a vote of Midwest’s stockholders at the Special Meeting; and (iv) subject to the terms and conditions of the Merger Agreement, resolved to recommend that Midwest’s stockholders approve of the Merger Proposal and Transactions, including the Merger on the terms and subject to the conditions set forth in the Merger Agreement.
Accordingly, the Company Board unanimously recommends that you vote: (i) “FOR” the approval of the Merger Proposal; (ii) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and (iii) “FOR” the approval of the Adjournment Proposal.
Solicitation of Proxies
The expense of soliciting proxies will be borne by Midwest. We have retained Okapi Partners LLC, a proxy solicitation firm, to solicit proxies in connection with the Special Meeting. Midwest expects to pay Okapi Partners LLC a fee of $25,000, plus certain costs associated with additional services, as necessary, and Okapi Partners LLC will be reimbursed for certain out-of-pocket fees and expenses. We will also indemnify Okapi Partners LLC against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers, and other nominees representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers, and employees, personally or by telephone, email, fax, over the Internet, or other means of communication, but no additional compensation will be paid for such services.
Anticipated Date of Closing
Assuming timely satisfaction of necessary closing conditions, including obtaining the Requisite Company Vote, Parent, Merger Sub and the Company are currently targeting to consummate the Merger in the second half of 2023, although there can be no assurance that the Merger will be completed in a timely manner or at all. Since the Merger is subject to a number of conditions, the exact timing of the Merger cannot be determined at this time.
Delisting and Deregistration of Company Common Stock
If the Merger is completed, the shares of Company Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act, and shares of Company Common Stock will no longer be publicly traded. As such, Midwest will no longer file periodic reports with the SEC on account of Company Common Stock.
Questions and Additional Information
If you have any questions concerning the Merger Agreement, the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Company Common Stock, please contact our proxy solicitor:

Okapi Partners LLC
1212 Avenue of the Americas, 17th Floor
New York, NY 10036
Banks and Brokerage Firms Call: 1-212-297-0720
Stockholders and All Others Call Toll Free: 1-844-203-3605
E-Mail: info@okapipartners.com

THE MERGER
This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this document contains important information about the Merger and how it affects you.
Parties Involved in the Merger
Midwest Holding Inc.
The Company is a technology-driven life and annuity insurance platform and operates through its wholly owned subsidiaries, American Life & Security Corp. (“American Life”), 1505 Capital LLC (“1505 Capital”), and its sponsored captive reinsurance company, Seneca Reinsurance Company, LLC (“Seneca Re”). The shares of Company Common Stock are listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “MDWT”. Midwest was originally incorporated under the laws of Nebraska on October 31, 2003. Midwest redomesticated from the State of Nebraska to the State of Delaware on August 27, 2020. Its principal executive offices are located at 2900 South 70th Street, Suite 400, Lincoln, Nebraska 68506, and its telephone number is (402) 817-5701.
Midas Parent, LP
Midas Parent, LP (“Parent”) was formed on April 21, 2023, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, including the Merger. Parent has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the Equity Commitment (as defined below) in connection with the Merger. Upon completion of the Merger, the Company will be a wholly owned subsidiary of Parent. Its principal executive offices are located at 200 Park Avenue, 32nd Fl., New York, NY 10166, and its telephone number is (212) 809-1866.
Midas Merger Acquisition Sub, Inc.
Midas Merger Acquisition Sub, Inc. (“Merger Sub”) is a wholly owned subsidiary of Parent and was formed on April 21, 2023, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, including the Merger, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will cease to exist. Its principal executive offices are located at 200 Park Avenue, 32nd Fl., New York, NY 10166, and its telephone number is (212) 809-1866.
Parent and Merger Sub are each affiliated with Antarctica Capital, LLC (“Antarctica”). Antarctica is a private investment firm that specializes in investments across several sectors including insurance, infrastructure, real estate and data analytics.
In connection with the Transactions, certain investment funds and entities affiliated with Antarctica (each, an “Equity Investor” and, collectively, the “Equity Investors”), have committed to capitalize Parent at the Closing of the Merger with an aggregate equity contribution equal to approximately $127,774,278 (the “Equity Commitment”), on the terms and subject to the conditions set forth in that certain equity commitment letter, dated as of April 30, 2023, entered into by the Equity Investors and Parent (which we refer to as the “Equity Commitment Letter”). The Equity Commitment will be used to fund the Merger Consideration required to be paid at the Closing, subject to the terms and conditions of the Merger Agreement. For more information, please see the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Financing of the Merger.”
In addition, one of the Equity Investors (the “Guarantor”) and the Company have entered into that certain Limited Guarantee, dated as of April 30, 2023 (which we refer to as the “Limited Guarantee”), pursuant to which the Guarantor has, subject to the terms and conditions contained in the Limited Guarantee, agreed to pay certain obligations of Parent or Merger Sub under the Merger Agreement, subject to an aggregate cap equal to $7,166,457, which such amount is inclusive of the Parent Termination Fee (as defined in the section of this proxy statement entitled “The Merger Agreement — Termination Fees”) and certain fees and expenses payable by Parent or Merger Sub as specified in the Merger Agreement. For more information, please see the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Financing of the Merger.”
Effect of the Merger
On the terms and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, and in accordance with the DGCL, Merger Sub will merge with and into Midwest, with Midwest continuing as the Surviving Corporation. As a result of the Merger, Midwest will become a wholly owned subsidiary of Parent, and the Company Common Stock will no longer be publicly traded and will be delisted from Nasdaq. In addition, the Company Common Stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.
The Effective Time will occur upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or at such later time as may be specified in the Certificate of Merger).
Effect on Midwest if the Merger is Not Completed
If the Merger Agreement is not adopted by Midwest stockholders, or if the Merger is not completed for any other reason:
(i)   Midwest stockholders will not be entitled to, nor will they receive, any payment for their respective shares of Company Common Stock pursuant to the Merger Agreement;
(ii)   (A) Midwest will remain an independent public company, (B) the Company Common Stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and (C) Midwest will continue to file periodic reports with the SEC;
(iii)   Midwest anticipates that (A) management will operate the business in a manner similar to that in which it is being operated today, and (B) Midwest stockholders will be subject to similar types of risks and uncertainties as those to which they are currently subject, including, but not limited to, risks and uncertainties with respect Midwest’s business, prospects, and results of operations, as such may be affected by, among other things, the highly competitive industry in which Midwest operates and economic conditions;
(iv)   the price of the Company Common Stock may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of the Company Common Stock would return to the price at which it trades as of the date of this proxy statement;
(v)   the Company Board will continue to evaluate and review Midwest’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate (irrespective of these efforts, it is possible that no other transaction acceptable to the Company Board will be offered and that Midwest’s business, prospects, and results of operations will be adversely impacted); and
(vi)   under certain specified conditions, Midwest may be required to pay Parent the Company Termination Fee or Parent may be required to pay Midwest the Parent Termination Fee. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement-Effect of Termination; Termination Fees.”
Merger Consideration
Company Common Stock
As a result of the Merger, at the Effective Time, each share of Company Common Stock (other than (i) Company Common Stock owned by Parent, if any, or Midwest (as treasury stock or otherwise) or any of their respective direct or indirect wholly owned subsidiaries as of immediately prior to the Effective Time (“Cancelled Shares”) and (ii) any Dissenting Shares) outstanding as of immediately prior to the Effective Time will be cancelled and automatically converted into the right to receive the Merger Consideration, without interest thereon and subject to any withholding of taxes.

After the Merger is completed, you will have the right to receive the Merger Consideration in respect of each share of Company Common Stock that you own (subject to any withholding of taxes), but you will no longer have any rights as a Midwest stockholder (except that Midwest stockholders who properly exercise, and do not withdraw, their appraisal rights will have a right to receive payment of the “fair value” of their shares as determined pursuant to an appraisal proceeding, as contemplated by DGCL). For more information, please see the section of this proxy statement captioned “— Appraisal Rights.”
Treatment of Company Stock Options and Company Restricted Stock Unit Awards
Pursuant to the Merger Agreement:
•
At the Effective Time, each option to acquire shares of Company Common Stock (a “Company Stock Option”) that is then vested and exercisable or held by a non-employee director or certain identified individuals (whether or not then vested or exercisable) and each option to acquire shares of Company Common Stock that vests upon the Merger under the terms applicable thereto (each a “Vested Company Option”) and that is outstanding under any Company Stock Plan immediately prior to the Effective Time will be cancelled and converted into the right of the holder thereof to receive an amount in cash, without interest, equal to the product of: (i) the aggregate number of shares of Company Common Stock subject to such Vested Company Option; multiplied by (ii) the excess, if any, of the Merger Consideration over the per share exercise price under such Company Stock Option, less any applicable withholding tax, and any Vested Company Option with an exercise price that is equal to or greater than the Merger Consideration will be canceled as of the Effective Time without payment, and any Vested Company Option with a per share exercise price that is equal to or greater than the Merger Consideration will be cancelled as of the Effective Time without payment;

•
Each Company Stock Option that is not a Vested Company Option (each an “Unvested Company Option”) that is outstanding immediately prior to the Effective Time will be cancelled and replaced with a right to receive an amount in cash, without interest, equal to (i) the number of shares of Company Common Stock for which such Unvested Company Option has not then been exercised multiplied by (ii) the excess, if any, of the Merger Consideration over the per share exercise price of such Unvested Company Option, which amount will be subject to the same vesting terms and payment timing as applied to the cancelled and replaced Unvested Company Options, except that in the event that the holder’s continued service with Parent and its affiliates is terminated by Parent or any of its affiliates other than for cause or by the holder for good reason or as a result of death or disability, then, subject to the holder’s (or the holder’s estate’s, as applicable) timely execution and non-revocation of a general release of claims in favor of the Company, Parent and their respective affiliates, and continued compliance with any applicable restrictive covenants in favor of Parent or an affiliate thereof in effect at the time of such termination, all such amounts will be immediately payable to the holder; provided that any Unvested Company Option with a per share exercise price that is equal to or greater than the Merger Consideration will be cancelled as of the Effective Time without payment;

•
At the Effective Time, each restricted stock unit award for shares of Company Common Stock (each a “Company Restricted Stock Unit Award”) that is then vested or held by a non-employee director or certain identified individuals (whether or not then vested) and each Company Restricted Stock Unit Award that vests upon the Merger under the terms applicable thereto (each a “Vested Company RSU”) and that is outstanding under any Company Stock Plan immediately prior to the Effective Time will be cancelled and converted automatically into the right to receive an amount in cash, without interest, equal to the product of: (i) the aggregate number of shares of Company Common Stock subject to such Vested Company RSU; multiplied by (ii) the Merger Consideration, less any applicable withholding tax; and

•
Each Company Restricted Stock Unit Award (or the portion thereof) that is not a Vested Company RSU (each an “Unvested Company RSU”) outstanding immediately prior to the Effective Time will be cancelled and replaced with a right to receive an amount in cash, without interest, equal to (i) the number of shares of Company Common Stock subject to such award of Unvested Company RSUs as of immediately prior to the Effective Time multiplied by (ii) the Merger Consideration, which amount will be subject to the same vesting terms and payment timing as applied to the cancelled and replaced Unvested Company RSUs, except that in the event that the holder’s continued service with Parent and its affiliates is terminated by Parent or any of its affiliates other than for cause or by the holder for good reason or as a result of death or disability, then, subject to the holder’s (or the holder’s estate’s, as applicable) timely execution and non-revocation of a general release of claims in favor of the Company, Parent and their respective affiliates, and continued compliance with any applicable restrictive covenants in favor of Parent or an affiliate thereof in effect at the time of such termination, all such amounts will be immediately payable to the holder.
For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement-Merger Consideration-Treatment of Company Stock Options and Company Restricted Stock Unit Awards.”
Background of the Merger
The Company Board and the Company’s senior management team, with the assistance of the Company’s advisors, regularly review the near-term and long-term strategy, performance, positioning, and operating prospects of the Company with a view toward maximizing stockholder value. These reviews have included, from time to time, discussions as to whether and how to raise capital and whether the continued execution of the Company’s strategy as a stand-alone company or potential mergers and acquisitions transactions (including a possible business combination with a third party or a possible sale of the Company to a third party) were likely to provide the best opportunity to maximize stockholder value, as well as a review of the potential benefits and risks associated with each such course of action considered over time.
From early to mid-2022, the Company received a variety of inbound communications from third parties inquiring as to whether the Company might be open to an acquisition or investment transaction.
On May 16, 2022, the Company Board held a regularly scheduled meeting. Members of management and a representative of Jones & Keller, P.C. (“Jones & Keller”), outside counsel to the Company, were also present. Management led a discussion of different business and operating strategies potentially available to the Company and the Company’s potential capital needs. In light of the need for the Company to secure additional capital in order to fully implement these strategies, the Company Board determined that it was in the best interests of the Company and its stockholders to initiate a process to explore, review and evaluate potential capital raising transactions as well as other strategic alternatives potentially available to the Company. To assist the Company Board in overseeing this process, at such May 16th meeting, the Company Board established an ad hoc committee of independent members of the Company Board (referred to in this proxy statement as the “Committee”) to assist the Company Board in overseeing the strategic alternatives process. The Committee initially consisted of John Hompe, the independent Chair of the Company Board; Firman Leung, an independent director of the Company; and a now-former director of the Company, Sachin Goel, who elected not to stand for reelection in connection with the Company’s 2022 annual meeting of stockholders. The Company Board subsequently added independent director Yadin Rozov as a member of the Committee in connection with Mr. Rozov’s election to the Company Board on June 14, 2022 at the Company’s 2022 annual meeting. On May 16, 2022, the Company Common Stock closed at $16.10.
In late May, 2022, representatives of the Company contacted potential financial advisors regarding a potential engagement to serve as a financial advisor to the Company in connection with the strategic alternatives process, including Insurance Advisory Partners LLC (“IAP”) and RBC Capital Markets, LLC (“RBCCM”), which subsequently entered into a lending relationship with the Company pursuant to that certain revolving credit agreement, by and among the Company, RBCCM and the other parties thereto, dated as of November 22, 2022. Members of the Committee and members of management interviewed three (3) potential financial advisors, including RBCCM and IAP, regarding their depth of knowledge of the insurance industry and experience with capital raising and other potential transactions that may be available to the Company.
On May 28, 2022, a financial sponsor, which we refer to as “Party A,” sent an email to Mr. Hompe on an unsolicited basis to express an interest in pursuing a potential acquisition of the Company. For purposes of this section of the proxy statement, “financial sponsor” shall also include any insurance company backed by a private financial sponsor.
On May 31, 2022, Mr. Hompe had a telephone conversation with a representative of Party A to discuss Party A’s expression of interest. The representative of Party A indicated that Party A would like to submit a formal written proposal for an acquisition transaction. Mr. Hompe indicated to the representative of Party A that the Company Board was open to any transaction that would maximize stockholder value.
On June 2, 2022, a representative of Party A sent the Company Board a non-binding written expression of interest for an acquisition of 100% of the Company’s outstanding shares for a purchase price of $22.00 per share in cash, subject to completion of due diligence (which we refer to as the “June 2 Party A Proposal”). The June 2 Party A Proposal requested an exclusivity period of thirty (30) days. Mr. Hompe responded to the June 2 Party A Proposal via email by indicating that the Company was in the process of engaging a financial advisor and would respond to the June 2 Party A Proposal after consulting with its financial advisor. On June 2, 2022, the Company Common Stock closed at $12.60.
On June 14, 2022, the Company Board held a regularly scheduled meeting. Members of management and a representative of Jones & Keller were also present. Members of the Committee updated the Company Board on the interviews conducted with three (3) financial advisors, including RBCCM and IAP, and potential terms for their engagement. Following that discussion, the Company Board approved the engagement of (i) RBCCM to serve as the Company’s financial advisor in connection with the strategic alternatives process and (ii) IAP to serve as financial advisor for the purposes of rendering to the Company Board a fairness opinion in the event that the Company Board was to consider a potential sale transaction involving the Company. The Company Board selected RBCCM to serve as the Company’s financial advisor because it is an internationally recognized investment banking firm with substantial experience with transactions involving insurance and annuity companies and did not, in the judgment of the Company Board, have any conflicts of interest that would impair its ability to serve as the Company’s financial advisor. The Company Board selected IAP to serve as the Company’s financial advisor for purposes of providing a fairness opinion because it is a highly-regarded investment banking firm focused on the insurance sector and did not, in the judgment of the Company Board, have any conflicts of interest that would impair its ability to serve as the Company’s financial advisor for purposes of providing the fairness opinion.
On June 16, 2022, the Company entered into an engagement letter with IAP.
On June 22, 2022, the Company entered into an engagement letter with RBCCM.
On June 24, 2022, members of the Committee, members of the Company Board and representatives of RBCCM held a conference call to discuss the commencement of RBCCM’s efforts with respect to the strategic alternatives process. On that call, it was determined that RBCCM would propose potential counterparties to be contacted in connection with the strategic alternatives process and assist the Company in preparing information regarding the Company to be provided to potential counterparties that signed a non-disclosure agreement with the Company.
On July 27, 2022 and August 10, 2022, the Company Board held regularly scheduled meetings at which the Company Board discussed the strategic alternatives process. Members of management and a representative of Jones & Keller were also present. At the meetings, the Company Board received updates from members of management and members of the Committee regarding the potential counterparties to be approached by RBCCM in connection with the process and the materials being prepared for the purpose of sharing with potential counterparties that signed a non-disclosure agreement with the Company.
During the period from August 17, 2022 to October 4, 2022, RBCCM contacted eighty-six (86) parties, of which sixty-five (65) were financial sponsors, including Party A, “Party B” and “Party C,” and twenty-one (21) were potential strategic acquirors, including “Party D” and “Party E.” The Company prepared a form non-disclosure agreement to be shared with each party. The form non-disclosure agreement contained a customary standstill provision with customary exclusions, including a provision that terminated the standstill upon the Company’s entry into or public announcement of certain acquisition transactions. The Company also began to populate a comprehensive virtual data room (which we refer to as the “Data Room”).
Between August 17, 2022 and November 8, 2022, the Company negotiated and executed non-disclosure agreements with forty-seven (47) of the eighty-six (86) parties contacted by representatives of RBCCM. All forty-seven (47) of the negotiated non-disclosure agreements included standstill provisions that terminated upon the Company’s entry into or public announcement of certain acquisition transactions, such that none of such parties that entered into a non-disclosure agreement with the Company is currently restricted from making a proposal to acquire the Company.

Starting on or about September 27, 2022, at the direction of the Committee, RBCCM sent a process letter to forty-five (45) potentially interested parties who had executed non-disclosure agreements. Two (2) parties that signed non-disclosure agreements declined to engage in the process and did not receive a process letter. The process letter requested that initial indications of interest be submitted by 5:00 p.m. ET on October 17, 2022 (which we refer to as the “2022 Bid Deadline”).
On or about the 2022 Bid Deadline, representatives of RBCCM received seventeen (17) indications of interest, of which twelve (12) were received from financial sponsors, including Party A, Party B and Party C, and five (5) were received from potential strategic acquirors, including Party D and Party E. Of the seventeen (17) indications of interest, thirteen (13) proposed an acquisition of the Company and four (4) provided for a minority investment and/or reinsurance relationship, including (a) an indication of interest from “Party F” under which Party F would (i) make a $75 million investment in newly-issued convertible preferred stock of the Company, initially convertible into a 41.7% equity interest in the Company and (ii) have the option to reinsure a portion of the Company’s annual new insurance business (the “Party F Proposal”) and (b) an indication from “Party G” under which Party G would (i) make a $7.2 million investment in newly issued shares of common stock of the Company at a price of $17.57 per share and (ii) reinsure a significant portion of the Company’s annual new business for certain products.
Of the thirteen (13) indications of interest that proposed an acquisition of the Company, the price per share price ranged from $17.00 to $40.00 per share, in all cases subject to the completion of due diligence. The indications of interest submitted by Party A, Party B, Party C, Party D and Party E, all of which contemplated an acquisition of the Company, proposed the highest prices per share of the bids received as part of the 2022 Bid Deadline, as set forth below:
•
Party A: $30.00 per share in cash;

•
Party B: $35.00 – $40.00 per share in cash;

•
Party C: $26.74 – $33.42 per share in cash;

•
Party D: $21.40 – $32.10 per share in a stock-for-stock merger, with Company stockholders receiving newly issued shares of Party D at a fixed exchange ratio; and

•
Party E: $26.00 – $30.00 per share in cash.

On October 17, 2022, the 2022 Bid Deadline, the Company Common Stock closed at $14.10.
On October 21, 2022, the Committee held a meeting, which all of the members of the Company Board attended. Members of management, a representative of Jones & Keller, and representatives of RBCCM were also present. Representatives of RBCCM summarized the first-round bid results, including an overview of the proposed terms of each of the indications of interest received in connection with the 2022 Bid Deadline and the wherewithal of the different bidders to complete a transaction. Members of the Company Board asked questions and a discussion ensued. Representatives of RBCCM then recommended that Party A, Party B, Party C, Party D and Party E be invited to the second round of the strategic alternatives process. After considering the recommendation of RBCCM, the prices reflected in the indications of interests and the Company Board members’ views of the ability of the different bidders to complete a transaction, the members of the Company Board unanimously determined to advance Party A, Party B, Party C, Party D and Party E (collectively, the “2022 Advanced Bidders”) to the next round of the process.
Thereafter, representatives of RBCCM reached out to the 2022 Advanced Bidders to inform them that the Company Board had determined to advance them to the next round of the process. Representatives of RBCCM communicated to each of the four (4) bidders that submitted an indication of interest providing for a minority investment and/or reinsurance relationship that the Company Board had determined to advance to the second round of the process only bidders that had submitted indications of interest providing for an acquisition of the Company but that the Company remained open to any transaction that maximized stockholder value.
On or about October 26, 2022, the Company provided the 2022 Advanced Bidders with access to the Data Room.

In late October of 2022, representatives of the Company reached out to representatives of Fried, Frank, Harris, Shriver & Jacobson LLP (“Fried Frank”), and engaged Fried Frank to serve as counsel to the Company in connection with process of exploring, reviewing and evaluating strategic alternatives being undertaken by the Company Board.
Over the course of the next several weeks, members of the Company’s management team met in person or via video conference with representatives of the 2022 Advanced Bidders to review the Company’s business and performance. Certain parties submitted follow-up questions regarding the Company’s business and financial performance to representatives of RBCCM, who worked with the Company’s management team to respond to those questions. During this time, representatives of RBCCM held discussions with the 2022 Advanced Bidders to answer additional questions about the process and the Company’s business. In addition, during this time the Company and its advisors responded to various legal and accounting due diligence inquiries from the 2022 Advanced Bidders and their respective advisors in connection with their evaluation of the potential transaction. Additionally, members of the Company’s management team as well as representatives of RBCCM and Fried Frank held telephone and video conferences with representatives of the 2022 Advanced Bidders and their respective advisors to respond to due diligence inquiries.
On November 3, 2022, “Party H” responded to prior outreach from representatives of RBCCM, indicating a desire to negotiate and finalize a non-disclosure agreement with the Company so that it could pursue a potential transaction with the Company.
On November 8, 2022, the Company finalized a non-disclosure agreement with Party H, which included a standstill provision that terminated upon the Company’s entry into or public announcement of certain acquisition transactions, such that Party H is not currently restricted from making a proposal to acquire the Company. After finalizing the non-disclosure agreement with Party H, representatives of RBCCM provided representatives of Party H with certain materials provided to other bidders, but Party H declined to engage further in the process.
On November 8, 2022, Party C and its financial advisor communicated to representatives of RBCCM that Party C did not wish to continue its participation in the process.
On November 9, 2022, the Company Board held a meeting at which all members of the Company Board were present. Members of management, a representative of Jones & Keller, representatives of Fried Frank and representatives of RBCCM were also present. At the meeting, representatives of Fried Frank presented an overview of the Company Board’s fiduciary duties in connection with the strategic alternatives process and discussed with the Company Board terms of a draft merger agreement prepared by Fried Frank to be sent to the 2022 Advanced Bidders remaining in the process. Representatives of Fried Frank discussed with the Company Board that the draft merger agreement would allow the Company Board to engage with bidders that submitted a potential superior proposal that had not been solicited after signing the merger agreement and to terminate the merger agreement to accept a superior proposal, subject to the payment of a termination fee of 2.5% of the equity value of the Company. Representatives of RBCCM also provided an update on developments related to the strategic alternatives process and discussed with the Company Board a potential process letter to be distributed by RBCCM to the 2022 Advanced Bidders remaining in the process. Members of the Company Board asked questions and a discussion ensued. The Company Board authorized the sending of the process letter and draft merger agreement to the 2022 Advanced Bidders remaining in the process. On November 9, 2022, the Company Common Stock closed at $13.75.
On November 10, 2022, RBCCM sent the process letter to the 2022 Advanced Bidders remaining in the process. The process letter requested that final proposals be submitted no later than November 29, 2022, which bid date was subsequently extended to December 5, 2022. In addition, on November 10, 2022, the draft merger agreement discussed with the Company Board was made available in the Data Room.
On November 18, 2022, the Committee held a meeting. Members of management and representatives of Fried Frank were also present. Representatives of Fried Frank led a discussion of the role of the Committee in connection with the strategic alternatives process. Members of the Committee asked questions and a discussion ensued. The Committee invited representatives of Fried Frank to attend future meetings of the Committee.

On November 23, 2022, Party A submitted a mark-up of the draft merger agreement, which included a proposed purchase price of $30.00 per share in cash. On that date, the Company Common Stock closed at $16.00.
Between November 23, 2022 and December 23, 2022, representatives of Fried Frank and counsel to Party A exchanged drafts of the merger agreement and other transaction documents and participated in multiple discussions regarding the transaction documents. Representatives of Party A and its advisors continued their due diligence review of the Company during this time.
On November 23, 2022, Party D communicated to representatives of RBCCM that Party D did not wish to continue its participation in the process.
On December 1, 2022, representatives of Party E communicated to representatives of RBCCM that Party E would not provide a proposal to the Company. At this time, the Company was in continuing discussions with only Parties A and B.
On December 2, 2022, the Committee held a meeting. Members of management and members of the Company Board as well as representatives of Fried Frank, RBCCM and IAP were also present. Representatives of RBCCM provided an update on developments related to the strategic alternatives process. RBCCM discussed with the members of the Committee current market conditions relevant to the Company and the strategic alternatives process. Representatives of Fried Frank provided an update on the discussions being undertaken with counsel to Party A. Members of the Committee asked questions and a discussion ensued. Following that discussion, representatives of IAP discussed with the Committee the financial analysis it expected to undertake in connection with its rendering of a fairness opinion to the Company Board. Members of the Committee asked questions and a discussion ensued. The Committee determined to continue to engage with the 2022 Advanced Bidders remaining in the process (Party A and Party B).
On December 5, 2022, Party A submitted a written proposal to representatives of RBCCM to purchase the Company for $30.00 per share in cash, to be financed by a combination of cash on the balance sheet of an operating company owned by Party A and equity capital to be provided by investors in Party A (the “December 5 Party A Proposal”). The December 5 Party A Proposal requested an exclusivity commitment from the Company for a period of fifteen (15) business days and expense reimbursement of up to $1 million in the event that the Company did not proceed with a transaction with Party A. On that date, the Company Common Stock closed at $14.85.
On December 6, 2022, Party B submitted a written proposal to representatives of RBCCM to purchase the Company for $20.00 per share in cash, to be financed by cash on the balance sheet of an operating company owned by Party B. Party B did not submit a mark-up of the draft merger agreement. On that date, the Company Common Stock closed at $15.00.
On December 9, 2022, the Committee met to discuss the proposals received from Party A and Party B. Members of management as well as representatives of Fried Frank, RBCCM and IAP were also present. Representatives from RBCCM described the proposals submitted by the two (2) parties, including Party A’s request for exclusivity. Representatives of Fried Frank provided an update to the Committee on their discussions with counsel to Party A, including key aspects of drafts of the merger agreement that had been exchanged with counsel to Party A. Members of the Committee asked questions and a discussion ensued. The Committee determined to continue to engage with Party A but to not grant exclusivity or expense reimbursement to Party A at that time. The Committee further determined that, in light of the low price offered by Party B (a price at which the Company Board would not transact) and the fact that it did not provide a mark-up of the draft merger agreement, the Company should not further engage with Party B.
Between December 9, 2022 and December 30, 2022, the Committee met on a weekly basis, with members of management, members of the Company Board as well as representatives of Fried Frank, RBCCM and IAP present, to discuss developments related to Party A. During this time, representatives of RBCCM participated in multiple discussions with Party A, during which they discussed (i) information sought by Party A in order for it to finalize its due diligence process and (ii) outstanding issues under the draft merger agreement. In addition, representatives of Fried Frank and counsel to Party A continued to exchange drafts of the merger agreement and other transaction documents and participated in multiple discussions regarding the merger agreement. Representatives of Party A and its advisors continued their due diligence review of the

Company during this time. Starting on December 19, 2022, Party A periodically communicated to representatives of RBCCM that it would need additional time to complete its review of the materials it had been provided as part of the due diligence process. Subsequently, representatives of Party A began to disengage with representatives of RBCCM and the Company.
On December 15, 2022, the Company Board held a meeting to discuss a variety of topics, including the strategic alternatives process. Members of management and a representative of Jones & Keller were also present. At the meeting, the Company Board received an update from members of management and members of the Committee regarding the strategic alternatives process.
On December 21, 2023, a representative of “Party I” contacted a member of Company management to express an interest in a potential minority investment in the Company and, thereafter, representatives of Party I were introduced to representatives of RBCCM. Following that outreach, on January 4, 2023, Party I submitted a written proposal to representatives of RBCCM for a $30 million investment in the Company, consisting of preferred stock and warrants (the “January 4 Party I Proposal”). The January 4 Party I Proposal sought an exclusivity period of sixty (60) days and expense reimbursement regardless of whether a transaction with the Company was consummated. Following the submission of the January 4 Party I Proposal, representatives of RBCCM communicated to Party I that, while the Company remained open to any transaction that maximized stockholder value, a proposal for an acquisition would be more attractive to the Company than the terms set forth in the January 4 Party I Proposal.
On January 6, 2023, the Committee met to discuss developments related to Party A. Members of management, members of the Company Board as well as representatives of Fried Frank, RBCCM and IAP were also present. Representatives of RBCCM updated the Committee on recent developments related to Party A, including the request for additional time and lack of engagement, and recommended that the Company consider exploring other options available to the Company, including engaging with Party F, Party G and Party I, as potential minority investors. RBCCM then provided an overview of the indications of interest for minority investments previously received from Party F, Party G and Party I. Members of the Committee asked questions and a discussion ensued. Representatives of Fried Frank then provided an overview of the duties of the Company Board. Members of the Committee then engaged in a discussion with management and RBCCM regarding the Company’s capital needs and a strategy to engage with parties that had previously submitted indications of interest for a minority investment and to consider other potential options.
On January 13, 2023, a meeting of the Committee was held. Members of management, members of the Company Board as well as representatives of Fried Frank, RBCCM and IAP were also present. Representatives of RBCCM discussed an outreach strategy for the Company to engage with Party F, Party G and Party I, as potential minority investors, as well as with potential acquirors of the Company. Members of the Committee also engaged in a discussion with RBCCM regarding a proposed approach for Party A. The Committee determined that the Company management and RBCCM should focus attention towards engaging with Party F, Party G and Party I, as potential minority investors, and with potential acquirors of the Company other than Party A. On that date, the Company Common Stock closed at $14.92.
Following the Committee meeting, RBCCM implemented the proposed outreach strategy by (i) re-engaging three (3) potential bidders that had expressed an interest in a whole company acquisition as part of the 2022 process but had not been advanced to the second round, (ii) engaging Party F, Party G and Party I, as potential minority investors, and (iii) contacting eight (8) additional potential acquirors, including Antarctica, “Party J”, “Party K”, and “Party L”.
Between January 13, 2023 and February 9, 2023, the Company negotiated and executed non-disclosure agreements with five (5) additional parties contacted by representatives of RBCCM, including Antarctica, Party J, Party K, and Party L. All five (5) of the negotiated non-disclosure agreements included standstill provisions that terminated upon the Company’s entry into or public announcement of certain acquisition transactions, such that none of such parties that entered into a non-disclosure agreement with the Company are currently restricted from making a proposal to acquire the Company.
On January 18, 2023, the Company provided Party F with access to the Data Room.

On January 27, 2023, a meeting of the Committee took place to discuss the status of the outreach by representatives of RBCCM. Members of management, members of the Company Board as well as representatives of Fried Frank, RBCCM and IAP were also present. Representatives of RBCCM provided an update regarding the implementation of the outreach strategy, which resulted in the engagement of a number of potential bidders, including Antarctica, Party F, Party G, Party I, Party J, Party K and Party L (collectively, the “2023 Bidders”). Members of the Committee asked questions and a discussion ensued. Representatives of RBCCM noted the continued lack of engagement by Party A. The Committee determined that management of the Company and RBCCM should further engage with the 2023 Bidders.
Over the course of the next several weeks, members of the Company’s management team met in person or via video conference with representatives of various 2023 Bidders to review the Company’s business and performance. Certain parties submitted follow-up questions about the Company’s business and financial performance to representatives of RBCCM, who worked with the Company’s management team to respond to those questions. During this time, representatives of RBCCM held discussions with various 2023 Bidders to answer additional questions about the process and the Company’s business. In addition, during this time the Company and its advisors responded to various legal and accounting due diligence inquiries from various 2023 Bidders and their respective advisors in connection with their evaluation of the potential transaction. Additionally, members of the Company’s management team as well as representatives of RBCCM and Fried Frank held telephone and video conferences with representatives of various 2023 Bidders and their respective advisors to respond to due diligence inquiries.
On January 30, 2023, the Company provided Party I with access to the Data Room.
On February 2, 2023, representatives of RBCCM and representatives of Party A had a conference call. On that call, representatives of RBCCM discussed Party A’s lack of engagement and communicated that, unless Party A could demonstrate a willingness to consummate a transaction with the Company, the Company would no longer engage with Party A as part of the strategic alternatives process. Following that discussion, there were no further communications with Party A with respect to the strategic alternatives process.
On February 6, 2023, representatives of RBCCM received an indication of interest from Party K to purchase the Company for $27.00 – $32.00 per share in cash, subject to further due diligence of the Company (the “Party K Proposal”). The Party K Proposal further required that members of the management team of the Company roll over 50% of their equity interest in the Company in connection with the acquisition.
On February 7, 2023, representatives of RBCCM received an indication of interest from Antarctica to purchase the Company for $22.80 per share in cash, subject to completion of due diligence (the “February 7 Antarctica Proposal”). On that date, the Company Common Stock closed at $16.74.
On February 7, 2023, representatives of Fried Frank had a discussion with counsel to Party F regarding the Party F Proposal (which had previously been submitted by Party F as part of the 2022 process), which discussion focused on how best to structure the Party F Proposal. Between February 7, 2023 and mid-April of 2023, representatives of Fried Frank and counsel to Party F exchanged drafts of the letter of interest, term sheet and other transaction documents contemplated by the Party F Proposal and participated in multiple discussions regarding the transaction documents and a potential minority investment. Representatives of Party F and its advisors continued their due diligence review of the Company during this time.
On February 8, 2023, Party J submitted a written e-mail indication of interest to representatives of RBCCM under which Party J would (i) make a $40 million – $50 million non-voting convertible preferred stock investment in the Company, (ii) enter into a reinsurance agreement with the Company to reinsure existing reserves on the Company’s balance sheet and (iii) enter into a forward quota reinsurance agreement to reinsure future Company MYGA and FIA reserves, in each case, subject to further due diligence of the Company (the “Party J Proposal”).
On February 8, 2023, the Company Board met to discuss a variety of topics, including the strategic alternatives process. Members of management, a representative of Jones & Keller, representatives of Fried Frank and representatives of RBCCM were also present. At the meeting, representatives of RBCCM presented a summary of recent developments regarding the strategic review process, particularly, the engagement with potential acquirors of the whole Company, including Antarctica, Party K, and Party L, and the potential minority investors, including Party F, Party G, Party I and Party J.

On February 9, 2023, a meeting of the Committee took place to discuss the proposals that had been submitted. Members of management, members of the Company Board as well as representatives of Fried Frank and RBCCM were also present. Representatives from RBCCM provided an overview of the February 7 Antarctica Proposal and the Party K Proposal. Members of the Committee asked questions and a discussion ensued. The Committee determined to provide Party K with Data Room access and instructed representatives of RBCCM to request an increase in its proposed purchase price and to obtain additional information on Antarctica’s proposed plan to fund and complete a potential transaction with the Company.
Between February 9, 2023 and February 19, 2023, RBCCM sent a process letter to Antarctica, Party I, Party K and one additional potential acquiror of the Company, which requested that final proposals be submitted by 5:00 p.m. ET on March 3, 2023 (which we refer to as the “2023 Bid Deadline”).
On February 11, 2023, the Company determined that the Party J Proposal was not compelling and that representatives of RBCCM should no longer engage with Party J.
On February 11, 2023, a draft merger agreement was made available in the Data Room to the 2023 Bidders. The draft merger agreement was substantially similar to the draft merger agreement provided to the 2022 Advanced Bidders.
On February 14, 2023, representatives of RBCCM received an indication of interest from Party I to purchase the Company for $22.80 – $26.82 per share in cash, subject to completion of due diligence (the “February 14 Party I Proposal”). The February 14 Party I Proposal required that the Company commit to an exclusivity period of sixty (60) days and to reimburse Party I’s expenses regardless of whether Party I consummated a transaction with the Company.
On February 16, 2023, the Company provided Antarctica with access to the Data Room, including the draft merger agreement.
On February 17, 2023, Party G submitted a revised written proposal to the Company Board, which contemplated that Party G would (i) make a $50 million senior secured note investment in the Company and (ii) reinsure 30-40% of the Company’s new business for certain products (the “Party G Proposal”). The Party G Proposal sought between three (3) and four (4) weeks for Party G’s completion of due diligence.
On February 17, 2023, a meeting of the Committee took place to discuss the strategic alternatives process. Members of management, members of the Company Board as well as representatives of Fried Frank, RBCCM and IAP were also present. Representatives of RBCCM provided an update on the work being undertaken by each of Antarctica, Party F, Party G, Party I, Party K, and Party L, and provided a summary of the value implied by each of the bids that had been submitted. Representatives of Fried Frank then provided an update on discussions with counsel to Party F regarding the Party F Proposal. Members of the Committee asked questions and engaged in a discussion. Members of the Committee determined to continue to engage in discussions with each of Antarctica, Party F, Party G, Party I, Party K, and Party L.
On February 22, 2023, representatives of “Party M” contacted a member of Company management to express an interest in a potential transaction with the Company and, thereafter, representatives of Party M were introduced to representatives of RBCCM. Over the next few days, the Company finalized a non-disclosure agreement with Party M, which included a standstill provision that terminated upon the Company’s entry into or public announcement of certain acquisition transactions, such that Party M is not currently restricted from making a proposal to acquire the Company. After finalizing the non-disclosure agreement with Party M, the Company granted Party M access to the Data Room. Over the course of the next several weeks, members of the Company’s management team met in person or via video conference with representatives of Party M to review the Company’s business and performance. Party M submitted follow-up questions about the Company’s business and financial performance to representatives of RBCCM, who worked with the Company’s management team to respond to those questions. In addition, during this time the Company and its advisors responded to various legal and accounting due diligence inquiries from Party M and its advisors in connection with their evaluation of the potential transaction. Additionally, members of the Company’s management team as well as representatives of RBCCM and Fried Frank held telephone and video conferences with representatives of Party M and its advisors to respond to due diligence inquiries.

On February 27, 2023, the Company provided Party K with access to the Data Room, including the draft merger agreement.
On March 2, 2023, various 2023 Bidders, including Antarctica, communicated to representatives of RBCCM that they would not be able to submit a final proposal by the 2023 Bid Deadline.
On March 3, 2023, the 2023 Bid Deadline, a meeting of the Committee took place. Members of management, members of the Company Board as well as representatives of Fried Frank, RBCCM and IAP were also present. Representatives of RBCCM provided an update on the work being undertaken by Antarctica, Party F, Party G, Party I, Party K, Party L and Party M, and noted that certain bidders had indicated that they required more time to submit a final proposal. Representatives of RBCCM recommended that the Committee extend the 2023 Bid Deadline to March 28, 2023. Members of the Committee asked questions and a discussion ensued. Representatives of Fried Frank then provided an update on discussions with counsel to Party F regarding the Party F Proposal. Members of the Committee asked questions and a discussion ensued. The Committee determined that the Company management and RBCCM should continue to engage with Antarctica, Party F, Party G, Party I, Party K, Party L and Party M, and to extend the bid deadline to March 28, 2023.
On March 5, 2023, RBCCM communicated to Antarctica, Party I, Party K and one additional potential acquiror of the Company that the 2023 Bid Deadline had been extended and that final proposals should be submitted by 5:00 p.m. ET on March 28, 2023 (which we refer to as the “2023 Final Bid Deadline”).
On March 13, 2023, the Company Board held a meeting to discuss a variety of topics, including the strategic alternatives process. Members of management, a representative of Jones & Keller, representatives of Fried Frank and representatives of RBCCM were also present. At the meeting, representatives of RBCCM presented a summary of recent developments regarding the strategic review process and led a discussion on RBCCM’s continued engagement with the various potential counterparties. On March 13, 2023, the Company Common Stock closed at $15.91.
On March 16, 2023, Party L submitted a written proposal to the Company Board to purchase the Company for $21.46 – $24.14 per share in cash, subject to further due diligence of the Company (the “March 16 Party L Proposal”).
On March 17, 2023, representatives of RBCCM and representatives of Party L had a conference call to discuss the March 16 Party L Proposal. Following that call, RBCCM sent a process letter to Party L, which requested that Party L submit a final proposal by the 2023 Final Bid Deadline. On March 17, 2023, the Company provided Party L with access to the Data Room, including the draft merger agreement.
On March 17, 2023, Party M submitted a written proposal to the Company Board to purchase the Company at a valuation implying a $27.27 – $33.32 per share price, in cash, subject to further due diligence of the Company (the “March 17 Party M Proposal”).
On March 17, 2023, a meeting of the Committee took place to discuss the March 16 Party L Proposal and the March 17 Party M Proposal. Members of management, members of the Company Board as well as representatives of Fried Frank, RBCCM and IAP were also present. Representatives of RBCCM provided an overview of the March 16 Party L Proposal and the March 17 Party M Proposal. Members of the Committee asked questions and a discussion ensued. Representatives of Fried Frank then provided an update on discussions with counsel to Party F. The Committee determined to continue to engage with Party L and Party M.
Later on March 17, 2023, RBCCM sent a process letter to Party M, which requested that Party M submit a final proposal by the 2023 Final Bid Deadline. In addition, the Company provided Party M with access to the Data Room, including the draft merger agreement. On that date, the Company Common Stock closed at $16.87.
On March 21, 2023, Antarctica submitted a mark-up of the draft merger agreement (the “Antarctica March 21 Markup”). The Antarctica March 21 Markup proposed to increase the amount of the termination fee payable by the Company in certain circumstances to 3.75% of the equity value of the Company.

Between March 21, 2023 and the execution of the Merger Agreement on April 30, 2023, representatives of Fried Frank and counsel to Antarctica exchanged numerous drafts of the Merger Agreement and other transaction documents and participated in multiple discussions regarding the Merger Agreement and other transaction documents. Representatives of Antarctica and its advisors continued a detailed due diligence review of the Company during this time.
On March 27, 2023, Party K communicated to representatives of RBCCM that Party K was no longer interested in participating in the process.
On March 28, 2023, the 2023 Final Bid Deadline, Antarctica submitted a written proposal to the Company Board to purchase the Company for $26.28 per share in cash, subject to completion of due diligence (the “March 28 Antarctica Proposal”). The March 28 Antarctica Proposal contemplated the delivery of a customary equity commitment letter concurrently with entering into a definitive merger agreement, which equity commitment letter would include commitments sufficient to fund the full amount of the purchase price for the acquisition. On that date, the Company Common Stock closed at $16.10.
On March 31, 2023, a meeting of the Committee took place to discuss the March 28 Antarctica Proposal. Members of management, members of the Company Board as well as representatives of Fried Frank, RBCCM and IAP were also present. Representatives of RBCCM provided an overview of the March 28 Antarctica Proposal and updated the Committee on further discussions with Party M regarding the March 17 Party M Proposal. Members of the Committee asked questions and a discussion ensued. Representatives of Fried Frank then provided an update on key aspects of the draft merger agreement that had been received from counsel to Antarctica. Members of the Committee asked questions and a discussion ensued. Representatives of RBCCM recommended that the Company continue to engage with Antarctica and Party M, as well as the other bidders participating in the strategic alternatives process, including Party F and Party L. The Committee determined to continue to engage with Antarctica and Party M, as well as the other potential bidders participating in the strategic alternatives process, including Party F and Party L.
On April 3, 2023, Party M submitted (i) a new written proposal to the Company Board to purchase the Company for $24.00 per share in cash to be financed by cash on hand (the “April 3 Party M Proposal”) and (ii) a mark-up of the draft merger agreement. The April 3 Party M Proposal requested an exclusivity period of five (5) weeks. On that date, the Company Common Stock closed at $14.61.
Between April 3, 2023 and late April of 2023, representatives of Fried Frank and counsel to Party M exchanged drafts of the merger agreement and participated in discussions regarding the transaction documents. Representatives of Party M and its advisors continued their due diligence review of the Company during this time.
On April 4, 2023, representatives of RBCCM provided a draft term sheet to Party G in response to the Party G Proposal, consistent with the terms of the draft term sheet being negotiated with Party F. Party G did not respond to the draft term sheet or otherwise further engage in the process.
On April 4, 2023, a meeting of the Committee took place. Members of management, members of the Company Board as well as representatives of Fried Frank, RBCCM and IAP were also present. Representatives of RBCCM provided an overview of the April 3 Party M Proposal and provided an update on further discussions with Antarctica regarding the March 28 Antarctica Proposal. In evaluating the April 3 Party M Proposal, the Committee considered that Party M insisted on an exclusivity period of five (5) weeks. Representatives of Fried Frank then provided an update on key aspects of the drafts of the merger agreement that had been submitted by Antarctica and Party M in connection with the March 28 Antarctica Proposal and the April 3 Party M Proposal, respectively. Members of the Committee asked questions and a discussion ensued. Representatives of RBCCM recommended that the Company continue to engage with Antarctica and Party M, as well as the other potential bidders participating in the strategic alternatives process, including Party F and Party L, but to not grant exclusivity to any bidder at that time. The Committee determined to continue to engage with Antarctica and Party M, as well as the other potential bidders participating in the strategic alternatives process, including Party F and Party L.
On April 7, 2023, Party L submitted a revised written proposal to the Company Board to purchase the Company for $24.00 per share in cash (the “April 7 Party L Proposal”). The April 7 Party L Proposal contemplated the delivery of a customary equity commitment letter concurrently with entering into a definitive merger agreement, which equity commitment letter would include commitments sufficient to fund the full amount of the purchase price for the acquisition. The April 7 Party L Proposal indicated that Party L would need two (2) to three (3) weeks to secure such commitments, complete due diligence and enter into a definitive merger agreement.
On April 7, 2023, a meeting of the Committee took place to discuss the April 7 Party L Proposal. Members of management, members of the Company Board as well as representatives of Fried Frank, RBCCM and IAP were also present. Representatives of RBCCM provided an overview of the April 7 Party L Proposal and updated the Committee on further discussions with Antarctica and Party M regarding the March 28 Antarctica Proposal and the March 17 Party M Proposal, respectively. Representatives from RBCCM then compared the March 28 Antarctica Proposal, the April 7 Party L Proposal and the April 3 Party M Proposal as well as the Party F Proposal. Members of the Committee asked questions and a discussion ensued. In evaluating the April 7 Party L Proposal, the Committee considered that Party L had not submitted a mark-up of the draft merger agreement. Representatives of Fried Frank then provided an update on the legal negotiations with counsel to Antarctica and further information on key aspects of drafts of a merger agreement that had been exchanged with counsel to Antarctica. Members of the Committee asked questions and a discussion ensued. Representatives of RBCCM recommended that the Company continue to move forward with Antarctica as well as continue to engage with Party L and Party M. The Committee determined to continue to move forward with Antarctica as well as continue to engage with Party L and Party M.
On April 13, 2023, Party M submitted (i) a revised written proposal to the Company Board to purchase the Company for $24.75 per share in cash (“April 13 Party M Proposal”) and (ii) a mark-up of the draft merger agreement. The April 13 Party M Proposal sought an exclusivity period of five (5) weeks. On that date, the Company Common Stock closed at $13.90. In connection with Party M’s submission of the April 13 Party M Proposal, representatives of Party M communicated to representatives of RBCCM that Party M would not proceed unless the Company provided Party M with its requested exclusivity commitment.
On April 14, 2023, a meeting of the Committee took place to discuss the April 13 Party M Proposal. Members of management, members of the Company Board as well as representatives of Fried Frank, RBCCM and IAP were also present. Representatives of RBCCM provided an overview of the April 13 Party M Proposal. In evaluating the April 13 Party M Proposal, the Committee considered that Party M continued to insist on an exclusivity period of five (5) weeks. Representatives of Fried Frank then provided an update on their discussions with counsel to Antarctica and counsel to Party M. Members of the Committee asked questions and a discussion ensued. Management then provided an update on management meetings held with Antarctica. Representatives of RBCCM recommended that the Company continue to move forward with Antarctica as well as continue to engage with Party F, Party L and Party M. The Committee determined to continue to move forward with Antarctica as well as continue to engage with Party F, Party L and Party M.
On April 18, 2023, Party I communicated to representatives of RBCCM that it was no longer interested in participating in the process.
On April 18, 2023, a meeting of the Committee took place to discuss the strategic alternatives process. Members of management, members of the Company Board as well as representatives of Fried Frank, RBCCM and IAP were also present. Representatives of RBCCM discussed various financial metrics for the Company. Representatives of Fried Frank then provided an update on key aspects of revised drafts of the merger agreement received from counsel to each of Antarctica and Party M, including remaining open points, particularly, (i) with respect to Antarctica, the efforts required to obtain regulatory approval, the amount of the termination fees payable by Parent and the Company under certain circumstances, the treatment of Company equity awards, the Company stockholders that would be required to enter into a voting agreement concurrently with the execution of the definitive merger agreement, and the members of Company management that would be required to enter into an employment agreement concurrently with the execution of the definitive merger agreement, and (ii) with respect to Party M, the efforts required to obtain regulatory approval, certain conditions to closing related to appraisal rights and obtaining third party consents, the treatment of existing indebtedness, the Company stockholders that would be required to enter into a voting agreement concurrently with the execution of the definitive merger agreement and the amount of the termination fee payable by the Company under certain circumstances, and the ongoing negotiations with counsel to each of Antarctica and Party M with respect thereto. Members of the Committee asked questions and a discussion ensued. Representatives of RBCCM recommended that the Company continue to move forward with Antarctica and also continue to engage with Party M, and for representatives of RBCCM and Fried Frank to reach out to Antarctica and counsel to Antarctica, respectively, to clarify the terms of their equity commitment. The Committee determined that the Company’s management and advisors should continue to move forward with Antarctica, as well as to continue to engage with Party M, and the Committee also determined that, in light of the terms being proposed by Antarctica and Party M for an acquisition of the Company and the immediate cash value that the Company’s stockholders would receive in an acquisition transaction, the Company’s stockholders were likely to receive greater value on a risk-adjusted basis from a transaction with Antarctica or Party M, than in a transaction with Party F.
On April 18, 2023, representatives of RBCCM had a telephone conference with representatives of Party M to discuss Party M’s insistence on exclusivity. Representatives of Party M verbally offered to increase the $24.75 price per share submitted as part of the April 13 Party M Proposal to $25.00 per share but reiterated that without an exclusivity period of at least four (4) weeks Party M would not be willing to continue pursuing a transaction with the Company (the “April 18 Party M Proposal”).
On April 19, 2023, representatives of Party L communicated to representatives of RBCCM that Party L would not be able to provide a final bid that would be compelling to the Company and its stockholders and, therefore, was no longer interested in participating in the process.
On April 21, 2023, representatives of Fried Frank sent a revised draft of the merger agreement to Party M’s counsel.
On April 21, 2023, a meeting of the Committee took place to discuss the April 18 Party M Proposal. Members of management, members of the Company Board as well as representatives of Fried Frank, RBCCM and IAP were also present. Representatives of RBCCM provided an overview of the April 18 Party M Proposal and provided an update on further discussions with Antarctica. In evaluating the April 18 Party M Proposal, the Committee considered that Party M continued to insist on an exclusivity period of four (4) weeks. Representatives of Fried Frank then provided an update on recent discussions with counsel to Party M and an overview of the draft of the merger agreement that was sent to Party M’s counsel. Members of the Committee asked questions and a discussion ensued. Representatives of RBCCM recommended that the Company continue to move forward with Antarctica and also continue to engage with Party M, and for RBCCM to arrange a call between management of the Company and Antarctica. The Committee determined to continue to move forward with Antarctica, as well as to continue to engage with Party M, and that RBCCM should coordinate a discussion amongst management of the Company and Antarctica.
On the evening of April 21, 2023, counsel to Antarctica provided a mark-up of the merger agreement to representatives of Fried Frank, which included a purchase price of $27.00 per share in cash (the “April 21 Antarctica Proposal”). On that date, the Company Common Stock closed at $13.30.
On April 23, 2023, a meeting of the Committee took place to discuss the April 21 Antarctica Proposal. Members of management, members of the Company Board as well as representatives of Fried Frank, RBCCM and IAP were also present. Management gave an update on management discussions held with Antarctica. Representatives of RBCCM then provided an overview of the April 21 Antarctica Proposal. In evaluating the April 21 Antarctica Proposal, the Committee considered that Antarctica had proposed a purchase price of $27.00 per share in cash and did not require an exclusivity period, as compared to the April 18 Party M Proposal which proposed a purchase price of $25.00 per share in cash and required an exclusivity period of four (4) weeks to continue performing due diligence as a condition to Party M’s willingness to continue to engage with the Company. Representatives of Fried Frank then provided an update on key aspects of revised drafts of the merger agreement received from counsel to Antarctica, including remaining open points, particularly, the amount of the termination fees payable by Parent and the Company under certain circumstances, the treatment of the Company equity awards, the Company stockholders that would be required to enter into a voting agreement concurrently with the execution of the definitive merger agreement, and the members of Company management that would be required to enter into an employment agreement concurrently with the execution of the definitive merger agreement, and the ongoing discussions with counsel to Antarctica. Representatives of Fried Frank noted that since providing a revised draft of the merger agreement to Party M’s counsel on April 21, 2023, counsel to Party M had not engaged in further discussion. Members of the Committee asked questions and a discussion ensued. The Committee determined to continue to move forward with Antarctica and to present the April 21 Antarctica Proposal to the Company Board for its consideration.
On April 26, 2023, a meeting of the Company Board took place to consider the proposed acquisition of the Company by Antarctica for a purchase price of $27.00 per share in cash (the “Proposed Transaction”). Members of management as well as representatives of Fried Frank, RBCCM and IAP were also present. Management provided the Company Board with an overview of the status of negotiations with (i) Antarctica, identifying several open items but noting that such negotiations were substantially complete and (ii) Party M, noting Party M’s continued insistence that the Company agree to provide Party M with an exclusivity period of four (4) weeks to complete due diligence as a condition to their willingness to continue to engage with the Company. Representatives of IAP then presented IAP’s financial analysis with respect to the Proposed Transaction summarized below (see “— Opinion of Insurance Advisory Partners LLC”). A discussion ensued and representatives of IAP responded to questions from the Company Board. Following that discussion, representatives of IAP indicated that IAP was prepared to render to the Company Board its opinion that the price of $27.00 per share in cash to be paid to the holders of shares of Company Common Stock was fair from a financial point of view to such holders. Representatives of IAP noted that IAP would be in a position to render its fairness opinion at the next meeting of the Company Board should the Company Board determine to consider and vote on the Proposed Transaction. Representatives of Fried Frank then led a discussion of the Proposed Transaction from a legal perspective, reviewed the fiduciary duties of the Company Board with the directors, provided a summary of the key aspects of the current draft of the merger agreement being negotiated with Antarctica and the ongoing legal negotiations with Antarctica’s counsel as part of the strategic alternatives process, and outlined the potential timetable to close the Proposed Transaction with Antarctica. Representatives of Fried Frank then provided an overview of certain considerations for the Company Board in connection with moving forward with the Proposed Transaction. A discussion ensued and representatives of Fried Frank responded to questions from members of the Company Board. The Company Board determined to move forward with Antarctica and to reconvene the Company Board on April 30, 2023 to determine whether to approve the Proposed Transaction.
On the morning of April 27, 2023, representatives of Party M sent an email to representatives of RBCCM and the Company Board, which email indicated that Party M had a continued interest in acquiring the Company, offered a purchase price of $26.50 per share in cash “or higher” to acquire the Company and requested the opportunity to address the Company Board (the “April 27 Party M Proposal”). On that date, the Company Common Stock closed at $13.23.
During the afternoon of April 27, 2023 and following the submission of the April 27 Party M Proposal, a meeting of the Committee took place to discuss the April 27 Party M Proposal. Members of management, members of the Company Board as well as representatives of Fried Frank and RBCCM were also present. Representatives of RBCCM provided an overview of the April 27 Party M Proposal and the Committee asked questions and a discussion ensued. In evaluating the April 27 Party M Proposal, the Committee considered (i) that Party M continued to insist on an exclusivity period of several weeks and needed several weeks to complete its due diligence process, (ii) the likelihood that Antarctica would remain ready to execute a definitive merger agreement after the exclusivity period if a superior transaction could not be negotiated with Party M, (iii) that since providing a revised draft of the merger agreement to Party M’s counsel on April 21, 2023, counsel to Party M had not engaged in further discussion with Fried Frank regarding the draft agreement, (iv) that the per share price included in the April 27 Party M Proposal was lower than the $27.00 per share proposed by Antarctica, (v) that the Company had nearly concluded its negotiations with Antarctica and (vi) that Antarctica was prepared to enter into a definitive merger agreement to acquire the Company in advance of May 1, 2023. In light of the foregoing considerations, the Committee directed representatives of Fried Frank to continue to finalize the definitive merger agreement with Antarctica.
On April 27, 2023, representatives of Antarctica spoke to representatives of RBCCM and management via a video conference to discuss the employment agreements that Antarctica required certain members of management to enter into simultaneously upon the execution of a definitive merger agreement.
On April 28, 2023, representatives of Party M submitted a revised written proposal to the Company Board to purchase the Company for $26.50 per share in cash (the “April 28 Party M Proposal”). The April 28 Party M Proposal (i) indicated that Party M could potentially offer “an even higher price”, subject to completion of its due diligence process, (ii) indicated that Party M would be willing to drop its request for exclusivity as well as several other conditions to closing that Party M had included in its previous mark-up of the merger agreement and (iii) requested that, if the Company were to enter into a definitive merger agreement with another third party, the Company Board insist that such definitive merger agreement include a “go shop” provision to better position Party M to make a competing offer.
During the afternoon of April 28, 2023 and following the submission of the April 28 Party M Proposal, a meeting of the Committee took place to discuss the April 28 Party M Proposal (the “First April 28 Meeting”). Members of management, members of the Company Board as well as representatives of Fried Frank and RBCCM were also present. Representatives of RBCCM provided an overview of the April 28 Party M Proposal and the Committee asked questions and a discussion ensued. Representatives of Fried Frank noted to the Committee that representatives of Fried Frank had a call with counsel to Party M on April 19, 2023, and discussed with them that the Company was not in a position to provide exclusivity but encouraged Party M to negotiate the merger agreement and finalize its due diligence. On that call, representatives of Fried Frank offered to provide counsel to Party M with a revised draft of the merger agreement, which was provided to counsel to Party M on April 21, 2023, but representatives of Fried Frank had not received any subsequent communication from counsel to Party M. In evaluating the April 28 Party M Proposal, the Committee considered that Party M had for the first time expressed a willingness to drop its request for exclusivity. The Committee determined that representatives of RBCCM should contact Party M to assess (i) whether Party M would be willing to offer a purchase price higher than $26.50 per share in cash and (ii) how quickly Party M could enter into a definitive merger agreement.
Following the First April 28 Meeting, RBCCM had a discussion with Party M to clarify the terms of the April 28 Party M Proposal (the “Party M Discussion”). Representatives of Party M indicated that (i) Party M may be able to offer a higher (but not meaningfully higher) price per share, (ii) Party M needed a minimum of three (3) weeks to complete their due diligence process and (iii) the most recent draft of the merger agreement being negotiated with Party M was not close to being final.
During the afternoon of April 28, 2023 and following the First April 28 Meeting and the Party M Discussion, a meeting of the Committee took place to discuss the April 28 Party M Proposal and the Party M Discussion. Members of management, members of the Company Board as well as representatives of Fried Frank and RBCCM were also present. Representatives of RBCCM provided an overview of the Party M Discussion, noting that representatives of Party M indicated that (i) Party M may be able to offer a higher (but not meaningfully higher) price per share, (ii) Party M needed a minimum of three (3) weeks to complete their due diligence process and (iii) the most recent draft of the merger agreement being negotiated with Party M was not close to being final. Representatives of Fried Frank also noted that Party M would not be subject to a standstill restriction after the announcement of a deal with Antarctica and could submit a topping bid after the execution of a definitive merger agreement and that the Company would be permitted to terminate the merger agreement with Antarctica to enter into an agreement with Party M for a more favorable transaction (in accordance with the terms of the merger agreement with Antarctica), subject to the Company paying a termination fee of approximately $3.6 million, representing less than $1.00 per share of Company Common Stock. The Committee asked questions and a discussion ensued. The Committee considered the foregoing, the fact that Party M’s proposal was at a price below that being offered by Antarctica, and the risk that if the Company were to engage with Party M for three (3) weeks, Antarctica would not remain ready to execute a definitive merger agreement and that there was no certainty that Party M would ultimately be prepared to enter into a merger agreement with the Company at a price in excess of that being offered by Antarctica or at all. The Committee directed representatives of Fried Frank to finalize the definitive merger agreement with Antarctica. On that date, the Company Common Stock closed at $13.68.
During the afternoon of April 30, 2023, a meeting of the Company Board took place to consider the Proposed Transaction. Members of management as well as representatives of Fried Frank, RBCCM and IAP were also present. Management provided the Company Board with an overview of recent developments since the meeting of the Company Board on April 26, 2023, including the status of the various documents to be entered into in connection with the Proposed Transaction. Representatives of RBCCM then provided the Company Board with an overview of the recent communications with Party M. Representatives of Fried Frank then provided an overview of the negotiations with Antarctica, noting that such negotiations were substantially complete and that, following the meeting of the Company Board, Antarctica should be in a position to enter into a definitive merger agreement with respect to the Proposed Transaction. Following that discussion and referring to materials circulated to the Company Board prior to the meeting, IAP rendered an oral opinion to the Company Board, which was, following execution of the definitive documentation in respect of the Proposed Transaction, subsequently confirmed by delivery of a written opinion from IAP, dated as of April 30, 2023, that, as of such date and subject to the limitations, qualifications and assumptions set forth therein, the $27.00 in cash per share to be paid to the holders of Company Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders (see “— Opinion of Insurance Advisory Partners LLC” for further details). Management then provided the Company Board with an overview of the communications plan with respect to the Proposed Transaction. Members of the Company Board asked questions and a discussion ensued. Representatives of Fried Frank then provided an overview of the resolutions to be adopted by the Company Board in connection with approving the Proposed Transaction. After considering the foregoing and taking into consideration the factors described under “—Recommendations of the Company Board and Reasons for the Merger”, the Company Board unanimously: (i) determined that the Merger and the Transactions were advisable, fair to and in the best interests of the Company and the Company’s stockholders; (ii) approved and declared it advisable to enter into the Merger Agreement; (iii) directed that the approval of the Merger Proposal be submitted to a vote of the Company’s stockholders at the Special Meeting; and (iv) subject to the terms and conditions of the Merger Agreement, resolved to recommend that the Company’s stockholders approve the Merger Proposal and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement.
Following the meeting of the Company Board on April 30, 2023, the Company, Parent and Merger Sub and their respective advisors continued to work to finalize the Merger Agreement and related transaction documents and executed the Merger Agreement that evening. Certain stockholders of the Company entered into voting agreements with Parent concurrently with the execution of the Merger Agreement, pursuant to which such stockholders agreed, among other things, to vote shares of Company Common Stock representing approximately 33% of the outstanding shares of Company Common Stock in favor of the Merger Proposal and the Adjournment Proposal (see “Proposal 1: Adoption of the Merger Agreement — The Voting Agreement.” for further details). The following morning, on May 1, 2023, the Company and Parent issued a press release announcing the execution of the Merger Agreement.
Recommendation of the Company Board and Reasons for the Merger
Recommendation of the Company Board
The Company Board has unanimously: (i) determined that the Merger and the Transactions are advisable, fair to and in the best interests of Midwest and Midwest’s stockholders; (ii) approved and declared it advisable to enter into the Merger Agreement; (iii) directed that the approval of the Merger Proposal be submitted to a vote of Midwest’s stockholders at the Special Meeting; and (iv) subject to the terms and conditions of the Merger Agreement, resolved to recommend that Midwest’s stockholders approve the Merger Proposal and the Transactions, including the Merger on the terms and subject to the conditions set forth in the Merger Agreement.
The Company Board unanimously recommends that you vote: (i) “FOR” the approval of the Merger Proposal; (ii) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and (iii) “FOR” the approval of the Adjournment Proposal.
Reasons for the Merger
In the course of reaching its determination and recommendation, the Company Board consulted with Midwest management, Fried Frank, counsel to Midwest, and Midwest’s financial advisors, RBC and IAP. The Company Board considered the following reasons (which are not listed in any relative order of importance), all of which it viewed as generally supporting its (i) determination that the Merger and the Transactions are advisable, fair to and in the best interests of Midwest and Midwest’s stockholders; (ii) approval of and declaration that it is advisable to enter into the Merger Agreement; (iii) direction that the approval of the Merger Proposal be submitted to a vote of Midwest’s stockholders at the Special Meeting; and (iv) resolution to recommend that Midwest’s stockholders approve the Merger Proposal and approve and the Transactions, including the Merger on the terms and subject to the conditions set forth in the Merger Agreement:
•
Attractive Price: in the judgment of the Company Board, the Merger Consideration of $27.00 in cash per share, taking into account the business, operations, prospects, strategic and short and long term operating plans, assets, liabilities and financial condition of Midwest, and the relative certainty and liquidity of the all-cash consideration, is more favorable to the Midwest stockholders than the potential value expected from the alternative of Midwest continuing to operate independently and pursuing its current business and financial plans on a standalone basis, taking into account near-term and longer term uncertainties associated with continued independence;
•
Extensive Strategic Alternatives Review: the fact that the Company Board, under the supervision of an Ad-Hoc Committee of independent directors, had engaged in an extensive and lengthy review of strategic alternatives, with the assistance of RBC, and explored solicited and unsolicited interest in a potential sale of the Company and capital-raising transactions, including potential minority investments in the Company and reinsurance arrangements, as more fully described above in the section of this proxy statement captioned “— Background of the Merger” and, after conducting this review, the Company Board believed that, on a risk-adjusted basis, the Midwest stockholders would receive greater value in the Merger than under any potential alternative;

•
Compelling Premium: the fact that the Merger Consideration of $27.00 in cash per share represented a compelling premium to historical market prices for the shares of Company Common Stock, including that the Merger Consideration constituted a premium of:

•
approximately 97% to the closing price of the Company Common Stock of $13.68 per share on April 28, 2023, the last full trading day prior to the announcement of the Merger;

•
approximately 75% to the volume weighted average price (“VWAP”) of the Company Common Stock during the thirty (30)-day trading period prior to the announcement of the Merger;

•
approximately 69% to the VWAP of the Company Common Stock during the sixty (60)-day trading period prior to the announcement of the Merger; and

•
approximately 74% to the VWAP of the Company Common Stock during the ninety (90)-day trading period prior to the announcement of the Merger;

•
Certainty of Value:

•
the fact that the all-cash consideration of $27.00 per share of Company Common Stock to be paid to Midwest’s stockholders would provide immediate liquidity to Midwest’s stockholders;

•
the possibility that the trading price for shares of Company Common Stock, absent the consummation of the Merger, would not reach and sustain at least the level implied by the Merger Agreement in the near term, or at all; and

•
the fact that an all-cash transaction such as the Merger would offer certainty of value to Midwest stockholders, as compared to the risks and uncertainties of continuing as a standalone company and eliminating long-term business and execution risk;

•
Risks Associated with Continued Independence: the fact that while the Company Board remained optimistic about Midwest’s prospects on a standalone basis, it also considered the risks associated with Midwest continuing to operate as a standalone company, including the achievability of meeting financial projections and the potential risks posed by changes to laws, regulations and other requirements affecting Midwest’s business and industry;

•
Active Negotiating Process: the belief that (i) as a result of an active negotiating process over the course of several weeks that Midwest had obtained Parent’s best offer, (ii) there was substantial risk of losing Parent’s final offer of $27.00 per share if Midwest continued to pursue a higher price and (iii) based on the conversations and negotiations with Parent and the strategic process described below, as of the date of the Merger Agreement, the offer of $27.00 per share represented the highest price reasonably obtainable by Midwest under the circumstances;

•
No Financing Condition: the fact that the Merger is not subject to a financing condition, and that Parent represented to Midwest in the Merger Agreement that it will have sufficient financial resources at the Closing to pay the aggregate Merger Consideration and to consummate the Merger;

•
Appraisal Rights: the fact that the Midwest stockholders who do not vote for the approval of the Merger Proposal and who follow certain prescribed procedures will have the right to dissent from the Merger and demand appraisal of the fair value of their shares under the DGCL;

•
High Degree of Certainty of Closing: the high degree of certainty that the closing would be achieved in a timely manner, under the terms of the Merger Agreement;

•
the financial strength of Parent and its ability to fund the Merger Consideration;

•
the absence of any financing condition in the Merger Agreement;

•
the fact that each of (1) Knott Partners L.P., (2) Crestline Assurance Holdings LLC, (3) Michael Minnich, President and Chief Investment Officer and director of the Company, and his affiliate, Rendezvous Capital, LLC, and (4) Company directors John Hompe, Firman Leung, Nancy Callahan, Diane Davis, Yadin Rozov, and Kevin Sheehan (collectively, the “Voting Agreement Stockholders”) entered into separate voting agreements with Parent, each dated as of April 30, 2023 (collectively, the “Voting Agreements”). Pursuant to the Voting Agreements, the Voting Agreement Stockholders, in the aggregate, agreed to vote a total of 1,230,347 shares of Company Common Stock, representing approximately 33% of the shares of Company Common Stock outstanding on the Record Date, in favor of the Merger Proposal and the Adjournment Proposal. For more information, see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement — The Voting Agreement;”

•
the conditions to the consummation of the Merger being specific and limited, including the requirement that the Merger Agreement be adopted by Midwest stockholders, providing a high degree of likelihood that the Merger will be consummated. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement-Conditions to the Closing of the Merger”;

•
the fact that the Merger is not subject to the conditionality and execution risk of any required approval by Parent’s stockholders;

•
Midwest’s ability, under certain circumstances specified in the Merger Agreement, to seek specific performance of Parent’s obligation to cause the Merger to occur and to prevent other breaches of the Merger Agreement; and

•
the commitment made by Parent to Midwest to use reasonable best efforts to obtain regulatory clearances, including the Insurance Approvals. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement-Efforts to Close the Merger”;

•
Opinion of IAP: the oral opinion of IAP rendered to the Company Board, subsequently confirmed by delivery of IAP’s Opinion, dated as of April 30, 2023, that, as of such date, and based upon and subject to the assumptions, qualifications and limitations set forth therein, the Merger Consideration to be received in the Merger by the holders of Company Common Stock (other than Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. IAP’s Opinion is more fully described below in the section of this proxy statement captioned “The Merger-Opinion of Insurance Advisory Partners LLC”. The full text of IAP’s Opinion, which sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by IAP in connection with rendering its Opinion, is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety;

•
Additional Transaction Terms: the additional terms of the Merger Agreement, including:

•
Midwest’s right, subject to certain conditions set forth in the Merger Agreement, to respond to and negotiate Superior Proposals prior to the time the Requisite Company Vote is obtained;

•
the Company Board’s ability to change its recommendation that Midwest’s stockholders approve the Merger Proposal prior to obtaining the Requisite Company Vote and Midwest’s ability to terminate the Merger Agreement in order to accept a Superior Proposal prior to obtaining the Requisite Company Vote, subject to certain conditions set forth in the Merger Agreement including paying the Company Termination Fee to Parent in such circumstance and certain rights of Parent to match the Superior Proposal;

•
the fact that the Company Board believed that the Company Termination Fee is reasonable, is consistent with the amount of such fees payable in comparable transactions on a relative basis,

and is not preclusive of, or a substantial impediment to, a third party making a Superior Proposal (for more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement-Recommendation of the Company Board; Company Adverse Recommendation Change”);
•
the fact that, in the event the Merger Agreement is terminated due to Parent’s failure to consummate the transaction when it is required to do so, Parent will be required to pay the Parent Termination Fee to Midwest;

•
Midwest’s right to specific performance to prevent breaches of the Merger Agreement;

•
the fact that the End Date allows for what the Company Board considers to be sufficient time to complete the Merger; and

•
Opportunity of Midwest Stockholders to Vote: the fact that the Merger would be subject to the approval of Midwest’s stockholders, and that Midwest’s stockholders would be free to evaluate the Merger and vote for or against the approval of the Merger Proposal at the Special Meeting.

The Company Board also considered a number of additional considerations, uncertainties and risks concerning Midwest’s business and the Merger that weighed against approving the Merger, including the following (which are not listed in any relative order of importance):
•
No Participation in Future Earnings: the fact that Midwest would no longer exist as an independent, publicly traded company, and stockholders would no longer participate in any future earnings or growth and would not benefit from any potential future appreciation in value of Midwest;

•
Risks to Relationships: the fact that the announcement or pendency of the Merger may impede Midwest’s ability to retain and hire key personnel and its ability to maintain relationships with its customers, distributors, suppliers and other business partners or negatively impact its operating results and business generally;

•
Time Commitments: the fact that matters relating to the Merger, may require substantial commitments of time and resources by Midwest’s management and employees and may otherwise divert the attention of management and employees, which may affect Midwest’s business operations;

•
Potential Payment of Company Termination Fee: the requirement that Midwest pay Parent the Company Termination Fee under certain circumstances following termination of the Merger Agreement, including if the Company Board terminates the Merger Agreement in order to enter into an agreement with respect to a Superior Proposal (for more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement-Recommendation of the Company Board; Company Adverse Recommendation Change”);

•
Restrictions on Business Conduct: the restrictions on the conduct of Midwest’s business prior to the consummation of the Merger, including the requirement that Midwest conduct its business in the ordinary course, subject to specific limitations, which may delay or prevent Midwest from undertaking business opportunities that may arise before the completion of the Merger and that, absent the Merger Agreement, Midwest might have pursued;

•
Taxable Transaction: the fact that receipt of the Merger Consideration by holders of Company Common Stock in exchange for their shares pursuant to the Merger generally will be a taxable transaction for U.S. federal income tax purposes;

•
Prohibition on Solicitations: the fact that the terms of the Merger Agreement prohibit Midwest and its representatives from soliciting third party acquisition proposals (subject to certain exceptions) until the earlier of the Effective Time or the termination of the Merger Agreement;

•
Transaction Costs: the significant costs involved in connection with entering into the Merger Agreement and completing the Merger (many of which are payable whether or not the Merger is consummated);

•
Insurance Regulatory Risk: the fact that Insurance Approvals may be delayed, conditioned or denied, and the risk that the applicable governmental entities may seek to impose unfavorable terms or conditions, or otherwise fail to grant, such approvals or to take a long time to grant required insurance regulatory approvals (for more information, please see the section of this proxy statement captioned “— Insurance Approval Matters”);
•
Potential Stockholder Litigation: the impact on Midwest of potential stockholder litigation in connection with the Merger;

•
Insider Interests: the fact that Midwest’s directors and officers may have interests in the Merger that may be different from, or in addition to, those of Midwest’s stockholders (for more information, please see the section of this proxy statement captioned “— Interests of Midwest’s Directors and Executive Officers in the Merger”); and

•
Risk of Talent Loss: the possible loss of key management or other personnel of Midwest during the pendency of the Merger.

The foregoing discussion of the information and factors considered by the Company Board is not, and is not intended to be, exhaustive. In view of the wide variety of matters considered by the Company Board in connection with its evaluation of the Merger and the complexity of these matters, the Company Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to any specific reason, fact or other matter considered in reaching its determination and recommendation. Rather, in considering the factors described above and any other factors, individual members of the Company Board may have viewed factors differently or given different weight, merit or consideration to different factors. In addition, the Company Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Company Board, but rather the Company Board conducted an overall review of the factors described above, including discussions with Midwest’s senior management and legal and financial advisors.
The explanation of the reasons and reasoning set forth above contain forward-looking statements that should be read in conjunction with the section of this proxy statement entitled “Forward-Looking Statements.”
Financial Projections
Other than its quarterly financial guidance and business outlook, Midwest does not, as a matter of course, publicly disclose financial forecasts or projections as to future revenues or other financial results of its operations due to, among other reasons, the uncertainty, unpredictability, and subjectivity of the underlying assumptions and estimates. In connection with the strategic review process, Midwest management prepared financial forecasts and projections for Midwest (the “Management Projections”) that were provided to the Company Board in connection with its evaluation of the proposed Merger and to IAP, which was directed by the Company to use the Management Projections for purposes of performing its financial analyses in connection with rendering its fairness opinion to the Company Board.
Midwest is including a summary of the Management Projections to provide Midwest stockholders with access to prospective information that was made available to the Company Board in connection with its evaluation of the proposed Merger and on which IAP, upon the advice and with the consent of the Company, relied for purposes of performing its financial analyses in connection with rendering its fairness opinion to the Company Board. The Management Projections were made available to potential bidders (including Antarctica) as part of the strategic review process.
The inclusion of this information should not be regarded as an indication that Midwest, Parent, their affiliates or financial advisors, or any of their respective representatives or any other recipient of this information considered, or now consider, the Management Projections to be necessarily predictive of future results. The Management Projections were not prepared in accordance with generally accepted accounting principles and constitute non-GAAP financial metrics.

The following table summarizes the Management Projections:
Management Projections
(dollars in millions, except per share data)
For and as of the year ending
	2023E	2024E	2025E	2026E
Total Premiums Written(1)	$1,125	$1,406	$1,688	$2,025
Percent of Premium Ceded	65%	75%	75%	75%
Total Revenue(2)	$103.4	$150.2	$190.7	$235.9
Total Expenses(3)	$70.9	$94.0	$116.1	$139.7
Operating Income(4)	$32.5	$56.3	$74.6	$96.2
Net Income(5)	$23.6	$42.8	$57.9	$74.2
Fully Diluted Earnings Per Share(6)	$3.61	$5.87	$7.62	$9.66
Equity Capital Contributed	$55.1	$16.4	$8.1	$2.7
Debt Capital Contributed	$48.9	$13.8	$14.8	$20.2
Total Investments	$1,252	$1,642	$2,040	$2,529
Total Assets	$1,317	$1,721	$2,137	$2,647
Reserves	$1,076	$1,407	$1,742	$2,155
Total Liabilities	$1,125	$1,470	$1,820	$2,253
Stockholders’ Equity (excluding accumulated other comprehensive income, or “AOCI”)	$192.1	$251.3	$317.3	$394.3
Fully Diluted Shares Outstanding	6.535	7.278	7.598	7.688
Book Value Per Share (excluding AOCI)(7)	$29.40	$34.53	$41.76	$51.28

(1)
Total Premium Written is calculated as multi-year guaranteed annuity (MYGA) premium written plus fixed index annuity (FIA) premium written.

(2)
Total Revenue is calculated as ceding commissions (on a cash basis) plus net investment income plus administration fees, plus surrender charges collected plus FIA enhanced bonus rider charges collected plus third-party administrator (TPA) fees plus asset management fees. Total Revenue does not reflect net realized gains or losses associated with the market-to-market of FIA derivatives.

(3)
Total Expenses is calculated as management interest credited (comprised of GAAP interest credited less FIA interest credited plus the amortized cost of FIA options) plus deferred acquisition costs (DAC) amortization expense plus general & administrative expense (comprised of salaries and benefits and other operating expenses, but excludes non-cash stock-based compensation and non-cash mark-to-market adjustments to the Company’s option budget allowance) plus debt interest expense.

(4)
Operating Income is calculated as Total Revenue minus Total Expenses.

(5)
Net Income is calculated as Operating Income less tax expenses.

(6)
Fully Diluted Earnings Per Share is calculated as Net Income divided by Fully Diluted Shares Outstanding.

(7)
Book Value Per Share (excluding AOCI), is calculated as Stockholders’ Equity (excluding AOCI) divided by Fully Diluted Shares Outstanding.

Important Information Regarding the Management Projections
The Management Projections were prepared for internal use only and not for public disclosure and were provided to the Company Board in connection with its evaluation of the proposed Merger and to IAP, which was directed by Midwest to use the Management Projections for purposes of performing its financial analyses in connection with rendering its fairness opinion to the Company Board. The Management Projections were made available to potential bidders (including Antarctica) as part of the strategic review process.

The Management Projections are not included in this proxy statement to influence any decision on whether to vote for the Merger Proposal or take any other action, but rather are included in this proxy statement to give Midwest stockholders access to certain non-public information that was provided to the Company Board and potential bidders (including Antarctica) for purposes of considering and evaluating the Merger and to IAP as described above. The inclusion of the Management Projections should not be regarded as an indication that the Company Board, Midwest, Parent, or their respective affiliates or financial advisors or any other recipient of this information considered, or now consider, them to be necessarily predictive of actual future results, and they should not be relied on as such. There can be no assurance that the projected results will be realized or that actual results will not be materially lower or higher than estimated, whether or not the Merger is completed.
The Management Projections were not prepared with a view toward public disclosure or with a view toward compliance with the published guidelines established by the SEC or the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information, or GAAP, but, in the view of Midwest management, were reasonably prepared in good faith on a basis reflecting the best available estimates and judgments at the time of preparation, and presented as of the time of preparation. The Management Projections were prepared as of March 13, 2023. However, the information contained in the Management Projections is not fact and should not be relied upon as being necessarily predictive of actual future results, and readers of this proxy statement are cautioned not to place undue reliance on the Management Projections. Although the Management Projections were prepared by Midwest management on a reasonable basis as described above, Midwest cautions stockholders that actual future results could be materially different from the Management Projections. Midwest’s independent registered public accounting firm, Mazars USA LLP, has not audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the Management Projections and, accordingly, does not express an opinion or any other form of assurance with respect thereto.
The Management Projections are subject to estimates and assumptions in many respects and, as a result, subject to interpretation. While presented with numerical specificity, the Management Projections are based upon a variety of estimates and assumptions that are inherently uncertain, though considered reasonable by Midwest management, as of the date of their preparation and as of the date on which they were provided to the Company Board and to IAP, respectively. These estimates and assumptions may prove to be impacted by any number of factors, including general economic conditions, trends in the insurance industry, regulatory and financial market conditions and the risks and uncertainties described or incorporated by reference in the section of this proxy statement entitled “Forward-Looking Statements,” all of which are difficult to predict and many of which are beyond the control of Midwest. The Management Projections also reflect assumptions by Midwest management as to certain business decisions that are subject to change. Because the Management Projections were developed by Midwest management for Midwest as an independent company without giving effect to the Merger, they do not reflect any divestitures or other restrictions that may be imposed in connection with the receipt of any necessary governmental or regulatory approvals, or any changes to Midwest’s operations or strategy that may be implemented after completion of the Merger. There can be no assurance that the Management Projections will be realized, and actual results will likely differ, and may differ materially, from those shown. Generally, the further out the period to which the Management Projections relate, the less predictive the information becomes.
The Management Projections contain certain non-GAAP financial measures that Midwest management believes are helpful in understanding Midwest’s past financial performance and estimated future results. Midwest management regularly uses a variety of financial measures that are not in accordance with GAAP for forecasting, budgeting and measuring financial performance. The non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures. While Midwest believes these non-GAAP financial measures provide meaningful information to help investors understand the operating results and to analyze Midwest’s financial and business trends on a period-to-period basis, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of Midwest’s competitors and may not be directly comparable to similarly titled measures of Midwest’s competitors due to potential differences in the exact method of calculation. The SEC rules that would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures provided to a board of directors or a financial advisor in connection with a proposed business combination such as the Merger if the disclosure is included in a document such as this proxy statement. In addition, reconciliations of non-GAAP financial measures to GAAP financial measures were not prepared by Midwest management nor relied upon by the Company Board, Midwest, Parent, or their respective affiliates or financial advisors in connection with their respective evaluations of, or engagement in connection with, the Merger. Accordingly, Midwest has not provided a reconciliation of the non-GAAP financial measures included in the Management Projections to the relevant GAAP financial measures.
None of Midwest, Parent, or their respective affiliates, officers, directors, advisors or other representatives can provide any assurance that actual results will not differ from the Management Projections, and, except as required by applicable law, none of Midwest, Parent, or their respective affiliates undertakes any obligation to update, or otherwise revise or reconcile, the Management Projections to reflect circumstances existing after the date the Management Projections were prepared or provided to the Company Board or to IAP, or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Management Projections are shown to be inappropriate. None of Midwest or its affiliates, officers, directors, advisors or other representatives has made or makes any representation to any Midwest stockholder or other person regarding Midwest’s ultimate performance compared to the information contained in the Management Projections or that forecasted results will be achieved. Midwest has made no representation to Parent, in the Merger Agreement or otherwise, concerning the Management Projections.
Opinion of Insurance Advisory Partners LLC
Pursuant to a letter agreement, dated June 16, 2022, between the Company and IAP (the “IAP Engagement Letter”), the Company retained IAP to act as a financial advisor to the Company Board with respect to providing a fairness opinion in connection with the Company’s consideration of a potential sale of the Company. On April 30, 2023, IAP rendered its oral opinion to the Company Board, which was subsequently confirmed in writing by delivery of its Opinion, dated on April 30, 2023, that, as of such date, and based upon and subject to the assumptions, qualifications and limitations set forth therein, the Merger Consideration to be received in the Merger by the holders of Company Common Stock (other than Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.
The full text of IAP’s Opinion, which sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by IAP in connection with rendering its Opinion, is attached as Annex B to this proxy statement. The description of the Opinion set forth below is qualified in its entirety by reference to the full text of the Opinion.
IAP’s Opinion speaks only as of the date of the Opinion. IAP’s Opinion was delivered for the information of the Company Board (in its capacity as such) in connection with its evaluation of the Merger. The Opinion addresses only the fairness, from a financial perspective, to the holders of Company Common Stock (other than Excluded Shares) of the Merger Consideration to be received in the Merger pursuant to the Merger Agreement. IAP’s Opinion does not address, and IAP did not express any view or opinion as to, the underlying business decision of the Company Board to engage in the Merger or any other aspect of the Merger. IAP’s Opinion does not constitute a recommendation to any holder of Company Common Stock or any other person as to how to vote or act with respect to the Merger Proposal, the Merger or any other matter.
In connection with rendering its Opinion and performing its related financial analyses, IAP, among other things:
•
reviewed a draft, dated April 29, 2023, of the Merger Agreement (the “Draft Merger Agreement”);

•
reviewed certain publicly available financial statements and other information relating to the Company;

•
reviewed certain non-public financial and operating information relating to the business, operations and prospects of the Company furnished to us by management of the Company, including the Management Projections, which the Company directed IAP to utilize in its financial analyses for purposes of delivering IAP’s Opinion;

•
compared certain financial information of the Company with similar information, to the extent available, for certain other companies that IAP deemed relevant whose equity securities are publicly traded;

•
compared the financial terms of the Merger Agreement with the financial terms, to the extent publicly available, of certain other transactions that IAP deemed relevant;

•
reviewed the reported prices and trading activity for the Company Common Stock;

•
held discussions regarding certain aspects of the Merger, as well as the business, past and current operations, financial projections, financial condition and future prospects of the Company, with certain members of senior management of the Company;

•
reviewed the actuarial appraisal, dated September 7, 2022, prepared by Milliman, Inc. (the “Milliman Report”);

•
reviewed a draft, dated April 25, 2023, of the Equity Commitment Letter;

•
reviewed a draft, dated April 25, 2023, of the Limited Guarantee;

•
reviewed a draft, dated April 28, 2023, of the form of Voting Agreement; and

•
performed such other analyses and examinations and considered such other factors and information that IAP deemed appropriate.

In connection with rendering its Opinion, IAP, with the Company’s consent, assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of all financial and other information publicly available, provided to, otherwise reviewed by or discussed with it and IAP, with the Company’s consent, further relied upon the assurances of management of the Company that it was not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial forecasts and projections of the Company made available to IAP by the Company and utilized in IAP’s financial analyses, IAP assumed, upon the advice and with the consent of the Company, that such projections were reasonably prepared by the Company on bases and assumptions reflecting the best currently available estimates and good faith judgments of the management of the Company. IAP expressed no view as to the reasonableness, completeness, or accuracy of any such financial projections or the assumptions on which they are based.
For purposes of rendering its Opinion, IAP, with the Company’s consent, assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the Merger Agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by such party under the Merger Agreement and that all conditions to the consummation of the Merger would be satisfied without material waiver or modification thereof that would be meaningful in any respect to IAP’s analysis or Opinion. IAP further assumed, with the Company’s consent, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger would be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the consummation of the Merger or affect IAP’s analysis or Opinion in any meaningful way. IAP also assumed that the final Merger Agreement would not differ from the Draft Merger Agreement in any respect meaningful to IAP’s analysis or Opinion.
IAP is not an actuary and its services did not include any actuarial determination or evaluation or any attempt by IAP to evaluate actuarial assumptions. IAP did not conduct a physical inspection of the properties or assets of the Company or its affiliates and did not prepare, obtain or review any independent evaluation or appraisal of any of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities), of the Company or any of its subsidiaries or affiliates. IAP was not furnished with, and did not assume any responsibility for preparing, any such appraisals (other than the Milliman Report, which IAP reviewed without independent verification), nor did IAP evaluate the solvency or fair value of the Company or any of its subsidiaries or affiliates under any state or federal laws relating to bankruptcy, insolvency or similar matters. IAP assumed, at the direction of the Company, that the Merger would be consummated in accordance with the terms of the Merger Agreement, without waiver, modification or amendment of any material term, condition or agreement that would be meaningful in any respect to IAP’s analysis or Opinion.
IAP’s Opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be received in the Merger by the holders of Company Common Stock (other than Excluded Shares) pursuant to the Merger Agreement as of the date of the Opinion. IAP does not express any opinion or view with respect to any consideration to be received in connection with the Merger by the holders of any other class of securities, creditors or other constituencies of any party. IAP’s Opinion does not address any terms (other than the Merger Consideration to the extent expressly specified in the Opinion) or other aspects or implications of the Merger, including, without limitation, the form or structure of the Merger or any other agreement, arrangement or understanding, or term or aspect thereof, to be entered into in connection with or contemplated by the Merger or otherwise. IAP does not express any view or opinion as to, and its Opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors, or employees of any party to the Merger, or any class of such persons, relative to the Merger Consideration or otherwise; the relative merits of the Merger as compared to any alternative business or financial strategies or transactions that might be available to the Company or the effect of any other transaction in which the Company might engage; or the underlying business decision of the Company to engage in the Merger.
IAP’s Opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to IAP as of, the date of its Opinion. Developments occurring after the date of IAP’s Opinion may affect IAP’s Opinion and IAP expressly disclaimed and assumed no responsibility for any undertaking or obligation to update, revise, reaffirm or withdraw its Opinion or advise any person of any change in any fact or matter affecting its Opinion of which IAP may become aware after the date of its Opinion. IAP is not a legal, regulatory, accounting or tax expert and IAP relied on, and assumed the accuracy and completeness of, assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters and IAP’s Opinion does not address any such matters.
Pursuant to the IAP Engagement Letter, IAP acted as a financial advisor to the Company Board solely to render its Opinion in connection with the Merger and received a fee for its services upon the delivery of its Opinion. In addition, the Company agreed to reimburse IAP’s expenses and to indemnify IAP against certain liabilities and other items arising out of or related to IAP’s engagement.
IAP and its affiliates are engaged in advisory, securities and financing and other financial and non-financial activities and services for various persons and entities. IAP or its affiliates may in the future provide investment banking, placement agent and other services to the Company and/or its affiliates from time to time for which IAP or its affiliates may receive compensation. IAP or its affiliates may in the future provide investment banking, placement agent and other services to Parent, the Equity Investors and/or their respective affiliates from time to time for which IAP or its affiliates may receive compensation.
IAP’s Opinion was approved by the fairness opinion committee of Insurance Advisory Partners LLC. IAP’s Opinion was rendered for the information of the Company Board (in its capacity as such) in connection with its evaluation of the Merger. IAP’s Opinion does not address the prices at which the Company Common Stock may trade following the announcement of the Merger or at any other time, and does not constitute a recommendation as to how any person should vote or act in connection with the Merger.
The following is a summary of the material analyses performed by IAP in connection with rendering its Opinion to the Company Board. The following summary does not purport to be a complete description of the financial analyses performed by IAP and the order in which the analyses are presented is not an indication of the relative importance or weight given to such analyses by IAP. The preparation of a fairness opinion is a complex process involving subjective judgments as to the appropriate methods of financial analysis and the application of those methods to the particular circumstances and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth below, without considering the analyses as a whole, could create an incomplete view of the processes underlying IAP’s Opinion. In arriving at its fairness determination, IAP considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, IAP made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or Parent or the contemplated transaction. Some of the summaries of the financial analyses performed by IAP include information presented in tabular format. The tables must be read together with the full text of each summary and alone are not a complete description of IAP’s financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before April 26, 2023, and is not necessarily indicative of current market conditions.

Summary of Financial Analyses of IAP
Transaction Metrics. IAP reviewed the $27.00 per share of Company Common Stock to be received by the holders of Company Common Stock (other than Excluded Shares) in the Merger pursuant to the Merger Agreement in relation to the closing price of the Company Common Stock on April 24, 2023 of $13.17 and the Company’s fully diluted book value per share (“BVPS”) (excluding accumulated other comprehensive income (“AOCI”)) as of December 31, 2022 of $19.78 per the Company’s public filings.
Selected Companies Analysis. IAP reviewed and compared certain financial information for the Company to corresponding financial information, ratios and public market multiples for the following publicly traded companies in the life insurance industry whose primary focus is providing life insurance and annuity products (excluding life reinsurance companies):
•
MetLife, Inc.

•
Prudential Financial, Inc.

•
Principal Financial Group, Inc.

•
Corebridge Financial Inc.

•
Equitable Holdings, Inc.

•
Voya Financial, Inc.

•
Lincoln National Corporation

•
American Equity Investment Life Holding Company

•
Jackson Financial Inc.

•
Brighthouse Financial Inc.

•
CNO Financial Group Inc.

The multiples and ratios of the selected companies were based on the closing prices of their respective common shares on April 24, 2023, financial data obtained from public filings and Capital IQ and consensus estimates. The multiples and ratios for the Company were based on the closing price of the Company Common Stock on April 24, 2023 and the Management Projections. With respect to the Company and the selected companies, IAP calculated the following multiples and ratios:
•
price as a multiple of BVPS (excluding AOCI) (“P/BVPS”);

•
price as a multiple of estimated 2023 adjusted operating earnings per share (“2023E P/Op. EPS”); and

•
price as a multiple of estimated 2024 adjusted operating earnings per share (“2024E P/Op. EPS”).

The selected companies and the results of these analyses are summarized below:
Selected Company	P/BVPS (excluding AOCI)	2023E P/Op. EPS12	2024E P/Op. EPS12
MetLife, Inc.	1.07x	7.3x	6.7x
Prudential Financial, Inc.	0.88x	7.1x	6.7x
Principal Financial Group, Inc.	1.32x	11.3x	10.0x
Corebridge Financial Inc.	0.51x	4.6x	3.6x
Equitable Holdings, Inc.	1.06x	4.7x	3.9x
Voya Financial, Inc.	1.32x	9.4x	8.3x
Lincoln National Corporation	0.34x	2.6x	2.2x
American Equity Investment Life Holding Company	0.68x	6.9x	6.3x
Jackson Financial Inc.	0.26x	2.2x	1.9x
Brighthouse Financial Inc.	0.30x	2.9x	2.5x
CNO Financial Group Inc.	0.72x	8.0x	7.4x

1
“Adjusted operating earnings per share” for each selected company reflects its earnings per share excluding the impact of unusual or non-core gains and losses, including realized and unrealized gains and losses.

2
“Adjusted operating earnings per share” for the Company is referred to in the Management Projections under “Financial Projections” as “Fully Diluted Earnings Per Share.”

The overall lower quartile and upper quartile P/BVPS (excluding AOCI) multiples observed for the selected companies were 0.43x and 1.07x, respectively (with a median of 0.72x and mean of 0.77x). The overall lower quartile and upper quartile 2023E P/Op. EPS multiples observed for the selected companies were 3.7x and 7.6x, respectively (with a median of 6.9x and mean of 6.1x), and the overall lower quartile and upper quartile 2024E P/Op. EPS multiples observed for the selected companies were 3.1x and 7.1x, respectively (with a median of 6.3x and mean of 5.4x).
Based on the results of the foregoing calculations and IAP’s professional judgment and experience, IAP applied (i) a reference range of P/BVPS (excluding AOCI) multiples of 0.60x to 0.80x to the Company’s December 31, 2022 fully diluted BVPS (excluding AOCI) of $19.78 per the Company’s public filings to derive a range of implied values per share of Company Common Stock of $11.87 to $15.83; (ii) a reference range of 2023E P/Op. EPS multiples of 4.0x to 6.0x to the Company’s estimated 2023 adjusted operating earnings per share of $3.61 based on the Management Projections to derive a range of implied values per share of Company Common Stock of $14.46 to $21.69; and (iii) a reference range of 2024E P/Op. EPS multiples of 3.5x to 5.5x to the Company’s estimated 2024 adjusted operating earnings per share of $5.87 based on the Management Projections to derive a range of implied values per share of Company Common Stock of $20.56 to $32.31.
Precedent Transactions Analysis. IAP reviewed and analyzed certain financial information relating to the following transactions in the U.S. life insurance and annuities industry since 2010 involving publicly traded targets and select private targets in which the consideration paid was all or a majority cash:
•
Brookfield Asset Management Reinsurance Partners Ltd.’s acquisition of American National Group, Inc. announced in August 2021;

•
Farm Bureau Property & Casualty Insurance Company’s acquisition of FBL Financial Group Inc. announced in May 2021;

•
Massachusetts Mutual Life Insurance Company’s acquisition of Great American Life Insurance Company announced in January 2021;

•
KKR & Co. Inc.’s acquisition of Global Atlantic Financial Group Limited announced in July 2020;

•
Fidelity National Financial, Inc.’s acquisition of FGL Holdings announced in February 2020;

•
Aquarian Investors Heritage Holdings, LLC’s acquisition of Investors Heritage Capital Corporation announced in October 2017;

•
CF Corporation’s acquisition of Fidelity and Guaranty Life Insurance Company announced in May 2017;

•
Nassau Reinsurance Group Holdings L.P.’s acquisition of The Phoenix Companies Inc. announced in September 2015; and

•
Athene Holding Ltd.’s acquisition of Presidential Life Corporation announced in July 2012.

For each of the selected transactions, IAP calculated the multiples of the deal value reported in press releases, public filings and other publicly available sources (“Deal Value”) to GAAP earnings per share for the last twelve months (“LTM GAAP EPS”) and the Deal Value to BVPS (excluding AOCI). Such calculations were performed based on information obtained from press releases, public filings and other publicly available sources.
The selected transactions and the results of these analyses are summarized below:

Date Announced	Acquiror	Target	Deal Value (in millions)	Deal Value/ LTM GAAP EPS	Deal Value/ BVPS (excluding AOCI)
08/09/2021	Brookfield Asset Management Reinsurance Partners Ltd.	American National Group, Inc.	$5,111	5.8x	0.78x
05/03/2021	Farm Bureau Property & Casualty Insurance Company	FBL Financial Group Inc.	$1,498	20.7x	1.35x
01/27/2021	Massachusetts Mutual Life Insurance Company	Great American Life Insurance Company	$3,500	8.3x	1.22x
07/08/2020	KKR & Co. Inc.	Global Atlantic Financial Group Limited	$4,354	6.1x	1.00x
02/07/2020	Fidelity National Financial, Inc.	FGL Holdings	$2,771	26.9x	1.35x
10/27/2017	Aquarian Investors Heritage Holdings, LLC	Investors Heritage Capital Corporation	$60	N/A	1.18x
05/24/2017	CF Corporation	Guaranty Life Insurance Company	$1,835	16.7x	1.13x
09/29/2015	Nassau Reinsurance Group Holdings L.P.	The Phoenix Companies Inc.	$217	N/A	0.47x
07/13/2012	Athene Holding Ltd.	Presidential Life Corporation	$415	11.8x	0.69x
The overall lower quartile and upper quartile Deal Value/ LTM GAAP EPS multiples observed for the selected transactions were 7.2x and 18.7x, respectively (with a median of 11.8x and mean of 13.7x). The overall lower quartile and upper quartile Deal Value/BVPS (excluding AOCI) multiples observed for the selected transactions were 0.78x and 1.22x, respectively (with a median of 1.13x and mean of 1.02x).
Based on the results of the foregoing calculations and IAP’s professional judgment and experience, IAP applied (i) a reference range of Deal Value/ LTM GAAP Earnings multiples of 7.0x to 12.0x to the Company’s GAAP EPS for the year ended December 31, 2022 of $1.88 per the Company’s public filings to derive a range of implied values per share of Company Common Stock of $13.13 to $22.51; and (ii) a reference range of Deal Value/BVPS (excluding AOCI) multiples of 0.80x-1.13x to the Company’s December 31, 2022 fully diluted BVPS (excluding AOCI) of $19.78 per the Company’s public filings to derive a range of implied values per share of Company Common Stock of $15.83 to $22.36.
Net Present Value Analysis. IAP performed an illustrative net present value analysis to determine a range of implied net present values per share of the Company Common Stock based on the Management Projections. IAP used a range of discount rates from 16.0% to 20.0% and terminal values at December 31, 2026 calculated using a range of price as a multiple of adjusted BVPS (excluding AOCI) (“P/Adjusted BVPS”) estimated multiples of 0.60x-0.80x and a range of price as a multiple of adjusted EPS (“P/Adjusted EPS”) estimated multiples of 4.0x to 6.0x and discounted the results to January 1, 2023. This analysis resulted in a range of implied net present values per share of Company Common Stock of $16.97 to $19.75 using the P/Adjusted BVPS multiples and $21.29 to $27.89 using the P/Adjusted EPS multiples.
Implied Premiums Paid. IAP calculated the premium of the reported purchase prices to the closing market prices of the target’s common stock one-day prior to the announcement date and 30 days prior to the announcement date based on information obtained from press releases, public filings and publicly available data with respect to (i) all financial services transactions since January 1, 2010 and (ii) all life insurance and P&C insurance underwriter transactions since January 1, 2010, in each case, comprised of only those transactions that were consummated, in which the consideration paid was all cash or a majority of such consideration was cash, in which the target was a publicly traded company and where the transaction value was greater than $50 million. The following tables present the results of the analysis:

All Financial Services Transactions Since January 1, 2010 (222 transactions)
	Lower Quartile	Mean	Median	Upper Quartile
Premium paid % to one-day prior closing price	12.1%	33.4%	26.3%	45.5%
Premium paid % to 30 days prior closing price	18.9%	38.6%	33.5%	49.1%
All Life & P&C Insurance Underwriter Transactions Since January 1, 2010 (42 transactions)
	Lower Quartile	Mean	Median	Upper Quartile
Premium paid % to one-day prior closing price	10.6%	31.7%	24.7%	41.8%
Premium paid % to 30 days prior closing price	17.6%	35.3%	30.1%	44.5%
IAP compared such premiums with the implied premiums that the Merger Consideration represented relative to the closing price for the Company Common Stock on April 24, 2023 of $13.17, representing an implied transaction premium of 105.0% and on March 27, 2023 of $16.56, representing an implied transaction premium of 63.1%.
General. IAP prepared these analyses for purposes of rendering its Opinion to the Company Board as to the fairness, from a financial point of view, to the holders of the Company Common Stock (other than Excluded Shares) of the Merger Consideration to be received in the Merger by such holders pursuant to the Merger Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. These analyses are inherently subject to uncertainty and are based upon numerous factors or events beyond the control of the parties or their respective advisors. As such, none of the Company, IAP or any other person assumes responsibility for future results being materially different from those forecast.
As described above, IAP’s Opinion to the Company Board was one of many factors taken into consideration by the Company Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by IAP in connection with rendering its Opinion and is qualified in its entirety by reference to the Opinion attached as Annex B.
IAP and its affiliates are engaged in advisory, securities and financing and other financial and non-financial activities and services for various persons and entities. During the two-year period prior to the date of IAP’s Opinion, IAP and its affiliates did not provide any services to, and did not receive any compensation from, the Company, Parent, the Equity Investors and/or their respective affiliates. IAP or its affiliates may in the future provide investment banking, placement agent and other services to the Company and/or its affiliates from time to time for which IAP or its affiliates may receive compensation. IAP or its affiliates may in the future provide investment banking, placement agent and other services to Parent, the Equity Investors and/or their respective affiliates from time to time for which IAP or its affiliates may receive compensation.
The Company Board selected IAP to act as a financial advisor because IAP is a nationally recognized insurance advisory and valuation firm that has substantial experience in providing such services in connection with transactions similar to the Merger. Pursuant to the IAP Engagement Letter, the Company engaged IAP to act as a financial advisor to the Company Board with respect to providing a fairness opinion in connection with the Company’s consideration of a potential sale of the Company. Pursuant to the terms of the IAP Engagement Letter, the Company has agreed to pay IAP a fee of $350,000, which fee became payable in its entirety upon the signing of the Merger Agreement and the delivery by IAP of its Opinion to the Company Board. In addition, the Company has agreed to reimburse IAP for its expenses, including attorneys’ fees and disbursements, and to indemnify IAP and related persons against various liabilities arising out of IAP’s engagement.
Interests of Midwest’s Directors and Executive Officers in the Merger
When considering the recommendation of the Company Board that the Midwest stockholders should vote to approve the Merger Proposal, the Midwest stockholders should be aware that the directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of the Midwest stockholders generally, as more fully described below. The Company Board was aware of and considered these interests, among other matters, to the extent that they existed at the time, in reaching the determination that the terms and conditions of the Merger and the Merger Agreement were advisable and in the best interests of Midwest and its stockholders, in reaching its decision to approve and adopt the Merger Agreement and in making their recommendation that the stockholders vote in favor of the approval of the Merger Proposal.
These interests include:
•
at the Effective Time of the Merger, each Company Stock Option and Company Restricted Stock Unit Award will receive the treatment described in the section of this proxy statement captioned “The Merger-Interests of Midwest’s Directors and Executive Officers in the Merger-Treatment of Company Stock Options and Company Restricted Stock Unit Awards”;

•
new employment agreements entered into between Merger Sub and each of Ms. Georgette Nicholas and Mr. Michael Minnich, dated as of April 30, 2023, that will become effective on and following the consummation of the Merger, as described in more detail in the section of this proxy statement captioned “The Merger — Arrangements with Parent”;

•
eligibility of Midwest’s executive officers to receive severance payments and benefits under the terms of their individual employment agreements, as described in more detail in the section of this proxy statement captioned “The Merger-Interests of Midwest’s Directors and Executive Officers in the Merger-Payments Upon Termination at or Following Change in Control”;

•
eligibility of Midwest’s executive officers and non-employee directors to receive payment for their outstanding Company Stock Options and shares of Company Restricted Stock Unit Awards, whether vested or unvested, as described in more detail in the section of this proxy statement captioned “The Merger-Equity Interests of Midwest’s Executive Officers and Non-Employee Directors”;

•
eligibility of Midwest’s executive officers to participate in a management incentive plan to be put in place following the consummation of the Merger, as described in more detail in the section of this proxy statement captioned “The Merger — Arrangements with Parent”; and

•
continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Corporation.

If the Merger Proposal is approved, the shares of Company Common Stock held by Midwest directors and executive officers will be treated in the same manner as outstanding shares of Company Common Stock held by all other Midwest stockholders. For more information, please see the section of this proxy statement captioned “The Merger — Interests of Midwest’s Directors and Executive Officers in the Merger.”
Arrangements with Parent
Ms. Georgette Nicholas and Mr. Michael Minnich have each entered into a new employment agreement with Merger Sub, dated as of April 30, 2023, that will become effective on and following the consummation of the Merger. These employment agreements are substantially similar to Ms. Nicholas’s and Mr. Minnich’s existing arrangements.
Georgette Nicholas. Georgette Nicholas serves as the Company’s Chief Executive Officer. Under the terms of her new employment agreement, Ms. Nicholas is employed for an indefinite duration and is entitled to a base salary of $350,000 per year, subject to increase at the discretion of the Company. Ms. Nicholas is also eligible to receive an annual target bonus of 75% of her base salary, and the actual annual bonus paid may range from 0% to a maximum of 150% of her base salary, determined based upon achievement of performance goals established by the Company Board. Ms. Nicholas is also entitled to customary benefits, including health insurance and other fringe benefits and expense reimbursements. Ms. Nicholas’s employment agreement, together with the appended proprietary rights agreement, subjects Ms. Nicholas to the following restrictive covenants: (i) non-solicitation of employees, vendors, customers and clients of the Company during employment and for two years thereafter; (ii) non-competition during employment and for a period of one year thereafter; and (iii) perpetual non-disclosure of confidential information. Ms. Nicholas’s employment agreement also provides for severance upon certain terminations of employment, as described below under “The Merger-Interests of Midwest’s Directors and Executive Officers in the Merger-Payments Upon Termination at or Following Change in Control.”
Michael Minnich. Mr. Minnich serves as the Company’s President and Chief Investment Officer. Under the terms of his new employment agreement, Mr. Minnich is employed for an indefinite duration and is entitled to a base salary of $300,000 per year. Mr. Minnich is also eligible to receive an annual target bonus of 75% of his base salary, and the actual annual bonus paid may range from 0% to a maximum of 150% of his base salary, with each bonus to be determined based upon achievement of performance goals established by the Company Board. Mr. Minnich is also entitled to customary benefits, including health insurance and other fringe benefits and expense reimbursements. Mr. Minnich’s employment agreement, together with the appended proprietary rights agreement, subjects Mr. Minnich to the following restrictive covenants: (i) non-solicitation of employees, vendors, customers and clients of the Company during employment and for two years thereafter; (ii) non-competition during employment and for a period of one year thereafter; and (iii) perpetual non-disclosure of confidential information. Mr. Minnich’s employment agreement also provides for severance upon certain terminations of employment, as described below under “The Merger-Interests of Midwest’s Directors and Executive Officers in the Merger-Payments Upon Termination at or Following Change in Control.”
The material changes to Ms. Nicholas’s and Mr. Minnich’s new employment agreements, as compared to their current employment agreements, are as follows: (i) the agreements no longer provide for up to six months of salary continuance during any illness- or disability-related leave of absence; (ii) the agreements no longer provide for twelve months of salary continuance following resignation without good reason or retirement, which payments were conditioned upon Ms. Nicholas’s and Mr. Minnich’s, as applicable, execution of a release of claims and continued compliance with his or her respective post-employment obligations; and (iii) the agreements no longer provide for enhanced severance protection following a termination of employment in connection with or within twelve months following a change in control. For more information relating to Ms. Nicholas’s and Mr. Minnich’s severance benefits following the Merger, please see the section of this proxy statement captioned “The Merger-Interests of Midwest’s Directors and Executive Officers in the Merger-Payments Upon Termination at or Following Change in Control.”
In addition, certain executive officers may be eligible to participate in a management incentive plan to be established shortly following the Closing. A term sheet (the “Term Sheet”) setting out the principal terms and conditions of the proposed management incentive plan was prepared in connection with the Merger Agreement. Pursuant to the Term Sheet, an entity (“Holdings”) that will become the direct or indirect parent entity of Midwest in connection with the consummation of the Merger, will establish an incentive equity pool representing 12% of its equity outstanding as of the Closing Date on a fully-diluted basis (the “Equity Pool”), with seven-twelfths (or approximately 58.3%) of the Equity Pool to be allocated by the board of directors of Holdings, in consultation with Ms. Nicholas, on or shortly following the Closing Date. The Equity Pool will consist solely of non-voting equity interests in Holdings intended to qualify as “profits interests” for U.S. federal income tax purposes (the “Profits Interests”). Each Profits Interest will only participate in distributions under the proposed management incentive plan with respect to value appreciation occurring after the grant date of such Profits Interest and will not participate in any distributions (other than tax distributions with respect to Profits Interests) until (i) the equityholders of Holdings (other than the holders of Profits Interests) at the time of grant of such Profits Interest have received back an amount equal to the return of capital, and (ii) such Profits Interest has vested, subject, in all events, to any distribution threshold applicable to the Profits Interests. The Term Sheet also proposes customary forfeiture, repurchase right, clawback, and equityholder rights and obligations, as well as post-termination restrictive covenants. Further, the Term Sheet contemplates (i) 40% of each Profits Interests award subject to time-based vesting over five (5) years, or earlier upon a liquidity event, and (ii) 60% of each Profits Interests award subject to performance-based vesting and eligibility to vest upon a liquidity event, subject to continued employment. Definitive documents reflecting the terms set forth in the Term Sheet, to be effective upon (and conditioned upon the occurrence of) the consummation of the Merger, have not yet been finalized, nor have any determinations been made regarding the recipients, or size, of individual Profit Interest grants.
Other than as described above, as of the date of this proxy statement, none of our executive officers has entered into any agreement with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates. Prior to and following the Closing, however, certain of our executive officers may have discussions, and following the Closing, may enter into agreements with, Parent, the Surviving Corporation, their subsidiaries or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates.
Insurance and Indemnification of Directors and Executive Officers
Under the Merger Agreement all rights to indemnification, advancement of expenses, and exculpation from liabilities for acts or omissions now existing in favor of each current and former director, officer or employee of Midwest or any of its subsidiaries and each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of Midwest or any of its subsidiaries (each, together with such person’s heirs, executors or administrators, an “Indemnified Party”) as provided in the charter documents of Midwest or any of its subsidiaries, in each case as in effect on the date of the Merger Agreement, or pursuant to any other contracts in effect on the date thereof will survive the Merger and will remain in full force and effect in accordance with their terms.
For a period of six (6) years from the Effective Time, the Surviving Corporation will, and Parent will cause the Surviving Corporation to, cause the charter documents of the Surviving Corporation and its subsidiaries to contain provisions with respect to indemnification, advancement of expenses, and exculpation that are at least as favorable to the Indemnified Parties as the indemnification, advancement of expenses, and exculpation provisions set forth in the charter documents of Midwest and its subsidiaries as of the date of the Merger Agreement. During such six (6) year period, such provisions may not be repealed, amended or otherwise modified in any manner that would or would reasonably be expected to adversely affect the rights thereunder of any individuals who were a former director, officer or employee of the Company or any of its subsidiaries, except as required by applicable law. Each of Parent and the Surviving Corporation will, to the fullest extent permitted under applicable law, indemnify and hold harmless (and advance funds in respect of each of the foregoing) against any costs or expenses including advancing attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law; provided that any Indemnified Party to whom expenses are so advanced provides an undertaking to repay such advances if it is ultimately determined by final adjudication by the applicable court presiding over such action that such Indemnified Party is not entitled to such advanced expenses, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with the fact that such person is or was a director, officer or employee of the Company or any of its subsidiaries or a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of Midwest or any of its subsidiaries and (including in connection with any action or omission occurring or alleged to have occurred whether before or after the Effective Time). In the event of any such actual or threatened claim, action, suit, proceeding or investigation, Parent and the Surviving Corporation will cooperate with the Indemnified Party in the defense of any such actual or threatened claim, action, suit, proceeding or investigation. Parent will pay, subject to a receipt of an undertaking from any applicable Indemnified Party to whom expenses are advanced that such Indemnified Party will repay all such advances if it is ultimately determined by final judicial decision from which there is no further right to appeal that such Indemnified Party is not entitled to be indemnified or entitled to such advanced expenses, all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in the Merger Agreement.
For a period of six (6) years from the Effective Time, Parent will cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by Midwest and its subsidiaries with respect to matters arising on or before the Effective Time; provided, however, that after the Effective Time, Parent will not be required to pay annual premiums in excess of 300% of the last annual premium paid by the Company prior to the date of the Merger Agreement in respect of the coverage required to be obtained pursuant hereto, but in such case will purchase as much coverage as reasonably practicable for such amount. At Midwest’s option, Midwest may purchase, prior to the Effective Time, a six (6) year prepaid “tail” policy on terms and conditions providing substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by Midwest and its subsidiaries with respect to matters arising on or before the Effective Time, covering without limitation the Transactions. If such “tail” prepaid policy has been obtained by Midwest prior to the Effective Time, Parent will cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation, and no other party will have any further obligation to purchase or pay for insurance under the Merger Agreement.
Employee Benefits
For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement-Employee Benefits.”
Treatment of Company Stock Options and Company Restricted Stock Unit Awards
All Company Stock Options held by Midwest’s executive officers and non-employee directors (whether vested or unvested), other than Unvested Company Options held by Eoin Elliffe, are treated as “Vested Company Options” under the Merger Agreement and all Company Restricted Stock Unit Awards held by Midwest’s non-employee directors (whether vested or unvested) are treated as “Vested Company RSUs” under the Merger Agreement. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement-Merger Consideration-Treatment of Company Stock Options and Company Restricted Stock Unit Awards.”
Payments Upon Termination at or Following Change in Control
Midwest is party to employment agreements or letter agreements with each of its named executive officers. These agreements provide for the basic terms of the named executive officers’ employment, and provide certain severance rights in the event of a qualifying termination of employment, as described below.
Georgette Nicholas and Michael Minnich.
Each of Ms. Nicholas and Mr. Minnich entered into a new employment agreement with Merger Sub in connection with the Merger, as described in “The Merger — Arrangements with Parent,” above. Pursuant to the terms of these new employment agreements, if the Company terminates Ms. Nicholas’s or Mr. Minnich’s employment for any reason other than death, disability, or for good cause, or if Ms. Nicholas or Mr. Minnich resigns with good reason (each such term, as applicable, as defined in their respective employment agreement), and provided they sign and do not revoke a release of claims in favor of the Company, then Ms. Nicholas or Mr. Minnich, as applicable, is entitled to the following: (a) continued payment of an amount equal to their base salary and target bonus over a 12-month period; and (b) subject to their timely election of continuation coverage under Section 4980B of the Internal Revenue Code of 1986, Part 6 of Subtitle B of Title I of ERISA and any similar state law (“COBRA”), a lump sum amount equal to the total monthly premiums that would be necessary to continue participation by Ms. Nicholas or Mr. Minnich, as applicable, and their eligible dependents in the Company’s group health plan (to the extent permitted under applicable law and the terms of such plan) for a period equal to 12 months following the date of termination.
If Ms. Nicholas’s or Mr. Minnich’s employment terminates upon their death, disability or by the Company for good cause (as defined therein), they will be entitled to only their earned but unpaid base salary and, except in the event of termination for good cause, earned but unpaid annual bonus through the date of termination.
Each of Ms. Nicholas’s and Mr. Minnich’s employment agreements also provides that, in the event part or all of the compensation, payments or benefits payable to the executive would constitute a parachute payment within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, then the payments will be reduced to the largest amount which would result in no portion of the payments being subject to the excise tax if such reduction will provide the executive officer with the best net after-tax result.
Eoin Elliffe.
If the Company terminates Mr. Elliffe’s employment for any reason other than death, disability, or for good cause, or if Mr. Elliffe resigns with good reason (each such term, as applicable, as defined in his employment agreement), and provided he signs and does not revoke a release of claims in favor of the Company, then Mr. Elliffe is entitled to the following:
•
if such termination occurs in connection with or within the 12-month period following the effective date of a change in control event (defined therein), (a) a lump sum payment in an amount equal to two (2) times the sum of his base salary and target bonus relating to the calendar year of termination; (b) full vesting of all equity awards granted to him (with all performance vesting awards being deemed achieved at target); and (c) subject to his timely election of continuation coverage under COBRA, reimbursement of the monthly premiums that would be necessary to continue participation by Mr. Elliffe and his eligible dependents in the Company’s group health plan (to the extent permitted under applicable law and the terms of such plan) for a period of 18 months following the date of termination; or

•
if such termination occurs at any other time, (a) continued payment of an amount equal to his base salary and target bonus over a period equal to his non-compete period; (b) accelerated vesting of all equity awards granted to him at the Company Board’s discretion; and (c) subject to his timely election of continuation coverage under COBRA, reimbursement of the monthly premiums that would be necessary to continue participation by Mr. Elliffe and his eligible dependents in the Company’s group health plan (to the extent permitted under applicable law and the terms of such plan) for a period equal to his non-compete period following the date of termination.

If Mr. Elliffe resigns without good reason (as defined in his employment agreement), and provided he signs and does not revoke a release of claims in favor of the Company, then Mr. Elliffe is entitled to the following: (a) continued payment of an amount equal to his base salary over a period equal to his non-compete period, provided that the Company can cease payment at any time if it waives the non-compete period; and (b) any earned by unpaid annual bonus for the prior performance year.
Mr. Elliffe’s employment agreement also provides that, in the event part or all of the compensation, payments or benefits payable to him would constitute a parachute payment within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, then the payments will be reduced to the largest amount which would result in no portion of the payments being subject to the excise tax if such reduction will provide the executive officer with the best net after-tax result.
Thomas Bumbolow and Elliot Sperber.
Messrs. Bumbolow and Sperber are each entitled to a severance package in connection with a qualifying termination that occurs in connection with or within 12 months of a change in control event, and provided they sign and do not revoke a release of claims in favor of the Company, equal to the following: (a) a lump sum amount equal to the sum of their annual base salary and target bonus; (b) full vesting of all of their equity awards (with all performance vesting awards being deemed achieved at target); and (c) subject to their timely election of continuation coverage under COBRA, reimbursement of the monthly premiums that would be necessary to continue participation by each of Messrs. Bumbolow and Sperber, as applicable, and their eligible dependents in the Company’s group health plan (to the extent permitted under applicable law and the terms of such plan) for a period of 12 months following the date of termination.
Quantification of Potential Payments to Certain Midwest Executive Officers in Connection with the Merger
In accordance with Item 402(t) of Regulation S-K, the table below sets forth the compensation that is based on or otherwise relates to the Merger that may become payable to Midwest’s named executive officers in connection with the Merger. This group of named executive officers is the same group as those in our proxy statement filed with the SEC on April 24, 2023. Please see the section of this proxy statement captioned “—Payments Upon Termination at or Following Change in Control” for further information regarding certain elements of this compensation.
The table below assumes that:
•
the Closing occurs on September 1, 2023 (which is the assumed date solely for purposes of this golden parachute compensation disclosure);

•
the number of unvested Midwest equity awards held by the named executive officers is as of September 1, 2023, and excludes any additional grants that may occur following such date;

•
pursuant to applicable proxy disclosure rules, the value of the equity award acceleration below is calculated based on the number of shares covered by the applicable Company Stock Options and Company Restricted Stock Unit Awards that are accelerating multiplied by $27.00 per share (less the applicable exercise price per share in the case of Company Stock Options);

•
all Company Stock Options held by each named executive officer as of the Closing remain unexercised;

•
the employment of each named executive officer is terminated immediately following the Closing in a manner entitling the named executive officer to receive the severance benefits described in the section of this proxy statement captioned “— Payments Upon Termination at or Following Change in Control”;

•
the named executive officer’s base salary rate and annual target bonus are as in effect as of the date of this filing; and

•
no named executive officer enters into a new agreement or is otherwise legally entitled to, before the Effective Time, additional compensation or benefits.

The amounts shown in the table below do not include the value of payments or benefits that would have been earned, or any amounts associated with equity awards that would vest pursuant to their terms, on or prior to the Closing, or the value of payments or benefits that are not based on or otherwise related to the Merger.
The amounts set forth in the table below are based on the assumptions described in the preceding paragraph and in the footnotes accompanying the table. The assumptions based upon which we have estimated the amounts in the table below may or may not actually occur. Accordingly, the amounts ultimately received by a named executive officer in connection with the Merger may differ from the amounts set forth below. For purposes of the footnotes to the table below, “single trigger” refers to benefits that arise solely as a result of the Closing, and “double trigger” refers to benefits that require two conditions, which are the Closing and a qualifying termination. For more information, see the section of this proxy statement captioned “— Equity Interests of Midwest’s Executive Officers and Non-Employee Directors” for a quantification of the amounts that the named executive officers will receive in respect of equity awards at the Effective Time.
Golden Parachute Compensation
Name	Cash ($)(1)	Equity ($)(2)	Benefits ($)(3)	Total ($)
Georgette Nicholas	$612,500	$273,350	$396	$886,246
Michael Minnich	$547,050	—	$0	$547,050
Eoin Elliffe	$966,455	$303,400	$30,852	$1,300,707
Elliot Sperber	$512,600	$331,450	$0	$844,050
Thomas Bumbolow	$516,760	$253,900	$20,568	$791,228

(1)
The amounts listed in this column for each named executive officer represent the “double-trigger” cash severance payments to which each of these named executive officers may become entitled under their employment agreements, as described in more detail in the section of this proxy statement captioned “— Payments Upon Termination at or Following Change in Control.” To be eligible for such “double-trigger” cash severance benefits, the employment of the named executive officer must terminate without “cause” (other than on account of death or disability) or the executive officer must resign for “good reason” in connection with the change in control, as provided under the terms of their employment agreements and described in the section of this proxy statement captioned “— Payments Upon Termination at or Following Change in Control” (for the purposes of the table above, a “Qualifying Termination”).

(2)
For each named executive officer other than Mr. Elliffe, the amount listed in this column represents the estimated value of payments to which the named executive officer may become entitled at the Effective

Time pursuant to the Merger Agreement for unvested equity awards (which are “single trigger” benefits). The full payment for unvested equity awards set forth in the table above for such named executive officers would be considered “single trigger” benefits. For Mr. Elliffe, the amount listed in this column represents the estimated value of payments to which he may become entitled in relation to his unvested equity awards if his employment is terminated by Parent or its affiliates without cause, or if he resigns with good reason, following the Effective Time pursuant to the Merger Agreement (which are “double trigger” benefits).
(3)
The amounts listed in this column represent the amount of payments in respect of continued health and welfare coverage to each named executive officer who may become entitled under the terms of their employment agreement, as described in more detail in the section of this proxy statement captioned “— Payments Upon Termination at or Following Change in Control.” To be eligible for such “double-trigger” health and welfare benefits continuation payments, the employment of the executive officer must terminate in a Qualifying Termination. The full amount represents the cost of continuing health and welfare coverage for the entire severance period starting on September 1, 2023, assuming the applicable annual rates, taking into account estimated rate increases, and assuming actual benefit elections made by each executive officer for the 2023 calendar year continue unchanged for the severance period.

Equity Interests of Midwest’s Executive Officers and Non-Employee Directors
Each of our executive officers and non-employee directors is eligible to receive payment or replacement awards with respect to his or her equity awards, as discussed above at “— Treatment of Company Stock Options and Company Restricted Stock Unit Awards.” All Company Stock Options held by Midwest’s executive officers and non-employee directors (whether vested or unvested), other than Unvested Company Options held by Eoin Elliffe, are treated as “Vested Company Options” under the Merger Agreement and all Company Restricted Stock Unit Awards held by Midwest’s non-employee directors (whether vested or unvested) are treated as “Vested Company RSUs” under the Merger Agreement. In addition, each of our executive officers and non-employee directors will receive payment on the same basis as other stockholders in respect of any shares of Company Common Stock they beneficially own at the Effective Time.
The following table sets forth the number of shares of Company Common Stock and the number of shares of Company Common Stock underlying equity awards held by each of Midwest’s executive officers and non-employee directors that are expected to be outstanding as of September 1, 2023. The table also sets forth the values of these shares and equity awards, determined as the number of shares multiplied by the Merger Consideration (minus the applicable per share exercise price for any Vested Company Options).
Name	Shares (#)(1)	Shares ($)(2)	Unvested Company Options (#)(3)	Unvested Company Options ($)	Vested Company Options (#)(4)	Vested Company Options ($)	RSUs (#)(5)	RSUs ($)	Total ($)
Named Executive Officers
Georgette Nicholas	—	—	—	—	30,000	$318,900	—	—	$318,900
Michael Minnich	500,885(6)	$13,523,895	—	—	—	—	—	—	$13,523,895
Eoin Elliffe	—	—	20,000	$303,400	—	—	—	—	$303,400
Elliot Sperber	1,350	$36,450	—	—	27,700	$334,150	—	—	$370,600
Thomas Bumbolow	—	—	—	—	20,000	$253,900	—	—	$253,900
Non-Employee Directors
Kevin Sheehan	43,563	$1,176,201	—	—	—	—	1,163	$31,401	$1,207,602
Yadin Rozov	22,661	$611,847	—	—	—	—	1,163	$31,401	$643,248
Nancy Callahan	3,401	$91,827	—	—	—	—	1,163	$31,401	$123,228
Diane Davis	3,401	$91,827	—	—	—	—	1,163	$31,401	$123,228
John Hompe	3,534	$95,418	67	$134	33	$66	1,163	$31,401	$127,019
Firman Leung	3,434	$92,718	67	$134	33	$66	1,163	$31,401	$124,319

(1)
This number includes shares of Company Common Stock beneficially owned, excluding shares of Company Common Stock issuable upon exercise of Company Stock Options or settlement of outstanding Company Restricted Stock Unit Awards.

(2)
The value is determined using the Merger Consideration of $27.00.

(3)
The number of shares of Company Common Stock subject to Company Stock Options includes Unvested Company Options that are “in-the-money”. The number of shares subject to the Unvested Company Options and the value (determined as the aggregate number of underlying shares multiplied by the Merger Consideration minus the aggregate exercise price with respect to such shares) are as of September 1, 2023. The number of shares set forth in this column does not reflect option exercises following the date of this proxy statement.

(4)
The number of shares of Company Common Stock subject to Company Stock Options includes Vested Company Options that are “in-the-money” (including those Company Stock Options being accelerated in connection with the Merger). The number of shares subject to the Vested Company Options and the value (determined as the aggregate number of underlying shares multiplied by the Merger Consideration minus the aggregate exercise price with respect to such shares) are as of September 1, 2023. The number of shares set forth in this column does not reflect option exercises following the date of this proxy statement.

(5)
This number reflects the number of shares of Company Common Stock subject to outstanding Company Restricted Stock Unit Awards as of September 1, 2023. The number of shares set forth in this column does not reflect any vesting of shares following the date of this proxy statement.

(6)
Shares attributable to Mr. Minnich through his direct and indirect holdings. For more information, see the section of this proxy statement captioned “— Security Ownership of Certain Beneficial Owners and Management.”

Appraisal Rights
If the Merger is consummated and certain conditions are met, stockholders of Midwest (i) who continuously hold shares of Company Common Stock through the Effective Time, (ii) who did not vote their shares in favor of the approval of the Merger Proposal, (iii) who are entitled to demand appraisal rights under Section 262 of the DGCL, (iv) who otherwise properly comply with the applicable requirements and procedures of Section 262 of the DGCL, (v) who do not thereafter withdraw their demand for appraisal of such shares, fail to perfect or otherwise lose their appraisal rights, in each case in accordance with Section 262 of the DGCL, and (vi) in the case of a beneficial owner, a person who (A) reasonably identifies in their demand the stockholder of record of the shares for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by Midwest and to be set forth on the Verified List (as defined in this proxy statement), will be entitled to demand appraisal of their shares of Company Common Stock and receive, if the Merger is consummated, in lieu of the Merger Consideration, an amount in cash equal to the “fair value” of their shares of Company Common Stock (as of the Effective Time, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any), as determined by the Delaware Court of Chancery, in accordance with Section 262 of the DGCL. Stockholders should be aware that the fair value of their shares of Company Common Stock could be more than, the same as, or less than the Merger Consideration and that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the Merger, is not an opinion as to, and does not otherwise address, fair value under Section 262 of the DGCL. Any stockholder contemplating the exercise of such appraisal rights should review carefully the provisions of Section 262 of the DGCL, particularly the procedural steps required to properly demand and perfect such rights.
The following is a summary of the procedures to be followed by stockholders that wish to exercise their appraisal rights under Section 262 of the DGCL. A copy of Section 262 of the DGCL may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. This summary does not purport to be a complete statement of, and is qualified in its entirety by reference to, Section 262 of the DGCL. All references in Section 262 of the DGCL and in this summary to a “stockholder” are to the record holder of shares immediately prior to the Effective Time of the Merger as to which appraisal rights are asserted. A person holding a beneficial interest in shares held of record in the name of another person, such as a broker or nominee, must act promptly to cause the stockholder of record to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. Failure to follow any of the procedures of Section 262 of the DGCL may result in termination or waiver of appraisal rights under Section 262 of the DGCL. Stockholders should assume that Midwest will take no action to perfect any appraisal rights of any stockholder.
Any stockholder who desires to exercise their appraisal rights should review carefully Section 262 of the DGCL and is urged to consult their legal advisor before electing or attempting to exercise such rights. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that Midwest stockholders exercise appraisal rights under Section 262 of the DGCL.
Under Section 262 of the DGCL, where a merger agreement is to be submitted for adoption at a meeting of the stockholders, the corporation, not less than twenty (20) days prior to the meeting, will notify each of the stockholders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and will include in such notice a copy of Section 262 of the DGCL. This proxy statement constitutes the formal notice of appraisal rights under Section 262 of the DGCL, and the required copy of Section 262 of the DGCL may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve their right to do so should review the following discussion and Section 262 of the DGCL at the link provided above carefully because failure to timely and properly comply with the procedures specified may result in the loss of appraisal rights under the DGCL.
If a stockholder elects to exercise appraisal rights under Section 262 of the DGCL, such stockholder must do all of the following:
•
deliver to Midwest a written demand for appraisal of their shares of Company Common Stock prior to the taking of the vote to approve the Merger Proposal, which written demand must reasonably inform us of the identity of the stockholder and that the stockholder intends to demand appraisal of their shares. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the approval of the Merger Proposal. Voting “AGAINST” or failing to vote “FOR” the approval of the Merger Proposal by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL;

•
not vote, or abstain from voting, their shares of Company Common Stock in favor of the approval of the Merger Proposal;

•
continuously hold of record the shares of Company Common Stock from the date on which the written demand for appraisal is made through the Effective Time of the Merger;

•
comply with the procedures of Section 262 of the DGCL for perfecting appraisal rights thereafter, including filing of a petition in the Delaware Court of Chancery requesting a determination of the fair value of their shares of Company Common Stock within one-hundred and twenty (120) days after the Effective Time of the Merger; and

•
for beneficial owners only, such demand is accompanied by documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by Midwest and to be set forth on the Verified List.

Within ten (10) days after the Effective Time of the Merger, the Surviving Corporation will provide notice of the effective date of the Merger to those (i) stockholders of Midwest who have properly made a written demand for appraisal described in the first bullet above (and in more detail below), as required by Section 262 of the DGCL, has not voted in favor of the approval of the Merger Proposal and has not withdrawn or otherwise lost the right to appraisal, and (ii) to any beneficial owner who has demanded appraisal under Section 262. If the Merger is consummated, a failure to make a written demand for appraisal in accordance with the time periods specified in the first bullet above (or to take any of the other steps specified in the above bullets) will be deemed to be a waiver or a termination of such stockholder’s appraisal rights. At any time within sixty (60) days after the Effective Time of the Merger, any stockholder who has demanded an appraisal, but who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw the demand and to accept the Merger Consideration, without interest, specified by the Merger Agreement for their shares of Company Common Stock. Any attempt to withdraw made more than sixty (60) days after the Effective Time of the Merger will require the written approval of the Surviving Corporation and no appraisal proceeding before the Delaware Court of Chancery as to any stockholder will be dismissed without the approval of the Delaware Court of Chancery. Such approval may be conditioned upon any terms the Delaware Court of Chancery deems just; provided, however, that this provision will not affect the right of any stockholder that has made an appraisal demand but who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered in the Merger within sixty (60) days after the Effective Time of the Merger. If the Surviving Corporation does not approve a stockholder’s request to withdraw a demand for appraisal when the approval is required or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder would be entitled to receive only the appraised value determined in any such appraisal proceeding. This value could be higher or lower than, or the same as, the value of the Merger Consideration.
Written Demand by the Stockholder
All written demands for appraisal should be addressed to Midwest Holding Inc., 2900 South 70th Street, Suite 400, Lincoln, Nebraska 68506, Attention: Acting Corporate Secretary. The demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder’s name appears on the stockholder’s certificates (whether in book entry or on physical certificates) evidencing such stockholder’s shares of Company Common Stock. If the shares of Company Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian, or custodian, the demand should be made in that capacity, and if the shares of Company Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be made by or for all owners of record. An authorized agent, including one or more joint owners, may execute the demand for appraisal for a stockholder of record, but such agent must identify the record owner or owners and expressly disclose in such demand that the agent is acting as agent for the record owner or owners of such shares of Company Common Stock.
A record stockholder, such as a broker, bank, fiduciary, depository, or other nominee, who holds shares of Company Common Stock as a nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Company Common Stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners. In such case, the written demand for appraisal must set forth the number of shares of Company Common Stock covered by such demand. Unless a demand for appraisal specifies a number of shares, such demand will be presumed to cover all shares of Company Common Stock held in the name of such stockholder.
Filing a Petition for Appraisal
Within one-hundred and twenty (120) days after the Effective Time of the Merger, but not thereafter, the Surviving Corporation or any stockholder who has complied with Section 262 of the DGCL and is entitled to appraisal rights under Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Company Common Stock held by all stockholders entitled to appraisal rights who did not vote their shares in favor of the Merger and properly demanded appraisal of such shares. If no such petition is filed within that one-hundred and twenty (120)-day period, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares. None of Parent, Merger Sub or Midwest, as the Surviving Corporation, has any obligation to or has any present intention to file a petition and stockholders should not assume that any of the foregoing parties will file a petition or will initiate any negotiations with respect to the fair value of the shares. Accordingly, it is the obligation of the stockholders to initiate all necessary action to perfect their appraisal rights in respect of their shares of Company Common Stock within the period prescribed in Section 262 of the DGCL.
Within one-hundred and twenty (120) days after the Effective Time of the Merger, any stockholder who has complied with Section 262 of the DGCL and the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of Company Common Stock not voted in favor of the approval of the Merger Proposal and with respect to which Midwest has received demands for appraisal, and the aggregate number of stockholders of such shares. Such statement must be mailed within ten (10) days after a written request therefor has been received by the Surviving Corporation or within ten (10) days after the expiration of the period for delivery of demands for appraisal, whichever is later. Notwithstanding the foregoing requirement that a demand for appraisal must be made by or on behalf of the record owner of the shares of Company Common Stock, a person who is the beneficial owner of shares of Company Common Stock held either in a voting trust or by a nominee on behalf of such person, and as to which demand has been properly made and not effectively withdrawn, may, in such person’s own name, file a petition for appraisal or request from the Surviving Corporation the statement described in this paragraph.
If a petition for appraisal is duly filed by any stockholder and a copy of the petition is delivered to the Surviving Corporation, the Surviving Corporation will then be obligated within twenty (20) days after receiving service of a copy of the petition to file with the Delaware Register in Chancery a duly verified list (the “Verified List”) containing the names and addresses of all stockholders who have demanded an appraisal for their shares of Company Common Stock (the “Dissenting Stockholders”) and with whom agreements as to the value of their shares has not been reached. Upon the filing of a petition by a Dissenting Stockholder, the Delaware Court of Chancery may order a hearing and that notice of the time and place fixed for the hearing on the petition will be mailed to the Surviving Corporation and all the Dissenting Stockholders shown on the Verified List. Notice will also be published at least one (1) week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or in another publication deemed advisable by the Delaware Court of Chancery. The costs relating to these notices will be borne by the Surviving Corporation.
If a hearing on the petition is held, the Delaware Court of Chancery is empowered to determine which Dissenting Stockholders have complied with the provisions of Section 262 of the DGCL and are entitled to an appraisal of their shares of Company Common Stock. The Delaware Court of Chancery may require that Dissenting Stockholders submit their share certificates, if any, to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings. The Delaware Court of Chancery is empowered to dismiss the proceedings as to any Dissenting Stockholder who does not comply with such requirement. Accordingly, Dissenting Stockholders are cautioned to retain their share certificates after the Effective Time and thereafter comply with all orders of the Delaware Court of Chancery in respect of such certificates. In addition, assuming the shares of Company Common Stock remain listed on a national securities exchange immediately before the Effective Time, which we expect to be the case, the Delaware Court of Chancery is required to dismiss the appraisal proceedings as to all Dissenting Stockholders unless (i) the total number of shares of Company Common Stock entitled to appraisal exceeds 1% of the outstanding shares of Company Common Stock eligible for appraisal or (ii) the value of the consideration provided in the Merger for such total number of shares of Company Common Stock exceeds $1 million.
Determination of Fair Value
After the Delaware Court of Chancery determines which stockholders are entitled to appraisal, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through the appraisal proceeding, the Delaware Court of Chancery will determine the fair value of the shares of Company Common Stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the Effective Time of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time of the Merger and the date of payment of the judgment. However, at any time before the entry of judgment in the proceedings, the Surviving Corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter only upon the sum of (i) the difference, if any, between the amount so paid by the Surviving Corporation and the fair value of the shares of Company Common Stock as determined by the Delaware Court of Chancery, and (ii) interest accrued before such voluntary cash payment, unless paid at that time.

In determining fair value, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the Delaware Court of Chancery must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise, and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion that does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. An opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to fair value under Section 262 of the DGCL. You should be aware that the fair value of your shares of Company Common Stock as determined under Section 262 of the DGCL could be more than, the same as, or less than the Merger Consideration that you would otherwise be entitled to receive under the terms of the Merger Agreement.
Upon application by the Surviving Corporation or by stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the Verified List and who has submitted such stockholder’s stock certificates, if any, to the Delaware Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights. When the fair value of the shares of Company Common Stock is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the stockholders entitled thereto, forthwith in the case of uncertificated stockholders or upon surrender by certificated stockholders of their stock certificates. The Delaware Court of Chancery’s decree may be enforced as other decrees in the Delaware Court of Chancery may be enforced. The Delaware Court of Chancery may also (i) determine the costs of the proceeding (which do not include attorneys’ fees or the fees and expenses of experts) and tax such costs upon the parties as the Delaware Court of Chancery deems equitable and (ii) upon application of a stockholder, order all or a portion of the expenses incurred by any Dissenting Stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and fees and expenses of experts, to be charged pro rata against the value of all the shares of Company Common Stock entitled to appraisal. In the absence of such an order, each party bears its own expenses. Determinations by the Delaware Court of Chancery are subject to appellate review by the Delaware Supreme Court.
Stockholders considering whether to seek appraisal should bear in mind that the fair value of their shares of Company Common Stock determined under Section 262 of the DGCL could be more than, the same as, or less than the value of the Merger Consideration to be paid in the Merger. Although Midwest believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery. Neither Parent nor Midwest anticipates offering more than the Merger Consideration to any Dissenting Stockholder, and each of Parent and Midwest reserve the right to assert, in any appraisal proceeding, that for purposes of Section 262 of the DGCL, the “fair value” of the shares of Company Common Stock is less than the Merger Consideration.
The process of dissenting and exercising appraisal rights requires compliance with technical prerequisites. Stockholders wishing to exercise their appraisal rights should consult with their own legal counsel in connection with compliance with Section 262 of the DGCL.
Any stockholder who has duly demanded and perfected appraisal rights in compliance with Section 262 of the DGCL will not, after the Effective Time, be entitled to vote his or her shares of Company Common Stock for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to stockholders as of a date prior to the Effective Time.

If any stockholder who demands appraisal of shares under Section 262 of the DGCL fails to perfect, successfully withdraws, or loses such stockholder’s right to appraisal, such stockholder’s shares will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration. A stockholder will fail to perfect, or effectively lose, the stockholder’s right to appraisal if no petition for appraisal is filed within one-hundred and twenty (120) days after the Effective Time of the Merger. Inasmuch as Midwest has no obligation to file such a petition and has no present intention to do so, any stockholder who desires such a petition is advised to file it on a timely basis. In addition, a stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw their demand for appraisal in accordance with Section 262 of the DGCL and accept the Merger Consideration by delivering to Midwest a written withdrawal of such stockholder’s demand for appraisal and acceptance of the terms of the Merger either within sixty (60) days after the Effective Time of the Merger or thereafter with the written approval of Midwest. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that the limitation set forth in this sentence will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the Merger Consideration within sixty (60) days after the Effective Time of the Merger.
STOCKHOLDERS WHO VOTE SHARES IN FAVOR OF THE APPROVAL OF THE MERGER PROPOSAL WILL NOT BE ENTITLED TO EXERCISE APPRAISAL RIGHTS WITH RESPECT THERETO BUT, RATHER, WILL RECEIVE THE MERGER CONSIDERATION.
The foregoing summary of the rights of the stockholders of Midwest to seek appraisal rights under Delaware law does not purport to be a complete statement of the procedures to be followed by the stockholders of Midwest desiring to exercise any appraisal rights available thereunder and is qualified in its entirety by reference to Section 262 of the DGCL. The proper exercise of appraisal rights requires strict adherence to the applicable provisions of the DGCL. A copy of Section 262 of the DGCL may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
Material U.S. Federal Income Tax Consequences of the Merger
The following discussion is a summary of material U.S. federal income tax consequences of the Merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below) whose shares of Company Common Stock are exchanged for cash pursuant to the Merger. This discussion is limited to U.S. Holders and Non-U.S. Holders who hold their shares of Company Common Stock as “capital assets” (generally, property held for investment) within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon the Code, Treasury Regulations promulgated under the Code, court decisions, published rulings, and administrative pronouncements of the Internal Revenue Service (the “IRS”), all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. No ruling from the IRS or opinion of counsel has been or will be sought regarding any matter discussed below. No assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS.
This discussion is for general information purposes only and does not purport to be a complete analysis of all of the U.S. federal income tax considerations that may be relevant to particular holders of Company Common Stock in light of their particular facts and circumstances, or to holders subject to special rules under U.S. federal income tax law, including, for example:
•
banks and other financial institutions;

•
mutual funds;

•
insurance companies;

•
tax-exempt organizations (including private foundations), governmental agencies, instrumentalities or other governmental organizations, and pension funds;

•
retirement plans, individual retirement, and other deferred accounts;

•
partnerships, other entities or arrangements classified as partnerships for U.S. federal income tax purposes, “S corporations,” or any other pass-through entities for U.S. federal income tax purposes (or investors in such entities or arrangements);

•
brokers or dealers in securities, currencies, or commodities;

•
dealers or traders in stocks and securities subject to mark-to-market methods of accounting for their stocks and securities;

•
regulated investment companies or real estate investment trusts, or entities subject to the U.S. anti-inversion rules;

•
U.S. expatriates and certain former citizens or long-term residents of the United States;

•
holders that own or have owned (directly, indirectly, or constructively) 5% or more of Company Common Stock (by vote or value);

•
holders holding shares of Company Common Stock as part of a hedging, constructive sale, or conversion, straddle or other integrated, conversion, or risk reduction transaction, or similar transactions;

•
holders whose shares of Company Common Stock constitute qualified small business stock within the meaning of Section 1202 of the Code;

•
holders that received their shares of Company Common Stock in connection with the performance of services (including pursuant to the exercise of employee stock options, stock purchase rights or stock appreciation rights, as restricted stock or otherwise as compensation), through a tax qualified retirement plan, or pursuant to the exercise of options or warrants;

•
U.S. Holders whose functional currency is not the U.S. dollar;

•
holders who hold their shares of Company Common Stock through a bank, financial institution, or other entity, or a branch thereof, located, organized, or resident outside the United States;

•
holders subject to special tax accounting rules as a result of any item of gross income with respect to the shares of Company Common Stock being taken into account in an “applicable financial statement” (as defined in the Code);

•
holders who are controlled foreign corporations, passive foreign investment companies, or corporations that accumulate earnings to avoid U.S. federal income tax; or

•
holders that do not vote in favor of the Merger and properly demand appraisal of their shares of Company Common Stock under Section 262 of the DGCL.

This discussion does not address any U.S. federal tax considerations other than those pertaining to the income tax (such as estate, gift, or other non-income tax consequences) or any state, local, or non-U.S. income or non-income tax considerations. In addition, this discussion does not address any considerations arising under the net investment income tax or the alternative minimum tax.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of Company Common Stock, the U.S. federal income tax consequences of the Merger to a partner in such partnership will generally depend upon the status of the partner, the activities of the partner and the partnership, and certain determinations made at the partner level. Partnerships holding shares of Company Common Stock and partners therein are urged to consult their own tax advisors regarding the consequences to them of the Merger.
THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE MERGER IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES, INCLUDING U.S. FEDERAL ESTATE, GIFT, AND OTHER NON-INCOME TAX CONSEQUENCES, AND TAX CONSEQUENCES UNDER STATE, LOCAL, OR NON-U.S. TAX LAWS.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of Company Common Stock that is for U.S. federal income tax purposes:

•
an individual who is (or is treated as) a citizen or resident of the United States;

•
a corporation, or other entity treated as a corporation, created, or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust (1) the administration of which is subject to the primary supervision of a court within the United States and the substantial decisions of which are subject to the control of one or more United States persons (as defined in the Code); or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of shares of Company Common Stock that is neither a U.S. Holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.
U.S. Holders
The receipt of cash by a U.S. Holder in exchange for shares of Company Common Stock pursuant to the Merger generally will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one (1) year on the date of the Merger. Long-term capital gains of non-corporate taxpayers (including individuals) generally are taxed at preferential rates. The deductibility of capital losses is subject to limitations. U.S. Holders who hold different blocks of Company Common Stock (shares purchased or acquired at different times or at different prices) are urged to consult their own tax advisor to determine how the above rules apply to them.
Non-U.S. Holders
Subject to the discussion of backup withholding and FATCA below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain realized pursuant to the Merger, unless:
•
the gain is effectively connected with the conduct of a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. residents, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to an additional branch profits tax at a rate of 30% (or a lower rate provided under an applicable income tax treaty) on its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments;

•
such Non-U.S. Holder is an individual who is present in the United States for one-hundred and eighty three (183) days or more in the taxable year of the Merger, and certain other requirements are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate provided under an applicable income tax treaty) and generally may be offset by certain U.S. source capital losses (if any) of the Non-U.S. Holder, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses; or

•
shares of Company Common Stock constitute a United States real property interest (a “USRPI”) by reason of Midwest’s status as a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (“USRPHC”) at any time during the shorter of the five (5)-year period ending on the date of the Effective Time of the Merger and such Non-U.S. Holder’s holding period with respect to the applicable shares of Company Common Stock (the “Relevant Period”) and, if shares of Company Common Stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns directly or is deemed to own pursuant to attribution rules more than 5% of the Company Common Stock at any time during the Relevant Period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. Holders. Although there can be no assurances in this regard, Midwest believes that it is not, and has not been, a USRPHC at any time during the five (5)-year period ending on the date of the Effective Time of the Merger.
Information Reporting and Backup Withholding
Generally, information reporting requirements may apply in connection with payments made to U.S. Holders and Non-U.S. Holders in connection with the Merger.
Backup withholding of tax (currently, at a rate of 24%) generally will apply to the proceeds received by a U.S. Holder pursuant to the Merger, unless the U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. Holder’s correct taxpayer identification number and certifying that such U.S. Holder is not subject to backup withholding, or otherwise establishes an exemption from backup withholding.
A Non-U.S. Holder may be subject to backup withholding of tax (currently, at a rate of 24%) unless the Non-U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable IRS Form W-8), attesting to such Non-U.S. Holder’s status as a non-U.S. person or otherwise establishes an exemption from backup withholding.
Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules generally will be allowed as a credit against such U.S. Holder’s or Non-U.S. Holder’s U.S. federal income tax liability, if any, and may entitle such U.S. Holder or Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.
Additional Withholding Requirements under the Foreign Account Tax Compliance Act (FATCA)
Sections 1471 through 1474 of the Code, and the U.S. Treasury Regulations and administrative guidance issued thereunder (which we refer to as, collectively, “FATCA”), impose a U.S. federal withholding tax of 30 percent on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally imposes a U.S. federal withholding tax of 30 percent on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes.
The U.S. Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate the FATCA withholding applicable to the gross proceeds of a sale or other disposition of Company Common Stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers generally may rely on the proposed regulations until final regulations are issued.
Holders of Company Common Stock are urged to consult with their tax advisors regarding the possible implications of FATCA on the disposition of Company Common Stock pursuant to the Merger.
Regulatory Approvals Required for the Merger
General
Midwest and Parent have agreed to use reasonable best efforts to obtain all regulatory approvals required to consummate the Merger and the Transactions, subject to certain limitations as set forth in the Merger Agreement. The completion of the Merger is subject to obtaining the Insurance Approvals.
Insurance Approval Matters
In accordance with the Merger Agreement, (i) on May 26, 2023, Parent filed with the Nebraska Department of Insurance a “Form A” Application for Approval of the Acquisition of Control of American

Life, seeking approval of the acquisition of control by Parent contemplated by the Merger Agreement, and (ii) on May 5, 2023, the Company filed with the Vermont Department of Financial Regulation a change of control letter with respect to the change of control of Seneca Re contemplated by the Merger Agreement ((i) and (ii), together, the “Insurance Approval Filings”). The completion of the Merger is subject to the approval of the acquisition of control by Parent by the Nebraska Department of Insurance and the change of control by the Vermont Department of Financial Regulation. On May 14, 2023, the Vermont Department of Financial Regulation granted its approval.
Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure that these regulatory clearances and approvals will be timely obtained, obtained at all, or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions, restrictions, qualifications, requirements, or limitations on the Transactions, including the requirement to divest assets, license, or hold separate assets or terminate existing relationships and contractual rights, or agree to other remedies, or require changes to the terms of the Merger Agreement. These conditions or changes could result in the conditions to the Merger not being satisfied.
Midwest and Parent have agreed to use reasonable best efforts to obtain all regulatory approvals required to consummate the Merger and the Transactions, subject to certain limitations as set forth in the Merger Agreement.
Delisting and Deregistration of Company Common Stock
If the Merger is completed, the shares of Company Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act, and shares of Company Common Stock will no longer be publicly traded. As such, Midwest will no longer file periodic reports with the SEC on account of Company Common Stock.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT
The following summary describes the material provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.
The representations, warranties, covenants, and agreements described below and included in the Merger Agreement (i) were made only for purposes of the Merger Agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the Merger Agreement; and (iii) may be subject to important qualifications, limitations, and supplemental information agreed to by Midwest, Parent, and Merger Sub in connection with negotiating the terms of the Merger Agreement and contained in the confidential disclosure letter. In addition, the representations and warranties have been included in the Merger Agreement for the purpose of allocating contractual risk between Midwest, Parent, and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants, and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Midwest, Parent, or Merger Sub, or any of their respective Affiliates or businesses, and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Midwest, Parent, or Merger Sub, or any of their respective Subsidiaries or Affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of Midwest, Parent, and Merger Sub because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Midwest, Parent, Merger Sub, or their respective businesses. Accordingly, the representations, warranties, covenants, and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Midwest and its business.
Effects of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers
The Merger Agreement provides that, on the terms and subject to the satisfaction or, to the extent permissible under applicable Law, waiver of the conditions set forth in the Merger Agreement, at the Effective Time (i) Merger Sub will be merged with and into Midwest, with Midwest becoming a wholly owned Subsidiary of Parent, (ii) the separate corporate existence of Merger Sub will thereupon cease, and (iii) Midwest will be the surviving corporation in the Merger and will continue its corporate existence governed by the laws of the State of Delaware. Midwest, as the corporation surviving the Merger, is sometimes referred to in this proxy statement as the “Surviving Corporation.”
At and after the Effective Time, the Merger will have the effects set forth in the Merger Agreement, the Certificate of Merger and in the applicable provisions of the DGCL. From and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses, and authority of Midwest and Merger Sub will vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, and duties of each of Midwest and Merger Sub will become the debts, liabilities, obligations, restrictions, and duties of the Surviving Corporation.
At the Effective Time, the certificate of incorporation of Midwest will be amended and restated to conform to Exhibit A of the Merger Agreement and, as so amended, will be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The name of the Surviving Corporation will be Midwest Holding Inc.

At the Effective Time, the bylaws of Midwest will be amended and restated to be identical to the bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that all references therein to Merger Sub will be deemed to be references to the Surviving Corporation, and, as so amended, will be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.
From and after the Effective Time, the directors of the Surviving Corporation will be the individuals who served as the directors of Merger Sub as of immediately prior to the Effective Time, and the officers of the Surviving Corporation will be the individuals who served as the officers of Midwest as of immediately prior to the Effective Time, until their respective successors are duly elected and qualified in accordance with applicable law.
Closing and Effective Time
The Merger Agreement requires the closing of the Merger (the “Closing”) to occur on the date which is three (3) Business Days following the satisfaction or waiver of all of the closing conditions of the Merger (described below under the caption “— Conditions to the Closing of the Merger”), other than those conditions to be satisfied at the Closing (or which are waived by the appropriate party), or on such date as Parent and Midwest mutually agree. At the Closing, Parent, Merger Sub, and Midwest will cause the Certificate of Merger to be executed and filed with the Secretary of State of the State of Delaware in accordance with the DGCL and make all other filings or recordings required by DGCL in connection with the Merger. The Merger will become effective upon the time and date the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or such later time and date as Parent and Midwest mutually agree in writing and is specified in the Certificate of Merger in accordance with the DGCL.
Merger Consideration
Company Common Stock
At the Effective Time, and without any further action on the part of the parties or any of Midwest’s stockholders, each share of Company Common Stock of Midwest, par value $0.001 per share, then outstanding immediately prior to the Effective Time (other than (i) Company Common Stock owned by Midwest (or held in treasury), (ii) Company Common Stock owned by Parent or Merger Sub (or any other direct or indirect wholly owned Subsidiary of Parent or Midwest), and (iii) any Dissenting Shares) will be automatically converted into the right to receive the Merger Consideration.
Treatment of Company Stock Options and Company Restricted Stock Unit Awards.
The Merger Agreement provides that, at the Effective Time, each:
(i)   Vested Company Option that is outstanding under any Company Stock Plan immediately prior to the Effective Time will be cancelled and converted into the right of the holder thereof to receive an amount in cash, without interest, equal to the product of: (a) the aggregate number of shares of Company Common Stock subject to such Vested Company Option; multiplied by (b) the excess, if any, of the Merger Consideration over the per share exercise price under such Company Stock Option, less any applicable withholding tax, and any Vested Company Option with a per share exercise price that is equal to or greater than the Merger Consideration will be cancelled as of the Effective Time without payment;
(ii)   Unvested Company Option that is outstanding immediately prior to the Effective Time will be cancelled and replaced with a right to receive an amount in cash, without interest, equal to (a) the number of shares of Company Common Stock for which such Unvested Company Option has not then been exercised multiplied by (b) the excess, if any, of the Merger Consideration over the per share exercise price of such Unvested Company Option, which amount will be subject to the same vesting terms and payment timing as applied to the cancelled and replaced Unvested Company Options, except that in the event that the holder’s continued service with Parent and its Affiliates is terminated by Parent or any of its Affiliates other than for cause or by the holder for good reason or as a result of death or disability, then, subject to the holder’s (or the holder’s estate’s, as applicable) timely execution and non-revocation of a general release of claims in favor of the Company, Parent and their respective Affiliates, and continued compliance with any applicable restrictive covenants in favor of Parent or an Affiliate thereof in effect at the time of such termination, all such amounts will be immediately payable to the holder; provided that any Unvested Company Option with a per share exercise price that is equal to or greater than the Merger Consideration will be cancelled as of the Effective Time without payment;
(iii)   Vested Company RSU that is outstanding under any Company Stock Plan immediately prior to the Effective Time will be cancelled and converted automatically into the right to receive an amount in cash, without interest, equal to the product of: (a) the aggregate number of shares of Company Common Stock subject to such Company Restricted Stock Unit Award; multiplied by (b) the Merger Consideration, less any applicable withholding tax; and
(iv)   Unvested Company RSU outstanding immediately prior to the Effective Time will be cancelled and replaced with a right to receive an amount in cash, without interest, equal to (a) the number of shares of Company Common Stock subject to such award of Unvested Company RSUs as of immediately prior to the Effective Time multiplied by (b) the Merger Consideration, which amount will be subject to the same vesting terms and payment timing as applied to the cancelled and replaced Unvested Company RSUs, except that in the event that the holder’s continued service with Parent and its Affiliates is terminated by Parent or any of its Affiliates other than for cause or by the holder for good reason or as a result of death or disability, then, subject to the holder’s (or the holder’s estate’s, as applicable) timely execution and non-revocation of a general release of claims in favor of the Company, Parent and their respective Affiliates, and continued compliance with any applicable restrictive covenants in favor of Parent or an Affiliate thereof in effect at the time of such termination, all such amounts will be immediately payable to the holder.
Exchange and Payment Procedures
The Merger Agreement provides that the Paying Agent will act as agent for the holders of shares of Company Common Stock and will receive from Parent, the funds to which holders of shares of Company Common Stock will become entitled in connection with the Merger. The Paying Agent will act as agent to the Midwest stockholders to receive the Merger Consideration payments. At or immediately following the Effective Time, Parent will deposit, or cause to be deposited, sufficient funds to pay the aggregate Merger Consideration that is payable in respect of all of the shares of Company Common Stock then outstanding (other than (i) Company Common Stock owned by Midwest (or held in treasury), (ii) Company Common Stock owned by Parent or Merger Sub (or any other director or indirect wholly owned Subsidiary of Parent or Midwest), and (iii) any Dissenting Shares) (the “Payment Fund”). If the Payment Fund is inadequate to pay the amounts to which holders of shares of Company Common Stock are entitled, Parent will promptly deposit, or cause to be deposited, with the Paying Agent additional funds necessary so that the Paying Agent holds sufficient funds to make all remaining payments of Merger Consideration required to be made under the Merger Agreement. Parent will pay, or cause to be paid, all charges and expenses, including those of the Paying Agent, in connection with the exchange of shares of Company Common Stock for the Merger Consideration.
Promptly after the Effective Time (but in no event later than the third (3rd) Business Day thereafter), Parent will mail, or will cause the Paying Agent to mail, to each holder of record of certificated shares of Company Common Stock (a “Certificate”) or non-certificated shares of Company Common Stock represented by book-entry (a “Book-Entry Share”) which immediately prior to the Effective Time represented outstanding shares of Company Common Stock, whose shares of Company Common Stock were converted into the right to receive the Merger Consideration (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the Certificate or Book-Entry Shares in exchange for payment of the Merger Consideration.
Upon (i) surrender to the Paying Agent of a Certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Paying Agent; or (ii) in the case of Book-Entry Shares, receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request), the holder of such Certificate or Book-Entry Share will be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly represented by such Certificate or Book-Entry Share, and the Certificate or Book-Entry Share so surrendered will forthwith be cancelled.

If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Book-Entry Share, as applicable, is registered, it will be a condition to such payment that: (i) such Certificate will be properly endorsed or will otherwise be in proper form for transfer or such Book-Entry Share will be properly transferred; and (ii) the Person requesting such payment will pay to the Paying Agent any transfer taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Book-Entry Share, as applicable, or establish to the reasonable satisfaction of the Paying Agent that such tax has been paid or is not payable.
Any portion of the Payment Fund that remains unclaimed by the holders of Certificates or Book-Entry Shares twelve (12) months after the Effective Time will be returned to the Surviving Corporation (or, at the option of Parent, Parent), upon demand, and any such holder who has not exchanged Certificates or Book-Entry Shares for the Merger Consideration in accordance with the Merger Agreement prior to that time will thereafter look only to the Surviving Corporation or Parent, as applicable (subject to abandoned property, escheat, or other similar Laws), as general creditors thereof, for payment of the Merger Consideration without any interest.
Withholding
Each of the Paying Agent, Midwest, Parent, Merger Sub and the Surviving Corporation, as applicable, are entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to the Merger Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any applicable tax laws. To the extent that amounts are deducted and withheld and paid to the applicable taxing authority, such amounts will be treated as having been paid to the Person in respect of which the deduction and withholding was made.
Representations and Warranties
The Merger Agreement contains representations and warranties of Midwest, Parent, and Merger Sub.
Some of the representations and warranties in the Merger Agreement made by Midwest are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the Merger Agreement, a “Company Material Adverse Effect” means any event, change, fact, condition, circumstance or occurrence that, when considered either individually or in the aggregate together with all other adverse events, changes, facts, conditions, circumstances or occurrences, that has had or would reasonably be expected to have a material adverse effect on (a) the financial condition, business or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company to timely consummate the Merger; provided, however, that, for purposes of the foregoing clause (a), none of the following will constitute (either alone or in combination) or will be taken into account in determining whether or not there has been or would reasonably be expected to be a Company Material Adverse Effect (subject to the limitations set forth below):
(i)   the execution and delivery of the Merger Agreement and the other transaction documents, the consummation of the Transactions or the announcement of any of the foregoing, the identity of Parent and its Affiliates or the taking of any action specifically required to be taken, or the failure to take any action specifically prohibited (following request for consent of Parent therefor, if such consent was not granted), by the Merger Agreement, including, in each case, their impact on relationships with or the volume of business with customers (including Governmental Entity customers), suppliers, vendors or employees or others having relationships with the Company or its Subsidiaries (other than any representation or warranty contained in Section 3.03 (Authority; Non-Contravention; Governmental Consents; Board Approval; Anti-Takeover Statutes) and Section 3.24 (Regulatory Filings) of the Merger Agreement or any action taken in compliance with Section 5.01 (Conduct of Business of the Company) of the Merger Agreement and the related conditions to closing);
(ii)   any communications by Parent or its Affiliates regarding plans or intentions with respect to the Company or any of its Subsidiaries;
(iii)   changes after the date of the Merger Agreement in global, foreign, national or regional economic, financial, regulatory or geopolitical conditions or events in general, in each case, in the United States or elsewhere in the world, or any escalation or worsening of any of the foregoing, or any action taken by any Governmental Entity in response to any of the foregoing;
(iv)   changes after the date of the Merger Agreement in the equity, credit, debt, financial, currency or capital markets or changes in inflation, interest or exchange rates, in each case, in the United States or elsewhere in the world;
(v)   changes in (a) Law, (b) regulations or generally applicable industry standards required to be complied with by the Company or any of its Subsidiaries, (c) GAAP or (d) the authoritative interpretation, application or enforcement of any of the foregoing, in each case, after the date of the Merger Agreement;
(vi)   any hurricane, tornado, tsunami, flood, volcanic eruption, earthquake, nuclear incident, foreign or domestic social protest or social unrest (whether or not violent), weather conditions, power outages, internet service disruptions or electrical black-outs, wild fires or other natural or man-made disaster or other force majeure events affecting the Company or any of its Subsidiaries;
(vii)   changes in the general business or economic conditions in any industry or any market in which the Company or any of its Subsidiaries operate;
(viii)   any military conflict, military outbreak, war (whether or not declared), act of foreign or domestic terrorism, rebellion or insurrection, act of espionage or cyberespionage, act of cyber terrorism, internet or cyber attack or escalation of any of the foregoing or any hostilities, including, in each case, any such action carried out in whole or in part through use of the internet or impacting computers, systems, networks or electronic data;
(ix)   epidemics, pandemics, other outbreaks of infectious disease (including in each of the foregoing, COVID-19), including in each case any quarantine restrictions (including any COVID-19 measures), or any escalation or worsening of any of the foregoing;
(x)   any action taken or omitted to be taken, at the express written consent of Parent or as expressly required by the Merger Agreement;
(xi)   any failure by the Company or any of its Subsidiaries to meet internal or published projections, forecasts or estimates of the Company or any of its Subsidiaries (provided, however, that the underlying causes of such failure may, to the extent applicable and not otherwise excluded by the other exceptions in this definition, be considered in determining whether there has been a Company Material Adverse Effect);
(xii)   any change in the price or trading volume of shares of Company Common Stock or any other publicly traded securities of the Company (provided, however, that the underlying causes of such change may, to the extent applicable and not otherwise excluded by the other exceptions in this definition, be considered in determining whether there has been a Company Material Adverse Effect);
(xiii)   any reduction in the credit rating of the Company or any of its Subsidiaries (provided, however, that the underlying causes of such change may, to the extent applicable and not otherwise excluded by the other exceptions in this definition, be considered in determining whether there has been a Company Material Adverse Effect), or
(xiv)   any litigation brought by current or former stockholders of the Company (on their own behalf or on behalf of the Company), whether under the DGCL or any other Law, or other litigation, to the extent brought in respect of the Merger Agreement or the Transactions, provided that, in the cases of clauses (iii), (iv), (v), (vi), (vii), (viii), and (ix) immediately above, to the extent such changes or conditions have had a disproportionately adverse effect on the Company or any of its Subsidiaries as compared to other similarly situated persons engaged in the same industry, but only such incremental disproportionate adverse effect may be taken into account in determining whether a Company Material Adverse Effect has occurred (and then only to the extent such incremental disproportionate adverse effect is not excluded by the other exceptions in this definition).
In the Merger Agreement, Midwest has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement and the Midwest disclosure letter. These representations and warranties relate to, among other things:

•
due organization, valid existence, good standing, and authority and qualification to conduct business with respect to Midwest and its Subsidiaries;

•
the certificate of incorporation and bylaws of Midwest and its Subsidiaries;

•
ownership and capital structure of Midwest and its Subsidiaries;

•
the absence of any encumbrances and transfer restrictions (except for encumbrances or transfer restrictions of general applicability as may be provided under applicable securities laws) regarding shares of Company Securities or Company Subsidiary Securities;

•
Midwest’s corporate power and authority to execute, deliver, and perform its obligations under the Merger Agreement and the enforceability of the Merger Agreement against Midwest;

•
required consents, approvals, and regulatory filings in connection with the Merger Agreement;

•
the preparation of Midwest’s financial statements, including Midwest’s maintenance of internal controls with respect to financial reporting;

•
the preparation, compliance, accuracy, and timely filing of or furnishing to the SEC all of Midwest’s SEC filings, including disclosure controls and procedures;

•
the absence of any action that has occurred that had a Company Material Adverse Effect, since December 31, 2022;

•
the operation in all material respects in the ordinary course of business consistent with past practice by Midwest and its Subsidiaries since December 31, 2022;

•
the absence of undisclosed liabilities;

•
litigation matters;

•
possession of all permits and governmental authorizations necessary to enable Midwest and its Subsidiaries to conduct its business;

•
compliance with applicable Laws since January 1, 2021;

•
employee benefit plans;

•
labor matters;

•
tax matters;

•
the existence, validity, and enforceability of specified categories of the Company’s Material Contracts;

•
intellectual property matters;

•
real and personal property;

•
environmental matters;

•
related person transactions;

•
insurance regulatory compliance;

•
data privacy and information security matters;

•
compliance with sanctions, customs, and trade control laws;

•
agreements with insurance regulators;

•
SAP financial statements;

•
insurance policies;

•
insurance products;

•
reserves;

•
insurance regulatory matters;

•
reinsurance and insurance Contracts;

•
insurance licenses;

•
regulatory filings;

•
investment advisor matters;

•
Investment Assets;

•
insurance matters;

•
insurance-product-related tax matters;

•
proxy statement;

•
anti-corruption laws, sanctions, and similar rules and regulations;

•
compliance with Midwest’s organizational documents, including with respect to the Transactions;

•
the applicability of Section 203 of the DGCL and any other applicable takeover or anti-takeover laws;

•
third party administrators;

•
opinion of financial advisors;

•
payment of fees and expenses to any investment banker, broker, or finder in connection with the Merger Agreement; and

•
no other representations and warranties.

In the Merger Agreement, Parent and Merger Sub have made customary representations and warranties to Midwest that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
•
due organization, valid existence, good standing, and authority and qualification to conduct business with respect to each of Parent and Merger Sub;

•
Parent’s and Merger Sub’s corporate power and authority to execute and deliver the Merger Agreement and perform their respective obligations thereunder, and the enforceability of the Merger Agreement against Parent and Merger Sub;

•
required Consents, approvals, and regulatory filings in connection with the Merger Agreement;

•
no untrue information having been provided, specifically for inclusion or incorporation by reference for preparing this proxy statement;

•
legal financial capability and equity financing

•
legal proceedings

•
ownership of Company Common Stock;

•
payment of fees to any investment banker, broker, finder, or other intermediary in connection with the Merger Agreement;

•
solvency;

•
no interested stockholders;

•
no vote of Parent equityholders;

•
limited guarantee;

•
competing business;

•
no additional representations; and

•
non-reliance.

The representations and warranties contained in the Merger Agreement will not survive the consummation of the Merger.

Conduct of Business Pending the Merger
The Company has agreed that during the period from the date of the Merger Agreement until the earlier of the termination of the Merger Agreement (in accordance with its terms) or the Effective Time (the “Pre-Closing Period”), except (i) as expressly required by the Merger Agreement, (ii) as set forth in the confidential disclosure letter the Company delivered in connection with the Merger Agreement, (iii) as required by Law, (iv) for any actions taken or not taken, or any plans, procedures and practices adopted (and compliance therewith) that the Company determines, in good faith, are necessary (a) to protect the health and safety of the Company’s or its Subsidiaries’ employees with respect to COVID-19 or (b) to respond to service disruptions directly caused by COVID-19 or any COVID-19 Measures, or (v) with the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed), use its reasonable efforts to conduct its business in all material respects in the ordinary course of business (it being agreed that any action that is the subject of the following sentence and is permitted thereunder will not contribute a violation of this sentence).
Further, the Company has agreed that subject to the exceptions in the immediately preceding paragraph, during the Pre-Closing Period Midwest will not, and will cause each of its Subsidiaries not to, without the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed), among other things (and subject to certain specified exceptions):
•
amend or repeal any provision of the Charter Documents of the Company or its Subsidiaries (other than immaterial amendments to the Charter Documents or any wholly owned Subsidiary);

•
(i) split, combine, or reclassify the shares of Company Common Stock, (ii) repurchase, redeem, or otherwise acquire any Company Securities (other the acquisition of company equity awards outstanding as of the date of the Merger Agreement, in connection with the exercise, settlement or forfeiture thereof in accordance with their terms in effect as of the date of the Merger Agreement), or (iii) establish a record date for, authorize, declare, set aside, or pay any dividend or distribution (whether in cash, stock, property, or otherwise) in respect of any shares of capital stock of the Company;

•
issue, sell, or dispose of, any Company Securities or Company Subsidiary Securities, other than (i) the issuance of shares of Company Common Stock upon the exercise or settlement of any Company Equity Award outstanding as of the date of the Merger Agreement in accordance with its terms in effect as of the date of the Merger Agreement, or (ii) any such transaction by and among the Company and its direct or indirect wholly owned Subsidiaries;

•
(i) increase the compensation or benefits payable by the Company or any of its Subsidiaries to any current or former employees, directors, officers or other individual service providers, except in connection with the Company’s annual or quarterly compensation review cycle and consistent with past practice, (ii) promote any officers or employees or other individual service providers to the level of vice president or above, except in connection with the Company’s annual or quarterly compensation review cycle and consistent with past practice or to fill a vacancy as the result of the termination or resignation of any officer or employee, (iii) grant to any current or former employees or other individual service providers any severance, retention, termination, transaction-based, or equity or equity-based compensation or benefits, (iv) terminate (other than for cause), engage, hire, furlough or temporarily lay off any individual with annual base compensation exceeding $150,000, (v) cancel or forgive any loans to any current or former employee or individual service provider, (vi) waive or release any noncompetition, non-solicitation, nondisclosure, noninterference, non-disparagement, or other restrictive covenant obligation of any current or former employee or individual service provider or (vii) establish, adopt, enter into, amend, terminate, exercise any discretion under, or take any action to accelerate rights under any Company Employee Plans or any plan, agreement, program, policy, trust, fund, or other arrangement that would be a Company Employee Plan if it were in existence as of the date of the Merger Agreement, in each case, other than as required by Law or the terms of such Company Employee Plans as in effect on the date of the Merger Agreement;

•
(i) negotiate, modify, extend, or enter into any Labor Agreement or recognize or certify any labor union or organization, works council, trade union, or group of employees as the bargaining representative for any employees of the Company or its Subsidiaries, or (ii) implement or announce any employee layoffs, plant closings, furloughs, material compensation reductions or other such actions that would trigger the WARN Act;
•
acquire, by merger, consolidation, acquisition of equity or assets, or otherwise, any business, in each case in excess of $1,000,000; provided that for avoidance of doubt, this provision does not prohibit actions taken with respect to Investment Assets (as defined in this proxy statement) in compliance with the investment guidelines set forth in the confidential disclosure letter to Merger Agreement (the “Specified Investment Guidelines”);

•
make any loan, capital contribution or advance to or investment in any other Person, other than (i) the Company or any wholly owned Subsidiary of the Company in the ordinary course of business consistent with past practice or (ii) in compliance with the Specified Investment Guidelines;

•
(i) transfer, license, sell, lease, or otherwise dispose of, or subject to any Lien (other than a Permitted Lien), any assets of the Company or any Company Subsidiary outside the ordinary course of business having a value in excess of $3,000,000 in any transaction or series of related transactions; provided, that the foregoing will not prohibit the Company and its Subsidiaries from (x) transferring, selling, leasing, or disposing of obsolete equipment or assets, or from engaging in any activity expressly permitted under Section 5.01(a)(xv) of the Merger Agreement, (y) transferring, selling, leasing, or disposing of assets in transactions by and among the Company and its direct or indirect wholly owned Subsidiaries, or (z) any actions taken with respect to any interest in any bonds, notes, debentures, mortgage loans, real estate, instruments of indebtedness, stocks and all other equity interests, certificates issued by or interests in trusts or derivatives, unrated fixed income securities, private placement investments, in each case, acquired or held specifically for investment or hedging purposes (the “Investment Assets”) in compliance with the Specified Investment Guidelines, or (ii) adopt or effect a plan of complete or partial liquidation or dissolution (other than dormant or immaterial Subsidiaries);

•
incur any indebtedness for borrowed money or guarantee any such indebtedness for borrowed money of another Person (other than of the Company or any direct or indirect wholly owned Subsidiary of it), or issue or sell any debt securities of the Company or any of its Subsidiaries or guarantee any debt securities of another Person (other than of the Company or any direct or indirect wholly owned Subsidiary of it);

•
other than actions taken with respect to Investment Assets in compliance with and as permitted by the Specified Investment Guidelines, enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiry date), any (i) Company Material Contract, Lease or any other Contract that, if in effect as of the date of the Merger Agreement would constitute a Company Material Contract or Lease or (ii) reinsurance Contract or any Contract relating to the management of Investment Assets of the Company or any of its Subsidiaries;

•
settle or compromise any Legal Action involving the payment of monetary damages by the Company or any of its Subsidiaries of any amount exceeding $1,000,000 in the aggregate (net of any applicable insurance coverage) or involving non-monetary remedies, other than (i) settlements and compromises in accordance with Section 5.13 of the Merger Agreement and (ii) the settlement or compromise of claims, liabilities, or obligations reserved against on the Company Balance Sheet or arising under any insurance policy, binder, slip or contract issued by a Company Insurance Subsidiary within applicable policy limits;

•
make any material change in any method of financial accounting principles or practices, in each case except for any such change required by a change in GAAP or applicable Law;

•
alter or amend in any material respect any existing underwriting, reserving, hedging, marketing, pricing, risk management, reinsurance, claim handling, loss control, actuarial practice, guideline or policy of the Company or any Company Insurance Subsidiary, except as may be required by (or, in the reasonable good faith judgment of the Company, advisable under), GAAP, SAP, or applicable Law;

•
(i) settle or compromise any material Tax claim, audit, or assessment for an amount materially in excess of the amount identified with respect to each such Tax claim, audit or assessment in the confidential disclosure letter to the Merger Agreement, (ii) make, change or revoke any material Tax election, change any annual Tax accounting period, or adopt any material method of Tax accounting, (iii) amend any material Tax Returns, (iv) enter into any material closing agreement described in Section 7121 of the Code or (v) surrender (other than pursuant to the expiration of the applicable statute of limitations) any right to claim a material Tax refund;
•
(i) abandon, allow to lapse, sell, assign, transfer, grant any security interest in otherwise encumber or dispose of any material Company-Owned IP, or grant any right or license to any material Company-Owned IP other than pursuant to non-exclusive licenses entered into in the ordinary course of business or (ii) disclose to any Person any Trade Secret, Source Code or other confidential or proprietary information of the Company or any of its Subsidiaries, except in the ordinary course of business, in accordance with any applicable confidentiality or proprietary information agreements restricting the use and disclosure of such Trade Secrets, Source Code or other confidential or proprietary information;

•
engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to such Item 404;

•
subject to the terms of the Merger Agreement, materially amend, materially modify, or otherwise materially change the Specified Investment Guidelines;

•
abandon, modify, waive, withdraw, surrender, terminate or fail to seek to renew any Insurance Licenses; or

•
agree or commit to do any of the foregoing.

Without limiting the generality of the foregoing, during the Pre-Closing Period, the Company will, and will cause American Life to, comply in all material respects with Specified Investment Guidelines, except as set forth on the confidential disclosure letter to the Merger Agreement. During the Pre-Closing Period, the Company will not, and will cause American Life not to, sell, transfer, pledge or otherwise dispose of any Investment Assets except (i) to manage the credit risk related to any such Investment Asset if the Company determines in good faith that such Investment Asset has or may be subject to credit-related impairments or credit-related losses in value, (ii) to comply with any call rights, preemptive rights, rights of first offer, rights of first refusal or similar rights, in each case pursuant to the terms of such Investment Assets, (iii) to fund liabilities arising under the insurance and annuity contracts issued by the American Life, including payment of claims and with respect to terminations and withdrawals of contract holders; provided, that the sale, transfer, pledge or disposal is effected in accordance with the priorities set out in the Specified Investment Guidelines which will require sales of assets in priority of liquidity, followed by lowest remaining option-adjusted duration (other than inadvertent failures to comply with the foregoing that are not material) or (iv) to cause the Investment Assets to be in compliance with the requirements of applicable law or the Specified Investment Guidelines. The Company will, within ten (10) Business Days following the end of each calendar month from the date of the Merger Agreement until the Effective Time, deliver to Parent, (a) a list of the Investment Assets held by them as of the end of such month, (b) a list of the Investment Assets that were sold or otherwise disposed of during the preceding month, and a description of the original cost and Tax basis of such sold Investment Assets and (c) a list of the Investment Assets acquired during such month.
Notwithstanding the foregoing, nothing contained in the Merger Agreement will give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of Midwest and any Subsidiary of Midwest prior to the Effective Time. Prior to the Effective Time, each of Parent and Midwest will exercise, consistent with the terms and conditions hereof, complete control and supervision of its and its, if applicable, Subsidiaries’ respective operations.
Conduct of Parent
During the Pre-Closing Period, except as expressly contemplated by the Merger Agreement, as required by applicable Law, or with the prior written consent of the Company (which consent will not be unreasonably withheld, conditioned, or delayed), Parent and Merger Sub will not, and will not permit any of its Subsidiaries to, (i) take, or agree or commit to take, any action that would reasonably be expected to, individually or in the aggregate, prevent, materially delay, or materially impede the consummation of the Merger or the Transactions; or (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any Person or portion thereof, or otherwise acquire or agree to acquire any assets, if entering into a definitive agreement relating to, or the consummation of, such acquisition, merger, consolidation or other transaction would reasonably be expected to (a) impose any material delay in obtaining or materially increase the risk of not obtaining, any authorizations, consents, orders declarations or approvals of any Governmental Entity necessary to consummate the Merger or the Transactions or the expiration or termination of any applicable waiting period or (b) materially delay the consummation of the Merger or the Transactions.
No Solicitation of Other Offers
For purposes of this proxy statement and the Merger Agreement:
“Takeover Proposal” means any bona fide offer or proposal made by any Person or group (other than Parent and its Affiliates, including Merger Sub), relating to any transaction or series of related transactions, involving any:
•
direct or indirect acquisition of assets of Midwest or its Subsidiaries (including any voting equity interests of Subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 20% or more of the fair market value of the Company’s and its Subsidiaries’ consolidated assets or to which 20% or more of the Company’s and its Subsidiaries’ net revenues or net income on a consolidated basis are attributable;

•
direct or indirect acquisition of 20% or more of the voting equity interests of Midwest or any of its Subsidiaries whose business constitutes 20% or more of the consolidated net revenues, net income, or assets of Midwest and its Subsidiaries, taken as a whole;

•
tender offer or exchange offer that if consummated would result in any Person or group (as defined in Section 13(d) of the Exchange Act) beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 20% or more of the voting power of Midwest;

•
merger, consolidation, other business combination, or similar transaction involving Midwest or any of its Subsidiaries, pursuant to which such Person or group (as defined in Section 13(d) of the Exchange Act) would own 20% or more of the consolidated net revenues, net income, or assets of Midwest, and its Subsidiaries, taken as a whole; or

•
any combination of the foregoing.

“Superior Proposal” means a bona fide written Takeover Proposal that did not result from a breach of Section 5.04 of the Merger Agreement (except that, for purposes of this definition, each reference in the definition of “Takeover Proposal” to “20% or more” will be “more than 50%”) that the Company Board determines, in its good faith judgment, after consultation with its outside legal counsel and financial advisors and taking into account all relevant terms and conditions of such Takeover Proposal and all legal, regulatory and financing aspects (including certainty of closing) of such Takeover Proposal and the Person making the Takeover Proposal (including any termination or break-up fees and conditions to consummation) that the Company Board deems relevant and taking into account any changes to the terms of the Merger Agreement proposed by Parent to the Company in response to such Takeover Proposal, and which, if consummated, would result in a transaction more favorable to the Company’s stockholders (solely in their capacity as such) from a financial point of view than the Merger and the Transactions.
During the Pre-Closing Period, Midwest and its Subsidiaries will not, and will use commercially reasonable efforts to cause its Representatives not to, directly or indirectly:
•
solicit, initiate, propose, knowingly induce, knowingly facilitate, or knowingly encourage the submission of any Takeover Proposal or any inquiries, proposals or offers that constitute or could reasonably be expected to lead to a Takeover Proposal (including by way of furnishing non-public information);

•
enter into or participate in any discussions or negotiations or respond to any inquiries with any third party for the purpose of facilitating, inducing or encouraging any inquiry, proposal or offer with respect to, that constitutes or could reasonably be expected to lead to a Takeover Proposal;

•
furnish to any Person (other than Parent, Merger Sub or their respective designees) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person access to the business, properties, assets, books, records or personnel, of the Company or any of its Subsidiaries, in any such case to induce the making, submission or announcement or to encourage or facilitate any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to a Takeover Proposal,

•
approve, recommend, enter into or propose to approve, recommend or enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other Contract relating to a Takeover Proposal, other than an Acceptable Confidentiality Agreement permitted by the Merger Agreement (each a “Company Acquisition Agreement”), or

•
grant any waiver, amendment or release under any “standstill” or confidentiality agreement or fail to enforce the terms of any such “standstill” or similar provision of any confidentiality, unless the Company Board has determined in good faith, after consultation with outside legal counsel, that failure to take such action would be a violation of the directors’ fiduciary duties under applicable Law.

Midwest agreed that any violations of the non-solicitation obligations of the Merger Agreement by its Representatives (acting in its capacity as such on behalf of Midwest) will be deemed to be a breach of the Merger Agreement by Midwest.
If the Company Board (or any Representatives) receives a bona fide, unsolicited Takeover Proposal at any time after the date of the Merger Agreement and prior to receipt of the Requisite Company Vote, and the Company Board determines in good faith, after consultation with financial advisors and outside legal counsel, that such Takeover Proposal could reasonably be expected to lead to a Superior Proposal, the Company Board, directly or indirectly through any Representatives, may (i) participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited Takeover Proposal in writing that did not result in any breach of the Merger Agreement; and (ii) furnish to such third party non-public information relating to the Company or any of its Subsidiaries pursuant to an executed confidentiality agreement that constitutes an Acceptable Confidentiality Agreement; provided that, promptly (but not more than one (1) Business Day) after furnishing such nonpublic informant to such Person, the Company furnishes such nonpublic information to Parent, if not already provided to Parent.
From and after the date of the Merger Agreement and prior to obtaining the Requisite Company Vote, Midwest will (i) promptly (and in any event within forty-eight (48) hours) notify Parent if any Takeover Proposal or any offers, proposals, inquiries or request that could reasonably be expected to lead to a Takeover Proposal are received by Midwest or its Representatives and provide to Parent with copies of all written Takeover Proposals, offer letters, proposed agreements and copies of any similar documents or agreements with respect thereto, or, if a Takeover Proposal is not in writing, a reasonably detailed written description of the material terms and conditions thereof, and (ii) keep Parent reasonably informed on timely basis of the status and material terms (including any material amendments or proposed amendments to such terms) of any such Takeover Proposal (and in any event within forty-eight (48) hours).
As described under the caption “Proposal 1: Adoption of the Merger Agreement-Effect of Termination; Termination Fees,” if Midwest terminates the Merger Agreement after the date of the Merger Agreement but prior to the approval of the Merger Proposal by Midwest’s stockholders for the purpose of entering into an agreement in respect of a Superior Proposal, Midwest must pay the Company Termination Fee to Parent.
Recommendation of the Company Board; Company Adverse Recommendation Change
As described above, and subject to the provisions described below, the Company Board has made the recommendation that the holders of Company Common Stock of Midwest vote “FOR” the Merger Proposal. The Merger Agreement provides that the Company Board will not effect a Company Adverse Recommendation Change (as defined below) except as described below.
During the Pre-Closing Period, the Company Board may not take any action described in the following (any such action, a “Company Adverse Recommendation Change”):

•
withdrawing, withholding, amending, changing, modifying or qualifying or proposing publicly to withdraw, withhold, amend, change, modify or qualify, in a manner adverse to Parent or Merger Sub, the Company Board Recommendation, including failing to include the Company Board Recommendation in the Company Proxy Statement;

•
failing to recommend against a tender or exchange offer related to a Takeover Proposal in any position taken in accordance with Rules 14d-9 and 14e-2 promulgated under the Exchange Act or failing to publicly recommend against any Takeover Proposal that is a tender offer or exchange offer within ten (10) Business Days after the commencement of such tender offer or exchange offer (or in any event prior to the date which is two (2) Business Days before the date on which the Company Stockholder Meeting is scheduled);

•
adopting, endorsing, approving, recommending or declaring advisable, or proposing publicly to adopt, endorse, approve, recommend or declare advisable, or recommend to the stockholders of the Company, any Takeover Proposal; or

•
failing to publicly reaffirm the Company Board Recommendation or failing to recommend against the Takeover Proposal within five (5) Business Days of receiving a written request from Parent to provide such public reaffirmation (or such fewer number of days as remains prior to the Special Meeting) following receipt by the Company of a publicly announced Takeover Proposal.

The Company Board will not effect a Company Adverse Recommendation Change or enter into (or cause or permit any Subsidiary to enter into) a Company Acquisition Agreement, except as expressly permitted under the Merger Agreement.
Notwithstanding anything to the contrary in the Merger Agreement, at any time prior to receipt of the Requisite Company Vote, the Company Board may effect a Company Adverse Recommendation Change and/or terminate the Merger Agreement to simultaneously enter into (or permit any Subsidiary to simultaneously enter into) a Company Acquisition Agreement with respect to a bona fide, unsolicited Takeover Proposal that did not result from a breach of the Merger Agreement which the Company Board has determined in good faith after consultation with its outside legal counsel and financial advisor that such Takeover Proposal constitutes a Superior Proposal, if and only if prior to taking either such action:
•
the Company has promptly notified Parent, in writing, at least five (5) Business Days (the “Superior Proposal Notice Period”) before making a Company Adverse Recommendation Change or terminating the Merger Agreement pursuant to the terms thereof to simultaneously enter into (or cause a Subsidiary to simultaneously enter into) a Company Acquisition Agreement that did not result from a breach of the Merger Agreement, of its intention to take such action with respect to a Superior Proposal, which notice will state expressly that the Company has received a Takeover Proposal and that the Company Board intends to effect a Company Adverse Recommendation Change and/or the Company intends to terminate the Merger Agreement to simultaneously enter into a Company Acquisition Agreement that did not result from a breach of the Merger Agreement (which notice will not, by itself, constitute a Company Adverse Recommendation Change);

•
the Company has provided the information required to be provided under the Merger Agreement with respect to such Superior Proposal, including the terms and conditions thereof in such notice and attaches to such notice the most current version of any proposed agreement for such Superior Proposal and provides any relevant documents or agreements relating to such proposal;

•
the Company and its Representatives, during the Superior Proposal Notice Period, to the extent requested by Parent, have negotiated with Parent in good faith with respect to adjustments in the terms and conditions of the Merger Agreement so that such Takeover Proposal ceases to constitute a Superior Proposal, if Parent, in its discretion, proposes to make such adjustments; and

•
the Company Board has determined in good faith, after consulting with its financial advisors and outside legal counsel, that such Takeover Proposal continues to constitute a Superior Proposal (after taking into account in good faith any adjustments made by Parent during the Superior Proposal Notice Period in the terms and conditions of the Merger Agreement) and that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law.

In the event of any material amendment, revision or change to the terms of any such Superior Proposal (including any revision to the amount of consideration the stockholders of the Company would receive as a result of the Superior Proposal), then for each such amendment, revision or change the Company will notify Parent of such amendment, revision or change in compliance with the Merger Agreement (including to provide any updated documentation or notices) by providing a new notice to Parent and the applicable Superior Proposal Notice Period will be extended until at least three (3) Business Days after the time that Parent receives such new notice from the Company of such amendment, revision or change, and the Company will be required to comply again with the requirements of the Merger Agreement and the Company Board will not take any such action permitted under the Merger Agreement prior to the end of such Superior Proposal Notice Period as so extended in accordance with the terms of the Merger Agreement.
Additionally, the Company Board may make a Company Adverse Recommendation Change in the absence of a Superior Proposal if an Midwest Intervening Event (as defined below) has occurred, and the Company Board determines in good faith, after consulting with its financial advisors and outside legal counsel, that the failure to effect such Company Adverse Recommendation Change would be inconsistent with its fiduciary duties under applicable Law, so long as Midwest has (i) provided to Parent at least five (5) Business Days prior written notice (the “Intervening Event Notice Period”) before taking such action of its intent to consider such action and specifying the Midwest Intervening Event in reasonable detail, and (ii) to the extent requested by Parent, during the Intervening Event Notice Period, negotiated with Parent in good faith to allow Parent to make such adjustments to the Merger Agreement in such a manner that obviates the need or reason for Company Adverse Recommendation Change.
For the purposes of this proxy statement and the Merger Agreement, “Midwest Intervening Event” means any positive material event, circumstance, change, effect, development, or condition first occurring or arising after the date of the Merger Agreement and prior to the date of the Requisite Company Vote, that was not known to, nor reasonably foreseeable by, the Company Board, as of the date of Merger Agreement, other than (i) the receipt, existence of or terms of any Takeover Proposal or any inquiry related thereto, (ii) any change in the price, or change in trading volume, of the Company Common Stock (however, the underlying cause for such event may constitute an Midwest Intervening Event) or (iii) Midwest exceeding any internal or published projections, forecasts, estimates or predictions in respect of revenues, premiums written, earnings or other financial or operating metrics for any period (however, the underlying cause for such event may constitute an Midwest Intervening Event).
Indemnification and Insurance
Under the Merger Agreement, all rights to indemnification, advancement of expenses, and exculpation by Midwest now existing in favor of each current and former director, officer or employee of Midwest or any of its Subsidiaries and each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of Midwest or any of its Subsidiaries (each, together with such person’s heirs, executors or administrators, an “Indemnified Party”) as provided in the Charter Documents of Midwest or any of its Subsidiaries, in each case as in effect on the date of the Merger Agreement, or pursuant to any other Contracts in effect on the date thereof will survive the Merger and will remain in full force and effect in accordance with their terms. For a period of six (6) years from the Effective Time, the Surviving Corporation will, and Parent will cause the Surviving Corporation to, cause the Charter Documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, advancement of expenses, and exculpation that are at least as favorable to the Indemnified Parties as the indemnification, advancement of expenses, and exculpation provisions set forth in the Charter Documents of Midwest and its Subsidiaries as of the date of the Merger Agreement. During such six (6) year period, such provisions may not be repealed, amended or otherwise modified in any manner that would or would reasonably be expected to adversely affect the rights thereunder of any individuals who were a former director, officer or employee of the Company or any of its Subsidiaries, except as required by applicable Law.
In addition, from and after the Effective Time, each of Parent and the Surviving Corporation will, to the fullest extent permitted under applicable Law, indemnify and hold harmless (and advance funds in respect of each of the foregoing) against any costs or expenses including advancing attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by Law; provided that any Indemnified Party to whom expenses are so advanced provides an undertaking to repay such advances if it is ultimately determined by final adjudication by the applicable court presiding over such action that such Indemnified Party is not entitled to such advanced expenses, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with the fact that such person is or was a director, officer or employee of the Company or any of its Subsidiaries or a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of Midwest or any of its Subsidiaries and (including in connection with any action or omission occurring or alleged to have occurred whether before or after the Effective Time).
In addition, for a period of six (6) years from the Effective Time, Parent will cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by Midwest and its Subsidiaries with respect to matters arising on or before the Effective Time; provided, however, that after the Effective Time, Parent will not be required to pay annual premiums in excess of 300% of the last annual premium paid by Midwest prior to the date of the Merger Agreement in respect of the coverage required to be obtained pursuant thereto, but in such case will purchase as much coverage as reasonably practicable for such amount. At Midwest’s option, Midwest may purchase, prior to the Effective Time, a six (6) year prepaid “tail” policy on terms and conditions providing substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by Midwest and its Subsidiaries with respect to matters arising on or before the Effective Time, covering without limitation the Transactions.
Employee Benefits
The Merger Agreement provides that, until the first (1st) anniversary of the Effective Time, (i) each Company Continuing Employee will be provided an annual base salary or wage level, annual target cash bonus opportunity (excluding equity or equity-based compensation), and severance benefits that are, in each case, no less favorable than the annual base salary or wage level, annual target cash bonus opportunity (excluding equity or equity-based compensation), and severance benefits provided to such employees immediately prior to the Effective Time, and (ii) Company Continuing Employees will be provided employee benefits (excluding equity and equity-based compensation or benefits, defined benefit pension benefits, nonqualified deferred compensation, retention, transaction or change in control bonuses, and retiree medical or other retiree welfare benefits) that are substantially comparable in the aggregate to those employee benefits provided immediately before the Effective Time.
For purposes of vesting, eligibility to participate and for calculating entitlements under the Parent Benefit Plans, each Company Continuing Employee who participates in any such plan will receive service credit for all years of service with Midwest or its Subsidiaries, as applicable, prior to the Effective Time, to the same extent as such service was recognized by Midwest or its Subsidiaries. However, the foregoing will not apply (i) to the extent that its application would result in a duplication of benefits, or (ii) for purposes of benefit accrual under any equity and equity-based compensation or benefits, defined benefit pension benefits, nonqualified deferred compensation, retention, transaction or change in control bonuses, and retiree medical or other retiree welfare benefits.
Efforts to Close the Merger
Under the Merger Agreement, Parent, Merger Sub, and Midwest have agreed to, and will cause their respective Affiliates to, use their respective reasonable best efforts to consummate and make effective, and to satisfy all conditions to, the Merger and the Transactions, as expeditiously as reasonably practicable including: (i) the obtaining of all necessary permits, waivers, and actions or nonactions from Governmental Entities and the making of all necessary registrations, filings, and notifications (including filings with Governmental Entities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entities; and (ii) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of the Merger Agreement. Parent and Midwest have agreed to (a) cooperate and coordinate in good faith with the other in the taking of the actions contemplated by clauses (i) and (ii) immediately above; and (b) supply the other with any information that may be reasonably required in order to effectuate the taking of such actions.
Notwithstanding anything in the Merger Agreement to the contrary, in no event will Midwest or any of its controlled Affiliates be required under the Merger Agreement to (i) pay prior to the Effective Time any fee, penalty or other consideration to any third party for any consent or approval under any Contract required for the consummation of the Merger or the Transactions or (ii) agree to any material term, condition, obligation, restriction, requirement, limitation, qualification, remedy or other action imposed, required or requested by any Governmental Entity in connection with its grant of any Permits, approvals, waivers, and actions or nonactions with respect to the Merger or the Transactions.
Under the Merger Agreement, Parent, Merger Sub and Midwest have agreed that:
•
Parent will, with the cooperation of Midwest and each Company Insurance Subsidiary, as promptly as practicable, but in no event later than twenty (20) Business Days following the execution and delivery of the Merger Agreement, file a “Form A” application for approval of the acquisition of control of American Life, together with all required exhibits, information, affidavits, and certificates, with the Nebraska Department of Insurance seeking approval of the Merger and the Transactions (the “Nebraska Approval Filing”), and to provide Midwest with a copy thereof (including any amendment or supplement thereto);

•
Midwest will, as promptly as practicable, but in no event later than twenty (20) Business Days following the execution and delivery of the Merger Agreement, file with the Vermont Department of Financial Regulation a change of control letter seeking approval of the Merger and the Transactions (and, together with the Nebraska Approval Filing, the “Insurance Approval Filings”), and provide Parent with a copy thereof (including any amendment or supplement thereto);

•
each filing party will keep the non-filing party appraised of any notice or other communication from any Insurance Regulator in connection with the Insurance Approval Filings or the Transactions, and, will promptly furnish the non-filing party with a copy thereof;

•
each filing party will respond promptly to any notice or other communication from any Insurance Regulator in connection with the Insurance Approval Filings or the Transactions, and the non-filing party has agreed to cooperate with the filing party to allow the filing party to respond promptly;

•
if any Insurance Regulator requires that a hearing be held in connection with any Insurance Approval Filings or the Transactions, the filing party will use reasonable best efforts to arrange for such hearing to be held promptly after it receives notice that such hearing is required and the filing party will give the non-filing party prior written notice of the time and place when any meetings or other conferences may be held by it with any Insurance Regulator in connection with the Transactions, and will permit the non-filing party to have a representative or representatives attend or otherwise participate in any such meeting or conference as permitted under the Insurance Laws; and

•
each filing party will timely make all appropriate filings with the Insurance Regulators and such other filings as may be required under the Insurance Laws of any other state or jurisdiction in which a Company Insurance Subsidiary does business.

Notwithstanding anything to the contrary set forth in the Merger Agreement, Parent will not be obligated with respect to the Transactions, to take or refrain from taking or to agree to it, its Affiliates or Subsidiaries or the Company or its Subsidiaries taking or refraining from taking any action (including any amendment, waiver or termination of any agreement, exhibit or schedule, including the Merger Agreement and the exhibits and schedules thereto) or agree to or accept to any limitation, action, restriction, condition or requirement which, individually or together with all other such limitations, actions, restrictions, conditions or requirements, would, or would reasonably be expected to (any such requirement, individually or together with all other such requirements, a “Burdensome Condition”):
•
other than as contemplated by the summary of the material terms of Parent’s business plan for the Company (the “Summary Business Plan”), impose any requirement on Parent or any of its Affiliates to make any material capital contribution or enter into or issue any capital guarantee or keep well that would require any material contribution of capital or making a similar capital contribution undertaking, or impose any non-di minimis adverse condition or non-di minimis adverse limitation on the Equity Investors or any of their investment funds, portfolio companies or other Affiliates;
•
require any materially adverse deviation from the key terms of, or materially impair the aggregate economic benefits reasonably expected to be derived by Parent and its Affiliates from the execution of, the Summary Business Plan with respect to the Company and the Company Insurance Subsidiaries; or

•
have a materially adverse effect on the business, results of operations of financial condition of the Company and its Subsidiaries, taken as a whole.

Under the Merger Agreement, without the prior written consent of Parent, the Company will not (and will cause its Subsidiaries not to) take any action or agree to the taking or refraining from any action or accept any limitation, action, restriction, condition or requirement that, individually or in the aggregate, would, or would be reasonably expected to, result in a Burdensome Condition.
Other Covenants
Stockholders Meeting
The Company has agreed to take all action necessary to duly call, give notice of, convene, and hold the Special Meeting as soon as reasonably practicable after the date on which the SEC confirms that it has no further comments on the Company Proxy Statement (the “SEC Clearance Date”), provided that if the SEC has failed to affirmatively notify the Company within ten (10) days after the initial filing of the Company Proxy Statement with the SEC that it will or will not be reviewing the Company Proxy Statement, then such date will be the “SEC Clearance Date”; provided that, the Special Meeting will in no event be scheduled for later than the thirtieth (30th) day following the first mailing of the Company Proxy Statement to the stockholders of the Company. Subject to the terms of the Merger Agreement, the Company will use reasonable efforts to solicit from the holders of shares of Company Common Stock proxies in favor of the approval of the Merger Proposal and approval of the Merger. As promptly as practicable after the date of the Merger Agreement, the Company has agreed to conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act and take all action necessary to establish a record date for the Special Meeting. Once the Company Board has fixed and the Company has announced the record date for the Special Meeting, the Company will not change such record date or establish a different record date without the prior written consent of Parent (such consent not to be unreasonably withheld or delayed), unless required by Law. The Company will keep Parent and Merger Sub updated with respect to proxy solicitation results as reasonably requested Parent or Merger Sub. Notwithstanding the foregoing, the Company may adjourn or postpone the Special Meeting (and will postpone or adjourn the Special Meeting upon the request of Parent in the event of the following clauses (ii), (iii) and (iv)) (i) after consultation with Parent, to the extent necessary to ensure that any required supplement or amendment to the Company Proxy Statement is provided to the Company’s stockholders within a reasonable amount of time in advance of the Special Meeting, (ii) as otherwise required by Law, (iii) if as of the time for which the Special Meeting is scheduled as set forth in this proxy statement, there are insufficient shares of Company Common Stock represented (in person or by proxy) to constitute a quorum necessary to conduct the business of the Special Meeting or (iv) if there are insufficient proxies in favor of adoption of the Merger Agreement or to otherwise obtain the Requisite Company Vote.
Transaction Litigation
Prior to the Effective Time, Midwest, will provide Parent and Merger Sub with prompt notice of, and the opportunity to participate in the defense, settlement and/or prosecution of, any legal actions commenced or threatened to be commenced against Midwest or any of its Affiliates in connection with, arising from or relating to the Merger Agreement or the Transactions brought by a Company stockholder (“Transaction Litigation”). Prior to the Effective Time, Midwest will control the defense, settlement and/or prosecution of any Transaction Litigation but will not compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any such Transaction Litigation without Parent’s consent (such consent not to be unreasonably withheld, conditioned or delayed).

Financing of the Merger
We anticipate that the total amount of funds necessary to complete the Merger and the Transactions will be approximately the Equity Commitment at the Closing. This amount includes funds needed to fund the Required Amounts, in each case on or after the Closing Date.
Parent and Merger Sub have obtained the Equity Financing to be provided by the Equity Investors pursuant to the terms and conditions of the Equity Commitment Letter. In connection with the Merger Agreement, Parent and Merger Sub have delivered to the Company a copy of the Equity Commitment Letter. Notwithstanding anything in the Merger Agreement to the contrary, in no event will the receipt or availability of any funds or financing (including the Equity Financing contemplated by the Equity Commitment Letter) by or to Parent or any of its Affiliates or any other financing transaction be a condition to any of the obligations of Parent or Merger Sub under the Merger Agreement.
Equity Financing
Pursuant to the Equity Commitment Letter, and subject to the terms and conditions thereof, the Equity Investors have committed to capitalize Parent at the Closing with an aggregate equity contribution equal to the Equity Commitment for the purpose of funding the Required Amounts. The obligations of each Equity Investor to provide the Equity Financing under the Equity Commitment Letter are subject to a number of conditions, including, but not limited to: (i) all conditions set forth in Section 6.01 and 6.02 of the Merger Agreement having been satisfied or waived (by Parent) (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction of such conditions at the Closing), (ii) Parent and Merger Sub being required to consummate the Transactions to occur pursuant to Section 1.02 of the Merger Agreement, and (iii) the substantially concurrent consummation of the Closing on the terms and subject to the conditions of the Merger Agreement.
The obligation of each Equity Investor to fund its equity commitment will automatically and immediately terminate upon the earliest to occur of: (i) the consummation of the Closing (at which time such obligation will be discharged); (ii) the termination of the Merger Agreement in accordance with its terms; (iii) the commencement of any lawsuit or other legal proceeding asserting any claim (whether in equity, tort, contract or otherwise), by the Company or its Affiliates or Representatives (or any Person claiming by, through or for the benefit of any of the foregoing) against the Equity Investors or any of their permitted assigns, Parent or certain other non-recourse parties, in respect of, or relating to the Equity Commitment Letter, the Limited Guarantee, the Merger Agreement or any of the Transactions, subject to certain exceptions for permitted claims or (iv) any judgment against any of Parent or the Equity Investors with respect to any permitted claim that includes an award for money damages.
Midwest is an express third-party beneficiary of the Equity Commitment Letter solely with respect to enforcing Parent’s right to cause the commitments under the Equity Commitment Letter by the Equity Investors be funded to Parent in accordance with the Equity Commitment Letter, and to cause Parent to enforce its rights against such Equity Investors to perform its funding obligations under the Equity Commitment Letter, in each case subject to (a) the limitations and conditions set forth in the Equity Commitment Letter and (b) the terms and conditions of the Merger Agreement.
Limited Guarantee
Pursuant to the Limited Guarantee, subject to the terms and conditions contained therein, the Guarantor has agreed to pay a portion of the payment of: (i) the aggregate amount of the Parent Termination Fee solely if and when payable by Parent pursuant to the Merger Agreement; (ii) the Enforcement Expenses (as defined and described in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement — Limitations of Liability; Costs and Expenses”) solely if and when payable by Parent pursuant to the Merger Agreement; and (iii) certain financing obligations solely if and when payable by Parent pursuant to the Merger Agreement (collectively, the “Termination Obligations”). The obligations of the Guarantor under the Limited Guarantee are subject to an aggregate cap equal to $7,166,457 (the “Termination Obligations Cap”).
Subject to specified exceptions set forth in the Limited Guarantee, the Limited Guarantee will terminate and the Guarantor will have no further obligations under the Limited Guarantee automatically and immediately upon the earliest to occur of (i) the consummation of the Closing in accordance with the terms of the Merger Agreement, (ii) at such time as the Termination Obligations under this Limited Guarantee has been paid in full (subject to the Termination Obligations Cap), (iii) termination of the Merger Agreement in circumstances in which the Parent Termination Fee is not payable and (iv) one hundred twenty (120) days after the valid termination of the Merger Agreement in accordance with its terms in circumstances in which the Parent Termination Fee is payable if the Company has not made a claim in writing for payment of the Parent Termination Fee.
Conditions to the Closing of the Merger
The obligations of Midwest, Parent, and Merger Sub, as applicable, to consummate the Merger are subject to the satisfaction or waiver of customary conditions, including the following:
•
the obtaining of the Requisite Company Vote by Midwest;

•
the absence of any final and non-appealable court order or law, issued, enacted, issued, promulgated or entered by any Governmental Entity of competent jurisdiction, making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger or the Transactions, preventing the consummation of the Merger, nor will any legal requirement have been promulgated, enacted, issued, or deemed applicable to the Merger by any Governmental Entity in any jurisdiction in which Parent or Midwest has material business operations which prohibits or makes illegal the consummation of the Merger; and

•
the Insurance Approvals.

Additionally, the obligations of Parent and Merger Sub, as applicable, to consummate the Merger are subject to the satisfaction or waiver of customary conditions, including, the following:
•
certain representations and warranties of Midwest set forth in the Merger Agreement relating to (i) organization, standing and power, (ii) outstanding capital stock, (iii) corporate power and authority, (iv) brokers’ and finders’ fees and (v) the fairness opinion being true and correct in all material respects, as of the date of the Merger Agreement and as of the Closing Date (without giving effect to any limitation indicated by the words “Company Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” or “materiality”) as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which will be so true and correct as of that date);

•
certain representations and warranties of Midwest set forth in the Merger Agreement relating to certain aspects of Midwest’s (i) authorized capital stock, (ii) stock awards, and (iii) outstanding Company Securities being true and correct (subject to de minimis inaccuracies) as of the date of the Merger Agreement and as of the Closing Date as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which will be so true and correct as of that date);

•
the representations and warranties contained in the last sentence of Section 3.05 of the Merger Agreement will be true and correct as of the date of the Merger Agreement and as of the Closing Date, as if made at and as of such date;

•
all other representations and warranties of Midwest set forth in the Merger Agreement being true and correct in all respects (without giving effect to any limitation indicated by the words “Company Material Adverse Effect”, “in all material respects,” “in any material respect,” “material,” or “materially”), as of the date of the Merger Agreement and as of the Closing Date as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which will be so true and correct as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•
Midwest having performed in all material respects, and complied in all material respects with the covenants and agreements, in the Merger Agreement required to be performed by or complied with by Midwest at or prior to Closing;

•
the absence of any Company Material Adverse Effect since the date of the Merger Agreement;

•
the receipt by Parent and Merger Sub of an officer’s certificate of Midwest, certifying that the conditions set forth in the preceding six (6) bullets have been satisfied; and

•
the Insurance Approvals being obtained without the imposition of Burdensome Condition.

Lastly, the obligations of Midwest to consummate the Merger are subject to the satisfaction or waiver of customary conditions, including, the following:
•
the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement being true and correct in all respects (without giving effect to any limitation indicated by the words “material adverse effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) as of the date of the Merger Agreement and as of the Closing Date as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which will be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the Transactions;

•
Parent and Merger Sub having performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, of the Merger Agreement required to be performed by or complied with by them at or prior to the Closing; and

•
the receipt by Midwest of an officer’s certificate of Parent, certifying that the conditions described in the preceding two (2) bullets have been satisfied.

Termination of the Merger Agreement
The Merger Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time, whether before or after the Requisite Company Vote is obtained:
•
by mutual written consent of Parent and Midwest;

•
by either Parent or Midwest:

•
if the Merger has not been consummated on or before January 30, 2024 (the “End Date”); provided, however, that, if on such date the Insurance Approvals have not been obtained, but all other conditions precedent to the consummation of the Merger and the Transactions have been satisfied (or, in the case of conditions that by their terms are to be satisfied at the Closing, are capable of being satisfied on that date), then the End Date will automatically be extended to April 30, 2024; provided, that, that the right to terminate the Merger Agreement pursuant to terms thereof will not be available to any party whose material breach of any representation, warranty, covenant, or agreement set forth in the Merger Agreement has been the principal cause of the failure of the Merger to be consummated on or before the End Date (which we refer to as the “End Date Termination Right”);

•
if any Governmental Entity of competent jurisdiction has enacted, issued, promulgated or entered any Law or Order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger or the Transactions, and such Law or Order has become final and nonappealable; provided, however, that the right to terminate the Merger Agreement pursuant to the terms thereof will not be available to any party whose material breach of any representation, warranty, covenant, or agreement set forth in the Merger Agreement has been the principal cause that resulted in, the issuance, promulgation, enforcement, or entry of any such Law or Order; or

•
if the Merger Agreement has been submitted for a vote of the stockholders of the Company for adoption at the Special Meeting at which a vote in respect of the Requisite Company Vote was held and the Requisite Company Vote will not have been obtained at such meeting (unless such Special Meeting has been adjourned or postponed, in which case such Requisite Company Vote will not have been obtained at the final adjournment or postponement thereof) (which we refer to as the “Special Meeting Termination Right”);

•
by Parent:

•
any time prior to the receipt of the Requisite Company Vote, if a Company Adverse Recommendation Change will have occurred; or

•
if there has been a breach of any representation, warranty, covenant, or agreement on the part of Midwest set forth in the Merger Agreement such that the conditions to Parent or Merger Sub’s obligation to consummate the Merger would not be satisfied and, such breach is incapable of being cured by the End Date, or, if capable of being cured by the End Date, will have been cured prior to the earlier of (i) thirty (30) days after written notice thereof is given by Parent to Midwest or (ii) the End Date; provided further, that Parent will not have the right to terminate the Merger Agreement pursuant to the terms thereof if Parent or Merger Sub is then in material breach of any representation, warranty, covenant, or obligation thereunder that would cause any condition to Midwest’s obligation to consummate the Merger not to be satisfied (which we refer to as the “Company Breach Termination Right”).

•
by Midwest, prior to obtaining the Requisite Company Vote, in order to accept a Superior Proposal and substantially concurrently enter into a binding written definitive acquisition agreement providing for the consummation of a transaction that constitutes a Superior Proposal:

•
prior to the receipt of the Requisite Company Vote at the Special Meeting, to substantially concurrently enter into a Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement) in respect of a Superior Proposal in accordance with the Merger Agreement, provided that prior to or concurrently with such termination the Company pays the Company Termination Fee in accordance with the Merger Agreement;

•
if there will have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in the Merger Agreement such that the conditions to Midwest’s obligation to consummate the Merger would not be satisfied and such breach is incapable of being cured by the End Date; or, if capable of being cured by the End Date, will not have been cured prior to the earlier of (i) thirty (30) days after written notice thereof is given by the Company to Parent or (ii) the End Date; provided further, that Midwest will not have such right to terminate if the Company is then in material breach of any representation, warranty, covenant, or obligation hereunder that would cause any condition to Parent or Merger Sub’s obligation to consummate the Merger not to be satisfied; or

•
if (i) all the conditions set forth in Section 6.01 and Section 6.02 of the Merger Agreement have been, and continue to be, satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, each of which will be capable of being satisfied if the Closing Date were the date of such termination) as of the date the Closing should have occurred pursuant to Section 1.02 of the Merger Agreement, (ii) the Company has provided written notice to Parent after the date the Closing should have occurred pursuant to Section 1.02 of the Merger Agreement irrevocably confirming that all conditions set forth in Section 6.01 and Section 6.03 of the Merger Agreement have been satisfied and that the Company is ready, willing and able to consummate the Closing and (iii) Parent and Merger Sub fail to consummate the Closing within three (3) Business Days following the later of (A) the receipt of such written notice and (B) the date the Closing should have occurred pursuant to Section 1.02 of the Merger Agreement (and the Company was ready, willing and able to consummate the Closing throughout such period).

In the event of any termination of the Merger Agreement pursuant to the termination rights discussed immediately above, written notice thereof will be given to the other party specifying the provision pursuant to which termination is made. If the Merger Agreement is terminated in accordance with the termination rights discussed immediately above, certain sections of the Merger Agreement will survive the termination of the Merger Agreement in full force and effect, including terms relating to confidentiality, access to information, termination, amendment, and waiver, and other miscellaneous items.
Effect of Termination; Termination Fees
The Merger Agreement contains certain remedies in the event of a termination, including the payment of the Company Termination Fee or the Parent Termination Fee in certain circumstances.

Midwest will pay, or will cause to be paid, the Company Termination Fee to Parent or its designee if the Merger Agreement is validly terminated:
•
by Parent, in circumstances where, prior to the receipt of the Requisite Company Vote, a Company Adverse Recommendation Change has occurred;

•
by the Company, in circumstances where, prior to the receipt of the Requisite Company Vote, to substantially concurrently enter into a Company Acquisition Agreement (other than, for the avoidance of doubt, an Acceptable Confidentiality Agreement) in respect of a Superior Proposal in accordance with the terms of the Merger Agreement; or

•
in circumstances where, (a) prior to the termination of the Merger Agreement, a Takeover Proposal (substituting 50% for the 20% threshold set forth in the definition of “Takeover Proposal” in the section of this proxy statement entitled “— No Solicitation of Other Offers” (as substituted, which we refer to as a “Qualifying Transaction”)) is publicly made to the Company or is publicly made directly to the stockholders of the Company (and not publicly withdrawn in good faith prior to the event giving rise to the termination) or provided to the Company Board (and not withdrawn in good faith prior to the event giving rise to the termination and with respect to a termination pursuant to the Special Meeting Termination Right, is made public and not publicly withdrawn in good faith prior to such termination), (b) the Merger Agreement is terminated by Parent or the Company pursuant to the End Date Termination Right, the Special Meeting Termination Right or the Company Breach Termination Right, as applicable, and (c) within twelve (12) months after such termination, the Company consummates any Qualifying Transaction or enters into a definitive agreement for any Qualifying Transaction that is subsequently consummated.

Parent will pay, or will cause to be paid to Company or its designee (by wire transfer of immediately available funds) within three (3) Business Days after such termination, the Parent Termination Fee, if the Merger Agreement is validly terminated:
•
by the Company if there will have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in the Merger Agreement such that the conditions to the Closing of the Merger set forth in the terms of the Merger Agreement, as applicable, would not be satisfied and such breach is incapable of being cured by the End Date; or, if capable of being cured by the End Date, will not have been cured prior to the earlier of (a) thirty (30) days after written notice thereof is given by the Company to Parent or (b) the End Date;

•
by Parent if the Merger has not been consummated on or before the End Date at a time when the Company would have been entitled to terminate the Merger Agreement pursuant to the circumstances described in the immediately preceding bullet above; or

•
by the Company if (a) all the conditions set forth in Section 6.01 and Section 6.02 of the Merger Agreement have been, and continue to be, satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, each of which will be capable of being satisfied if the Closing Date were the date of such termination) as of the date the Closing should have occurred pursuant to the terms of the Merger Agreement, (b) Midwest has provided written notice to Parent after the date the Closing should have occurred pursuant to the Merger Agreement irrevocably confirming that all the conditions set forth in Section 6.01 and Section 6.02 of the Merger Agreement have been satisfied and that Midwest is ready, willing and able to consummate the Closing and (c) Parent and Merger Sub fail to consummate the Closing within three (3) Business Days following the later of (x) the receipt of such written notice and (y) the date the Closing should have occurred pursuant to the Merger Agreement (and Midwest was ready, willing and able to consummate the Closing throughout such period).

Neither the Company nor Parent will be required to pay the Company Termination Fee or the Parent Termination Fee, respectively, on more than one occasion.
If either the Company or Parent fails to pay in a timely manner the Company Termination Fee or Parent Termination Fee, as applicable, then the Company or Parent, as applicable, must (a) reimburse the other party for all reasonable costs and expenses incurred in the collection of such overdue amounts, including in connection with any related claims, actions or proceedings commenced and (b) pay to the other party interest on the Company Termination Fee or Parent Termination Fee, as applicable, from and including the date payment of such amounts was due to the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made; provided that in no event will such costs, expenses and interest set forth in the preceding clauses (a) and (b) exceed $500,000 in the aggregate.
Specific Performance
The parties have agreed that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any provision of the Merger Agreement were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such failure to perform or breach. Accordingly, subject to the limitations set forth in the Merger Agreement, the parties have acknowledged and agreed that in the event of any breach by Parent, Merger Sub or the Company of any of their respective covenants or obligations set forth in the Merger Agreement, Parent, Merger Sub or the Company, as applicable, will be entitled to an injunction or injunctions to prevent or restrain breaches of the Merger Agreement, by the other parties (as applicable), and to specific performance by the other parties (as applicable) of the terms and provisions of the Merger Agreement to prevent breaches of, or to enforce compliance with, the covenants and obligations of the other parties (as applicable) under the Merger Agreement, in each case without proof of actual harm or the inadequacy of a legal remedy and without bond or other security being required. The pursuit of specific enforcement or other equitable remedies by any party will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy (whether at law or in equity) to which such party may be entitled at any time, subject to the limitations on remedies set forth in the Merger Agreement.
Limitations of Liability
In circumstances where the Company Termination Fee is payable by the Company, the maximum aggregate monetary damages of the Company or any of its related parties under the Merger Agreement will not exceed an amount equal to the Company Termination Fee plus interest and other amounts payable upon a failure by the Company to pay such Company Termination Fee in a timely manner, as described in the section of this proxy statement entitled “— Termination Fees.” The maximum aggregate monetary damages of Parent, Merger Sub or any of their related parties (including damages as a result of Willful Breach or in the case of fraud) under the Merger Agreement will not exceed an amount equal to the Parent Termination Fee plus (a) interest and other amounts payable upon a failure by Parent to pay such Parent Termination Fee in a timely manner or otherwise payable by Parent pursuant to the Merger Agreement, as described in the section of this proxy statement entitled “— Termination Fees” and (b) and the out-of-pocket fees, costs and expenses incurred by the Company or its Subsidiaries (including those of its Affiliates and Representatives) in connection with the financing cooperation required by the Merger Agreement.
Amendment and Waiver
Any provision of the Merger Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is executed, in the case of an amendment, by each party to the Merger Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. However, after the Requisite Company Vote has been obtained, any amendment or waiver that by applicable Law gives rise to a requirement that further approval by the stockholders of Midwest be obtained in order to consummate the Merger, will be subject to obtaining such further approval.
Governing Law
The Merger Agreement and all Legal Actions (whether based on contract, tort, statute or otherwise) arising out of, relating to, or in connection with the Merger Agreement or the actions of any of the parties thereto in the negotiation, administration, performance, or enforcement of the Merger Agreement, will be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

Voting Agreement
The Voting Agreement Stockholders have entered into the Voting Agreements. Pursuant to the Voting Agreements, the Voting Agreement Stockholders, in the aggregate, agreed to vote a total of 1,230,347 shares of Company Common Stock, representing approximately 33% of the shares of Company Common Stock outstanding on the Record Date, in favor of the Merger Proposal and the Adjournment Proposal.
Each of the Voting Agreements Stockholders’ obligations under the Voting Agreements terminate upon the earliest to occur of (i) the mutual written agreement of any Voting Agreement Stockholder and the Parent, (ii) termination of the Merger Agreement, (iii) any amendment to the Merger Agreement that decreases the amount of, or changes the form of, the Merger Consideration or increases the liabilities or obligations of such signatory to the Voting Agreement without the consent of such signatory, upon written notice by such signatory to Parent within ten (10) Business Days of such amendment, and (iv) the Effective Time.
The Company Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 2: THE COMPENSATION PROPOSAL
Under Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Midwest is required to submit a proposal to our stockholders to approve, on an advisory (non-binding) basis, the Compensation Proposal. This compensation is summarized in the section captioned “The Merger-Interests of Midwest’s Directors and Executive Officers in the Merger.” The Company Board encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement. Accordingly, Midwest is asking you to approve the following resolution:
“RESOLVED, that the stockholders of Midwest approve, on a non-binding, advisory basis the compensation that may become payable to Midwest’s named executive officers that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled ‘The Merger-Interests of Midwest’s Directors and Executive Officers in the Merger’.”
The vote on this Compensation Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote not to approve this Compensation Proposal and vice versa. Because the vote on the Compensation Proposal is advisory only, it will not be binding on Midwest. Accordingly, if the Merger Agreement is adopted and the Merger is completed, the merger-related compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on this Compensation Proposal.
Vote Required and Company Board Recommendation
Approval, on an advisory (non-binding) basis, of the Compensation Proposal requires the affirmative vote of a majority of the shares properly cast for or against the Compensation Proposal, provided a quorum is present. Assuming a quorum is present, (i) a failure to vote virtually or by proxy at the Special Meeting will have no effect on the outcome of the Compensation Proposal, (ii) abstentions will have no effect on the outcome of the Compensation Proposal, and (iii) broker “non-votes” (if any) will have no effect on the outcome of the Compensation Proposal. Shares of Company Common Stock represented by properly executed, timely received, and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a Midwest stockholder returns a signed proxy card without indicating voting preferences on such proxy card, the shares of Company Common Stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting and all of such shares will be voted as recommended by the Company Board.
The Company Board unanimously recommends that you vote “FOR” the approval, on an advisory (non-binding) basis, of this proposal.

PROPOSAL 3: ADJOURNMENT OF THE SPECIAL MEETING
We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if the Company Board determines that it is necessary or appropriate, including to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting. If the Company Board determines that it is necessary or appropriate, we will ask our stockholders to vote only on this Adjournment Proposal and not to vote on the Merger Proposal or the approval, on an advisory (non-binding) basis, of the Compensation Proposal.
In the Adjournment Proposal, we are asking our stockholders to approve a proposal to authorize the Company Board, in its discretion, to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the Merger Proposal if there are insufficient votes to approve the Merger Proposal at the Special Meeting. If stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from stockholders that have previously returned properly executed proxies voting against adoption of the Merger Agreement. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the Merger Proposal would be defeated, we could adjourn the Special Meeting without a vote on the approval of the Merger Proposal and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the Merger Agreement. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chair of the Special Meeting.
Vote Required and Company Board Recommendation
Approval of the Adjournment Proposal requires the affirmative vote of either (a) a majority of the shares properly cast for and against the Adjournment Proposal, when a quorum is present, or (b) the holders of the shares representing a majority of the voting power present virtually or represented by proxy at the Special Meeting and entitled to vote on such proposal, when a quorum is not present. Assuming a quorum is present, (i) a failure to vote virtually or by proxy at the Special Meeting will have no effect on the outcome of the Adjournment Proposal, (ii) abstentions will have no effect on the outcome of the Adjournment Proposal, and (iii) broker “non-votes” (if any) will have no effect on the outcome of the Adjournment Proposal. Shares of Company Common Stock represented by properly executed, timely received, and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a stockholder returns a signed proxy card without indicating voting preferences on such proxy card, the shares of Company Common Stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting and all of such shares will be voted as recommended by the Company Board.
The Company Board unanimously recommends that you vote “FOR” approval of this proposal.

MARKET PRICES AND DIVIDEND DATA
Our Company Common Stock is listed on Nasdaq under the symbol “MDWT.” As of the Record Date, there were [•] shares of Company Common Stock outstanding held by approximately [•] stockholders of record. The actual number of Midwest stockholders is greater than this number of record holders and includes Midwest stockholders who are beneficial owners, but whose shares of Company Common Stock are held in street name by brokers and other nominees. We have never declared or paid any cash dividends on the Company Common Stock.
On [•], 2023, the latest practicable trading day before the filing of this proxy statement, the closing price for our Company Common Stock on Nasdaq was $[•] per share. You are encouraged to obtain current market quotations for the Company Common Stock.
Following the Merger, there will be no further market for the Company Common Stock and it will be delisted from Nasdaq and deregistered under the Exchange Act. As a result, following the Merger we will no longer file periodic reports with the SEC. In the event that the Merger is not consummated, our payment of any future dividends would be at the discretion of our Company Board and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects, and other factors our Company Board may deem relevant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of Company Common Stock as of [•], 2023 by:
•
each person or group of affiliated persons, who we know to beneficially own more than 5% of outstanding Company Common Stock, each of whom we refer to as a 5% owner;

•
each of our named executive officers, including certain former named executive officers;

•
each of our directors; and

•
all of our current executive officers and directors as a group.

Information given below regarding beneficial owners of more than 5% of Midwest’s outstanding capital stock is based solely on information provided by such persons in filings with the SEC on Schedules 13F and other filings made with the SEC on or before [•], 2023. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares issuable pursuant to stock options and other rights to purchase shares of our common stock exercisable within sixty (60) days of [•], 2023. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Unless otherwise noted below, the address of each of the individuals and entities named in the table below is c/o Midwest Holding Inc., 2900 South 70th Street, Suite 400, Lincoln, Nebraska 68506. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.
	Shares of Company Common Stock Beneficially Owned
Name	Number	Percent
Named Executive Officers and Directors:
Georgette Nicholas(4)	10,427	*
Michael Minnich(5)	530,785	14.2%
Eoin Elliffe(6)	—	*
Dan Maloney(7)	—	*
Elliot Sperber (8)	1,350	*
Thomas Bumbolow (9)	—	*
John Hompe(10)	4,764	*
Firman Leung(10)	4,664	*
Nancy Callahan(11)	4,564	*
Diane Davis(11)	4,564	*
Yadin Rozov(11)	23,824	*
Kevin Sheehan(11)	44,726	1.2%
Named Executive Officers and Directors as a Group (12 persons)	629,668	16.9%
Beneficial Owners of More than Five Percent:
Crestline Assurance Holdings LLC(1)	445,171	11.9%
A. Michael Salem(3)	279,338	7.5%
Knott Partners, L.P.(2)	390,241	10.5%

*
Represents beneficial ownership of less than 1%.

(1)
The following information was obtained from a Schedule 13D filed by Douglas Bratton, Crestline Investors, Inc., Crestline Management, L.P. and Crestline Assurance Holdings LLC with the SEC on

May 4, 2020. These securities are held directly by Crestline Assurance Holdings LLC (“Crestline”). The Manager of Crestline is Douglas Bratton and the sole member of Crestline is Crestline Management, L.P. (“Crestline Management”). Crestline Investors, Inc. (“Crestline Investors”) is the general partner of Crestline Management. Douglas Bratton is the sole director of Crestline Investors. Mr. Bratton has voting and investment power over all securities held by Crestline, except for, with respect to voting power, the 76,040 shares of voting common stock covered by the proxy granted to Vespoint LLC pursuant to the Stockholders Agreement described under “Certain Relationships and Related Transactions” below. Crestline Management, Crestline Investors and Mr. Bratton may each be deemed to beneficially own the securities held by Crestline. Therefore, Crestline, Crestline Management, Crestline Investors and Mr. Bratton share the power to (i) vote and direct the vote of 369,131 shares of our voting common stock beneficially owned by Crestline and (ii) dispose of and direct the disposition of the 445,171 shares of voting common stock beneficially owned by Crestline. Mr. Bratton resigned as a Director pursuant to the September 16, 2022 Letter of Understanding. The address of Crestline is 201 Main Street, Suite 1900, Fort Worth, Texas 76102.
(2)
As reported on the Form 4 filed with the Securities and Exchange Commission on September 26, 2022. The address of the beneficial owner is 485 Underhill Boulevard, Suite 205, Syosset, New York 11791.

(3)
Consists of 203,298 shares of voting common stock indirectly owned through AMS Advisors LLC, an entity which Mr. Salem controls and owns, as well as 76,040 shares pursuant to a shared proxy with respect to shares held by Douglas Bratton / Crestline (see footnote 1 above). The address for Mr. Salem and AMS Advisors LLC is 1075 Old Post Road, Bedford, New York 10507.

(4)
Ms. Nicholas has stock options granted of 73,000. 10,427 have vested but none have been exercised as of June 1, 2023.

(5)
Consists of (i) 11,669 shares of voting common stock directly owned by Mr. Minnich, (ii) 413,176 shares of voting common stock indirectly owned by Rendezvous Capital LLC, an entity controlled by Mr. Minnich and owned by Mr. Minnich and his spouse, (iii) 29,900 shares of voting common stock underlying outstanding and vested but unexercised stock options exercisable at $41.25 per share, and (iv) 76,040 shares pursuant to a shared proxy with respect to shares held by Douglas Bratton / Crestline (see footnote 1 above), but does not include 44,851 shares underlying outstanding but unvested stock options. Mr. Minnich’s address is 19 Brookridge Dr., Greenwich, CT 06830.

(6)
Mr. Elliffe has stock options granted of 20,000. None have vested or been exercised as of June 1, 2023.

(7)
Mr. Maloney has stock options granted of 10,000. None have vested or been exercised as of June 1, 2023.

(8)
Mr. Sperber has stock options granted of 37,700 including 1,350 shares of voting common stock underlying outstanding and vested but unexercised stock options and 36,350 unvested and unexercised as of June 1, 2023.

(9)
Mr. Bumbolow has stock options granted of 32,000. None have vested or been exercised as of June 1, 2023.

(10)
Includes 1163 shares underlying outstanding restricted stock units that are scheduled to vest as of the date of the 2024 Annual Meeting and 67 shares underlying outstanding stock options that are scheduled to vest as of July 17, 2023.

(11)
Includes 1163 shares underlying outstanding restricted stock units that are scheduled to vest as of the date of the 2024 Annual Meeting.

OTHER MATTERS
Other Matters
Our Company Board knows of no other business that will be presented for consideration at the Special Meeting. If other matters are properly brought before the Special Meeting, however, it is the intention of the persons named in the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.
Future Stockholder Proposals
If the Merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of stockholders of Midwest. However, if the Merger is not completed, Midwest stockholders will continue to be entitled to attend and participate in stockholder meetings.
Midwest will hold the regular annual meeting of its stockholders in 2023 on Tuesday, June 6, 2023, at 10:00 a.m. Central Time at the Lincoln Marriott Cornhusker Hotel, 333 South 13th Street, Lincoln, Nebraska, 68508.
Stockholder Proposals for 2024 Annual Meeting of Stockholders
Under SEC Rule 14a-8, if a stockholder wishes to submit a proposal to be considered for inclusion in our proxy statement for our 2024 annual meeting of stockholders, the proposal must be received by us at our principal executive offices at 2900 South 70th Street, Suite 400, Lincoln, Nebraska 68506, Attention: Acting Corporate Secretary by December 26, 2023, unless the date of our 2024 annual meeting of stockholders is more than 30 days from the anniversary date of our Annual Meeting, in which case the deadline is a reasonable time before we print and mail our proxy materials for the 2024 annual meeting of stockholders. The proposals must comply with all of the requirements of Exchange Act Rule 14a-8. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.
In addition, pursuant to the bylaws of Midwest, a stockholder who intends to nominate a candidate for election to the Company Board or to propose other business for consideration at the 2024 annual meeting of stockholders must deliver to the Company notice and certain information concerning themselves and their shareholder proposal or Director nomination not less than forty-five (45) days nor more than seventy-five (75) days prior to the anniversary date of the date on which the Company first mailed its proxy materials or notice of availability of proxy matters (whichever is earlier) for the preceding year’s annual meeting; provided, however, that, if the annual meeting is scheduled to be held on a date more than thirty (30) days before or more than sixty (60) days after the date of the anniversary date of the preceding year’s annual meeting, notice must be delivered to us not later than the close of business on the later of the one hundred twentieth (120th) day prior to the scheduled date of such annual meeting and not later than the latest of (i) the ninetieth (90th) day prior to such annual meeting, or (ii) the tenth (10th) day after public disclosure of the date of such annual meeting.
Accordingly, any notice given by or on behalf of a stockholder pursuant to these provisions of the bylaws of Midwest (and not pursuant to Rule 14a-8 of the Exchange Act) must be received no earlier than February 9, 2024, and no later than March 10, 2024. Such notice should be addressed to: Midwest Holding Inc., Acting Corporate Secretary, at 2900 South 70th Street, Suite 400, Lincoln, Nebraska 68506.
For special meetings of the stockholders, the nomination or item of business must be received by the secretary at the principal executive offices of the corporation not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Company Board to be elected at such meeting.
These requirements are separate from and in addition to the SEC’s requirements described in the first paragraph of this section relating to including a proposal in our proxy statements.

Householding of Special Meeting Materials
The SEC’s rules permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for proxy statements, annual reports, and Internet Notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or Internet Notice addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially results in a reduced usage of natural resources and cost savings for companies.
A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement and Internet Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Any stockholder at a shared address to which a single copy of the proxy materials, other documents, or Internet Notice was delivered and who wishes to receive a separate copy of the proxy materials, other documents, or Internet Notice can request a copy of such documents or notice by sending a written request to our Acting Corporate Secretary at 2900 South 70th Street, Suite 400, Lincoln, Nebraska 68506 or by calling (402) 817-5701 and we will promptly deliver the requested documents or notice. Please include your control number with your request. Also, if, at any time, you no longer wish to participate in “householding” and would prefer to receive separate proxy materials and Internet Notice in the future, please notify your broker or direct your written request to our Acting Corporate Secretary at 2900 South 70th Street, Suite 400, Lincoln, Nebraska 68506 or by calling (402) 817-5701 and we will promptly deliver the requested documents or notice. Please include your control number with your request. Stockholders who currently receive multiple copies of the proxy statement or Internet Notice at their address and would like to request “householding” of their communications should contact their broker.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC website at https://www.sec.gov/. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the investor relations page of our website at https://ir.midwestholding.com/overview/default.aspx. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC and any documents filed by us pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) after the date of this proxy statement and before the date of the Special Meeting.
•
Midwest’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report”), filed with the SEC on March 27, 2023, including those portions of Midwest’s proxy statement on Schedule 14A filed with the SEC on April 24, 2023 that are incorporated by reference into the Annual Report;

•
Midwest’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, filed with the SEC on August 15, 2022;

•
Midwest’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, filed with the SEC on November 14, 2022;

•
Midwest’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 15, 2023; and

•
Midwest’s Current Reports on Form 8-K, filed with the SEC on January 10, 2022, March 25, 2022, April 4, 2022, April 12, 2022, May 4, 2022, May 16, 2022, May 19, 2022, June, 21, 2022, July 8, 2022, August 1, 2022, August 15, 2022, September 22, 2022, October 4, 2022, November 25, 2022, March 27, 2023 and May 1, 2023.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.
Notwithstanding the foregoing, we will not incorporate by reference in this proxy statement any documents or portions thereof that are not deemed “filed” with the SEC, including information furnished under Item 2.02 or Item 7.01 or otherwise of any Current Report on Form 8-K, including related exhibits, after the date of this proxy statement unless, and except to the extent, specified in such Current Report.
Any Person, including any beneficial owner of shares of Company Common Stock, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us by written or telephonic request directed to Midwest’s address below. If you would like to request documents from us, please do so as soon as possible to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one (1) Business Day after we receive your request. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

Midwest Holding Inc.
Attention: Acting Corporate Secretary
2900 South 70th Street, Suite 400
Lincoln, Nebraska 68506
Email: compliance@midwestholding.com
If you have any questions concerning the Merger Agreement, the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Company Common Stock, please contact our proxy solicitor:

Okapi Partners LLC
1212 Avenue of the Americas, 17th Floor
New York, NY 10036
Banks and Brokerage Firms Call: 1-212-297-0720
Stockholders and All Others Call Toll Free: 1-844-203-3605
E-Mail: info@okapipartners.com

MISCELLANEOUS
You should rely only on the information contained in this proxy statement, the annexes to this proxy statement, and the documents that we incorporate by reference in this proxy statement in voting on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [•], 2023. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to Midwest’s stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A
Execution Version
AGREEMENT AND PLAN OF MERGER
By and Among
MIDAS PARENT, LP
MIDAS MERGER ACQUISITION SUB, INC.
and
MIDWEST HOLDING INC.
Dated as of April 30, 2023

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
This Agreement and Plan of Merger (this “Agreement”) is entered into as of April 30, 2023, by and among MIDWEST HOLDING INC., a Delaware corporation (the “Company”), MIDAS PARENT, LP, a Delaware limited partnership (“Parent”), and MIDAS MERGER ACQUISITION SUB, INC. a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”). Capitalized terms used herein (including in the immediately preceding sentence) and not otherwise defined herein shall have the meanings set forth in Section 8.01 hereof.
RECITALS
WHEREAS, the parties hereto intend to effect a merger in which Merger Sub will be merged with and into the Company (the “Merger”), in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (“DGCL”), with the Company surviving the Merger, on the terms and subject to the conditions set forth herein;
WHEREAS, in the Merger, upon the terms and subject to the conditions of this Agreement, each share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) will be converted into the right to receive the Merger Consideration except as otherwise provided in this Agreement;
WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously: (a) determined that the Merger and the other transactions contemplated by this Agreement and the other Transaction Documents (collectively, the “Transactions”) are advisable, fair to and in the best interests of the Company and its stockholders; (b) approved and declared it advisable to enter into this Agreement; (c) directed that the adoption of this Agreement be submitted to a vote of the Company’s stockholders at the Company Stockholders Meeting; and (d) subject to the terms and conditions of this Agreement (including Section 5.04), resolved to recommend that the Company’s stockholders approve the adoption of this Agreement and the Transactions, including the Merger on the terms and subject to the conditions set forth in this Agreement (such recommendation, the “Company Board Recommendation”); in each case, in accordance with the DGCL;
WHEREAS, the board of directors of Merger Sub has adopted a resolution approving and declaring advisable this Agreement and the Transactions, including the Merger on the terms and subject to the conditions set forth in this Agreement;
WHEREAS, the general partner of Parent has adopted a resolution approving and declaring advisable this Agreement and the Transactions, including the Merger on the terms and subject to the conditions set forth in this Agreement;
WHEREAS, immediately after the execution and delivery of this Agreement, Parent, as the sole stockholder of Merger Sub, will act by written consent to approve and adopt this Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in this Agreement;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of the Company to enter into this Agreement, Parent has delivered to the Company the Equity Commitment Letter from the Equity Investors, to which the Company is an express third party beneficiary;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, the Guarantor is entering into a limited guarantee in favor of the Company (the “Limited Guarantee”), pursuant to which, subject to the terms and conditions contained therein, the Guarantor is guaranteeing certain obligations of Parent and Merger Sub in connection with this Agreement; and
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of Parent to enter into this Agreement, Parent is entering into one or more voting agreements (each a “Voting Agreement”) with each of Michael Minnich, Rendezvous Capital, LLC, Crestline Assurance Holdings LLC, Knott Partners L.P., John Hompe, Firman Leung, Nancy Callahan, Diane Davis, Yadin Rozov and Kevin Sheehan, pursuant to which, among other things, such Persons have agreed to vote such Persons’ shares of Company Common Stock in favor of the adoption and approval of this Agreement and the Merger, on the terms and subject to the conditions set forth therein.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:
ARTICLE I
THE MERGER
Section 1.01   The Merger.   On the terms and subject to the satisfaction or, to the extent permissible under applicable Law, waiver of the conditions set forth in this Agreement, and in accordance with DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, whereupon the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation (the “Surviving Corporation”) and shall continue its corporate existence under the laws of the State of Delaware as a wholly-owned Subsidiary of Parent.
Section 1.02   Closing.   Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, 1 New York Plaza, New York, New York 10004, on the date which is three (3) Business Days after the date all of the conditions set forth in ARTICLE VI (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible under applicable Law, waiver by the appropriate party of those conditions at the Closing) have been satisfied or, to the extent permissible under applicable Law, waived by the party or parties entitled to the benefit of such conditions, or at such other place, at such other time or on such other date as Parent and the Company may mutually agree (the date on which the Closing occurs, the “Closing Date”).
Section 1.03   Effective Time.   Subject to the provisions of this Agreement, at the Closing, the Company, Parent, and Merger Sub shall cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged, and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date and time as may be agreed by the Company and Parent in writing and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being hereinafter referred to as the “Effective Time”).
Section 1.04   Effects of the Merger.   At and after the Effective Time, the Merger shall have the effects set forth in this Agreement, the Certificate of Merger and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses, and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, and duties of the Surviving Corporation.
Section 1.05   Certificate of Incorporation; By-Laws.   At the Effective Time: (a) by virtue of the Merger, the certificate of incorporation of the Company shall be amended and restated so as to read in its entirety as set forth in Exhibit A, and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until, subject to Section 5.07, thereafter amended in accordance with the terms thereof and applicable Law; and (b) the by-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation, except that references to Merger Sub’s name shall be replaced with references to the Surviving Corporation’s name, until, subject to Section 5.07, thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Corporation and applicable Law.
Section 1.06   Directors and Officers.   From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, (a) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and (b) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

ARTICLE II
EFFECT OF THE MERGER ON CAPITAL STOCK; PAYMENT FOR SHARES
Section 2.01   Effect of the Merger on Capital Stock.   At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub, or the Company or the holder of any capital stock of Parent, Merger Sub, or the Company:
(a)   Cancellation of Certain Company Common Stock.   Each share of Company Common Stock that is owned by Parent, if any, or the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly owned Subsidiaries as of immediately prior to the Effective Time (“Cancelled Shares”) shall automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.
(b)   Conversion of Company Common Stock.   Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares and Dissenting Shares) shall be converted into the right to receive from Parent $27.00 in cash, without interest (the “Merger Consideration”) in accordance with the provisions of Section 2.02.
(c)   Cancellation of Shares.   At the Effective Time, all shares of Company Common Stock shall no longer be outstanding and all shares of Company Common Stock shall be cancelled and retired and will cease to exist, and, subject to Section 2.01(a) and Section 2.03, each holder of: (i) a certificate formerly representing any shares of Company Common Stock (each, a “Certificate”); or (ii) any book-entry shares which immediately prior to the Effective Time represented shares of Company Common Stock (each, a “Book-Entry Share”) shall, subject to applicable Law in the case of Dissenting Shares, cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 2.02 hereof.
(d)   Conversion of Merger Sub Capital Stock.   Each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid, and non-assessable share of common stock of the Surviving Corporation with the same rights, powers, and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing shares of Merger Sub common stock shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.
Section 2.02   Surrender and Payment.
(a)   Paying Agent; Payment Fund.   Prior to the Effective Time, Parent shall appoint as a paying agent (the “Paying Agent”), the Company’s existing transfer agent or another Person reasonably acceptable to the Company, to act as the agent for the purpose of paying the Merger Consideration for: (i) the Certificates; and (ii) the Book-Entry Shares. At or immediately following the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent, sufficient funds to pay the aggregate Merger Consideration that is payable in respect of all of the shares of Company Common Stock then outstanding (other than: (A) shares to be cancelled and retired in accordance with Section 2.01(a); and (B) Dissenting Shares) (the “Payment Fund”). If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of shares of Company Common Stock immediately prior to the Effective Time shall be entitled under Section 2.01(b), Parent shall promptly deposit, or cause to be deposited, with the Paying Agent additional funds necessary so that the Paying Agent holds sufficient funds to make all remaining payments of Merger Consideration required to be made under this Agreement. The Payment Fund shall not be used for any other purpose. Parent shall pay, or cause to be paid, all charges and expenses, including those of the Paying Agent, in connection with the exchange of shares of Company Common Stock for the Merger Consideration. Promptly (but in any event no later than the third Business Day) after the Effective Time, Parent shall mail, or shall cause the Paying Agent to mail, to each record holder of Certificates that immediately prior to the Effective Time represented shares of Company Common Stock that were converted pursuant to Section 2.01(b) into the right to receive the Merger Consideration, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Paying Agent, and which letter of transmittal shall be in customary form and have such other provisions as Parent and the Surviving Corporation may reasonably specify) for use in such exchange. Promptly (but in any event no later than the third Business Day) after the Effective Time, Parent shall, or shall cause the Paying Agent to mail to each holder of record immediately prior to the Effective Time of Book-Entry Shares that were converted pursuant to Section 2.01(b) into the right to receive the Merger Consideration customary instructions for use in effecting the surrender of Book-Entry Shares in exchange for the Merger Consideration.
(b)   Procedures for Surrender; No Interest.   Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration in respect of the Company Common Stock represented by a Certificate or Book-Entry Share upon: (i) surrender to the Paying Agent of a Certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Paying Agent; or (ii) in the case of Book-Entry Shares, receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request). Until so surrendered or transferred, as the case may be, and subject to the terms set forth in Section 2.03, each such Certificate or Book-Entry Share, as applicable, shall represent after the Effective Time for all purposes only the right to receive the Merger Consideration payable in respect thereof, without interest thereon. No interest shall be paid or accrued on the amounts payable upon the surrender or transfer of any Certificate or Book-Entry Share. Upon payment of the Merger Consideration pursuant to the provisions of this ARTICLE II, in respect of all of the shares of Company Common Stock represented thereby immediately prior to the Effective Time, each Certificate or Certificates or Book-Entry Share or Book-Entry Shares so surrendered or transferred, as the case may be, shall immediately be cancelled.
(c)   Investment of Payment Fund.   Until disbursed in accordance with the terms and conditions of this Agreement, the cash in the Payment Fund will be invested by the Paying Agent, as directed by Parent or the Surviving Corporation, in: (i) obligations of or fully guaranteed by the United States; (ii) short-term commercial paper rated the highest quality by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation; (iii) certificates of deposit, bank repurchase agreements, or banker’s acceptances of commercial banks with capital exceeding $1.0 billion (based on the most recent financial statements of such bank that are then publicly available); or (iv) money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three months. No losses with respect to any investments of the Payment Fund will affect the amounts payable to the holders of Certificates or Book-Entry Shares. Any income from investment of the Payment Fund will be payable to Parent or the Surviving Corporation, as Parent directs.
(d)   Payments to Non-Registered Holders.   If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Book-Entry Share, as applicable, is registered, it shall be a condition to such payment that: (i) such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Book-Entry Share shall be properly transferred; and (ii) the Person requesting such payment shall pay to the Paying Agent any Transfer Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Book-Entry Share, as applicable, or establish to the reasonable satisfaction of the Paying Agent that such Transfer Tax has been paid or is not payable.
(e)   DTC.   Prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Paying Agent and the Depository Trust Company (“DTC”) to ensure that the Paying Agent will transmit to DTC or its nominees as soon as practicable after the Effective Time, but in any event within two (2) Business Days thereafter, upon surrender of shares held by record by DTC or its nominees in accordance with DTC’s customary surrender procedures, an amount in cash in immediately available funds equal to the number of shares of Company Common Stock held of record by DTC or such nominee immediately prior to the Effective Time multiplied by the Merger Consideration, which amount shall for the avoidance of doubt in no way increase the amount required to be funded to the Paying Agent by Parent pursuant to Section 2.02(a).
(f)   Full Satisfaction.   All Merger Consideration paid upon the surrender of Certificates or transfer of Book-Entry Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate or Book-Entry Shares, and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Surviving Corporation. If, after the

Effective Time, Certificates or Book-Entry Shares are presented to Parent or the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration, without interest thereon, provided for, and in accordance with the procedures set forth, in this ARTICLE II.
(g)   Termination of Payment Fund.   Any portion of the Payment Fund that remains unclaimed by the holders of Certificates or Book-Entry Shares twelve (12) months after the Effective Time shall be returned to the Surviving Corporation (or, at the option of Parent, Parent), upon demand, and any such holder who has not exchanged Certificates or Book-Entry Shares for the Merger Consideration in accordance with this Section 2.02 prior to that time shall thereafter look only to the Surviving Corporation or Parent, as applicable (subject to abandoned property, escheat, or other similar Laws), as general creditors thereof, for payment of the Merger Consideration without any interest. Notwithstanding the foregoing, neither the Surviving Corporation nor Parent shall be liable to any holder of Certificates or Book-Entry Shares for any amounts paid to a public official pursuant to applicable abandoned property, escheat, or similar Laws.
(h)   Closure of Share Records.   At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates or Book-Entry Shares shall cease to have any rights with respect to such shares, except as otherwise provided in this Agreement, the certificate of incorporation of the Surviving Corporation, or by applicable Law.
Section 2.03   Dissenting Shares.   Notwithstanding any provision of this Agreement to the contrary, including Section 2.01, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled in accordance with Section 2.01(a)) and held by a holder of such share of Company Common Stock who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised appraisal rights of such shares in accordance with, and has complied with, Section 262 of the DGCL with respect to such shares (such shares of Company Common Stock being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise waives, withdraws, or loses such holder’s appraisal rights under the DGCL with respect to such shares) shall not be converted into a right to receive the Merger Consideration, but instead shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if, after the Effective Time, such holder fails to perfect, waives, withdraws, or loses such holder’s right to appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.01(b), without interest thereon, upon surrender of such Certificate formerly representing such share or transfer of such Book-Entry Share, as the case may be. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any waiver or withdrawal of any such demand, and any other demand, notice, or instrument delivered to the Company prior to the Effective Time that relates to such demand or otherwise pursuant to the DGCL in respect of Dissenting Shares, and Parent shall have the opportunity and right to direct all negotiations and proceedings with respect to such demands; provided that, after the date hereof until the Effective Time, Parent shall consult with the Company with respect to such negotiations and proceedings. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or settle, or offer to settle, any such demands.
Section 2.04   Adjustments.   Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of Company Common Stock shall occur by reason of any reclassification, recapitalization, stock split (including a reverse stock split), or any stock dividend or distribution paid in shares of Company Common Stock, the Merger Consideration and any other amounts (which are derivative of the Merger Consideration) payable pursuant to Section 2.07 shall be appropriately adjusted to reflect such change; provided, however, that this sentence shall not be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.
Section 2.05   Withholding Rights.   Each of the Paying Agent, the Company, Parent, Merger Sub, and the Surviving Corporation, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under any applicable tax Laws. To the extent that amounts are so deducted and withheld and paid to the applicable taxing authority by the Paying Agent, Parent, Merger Sub, or the Surviving Corporation, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Paying Agent, Parent, Merger Sub, or the Surviving Corporation, as the case may be, made such deduction and withholding.
Section 2.06   Lost Certificates.   If any Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue, in exchange for such lost, stolen, or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate as contemplated under this ARTICLE II.
Section 2.07   Treatment of Company Stock Options and Company Restricted Stock Unit Awards.
(a)   Company Stock Options.
(i)   At the Effective Time, each option to acquire shares of Company Common Stock (each, a “Company Stock Option”) that is outstanding under any Company Stock Plan immediately prior to the Effective Time and is then vested and exercisable or held by a non-employee director or any individual set forth on Section 2.07(a) of the Company Disclosure Letter (whether or not then vested or exercisable) and each Company Stock Option that vests upon the Merger under the terms applicable thereto (each a “Vested Company Option”), shall be, by virtue of the Merger and without any action on the part of the holder thereof, cancelled and converted into the right to receive from the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of: (i) the aggregate number of shares of Company Common Stock subject to such Vested Company Option; multiplied by (ii) the excess, if any, of the Merger Consideration over the per share exercise price under such Vested Company Option, less any applicable withholding Tax. For the avoidance of doubt, in the event that the per share exercise price under any Vested Company Option is equal to or greater than the Merger Consideration, such Vested Company Option shall be cancelled as of the Effective Time without payment therefor and shall have no further force or effect. All payments in respect of Vested Company Options shall be made through the payroll of the Surviving Corporation and/or one of its Subsidiaries as promptly as reasonably practicable (but no later than five (5) Business Days) after the Effective Time. Parent shall ensure that the Surviving Corporation and its Subsidiaries have sufficient funds to pay the full amounts due to holders of Vested Company Options in accordance with the foregoing.
(ii)   Each Company Stock Option that is outstanding immediately prior to the Effective Time that is not a Vested Company Option (each an “Unvested Company Option”) shall be cancelled and replaced with a right to receive an amount in cash, without interest, equal to (i) the number of shares of Company Common Stock for which such Unvested Company Option has not then been exercised multiplied by (ii) the excess, if any, of the Merger Consideration over the per share exercise price of such Unvested Company Option (the “Cash Replacement Option Amounts”). The Cash Replacement Option Amounts will, subject to the holder’s continued service with Parent and its Affiliates (including the Surviving Corporation and its Subsidiaries) through the applicable vesting dates, vest and be payable at the same time as the Unvested Company Option for which such Cash Replacement Option Amounts were exchanged would have vested pursuant to its terms, except that in the event that the holder’s continued service with Parent and its Affiliates (including the Surviving Corporation and its Subsidiaries) is terminated by Parent or any of its Affiliates other than for Cause or by the holder for Good Reason or as a result of death or Disability, then, subject to the holder’s (or the holder’s estate’s, as applicable) timely execution and non-revocation (within any timeframes provided for doing so) of a general release of claims in favor of the Company, Parent and their respective Affiliates in a form that is consistent in all material respects with the form of such release in use by the Company prior to the date of this Agreement and set forth on Section 3.12(a) of the Company Disclosure Letter, and continued compliance with applicable restrictive covenants in favor of Parent or an Affiliate thereof in effect at the time of such termination, all Cash Replacement Option Amounts in respect of such holder’s Unvested Company Options that shall not have been previously paid to such holder, shall be immediately payable to such holder; provided that any Unvested Company Option with a per share exercise price that is equal to or greater than the Merger Consideration shall be cancelled as of the Effective Time without payment therefor and shall have no further force or effect. All Cash Replacement Option Amounts will have substantially the same terms and conditions (including with respect to vesting) as applied to the award of Unvested Company Options for which they were exchanged, except for terms rendered inoperative by reason of the transactions contemplated by this Agreement or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Cash Replacement Option Amounts. At least five (5) Business Days prior to the Closing, the Company shall deliver to Parent a schedule of all Unvested Company Options, the recipients thereof and the applicable vesting schedule with respect thereto.
(b)   Company Restricted Stock Unit Award.
(i)   At the Effective Time, each restricted stock unit award for shares of Company Common Stock (each, a “Company Restricted Stock Unit Award”) that is outstanding under any Company Stock Plan immediately prior to the Effective Time and is then vested or held by a non-employee director or any individual set forth on Section 2.07(b) of the Company Disclosure Letter (whether or not then vested) and each Company Restricted Stock Unit Award that vests upon the Merger under the terms applicable thereto (each a “Vested Company RSU”) shall be, by virtue of the Merger and without any action on the part of the holder thereof, cancelled and converted automatically into the right to receive from the Surviving Corporation an amount in cash, without interest, equal to the product of: (i) the aggregate number of shares of Company Common Stock subject to such Vested Company RSU; multiplied by (ii) the Merger Consideration, less any applicable withholding Tax. All payments in respect of Vested Company RSU shall be made through the payroll of the Surviving Corporation and/or one of its Subsidiaries as promptly as reasonably practicable (but no later than five (5) Business Days) after the Effective Time. Notwithstanding anything to the contrary in this Section 2.07(b), any payment in respect of a Company Restricted Stock Unit Awards that, immediately prior to the Effective Time, was subject to Section 409A of the Code, shall be made at such time as required to comply with Section 409A of the Code. Parent shall ensure that the Surviving Corporation and its Subsidiaries have sufficient funds to pay the full amounts due to holders of Company Restricted Stock Unit Awards in accordance with the foregoing.
(ii)   Each Company Restricted Stock Unit Award (or the portion thereof) outstanding immediately prior to the Effective Time that is not a Vested Company RSU (each an “Unvested Company RSU”) shall be cancelled and replaced with a right to receive an amount in cash, without interest, equal to (i) the number of shares of Company Common Stock subject to such award of Unvested Company RSUs as of immediately prior to the Effective Time multiplied by (ii) the Merger Consideration (the “Cash Replacement Company RSU Amounts”). The Cash Replacement Company RSU Amounts will, subject to the holder’s continued service with Parent and its Affiliates (including the Surviving Corporation and its Subsidiaries) through the applicable vesting dates, vest and be payable at the same time as the Unvested Company RSU (or the portion thereof) for which such Cash Replacement Company RSU Amounts were exchanged would have vested pursuant to its terms, except that in the event that the holder’s continued service with Parent and its Affiliates (including the Surviving Corporation and its Subsidiaries) is terminated by Parent or any of its Affiliates other than for Cause or by the holder for Good Reason or as a result of death or Disability, then, subject to the holder’s (or the holder’s estate’s, as applicable) timely execution and non-revocation (within any timeframes provided for doing so) of a general release of claims in favor of the Company, Parent and their respective Affiliates in a form that is consistent in all material respects with the form of such release in use by the Company prior to the date of this Agreement and set forth on Section 3.12(a) of the Company Disclosure Letter, and continued compliance with applicable restrictive covenants in favor of Parent or an Affiliate thereof in effect at the time of such termination, all Cash Replacement RSU Amounts in respect of such holder’s Unvested Company RSUs that shall not have been previously paid to such holder, shall be immediately payable to such holder. All Cash Replacement Company RSU Amounts will have substantially the same terms and conditions, including, with respect to vesting as applied to the Unvested Company RSU (or portion thereof) for which they were exchanged, except for terms rendered inoperative by reason of the transaction contemplated by this Agreement or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Cash Replacement Company RSU Amounts. At least five (5) Business Days prior to the Closing, the Company shall deliver to Parent a schedule of all Unvested Company RSUs, the recipients thereof and the applicable vesting schedule with respect thereto.
(c)   Resolutions and Other Company Actions.   At or prior to the Effective Time, the Company, the Company Board, and the compensation committee of such board, as applicable, shall adopt any resolutions and take any actions (including obtaining any employee consents) that may be necessary (i) to effectuate the provisions of Section 2.07(a) and Section 2.07(b) and (ii) terminate each Company Stock Plan effective as of and contingent upon the Effective Time (without prejudice to the rights of the holders of the Company Equity Awards, as set forth herein).
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Subject to Section 8.10, except as (a) disclosed in the Company SEC Documents filed or furnished on or after December 31, 2021 and at least three Business Days before the date of this Agreement, but excluding any “risk factors” or “forward-looking statements” or any other disclosure that is cautionary or predictive in nature, in each case, other than any specific factual information contained therein, provided that, nothing in the Company Reports shall be deemed to be disclosures in respect of Section 3.02, Section 3.03 or the last sentence of Section 3.05 or (b) set forth in the Company Disclosure Letter (subject to Section 8.10), the Company represents and warrants to Parent and Merger Sub that:
Section 3.01   Organization; Standing and Power; Charter Documents; Subsidiaries.
(a)   Organization; Standing and Power.   The Company and each of its Subsidiaries is a corporation, limited liability company, or other legal entity duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization, and has the requisite corporate, limited liability company, or other organizational, as applicable, power and authority to own, lease, and operate its assets and to carry on its business as now conducted, except, with respect to the Subsidiaries of the Company, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, limited liability company, or other legal entity and is in good standing in each jurisdiction where the character of the assets and properties owned, leased, or operated by it or the nature of its business makes such qualification or license necessary, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   Charter Documents.   The Company has delivered or made available to Parent a true and correct copy of the certificate of incorporation (including any certificate of designations), by-laws, or like organizational documents, each as amended to date (collectively, the “Charter Documents”), of the Company and each of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in violation in any material respect with the provisions of its Charter Documents.
(c)   Subsidiaries. Section 3.01(c)(i) of the Company Disclosure Letter lists each of the Subsidiaries of the Company that is, directly or indirectly, wholly-owned by the Company as of the date of this Agreement and its place of organization. Section 3.01(c)(ii) of the Company Disclosure Letter sets forth, for each Subsidiary that is not, directly or indirectly, wholly owned by the Company: (i) the number and type of any capital stock of, or other equity or voting interests in, such Subsidiary that is outstanding as of the date of this Agreement; and (ii) the number and type of shares of capital stock of, or other equity or voting interests in, such Subsidiary that, as of the date of this Agreement, are owned, directly or indirectly, by the Company. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company that is owned directly or indirectly by the Company have been validly issued, are fully paid and non-assessable, and are free and clear of all Liens, including any restriction on the right to vote, sell, or otherwise dispose of such capital stock or other equity or voting interests, except for any Liens: (A) imposed by applicable Law; or (B) arising pursuant to the Charter Documents.

Section 3.02   Capital Structure.
(a)   Capital Stock.
(i)   The authorized capital stock of the Company consists of: (i) 20,000,000 shares of Company Common Stock; and (ii) 2,000,000 shares of preferred stock, par value $0.001 per share, of the Company (“Company Preferred Stock”), (iii) 2,000,000 shares of non-voting common stock, par value $0.001 per share, of the Company. As of the close of business on April 27, 2023 (the “Measurement Date”): (A) 3,728,601 shares of Company Common Stock were issued and outstanding (not including shares held in treasury); (B) no shares of Company non-voting common stock were issued and outstanding or held by the Company in its treasury; and (C) no shares of Company Preferred Stock were issued and outstanding or held by the Company in its treasury. From the Measurement Date to the date of this Agreement, the Company has not issued or granted any shares of capital stock of the Company, other than shares of Company Common Stock issued upon the exercise or settlement of Company Equity Awards outstanding as of the Measurement Date in accordance with their terms.
(ii)   All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, and non-assessable.
(b)   Stock Awards.
(i)   As of the close of business on the Measurement Date, Company Stock Options exercisable for a total of 322,471 shares of Company Common Stock were outstanding (with a weighted average exercise price of $15.36 per share of Company Common Stock for those Company Stock Options granted with a share exercise price that is less than the Merger Consideration), 16,044 shares of Company Common Stock were issuable on settlement of outstanding Company Restricted Stock Unit Awards, and no other Company Equity Awards were outstanding. From the Measurement Date to the date of this Agreement, the Company has not issued or granted any Company Equity Awards.
(ii)   As of the date of this Agreement, an aggregate of 247,935 shares of Company Common Stock were available to be granted pursuant to Company Equity Awards under the Company Stock Plans. Section 3.02(b)(ii) of the Company Disclosure Letter sets forth a list as of the Measurement Date of each then outstanding Company Equity Award granted under the Company Stock Plans and: (A) the name of the holder of such outstanding Company Equity Award, (B) the number of shares of Company Common Stock subject to such outstanding Company Equity Award; (C) if such Company Equity Award is a Company Stock Option, the exercise price of such Company Equity Award; (D) the date on which such Company Equity Award was granted or issued; (E) the applicable vesting, repurchase, or other lapse of restrictions schedule, and the extent to which such Company Equity Award is vested and exercisable as of as of the Measurement Date; and (F) with respect to Company Stock Options, the date on which such Company Stock Option expires. All shares of Company Common Stock subject to issuance under the Company Stock Plans, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, and non-assessable. Except for the Company Stock Plans and as set forth in Section 3.02(b)(i) and this Section 3.02(b)(ii), there are no Contracts to which the Company is a party obligating the Company to accelerate the vesting of any Company Equity Award as a result of this Agreement (whether alone or in combination with the occurrence of any additional or subsequent events).
(iii)   Except as set forth in Section 3.02(b)(i), as of the date of this Agreement, there are no outstanding: (A) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock of the Company; (B) options, warrants, calls, puts, subscriptions or other agreements, commitments or rights to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) the Company; or (C) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of the Company, in each case that have been issued by the Company or its Subsidiaries (the items in clauses (A), (B), and (C), together with the capital stock of the Company, being referred to collectively as “Company Securities”).

(iv)   No dividends or similar distributions have been accrued or been declared but are unpaid on any Company Securities, and the Company is not subject to any obligation (contingent or otherwise) to pay any dividend or otherwise to make any distribution or payment to any current or former holder of any Company Securities. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities, except the obligation to acquire Company Equity Awards upon exercise, settlement, or forfeiture of Company Equity Awards. As of the date hereof, there are no outstanding obligations or commitments of any character relating to any Company Securities to which the Company or any of its Subsidiaries is a party, including any agreements restricting the transfer of, requiring the registration for sale of, or granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or any similar rights with respect to any Company Securities. As of the date hereof, neither the Company nor any of its Subsidiaries is a party to any voting trust, proxy, voting agreement or other similar agreement with respect to the voting of any Company Securities. No Subsidiary of the Company owns any shares of capital stock of the Company or any Company Securities. There are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (whether on an as-converted basis or otherwise) (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which stockholders of the Company or its Subsidiaries may vote.
(c)   Company Subsidiary Securities. As of the date of this Agreement, there are no outstanding: (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for voting debt, capital stock, voting securities, or other ownership interests in any Subsidiary of the Company; (ii) options, warrants, calls, puts, subscriptions or other agreements, commitments or rights to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any voting debt, capital stock, voting securities, or other ownership interests in (or securities convertible into or exchangeable for capital stock, voting securities, or other ownership interests in) any Subsidiary of the Company; or (iii) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or other ownership interests in, any Subsidiary of the Company, in each case that have been issued by a Subsidiary of the Company (the items in clauses (i), and (ii), together with the capital stock, voting securities, or other ownership interests of such Subsidiaries, being referred to collectively as “Company Subsidiary Securities”). As of the date hereof, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities. As of the date hereof, there are no outstanding obligations or commitments of any character relating to any Company Subsidiary Securities or capital stock of (or other equity or voting interest in) any Company Subsidiary to which the Company or any of its Subsidiaries is a party, including any agreements restricting the transfer of, requiring the registration for sale of, or granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or any similar rights with respect to any Company Subsidiary Securities.
Section 3.03   Authority; Non-Contravention; Governmental Consents; Board Approval; Anti-Takeover Statutes.
(a)   Authority.   The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to, in the case of the consummation of the Merger, adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the “Requisite Company Vote”), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only, in the case of consummation of the Merger, to the receipt of the Requisite Company Vote. The Requisite Company Vote is the only vote of the holders of any class or series of the Company’s capital stock necessary to approve and adopt this Agreement, approve the Merger, and consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Sub, constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors’ rights generally and by general principles of equity.
(b)   Non-Contravention.   The execution, delivery, and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated by this Agreement, including the Merger, do not: (i) subject to obtaining the Requisite Company Vote, contravene or conflict with, or result in any violation or breach of, the Charter Documents of the Company; (ii) assuming that all Consents contemplated by clauses (i) through (v) of Section 3.03(c) have been obtained or made and, in the case of the consummation of the Merger, obtaining the Requisite Company Vote, conflict with or violate any Law applicable to the Company, any of its Subsidiaries, or any of their respective properties or assets; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the Company’s or any of its Subsidiaries’ loss of any benefit or the imposition of any additional payment or other liability under, or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration, or cancellation, or require any Consent under, any Contract to which the Company or any of its Subsidiaries is a party or otherwise bound as of the date of this Agreement; or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of the Company or any of its Subsidiaries, except, in the case of each of clauses (ii), (iii), and (iv), for any conflicts, violations, breaches, defaults, loss of benefits, additional payments or other liabilities, alterations, terminations, amendments, accelerations, cancellations, or Liens that, or where the failure to obtain any Consents, in each case, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c)   Governmental Consents.   No consent, approval, order, or authorization of, or registration, declaration, or filing with, or notice to (any of the foregoing being a “Consent”), any national, state, municipal, local, or foreign government, any instrumentality, subdivision, court, administrative agency or commission, or other governmental authority (a “Governmental Entity”) is required to be obtained or made by the Company in connection with the execution, delivery, and performance by the Company of this Agreement or the consummation by the Company of the Merger and other transactions contemplated hereby, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) the filing of the Company Proxy Statement with the Securities and Exchange Commission (“SEC”) in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such reports and filings under the Exchange Act as may be required in connection with this Agreement, the Merger, and the other transactions contemplated by this Agreement; (iii) such Consents as may be required under (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”) or (B) any other Antitrust Laws that are applicable to the transactions contemplated by this Agreement; (iv) consents or approvals of the Nebraska Department of Insurance and the Vermont Department of Financial Regulation; (v) such notice filings as may be required by insurance regulators pursuant to Laws requiring pre-acquisition notifications (“Form E Statutes”); (vi) such Consents as may be required under applicable state securities or “blue sky” Laws and the securities Laws of any foreign country or the rules and regulations of the Nasdaq Capital Market (“Nasdaq”); and (vii) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(d)   Board Approval.   At a meeting duly called and held, the Company Board has unanimously: (i) determined that the Merger and Transactions are advisable, fair to and in the best interests of the Company and its stockholders; (ii) approved and declared it advisable to enter into this Agreement; (iii) directed that the adoption of this Agreement be submitted to a vote of the Company’s stockholders at the Company Stockholders Meeting; and (iv) subject to the terms and conditions of this Agreement (including Section 5.04), resolved to make the Company Board Recommendation; in each case, in accordance with the DGCL.
(e)   Anti-Takeover Statutes.   Except for Section 203 of the DGCL, no “fair price,” “moratorium,” “control share acquisition,” “supermajority,” “affiliate transactions,” “business combination,” or other similar anti-takeover statute or regulation enacted under any federal, state, local, or foreign laws applicable to the Company is applicable to this Agreement, the Merger, or any of the other transactions contemplated by this Agreement. The Company Board has taken all actions so that the restrictions contained in Section 203 of the DGCL applicable to a “business combination” (as defined in such Section 203) will not apply to the execution, delivery, or performance of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement.

Section 3.04   SEC Filings; Financial Statements; Sarbanes-Oxley Act Compliance; Undisclosed Liabilities.
(a)   SEC Filings.   The Company has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements, and other documents (including exhibits and schedules thereto and all other information incorporated by reference) required to be filed or furnished by it with the SEC (the “Company Reports”) since January 1, 2021 (the “Company SEC Documents”). As of their respective dates of filing or furnishing or, if amended or superseded by a subsequent filed or finished document filed or furnished prior to the date hereof, as of the date of the last such amendment or superseding filed or finished document (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, and the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, the “Sarbanes-Oxley Act”), and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents. None of the Company SEC Documents, including any financial statements, schedules, or exhibits included or incorporated by reference therein at the time they were filed or furnished (or, if amended or superseded by a subsequent filed or furnished document filed or furnished prior to the date hereof, as of the date of the last such amendment or superseding filed or finished document), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b)   Financial Statements.   Each of the consolidated financial statements of the Company (including, in each case, any notes and schedules thereto) contained in or incorporated by reference into the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q or other rules and regulations of the SEC); and (iii) fairly presented in all material respects the consolidated financial position and the results of operations and cash flows of the Company and its consolidated Subsidiaries as of the respective dates of and for the periods referred to in such financial statements, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by the applicable rules and regulations of the SEC. Except as has been described in the Company SEC Documents, as of the date hereof, there are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 3.03(a)(4) of Regulation S-K promulgated by the SEC.
(c)   Internal Controls.   The Company and each of its Subsidiaries has established and maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.
(d)   Disclosure Controls and Procedures.   The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports.
(e)   Undisclosed Liabilities.   The audited consolidated balance sheet of the Company dated as of December 31, 2022 contained in the Company SEC Documents filed prior to the date hereof is hereinafter referred to as the “Company Balance Sheet.” Neither the Company nor any of its Subsidiaries has any Liabilities required to be accrued, reflected, disclosed or reserved on a consolidated balance sheet of the Company prepared in accordance with GAAP, other than Liabilities that: (i) are accrued, reflected, disclosed or reserved on the Company Balance Sheet (including in the notes thereto); (ii) were incurred since the date of the Company Balance Sheet in the ordinary course of business; (iii) are incurred in connection with the execution and delivery of this Agreement and the transactions contemplated by hereby; or (iv) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.05   Absence of Certain Changes or Events.   Since the date of the Company Balance Sheet through the date of this Agreement, (i) except in connection with the execution and delivery of this Agreement and the transactions contemplated hereby and except for any actions taken or not taken, or any plans, procedures and practices adopted (and compliance therewith) as were reasonably necessary (x) to protect the health and safety of the Company’s or its Subsidiaries’ employees, customers and other individuals having business dealings with the Company or any of its Subsidiaries with respect to COVID-19 or (y) to respond to service disruptions caused by COVID-19 or any COVID-19 Measures in response to COVID-19 or any COVID-19 Measures, the business of the Company and each of its Subsidiaries has been conducted in all material respects in the ordinary course of business and (ii) neither the Company nor any of its Subsidiaries have taken any action that would, after the date hereof, be prohibited by Section 5.01(a)(i) through Section 5.01(a)(iv), Section 5.01(a)(ix), or Section 5.01(a)(xi) through Section 5.01(a)(xiv). Since the date of the Company Balance Sheet through the date of this Agreement, except in connection with the execution and delivery of this Agreement and the transactions contemplated hereby, there has not been or occurred any Company Material Adverse Effect or any event, condition, change, or effect that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.06   Taxes.
(a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(i)   The Company and each of its Subsidiaries have filed or caused to be filed (taking into account any valid extensions) all Tax Returns required to be filed by or with respect to it. Such Tax Returns are true, complete, and correct. Neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return, other than extensions of time to file Tax Returns obtained in the ordinary course of business. All Taxes due and owing by the Company or any of its Subsidiaries have been paid.
(ii)   The Company and each of its Subsidiaries have deducted or withheld and timely paid to the appropriate Governmental Entity all Taxes required to have been deducted or withheld and paid in connection with amounts paid or owing to any employee, creditor, stockholder, or other Person.
(iii)   There are no Liens for Taxes upon the assets of the Company or any of its Subsidiaries other than Permitted Liens.
(iv)   No deficiency for any amount of Taxes which has been proposed, asserted, or assessed in writing by any taxing authority against the Company or any of its Subsidiaries remains unpaid. There are no waivers or extensions of any statute of limitations currently in effect with respect to Taxes of the Company or any of its Subsidiaries (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business), and no requests for any such waivers or extensions are currently pending. There are no audits, suits, investigations, claims, examinations, or other administrative or judicial proceedings ongoing or pending, or, to the Knowledge of the Company, proposed or threatened in writing with respect to any Taxes of the Company or any of its Subsidiaries.
(v)   No claim has been made in writing by any taxing authority in a jurisdiction in which the Company and its Subsidiaries do not file Tax Returns that the Company and its Subsidiaries are or may be subject to Tax in that jurisdiction which claim has not been finally resolved.
(vi)   Neither the Company nor any of its Subsidiaries: (i) has any liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any comparable provision of local, state, or foreign Law), as a transferee or successor, by Contract, or otherwise by operation of Law; (ii) is or has been a member of any consolidated, combined, unitary or other group for Tax purposes (other than any such group of which the Company or one of its Subsidiaries is or was the common parent) or (iii) is a party to, bound by, or has any liability under any Tax sharing, allocation, or indemnification agreement or arrangement (other than a commercial agreement entered into in the ordinary course of business a primary purpose of which does not relate to Taxes).

(b)   Neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code in the two (2) years prior to the date of this Agreement.
(c)   Neither the Company nor any of its Subsidiaries is or has been a party to a “listed transaction” within the meaning of Section 6707A(c) of the Code and Treasury Regulations Section 1.6011-4(b)(2).
(d)   The Company is not, and has not been in the period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” defined in Section 897(c)(2) of the Code.
Notwithstanding anything herein to the contrary, nothing in this Agreement shall be construed as a representation or warranty regarding the existence, amount, expiration date or limitations on (or availability of) any Tax attribute (including methods of accounting) of the Company or any of its Subsidiaries for or with respect to any Tax period or portion thereof beginning after the Closing Date.
Section 3.07   Intellectual Property; Privacy and Data Security.
(a)   Scheduled Company-Owned IP. Section 3.07(a) of the Company Disclosure Letter contains a true and complete list, as of the date of this Agreement, of all patents, and patent applications, trademark registrations and pending applications for registration, copyright registrations and pending applications for registration, and internet domain name registrations of the Company or any of its Subsidiaries.
(b)   Right to Use; Title.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one of its Subsidiaries: (i) owns the Company-Owned IP free and clear of all Liens other than Permitted Liens, and (ii) has the right to use all other Intellectual Property necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted (“Company IP”).
(c)   Validity and Enforceability.   To the Knowledge of the Company, the Company and its Subsidiaries’ rights in the Company-Owned IP are valid, subsisting, and enforceable, in each case, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries have taken reasonable steps to protect and preserve the confidentiality of all Trade Secrets and Company Software included in the Company IP, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All Persons who have contributed, developed or conceived any material Company-Owned IP have done so pursuant to a valid and enforceable agreement that grants the applicable Company or Subsidiary exclusive ownership (by way of a present grant of assignment) of such Person’s contribution, development or conception, or such ownership vests in such Company or Subsidiary as a matter of Law, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company, neither the Company nor any of its Subsidiaries have disclosed any Trade Secrets or Source Code included in the Company-Owned IP to any Person other than (i) employees or (ii) pursuant to a written valid and enforceable agreement providing for restrictions on use of, and the nondisclosure of, such confidential information. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Persons who have contributed, developed or conceived any Company-Owned IP have made or threatened any claims of ownership with respect to any Company-Owned IP or any claims relating to any such agreement nor are any such claims pending.
(d)   Non-Infringement.   Except as would not be reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the conduct of the businesses of the Company and its Subsidiaries since January 1, 2021 has not infringed, misappropriated, or otherwise violated, and is not infringing, misappropriating, or otherwise violating, any Intellectual Property of any other Person, and (ii) to the Knowledge of the Company, no third party has since January 1, 2021 infringed, misappropriated, or otherwise violated or is infringing upon, violating, or misappropriating any Company IP.
(e)   IP Legal Actions and Orders.   As of the date of this Agreement, there are no Legal Actions pending or, to the Knowledge of the Company, threatened: (i) alleging any infringement, misappropriation, or violation by the Company or any of its Subsidiaries of the Intellectual Property of any Person; or (ii) challenging the validity, enforceability, or ownership of any Company-Owned IP or the Company’s or any of its Subsidiaries’

rights with respect to any Company IP, in each case of clauses (i) and (ii) except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries are not subject to any outstanding Order that restricts or impairs the use of any Company-Owned IP, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(f)   Company IT Systems.   Since January 1, 2021 there has been no material failure, denial-of-service or cyber incident of or affecting the Company IT Systems. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, individually or as a whole, the Company and its Subsidiaries have taken reasonable efforts to safeguard the confidentiality, availability, security, and integrity of the Company IT Systems. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company IT Systems are (i) free from all material defects (including viruses or similar malware or other malicious code), (ii) sufficient for the immediate needs of the Company and its Subsidiaries, and (iii) are in sufficiently good working condition to effectively perform all information technology operations as necessary for the operation of the business of the Company and its Subsidiaries as currently conducted. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, individually or as a whole, the Company and its Subsidiaries own, lease, license, or otherwise have the valid and enforceable right to use all Company IT Systems and have obtained a sufficient number of licenses (whether licensed by seats or otherwise) for their use of all Software encompassed by the Company IT Systems.
(g)   Open-Source Materials.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries or any other Person acting on behalf of the Company or any of its Subsidiaries has: (i) incorporated Open-Source Materials into any Company Software and (ii) distributed such Open-Source Materials in conjunction with any Company Software in a manner that grants, or purports to grant, to any third Person, any rights or immunities under any Company-Owned IP, including requiring that any (A) Source Code owned by the Company be disclosed or distributed, (B) Company-Owned IP or Company Software be licensed for any purpose, including for the purpose of making derivative works, or (C) Company-Owned IP or Company Software be redistributable at no charge.
(h)   Privacy and Data Security.   The Company and its Subsidiaries have, since January 1, 2021, complied with all Data Security Requirements and notices concerning the collection, use, processing, storage, transfer, and security of Personal Information in the conduct of the Company’s and its Subsidiaries’ businesses, in each case, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since January 1, 2021, the Company and its Subsidiaries have not: (i) experienced any Security Incident or (ii) been subject to or received any written notice of any Legal Action by any Governmental Entity or other Person, or been required to notify any such Person or Governmental Entity, concerning any Security Incident or the Company’s or any of its Subsidiaries’ collection, use, processing, storage, transfer, or protection of Personal Information or violation of any Data Security Requirement, in each case of clauses (i) and (ii) except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.08   Compliance; Permits.
(a)   Compliance.   The Company and each of its Subsidiaries are, and, since January 1, 2021, have been, in compliance with all Laws or Orders applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of their respective businesses or properties is bound, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since January 1, 2021, no Governmental Entity has issued any written or, to the Knowledge of the Company, other notice or notification stating that the Company or any of its Subsidiaries is not in compliance with any Law except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   Permits.   The Company and its Subsidiaries hold, to the extent necessary to operate their respective businesses as such businesses are being operated as of the date of this Agreement, all permits, licenses, registrations, variances, clearances, consents, commissions, franchises, exemptions, Orders, authorizations, and approvals from Governmental Entities (collectively, “Permits”), except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No suspension, cancellation, non-renewal, or adverse modifications of any Permits of the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries is, and, since January 1, 2021, has been, in compliance with the terms of all Permits, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries are required to be registered, licensed or qualified as a bank, credit union, trust company, broker, dealer, commodity broker-dealer, commodity pool operator, commodity trading advisor, futures commission merchant, transfer agent, real estate broker, introducing broker, municipal advisor or municipal securities dealer.
Section 3.09   Litigation.   As of the date of this Agreement, there is, and since January 1, 2021 there has been, no Legal Action pending, or to the Knowledge of the Company, threatened by or against the Company or any of its Subsidiaries, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, none of the Company or any of its Subsidiaries is subject to any outstanding or unsatisfied order, writ, assessment, decision, injunction, decree, ruling, injunction, award, determination or judgment of a Governmental Entity or arbitrator, whether temporary, preliminary, or permanent (“Order”) that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. To the Knowledge of the Company, none of the Company or any of its Subsidiaries are the subject of any audit, inquiry or investigation by any Governmental Entity that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole (excluding routine inspections, examinations, and audits by any Governmental Entity).
Section 3.10   Brokers’ and Finders’ Fees.   Except for fees payable to RBC Capital Markets, LLC and Insurance Advisory Partners LLC, neither the Company nor any of its Subsidiaries has incurred, nor will it incur, directly or indirectly, any liability for investment banker, brokerage, or finders’ fees or agents’ commissions, or any similar charges in connection with this Agreement or any transaction contemplated by this Agreement.
Section 3.11   Related Person Transactions.   There are no Contracts, transactions, arrangements, or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any director, officer, or employee or any of their respective family members) thereof or any holder of 5% or more of the shares of Company Common Stock (or any of their respective family members), but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC but has not been disclosed in the Company SEC Documents.
Section 3.12   Employee Benefits, Labor and Employment
(a)   Schedule. Section 3.12(a) of the Company Disclosure Letter contains a true and complete list of each material Company Employee Plan. A “Company Employee Plan” is each plan, program, policy, agreement, or other arrangement providing for compensation, severance, deferred compensation, performance awards, stock or stock-based awards, health, dental, retirement, life insurance, death, accidental death & dismemberment, disability, paid time off, fringe, wellness benefits, or other employee benefits, compensation or remuneration of any kind, including each employment, consulting, termination, severance, bonus, incentive compensation, phantom stock, retention, change in control, program, arrangement, or agreement, in each case whether written or unwritten, funded or unfunded, insured or self-insured, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, which is or has been sponsored, maintained, contributed to, or required to be contributed to, by the Company or any of its Subsidiaries for the benefit of any of its current or former employees or individual service providers, or with respect to which the Company or any of its Subsidiaries or any Company ERISA Affiliate has or will have any Liability.
(b)   Documents.   The Company has made available to Parent correct and complete copies of all written Company Employee Plans and amendments thereto (or a summary of the material terms of any unwritten Company Employee Plans), and, to the extent applicable: (i) all related trust agreements, funding arrangements, insurance contracts, and service provider agreements now in effect; (ii) the most recent determination letter received regarding the tax-qualified status of each Company Employee Plan; (iii) the most recent financial statements for each Company Employee Plan; (iv) the Form 5500 Annual Returns/Reports and Schedules for the most recent plan year for each Company Employee Plan; (v) the current summary plan description and any related summary of material modifications and, if applicable, summary of benefits and coverage, for each Company Employee Plan; (vi) all actuarial valuation reports related to any Company Employee Plans; and (vii) any non-routine correspondence with a Governmental Entity.
(c)   Employee Plan Compliance.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Employee Plan (and each related trust, insurance contract or fund) has been established, funded, administered, and maintained in compliance with its terms and all applicable Laws, including ERISA and the Code. Each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has received a timely favorable determination letter from the IRS, or with respect to a prototype plan, is entitled to rely on a favorable opinion letter from the IRS to the prototype plan sponsor, and to the Knowledge of the Company, nothing has occurred that could adversely affect the qualified status of such Company Employee Plan. All contributions, benefits, premiums, and other payments due under the terms of each Company Employee Plan and applicable Law have been timely made and any such amounts not yet due have been made or properly accrued. There are no audits, inquiries, enforcement actions, or Legal Actions pending or, to the Knowledge of the Company, threatened by the IRS, U.S. Department of Labor, Health and Human Services, Equal Employment Opportunity Commission, or any similar Governmental Entity with respect to any Company Employee Plan. There are no Legal Actions, claims or actions pending, or, to the Knowledge of the Company, threatened with respect to any Company Employee Plan (in each case, other than routine claims for benefits). None of the Company, or any of its Company ERISA Affiliates, or any of their respective, employees, officers or directors, or, to the Knowledge of the Company, any other Person has engaged in any “prohibited transaction” as defined under Section 4975 of the Code or Section 406 or 407 of ERISA nor breaches of fiduciary duty (as determined under ERISA) with respect to any Company Employee Plan.
(d)   Plan Liabilities.   No Company Employee Plan is and none of the Company, any of its Subsidiaries or the Company ERISA Affiliates sponsors, maintains, contributes to, or is required to contribute to or has any Liability under or with respect to, and during the immediately preceding six years, none of the Company, any of its Subsidiaries or the Company ERISA Affiliates has sponsored, maintained, contributed to, or been required to contribute to, or had any Liability under or with respect to: (i) any “defined benefit plan” (as defined in Section 3(35) of ERISA) or any other plan that is or was subject to Title IV of ERISA or Section 412 of the Code, or (ii) any “multiemployer plan” (as defined in Section 3(37) of ERISA). No Company Employee Plan is: (x) a “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), or (y) a “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA). None of the Company or any of its Subsidiaries has any Liability by reason of at any time being treated as a single employer with any other Person under Section 414 of the Code.
(e)   No Post-Employment Obligations.   No Company Employee Plan provides and none of the Company or any of its Subsidiaries have any obligation to provide post-termination, post-employment or retiree health, life or other welfare-type benefits to any person, except as required by COBRA (and for which the covered Person pays the full cost of coverage).
(f)   Potential Governmental or Lawsuit Liability.   Other than routine claims for benefits, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) there are no pending or, to the Knowledge of the Company, threatened claims by or on behalf of any participant in any Company Employee Plan, or otherwise involving any Company Employee Plan or the assets of any Company Employee Plan; and (ii) no Company Employee Plan is the subject of an examination or audit by a Governmental Entity or is the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction, or similar program sponsored by any Governmental Entity.
(g)   Effect of Transaction.   Except as contemplated by this Agreement, neither the execution nor delivery of this Agreement, the consummation of the Merger, nor any of the other transactions contemplated by this Agreement would reasonably be expected to, either alone or in combination with another event: (i) entitle any current or former director, employee, contractor, consultant or other individual service provider of the Company or any of its Subsidiaries to severance pay or any other payment or benefit; (ii) accelerate the timing of payment, funding, or vesting, or increase the amount of, any compensation or benefits due to any such individual; (iii) limit or restrict the right of the Company to merge, amend, or terminate any Company

Employee Plan; (iv) result in any forgiveness of indebtedness of any such individual; (v) increase the amount payable or result in any other material obligation pursuant to any Company Employee Plan or otherwise; or (vi) entitle any current or former employee, director, or other service provider of the Company to any payment or benefit under any Company Employee Plan or otherwise that would not be deductible by reason of Section 280G of the Code or would be subject to an excise tax under Section 4999 of the Code.
(h)   Tax Gross-Up.   Neither the Company nor any of its Subsidiaries has any current or contingent obligation to indemnify, gross-up or otherwise make whole any Person for any Taxes, including those imposed under Section 4999 or Section 409A of the Code (or any corresponding provisions of state, local or foreign Tax law).
(i)   Section 409A of the Code.   Each Company Employee Plan that is, in whole or in part, a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code complies with, and has been maintained in form and operation in accordance with the requirements of, Section 409A of the Code in all material respects, and no amount under any such Company Employee Plan is, has been or is reasonably expected to be subject to penalties or the interest and/or additional tax set forth under Section 409A of the Code.
(j)   Employment Law Matters.   The Company and each of its Subsidiaries is, and since January 1, 2021 has (i) been, in compliance with all applicable Laws regarding labor and employment, including all Laws regarding hiring, terms and conditions of employment, termination of employment, plant closing and mass layoff (including the WARN Act), employment discrimination, harassment (including sexual harassment), retaliation, whistleblowing, reasonable accommodation and disability, equal opportunity, affirmative action, leaves of absence, wages and hours of work, employee health and safety, use of genetic information, the proper classification and treatment of leased, temporary and contingent staff, independent contractors, and exempt and non-exempt employees for all applicable purposes, payroll taxes, workers’ compensation, unemployment insurance, immigration (including Forms I-9 and work visas), COVID-19, and all applicable Laws relating to the relations between it and any labor union or organization, trade union, work council, or other body representing Company Employees, and (ii) has fully and timely paid all compensation that has come due and payable to employees and individual service providers, except, in the case of each of clauses (i) and (ii) as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Since January 1, 2021, the Company and its Subsidiaries have investigated and, where merited, taken corrective action in response to any allegations of sexual harassment or misconduct, discrimination or retaliation of which they have Knowledge, and the Company and its Subsidiaries do not reasonably expect any material Liabilities with respect to any such allegations.
(k)   Labor.   As of the date of this Agreement, neither Company nor any of its Subsidiaries is party to, bound by or subject to, any collective bargaining agreement or other Contract with any labor union or organization, work council, or trade union (each, a “Labor Agreement”) with respect to any of its or their operations, and no employees of the Company or its Subsidiaries are represented by an labor union or organization, works council, or trade union with respect to such employment. No unfair labor practice charge, material grievance, arbitration, work stoppage, slowdown, lockout, labor strike, picketing, handbilling or other material labor dispute against or affecting the Company or any of its Subsidiaries is pending, or, to the Knowledge of the Company, threatened, and no such disputes have occurred since January 1, 2021. Since January 1, 2021 and to the Knowledge of the Company, there has been no election petition, demand for recognition or certification or organizing or other union activity directed at the Company or any of its Subsidiaries, or by or directed at any Company Employees. There are no Legal Actions, government investigations, or labor grievances or arbitrations pending, or, to the Knowledge of the Company, threatened relating to any employment related matter involving the Company or its Subsidiaries and any Company Employee, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
Section 3.13   Real Property and Personal Property Matters.
(a)   Owned Real Property.   Neither the Company nor any of its Subsidiaries owns any real property.
(b)   Leased Real Estate. Section 3.13(b) of the Company Disclosure Letter contains a true and complete list of all Leases (including all amendments, extensions, renewals, guaranties, and other written agreements with respect thereto) for the Leased Real Estate. The Company or any of its Subsidiaries has good and valid leasehold interest in all of the Leased Real Estate. The Company or any of its Subsidiaries has delivered to Parent true and complete copies of each Lease document, including all amendments, extensions, renewals, guaranties and other written agreements with respect thereto. Except as would not reasonably be expected to have, individually or in the aggregate a Company Material Adverse Effect, with respect to each of the Leases: (i) such Lease is legal, valid, binding, enforceable in accordance with its terms, and in full force and effect; (ii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party to the Lease, is in breach or default under or failed to perform any obligation required under the provisions of such Lease, and no event has occurred or circumstance exists which, with or without notice, lapse of time, or both, would constitute a breach or default under such Lease, and, as of the date of this Agreement, neither the Company nor any of its Subsidiaries has given or received written notice of the foregoing to or from any counterparty to any Lease (or, to the Knowledge of the Company, any of such counterparty’s Affiliates) regarding an intent to terminate, cancel, or modify any Lease; (iii) the Company’s or any of its Subsidiaries’ possession and quiet enjoyment of the Leased Real Estate under such Lease has not been disturbed (iv) neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted any third party the right to use or occupy such Leased Real Estate or any portion thereof; and (v) there are no Liens on the estate created by such Lease, other than Permitted Liens.
(c)   Real Estate Used in the Business.   The Leased Real Estate identified in Section 3.13(b) of the Company Disclosure Letter comprises all of the real property used in or otherwise material to the business of the Company or any of its Subsidiaries excluding Permitted Liens.
(d)   Personal Property.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries are in possession of and have good and marketable title to, or valid leasehold interests in or valid rights under contract to use, the machinery, equipment, furniture, fixtures, and other tangible personal property and assets owned, leased, or used by the Company or any of its Subsidiaries, free and clear of all Liens other than Permitted Liens.
Section 3.14   Environmental Matters.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a)   Compliance with Environmental Laws.   The Company and its Subsidiaries are, and, since January 1, 2021, have been, in compliance with all applicable Environmental Laws, which has included obtaining, maintaining and complying with all Permits required thereunder.
(b)   No Disposal, Release, or Discharge of Hazardous Substances.   Neither the Company nor any of its Subsidiaries (nor any other Person to the extent giving rise to Liability for the Company or any of its Subsidiaries) has disposed of, released, discharged, or knowingly exposed any person to any Hazardous Substances on, at, under, in, or from any real property currently or, to the Knowledge of the Company, formerly owned, leased, or operated by the Company or any of its Subsidiaries, and no such property is contaminated by any Hazardous Substances, in each case, that: (i) is currently subject to any investigation, remediation, or monitoring under any applicable Environmental Laws; or (ii) would result in Liability to the Company or any of its Subsidiaries under any applicable Environmental Laws.
(c)   No Legal Actions or Orders.   There is no Legal Action pending, or to the Knowledge of the Company, threatened against (and no other unresolved written notice of violation or Liability has been received by) the Company or any of its Subsidiaries, alleging any Liability or non-compliance with any Environmental Law. Neither the Company nor any of its Subsidiaries is subject to any Order by or with any Governmental Entity imposing any outstanding material Liability under any Environmental Law.
(d)   The Company and its Subsidiaries have made available to Parent all environmental audits, assessments and reports and other material documents relating to Liability of or compliance by the Company or its Subsidiaries with Environmental Laws relating to their past or current properties, facilities or operations that are in their possession.
Section 3.15   Material Contracts.
(a)   Material Contracts.   For purposes of this Agreement, “Company Material Contract” shall mean the following to which the Company or any of its Subsidiaries is a party (excluding any Leases):
(i)   any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC);

(ii)   any partnership, joint venture, limited liability company agreement, or similar Contract relating to the formation, creation, operation, management, or control of any joint venture, partnership, or limited liability company;
(iii)   other than with respect to Investment Assets, any Contract that is an indenture, guarantee, credit agreement, loan agreement, or other Contract evidencing indebtedness for borrowed money, purchase money indebtedness, financing lease obligations, and/or letter of credit facilities (other than intercompany indebtedness) in excess of $5,000,000;
(iv)   any Contract for the provision of claims administration, underwriting of Insurance Contracts or investment management functions (including investment management functions with respect to Investment Assets) of any Company Insurance Subsidiary’s business as now being conducted;
(v)   other than with respect to Investment Assets, any Contract for the acquisition or disposition, directly or indirectly (by merger or otherwise), of any business, by merger, consolidation, asset or equity purchase or sale or otherwise, for aggregate consideration under such Contract of $3,000,000 or more;
(vi)      any Contract under which the Company or any of its Subsidiaries has continuing “earn-out” or other contingent payment obligations, in each case that are reasonably likely to result in payments in excess of $3,000,000;
(vii)      other than with respect to Investment Assets, any Contract that obligates the Company or any of its Subsidiaries to make any capital commitment, loan or expenditure outside the ordinary course of business in an amount in excess of (a) $2,000,000 annually or (b) $3,000,000 over the remaining term of such Contract;
(viii)   other than with respect to Investment Assets, any Contract that is a settlement, conciliation or similar Contract (A) with any Governmental Entity or (B) which would require the Company or any of its Subsidiaries to pay consideration of more than $2,000,000 after the date of this Agreement, other than with respect to claims arising under any insurance policy, binder, slip or Contract issued by a Company Insurance Subsidiary within applicable policy limits;
(ix)   any Labor Agreement;
(x)   any Contract for the employment or engagement of any director, officer, employee or independent contractor providing for annual base compensation in excess of $250,000;
(xi)   any Contract that contains (A) any covenant that materially limits the ability of the Company or any of its Subsidiaries to engage in any line of business, or to compete with any person or operate in any geographic location, or (B) that materially restricts the right of the Company or any of its Subsidiaries in a material manner to sell or to purchase from any person, or (C) that grants any third person “most favored nation” status or any type of special discount rights;
(xii)   any Contract (A) pursuant to which the Company or any of its Subsidiaries receives any license, covenant not to sue or similar right or immunity under or in connection with any third-party Intellectual Property that is material to the business of the Company and its Subsidiaries taken as a whole, excluding (I) any Contract under which commercially available non-custom “off-the-shelf” software (including software-as-a-service and cloud offerings) is licensed or made available to the Company or any of its Subsidiaries pursuant to a standard commercial license and (II) software or other material that is distributed as “free software”, “open source software” or under a similar licensing or distribution terms, (B) pursuant to which any third party has developed any material Intellectual Property for or on behalf of the Company or any of its Subsidiaries (other than employee invention assignment agreements and consulting agreements), or (C) is a settlement, co-existence, or similar Contract related to Intellectual Property that is material to the business of the Company and any of its Subsidiaries, taken as a whole;
(xiii)   any Contract that grants to any person any license under, or otherwise conveys any right or interest in, any Company-Owned IP that is material to the business of the Company and any of its Subsidiaries, other than non-exclusive licenses granted in the ordinary course of business; and
(xiv)   any Advisory Contract.

(b)   Schedule of Material Contracts; Documents. Section 3.15(b) of the Company Disclosure Letter sets forth a true and complete list as of the date of this Agreement of all Company Material Contracts (together with all amendments, extensions, renewals, modifications and supplements).
(c)   No Breach.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all the Company Material Contracts are legal, valid, and binding on the Company or its applicable Subsidiary, enforceable against it in accordance with its terms, and is in full force and effect; (ii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any third party has violated any provision of, or failed to perform any obligation required under the provisions of, any Company Material Contract; and (iii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any third party is in breach or default, or has received written notice of breach or default, of any Company Material Contract. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Company Material Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, and, as of the date of this Agreement, neither the Company nor any of its Subsidiaries has given or received written notice of the foregoing to or from the counterparty to any Company Material Contract regarding an intent to terminate, cancel, or modify any Company Material Contract (whether as a result of a change of control or otherwise), in each case, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.16   Agreements with Insurance Regulators.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) there is no (i) written agreement, memorandum of understanding, commitment letter or similar undertaking with any Insurance Regulator that is binding on the Company or any of its Subsidiaries, or (ii) order or directive by, or supervisory letter or cease-and-desist order from, any Insurance Regulator that is binding on the Company or any of its Subsidiaries and (b) neither the Company or any of its Subsidiaries have adopted any board resolution at the request of any Insurance Regulator, in the case of each of clauses (a) and (b), that (A) limits in any material respect the ability of any Subsidiary of the Company that conducts the business of insurance or reinsurance (a “Company Insurance Subsidiary”) to issue or enter into Insurance Contracts or other reinsurance treaties or agreements, slips, binders, cover notes or other similar arrangements, (B) requires the divestiture of any material investment of any Company Insurance Subsidiary, (C) limits in any material respect the ability of any Company Insurance Subsidiary to pay dividends or (D) requires any material investment of any Company Insurance Subsidiary to be treated as a non-admitted asset (or the local equivalent).
Section 3.17   SAP Financial Statements.   The (i) audited statutory annual statements of each Company Insurance Subsidiary (the “Annual SAP Financial Statements”) and (ii) unaudited statutory quarterly statements (the “Interim SAP Statements” and, collectively with the Annual SAP Financial Statements, the “SAP Financial Statements”) of each Company Insurance Subsidiary, in each case as filed with the applicable Company Insurance Subsidiary’s Insurance Regulator, were prepared in conformity with statutory accounting practices prescribed by Law or permitted by the applicable Insurance Regulator applied on a consistent basis (“SAP”) and present fairly, to the extent required by and in conformity with SAP, except as set forth in the notes, exhibits or schedules thereto, in all material respects the statutory financial condition of the applicable Company Insurance Subsidiary at their respective dates and the results of operations, cash flows and changes in capital and surplus of the applicable Company Insurance Subsidiary for the respective periods covered thereby (subject, in the case of the Interim SAP Statements, to normal and recurring year-end adjustments as permitted by SAP). The SAP Financial Statements of each Company Insurance Subsidiary complied in all material respects with all applicable statutes, laws, ordinances, rules, regulations and codes when filed.
Section 3.18   Insurance Policies.
(a)   All policy and contract forms on which any Company Insurance Subsidiary has issued an Insurance Contract and all amendments, applications, marketing materials, brochures, illustrations and certificates pertaining thereto have, to the extent required by applicable Law, been approved by all applicable Governmental Entities or filed with such Governmental Entities, subject to such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company Insurance Subsidiaries have marketed, sold and issued the Insurance

Contracts in compliance with applicable Law, including (i) all applicable requirements and prohibitions relating to suitability of sales and replacement of policies and annuity products, (ii) all applicable requirements relating to the disclosure of the nature of insurance products as policies of insurance, (iii) all applicable requirements relating to insurance product projections and illustrations and (iv) all applicable requirements relating to the advertising, sales and marketing of insurance and annuity products and guaranteed investment contracts.
(c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Company Insurance Subsidiary has appropriately taken credit in its SAP Financial Statements to the extent required under applicable Insurance Laws for all reinsurance, coinsurance or excess insurance ceded pursuant to any Insurance Contract to which it is a party, (ii) none of the Company Insurance Subsidiaries or, to the Knowledge of the Company, any reinsurer under any Insurance Contract is insolvent or the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding and the financial condition of any such reinsurer is not impaired to the extent that a default thereunder is reasonably anticipated, (iii) no written notice of intended cancelation has been received by the Company or any Company Insurance Subsidiary from any such reinsurer, and there are no disputes under any Insurance Contract and (iv) all reinsurance premiums due under the Insurance Contracts have been paid in full or were adequately accrued or reserved for in accordance with SAP.
(d)   All premium rates, rating plans and policy terms in use by each Company Insurance Subsidiary with respect to any Insurance Contracts, where required to be filed with or approved by any Insurance Regulator, have been approved by the applicable Insurance Regulator or have been filed and not objected to by such Insurance Regulator within the period provided by applicable law for objection, and such rates conform thereto, in each case, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(e)   As of the date hereof, there are no material unpaid claims or assessments made with respect to any Insurance Contracts against any Company Insurance Subsidiary by any state insurance guaranty associations or other similar organizations in connection with such association’s insurance guaranty fund.
Section 3.19   Insurance Products.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, each Person, including salaried employees of the Company or its Subsidiaries, performing the duties of insurance producer, agency, managing general agent, third party administrator, broker, solicitor, adjuster, marketer, underwriter, wholesaler, distributor, producer or customer representative for the Company or any of its Subsidiaries (collectively, “Producers”), at the time such Producer marketed, underwrote, wrote, sold, solicited, produced, serviced or adjusted the Company’s insurance products and administered the Company’s claims, or performed such other act for or on behalf of the Company or any of its Subsidiaries that may require a producer’s, solicitor’s, broker’s, adjusters’ or other insurance license, was duly licensed and appointed, where required, as an insurance producer, managing general agent, third party administrator, broker, solicitor or adjuster, as applicable (for the type of business written, sold or produced by such producer, agency, managing general agent, third party administrator, broker, solicitor, adjuster or customer representative), in the particular jurisdiction in which such Producer wrote, sold, produced, solicited or serviced such business. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, no such Producer violated any term or provision of applicable Law relating to the sale or production of any Insurance Contract and no Producer has breached the terms of any agency or broker contract with a Company Subsidiary or violated any Law or policy of any Company Subsidiary in the solicitation, negotiation, writing, sale or production of business for any Company Subsidiary.
Section 3.20   Reserves.   The Reserves and other similar amounts with respect to all Insurance Contracts for benefits, claims, losses (including incurred, but not reported, losses and losses in course of settlement), loss adjustment expenses (whether allocated or unallocated) and unearned premiums of each of the Company Insurance Subsidiaries contained in its SAP Financial Statements (a) were, except as otherwise noted in the applicable statutory financial statement, determined in all material respects in accordance with SAP, (b) were computed in accordance with commonly accepted actuarial standards and methodologies consistent with those used in computing the corresponding reserves in prior fiscal years, except as otherwise noted in the financial statements and the notes thereto included in such SAP Financial Statements, (c) based on actuarial assumptions which are in accordance with those called for by the provisions of the Insurance Contracts issued by the Company and necessary to meet the requirements of applicable Law, and (d) satisfied the requirements of all applicable Laws in all material respects. The Company owns assets that qualify as admitted assets under the applicable Insurance Laws in an amount at least equal to all such statutory Reserves.
Section 3.21   Insurance Regulatory Matters.
(a)   The Company has made available to Parent true, correct and complete copies of all examination reports including financial and market conduct examination reports (and has notified Parent of any pending examinations of which the Company has Knowledge) conducted by an Insurance Regulator with respect to each Company Insurance Subsidiary that have been finalized since January 1, 2021 and prior to the date hereof. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no violations material to the financial condition of any Company Insurance Subsidiary have been asserted in writing by any Insurance Regulator, other than any violation which has been cured or otherwise resolved to the satisfaction of such Insurance Regulator.
(b)   As of the date of this Agreement, except as set forth on Section 3.21 of the Company Disclosure Letter, no Company Insurance Subsidiary is subject to any requirement imposed by a Governmental Entity to maintain capital or surplus amounts or levels or is subject to any restriction on the payment of dividends or other distributions on its shares of capital stock, except for any such requirements or restrictions under applicable Laws of general application.
Section 3.22   Reinsurance and Insurance Contracts.   The Company has made available to Parent true, correct and complete copies of all material insurance, reinsurance, coinsurance treaties, agreements, slips, binders, cover notes and similar arrangements in force as of the date of this Agreement to which any Subsidiary is a party or otherwise bound. For the avoidance of doubt, a contract is “in force as of the date of this Agreement” if the contract term of such contract is in effect on the date of this Agreement. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each contract is valid and binding on the applicable Subsidiary, and to the Knowledge of the Company, each other party thereto, and is in full force and effect. The applicable Subsidiary and, to the Knowledge of the Company, any other party thereto, has performed all obligations required to be performed by it under each such contract. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no pending or threatened actions against the Company or any Subsidiary with respect to any contracts, and neither the Company or any Subsidiary has received written notice of the existence of any event, condition or omission which constitutes, or, after notice or lapse of time or both, will constitute, a material default, breach or failure to perform any material obligation under such contract on the part of any Subsidiary under any contract. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, there are no events, conditions or omissions which constitute, or, after notice or lapse of time or both, will constitute, a material default, breach or failure to perform any material obligation under such contract on the part of any counterparty under such contract. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no reinsurer under any reinsurance agreement has sought to deny or limit coverage under any reinsurance agreement not in accordance with its terms.
Section 3.23   Insurance Licenses.   Section 3.23 of the Company Disclosure Letter contains a true and correct list of all state insurance certificates of authority and all other material approvals, authorizations, consents, franchises, licenses, permits, registrations, certificates, accreditations, qualifications, variances and similar rights to write and/or offer and sell insurance products issued to any Company Insurance Subsidiary by any Insurance Regulator or other Governmental Entity (collectively, “Insurance Licenses”). Each Insurance License is in good standing and in full force and effect except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Insurance Subsidiary is, and since January 1, 2021 has been, in compliance with the terms of its Insurance Licenses and no revocation, lapse, limitation, modification, impairment, suspension or cancellation of any of its Insurance Licenses is pending or, to the Knowledge of the Company, has been threatened in writing. Each Company Insurance Subsidiary is when required under Law (i) duly licensed and authorized as an insurance or reinsurance company in its jurisdiction of organization (including each jurisdiction in which it is deemed by Law to be commercially domiciled), (ii) duly licensed, authorized or otherwise eligible to transact the business of insurance or reinsurance, as applicable, in each other jurisdiction where it is required to be so licensed, authorized or otherwise eligible in order to conduct its business as currently conducted, and (iii) duly licensed, authorized or otherwise eligible in its jurisdiction of organization and each other applicable jurisdiction where it writes each line of insurance or reinsurance reported as being written in the SAP Financial Statements of such Company Insurance Subsidiary, in each case, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.24   Regulatory Filings.   The Company and each Company Insurance Subsidiary has filed all material reports, statements, documents, certifications, registrations (including registrations with applicable state insurance regulatory authorities as a member of an insurance holding company system), filings or submissions and any supplements or amendments thereto (collectively, the “Regulatory Filings”) required by applicable insurance Law to be filed by it with any Governmental Entity since January 1, 2021. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Regulatory Filings were in compliance with applicable Law when filed and, to the Knowledge of the Company, no material deficiencies or violations have been asserted by any Governmental Entity with respect to any Regulatory Filing.
Section 3.25   Investment Adviser Matters.
(a)   1505 Capital is and has been duly registered, licensed or qualified as an investment adviser under the Investment Advisers Act and any applicable similar U.S. states securities laws. 1505 Capital does not act as an investment adviser to any Person in a manner or to an extent that requires registration as an investment adviser in any non-U.S. jurisdiction, as reasonably determined by the Company after due inquiry (including consultation with local counsel in any relevant non-U.S. jurisdiction). 1505 Capital is and since January 1, 2021, has been, the sole Company Subsidiary that is required to be registered under the Investment Advisers Act.
(b)   Since January 1, 2021, 1505 Capital has timely filed (after giving effect to any extensions) all material registrations, Permits, forms, reports, notices and other material filings required to be filed with a Governmental Entity, including all amendments and supplements thereto. Such filings, including Form ADV when made were in all material respects accurate, complete and in compliance with all applicable Law;
(c)   All of 1505 Capital’s officers and employees and independent contractors required to be registered, licensed or qualified as an “investment adviser representative” (as such term is defined in Rule 203A-3 under the Investment Advisers Act) (each, an “IA Associated Person”) or in any similar capacity, (x) with respect to such of 1505 Capital’s independent contractors who are IA Associated Person’s, to the Knowledge of the Company and (y) with respect to each IA Associated Person, to the extent required by applicable Law, (i) are, and since January 1, 2021 while in the employ or under contract with 1505 Capital have been, registered, licensed or qualified (including any and all registrations as an investment adviser representative), and (ii) all such registrations, licenses and qualifications are in full force and effect and in good standing, in each case with all applicable Governmental Entities and all applicable Laws.
(d)   The Company has made available to Parent a copy of the Uniform Application for Investment Adviser Registration on Form ADV of 1505 Capital (Parts 1, 2A or 2B) and Form CRS (Part 3 of Form ADV) on file with the SEC, reflecting all amendments thereto that are in effect as of the date of this Agreement (the “Form ADV”), as in effect as of the date hereof and as filed since January 1, 2021, and such Form ADVs are and were in compliance with the applicable requirements of the Investment Advisers Act, except where the failure to be in compliance would not be material and adverse to the operations of 1505 Capital. Since January 1, 2021, 1505 Capital has (i) timely filed Form ADV with the SEC and (ii) delivered and/or made available to each Advisory Client and/or any other Person to whom such delivery or offer is required by the Investment Advisers Act Part 2 of Form ADV or any other disclosure document or other information required by the Investment Advisers Act to be delivered and/or made available to any client, potential client or other Person to the extent required by the Investment Advisers Act or other applicable Law.
(e)   No IA Associated Person is or has since January 1, 2021 been the subject of any disciplinary proceedings, proceeding, Law or other circumstance that is required to be disclosed on the Form ADV, that are not so disclosed on the Form ADV. No IA Associated Person (during the term of such person’s employment by 1505 Capital), (i) is or has been ineligible or subject to potential disqualification pursuant to Section 203(e) or 203(f) of the Investment Advisers Act to serve as a registered investment adviser or as a person associated with a registered investment adviser or subject to disqualification under Rule 206(4)-3 under the Investment Advisers Act, (ii) is or has been subject to “bad actor disqualification” described in Rule 506(d) of the Securities Act, or any other restriction on activities or future activities as an investment adviser or a person associated with an investment adviser under applicable Law. There is no investigation, proceeding or disciplinary action pending or, to the Company’s Knowledge, threatened that would reasonably be expected to result in the occurrence of any of the circumstances set forth in the immediately preceding sentence, 1505 Capital having its authorization to conduct business as an investment adviser denied, suspended, revoked or restricted, or any “associated person” to be disqualified from serving in such capacities.
(f)   Section 3.25(f) of the Company Disclosure Letter sets forth a true and complete list, as of September 30, 2022, of the investment advisory clients of 1505 Capital, including (i) the name of each such client; (ii) the aggregate dollar value of assets under management in respect of each such client; and (iii) the applicable advisory fee rate of each such client.
(g)   1505 Capital has implemented one or more formal codes of ethics, insider trading policies, personal trading policies, written supervisory procedures and other material policies (the “Adviser Policies”) that comply in all material respects with Rule 206(4)-7 under the Investment Advisers Act and all other applicable Laws, complete and correct copies of which (including any written reports under such policies and procedures or otherwise that documenting identified internal failures to comply with such policies and procedures relating to compliance by 1505 Capital and its employees subject thereto or otherwise review 1505 Capital’s compliance practices) have been delivered or made available to the Parent and, since January 1, 2021, except as otherwise noted in any such reports or filings, 1505 Capital has been in compliance in all material respects with such policies and procedures. The Company has no Knowledge of any material violations of such Adviser Policies within the last five years preceding the date hereof. No other Company Subsidiary or employee thereof are required to comply with such policies and procedures.
(h)   To the Knowledge of the Company, each director, officer, employee and other Person subject to the supervision of 1505 Capital in respect of its business is: (i) appropriately licensed, registered or qualified to perform such Person’s duties as and to the extent required by any Governmental Entity and (ii) there is no proceeding pending or, to the Knowledge of the Company, threatened by any Governmental Entity, which could result in the ineligibility or disqualification of any director, officer, employee, or other Person subject to the supervision of 1505 Capital or any “affiliated person” (as defined in the Investment Company Act) of the Company or its affiliates to serve in any such capacities.
(i)   Neither 1505 Capital nor any owners of equity securities of 1505 Capital or any director, officer, or employee, or to the Knowledge of the Company, agent or Representative of 1505 Capital is a Sanctioned Person nor, to the knowledge of the Company, is, or since January 1, 2021 has been, in violation of applicable Sanctions. 1505 Capital is, and since January 1, 2021 has been, in compliance with all applicable Sanctions and all applicable anti-money laundering and counter-terrorism financing provisions, including the Bank Secrecy Act of 1970 and all regulations issued pursuant to it. 1505 Capital is not prohibited from providing investment advisory services to any Person, or from charging fees therefor, by the “pay-to-play” rules of any jurisdiction, including Rule 206(4)-5 under the Investment Advisors Act.
(j)   Since January 1, 2021, 1505 Capital has not engaged in any purchase, sale, lending, or borrowing transactions with an Advisory Client as a principal, agent, lender or borrower, as applicable, including any transaction subject to Section 206(3) under the Investment Advisers Act without obtaining the required consent from the applicable Advisory Client. Since January 1, 2021, 1505 Capital (i) has satisfied its duty of “best execution” (as such term is understood under the Investment Advisers Act) for each Advisory Client for which it exercises trading discretion, and (ii) has not received any “soft dollar” brokerage or research services.
(k)   Since January 1, 2021, all contracts for the solicitation of Advisory Clients have been made in compliance in all material respects with Rule 206(4)-3 under the Investment Advisers Act. Except for routine examinations conducted by the SEC or any other Governmental Entity in the regular course of the business of 1505 Capital, (i) no Governmental Entity has since January 1, 2021 formally initiated any administrative proceeding or investigation into the operations of 1505 Capital, sent 1505 Capital a written “wells notice”, other written indication of the commencement of an enforcement action from the SEC or any other Governmental Entity, or other notice alleging any material noncompliance with any applicable Law governing the operations of investment advisers. 1505 Capital does not have any knowledge of any unresolved material violation or material exception raised by any Governmental Entity with respect to it. Since January 1, 2021, 1505 Capital has not settled any claim or proceeding of the SEC or any other Governmental Entity in connection with any applicable law governing the operation of investment advisers.
Section 3.26   Insurance.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all insurance policies maintained by the Company and its Subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as the Company reasonably has determined to be prudent, taking into account the industries in which the Company and its Subsidiaries operate, and as is sufficient to comply with applicable Law. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company: (i) no insurer of any such policy has been declared insolvent or placed in receivership, conservatorship, or liquidation; and (ii) no notice of cancellation or termination, other than pursuant to the expiration of a term in accordance with the terms thereof, has been received with respect to any such policy.
Section 3.27   Investment Assets.   The Company has provided to Parent a true and correct list of each Investment Asset held by the Company Insurance Subsidiaries as of December 31, 2022, which list sets forth the following information: (i) with respect to publicly traded common stock and preferred stock, the name of each issuer and the number of shares and estimated fair value of the shares; (ii) with respect to mutual, ETF and other investment funds (other than those classified as a Level 3 investment for purposes of estimating fair value), the name of each issuer and the estimated fair value of the interest held in each fund; (iii) with respect to bonds and other debt instruments (other than those classified as a Level 3 investment for purposes of estimating fair value), the name of each issuer, the principal amount, the maturity, the interest rate, credit rating, and estimated fair value; (iv) with respect to Investment Assets that are classified as a Level 3 investment for purposes of estimating fair value, the name of each issuer, if any, a description of the investment, the estimated fair value, and the method used for the determination of the fair value. Except as set forth on Section 3.27 of the Company Disclosure Letter, the acquisition and composition of the Investment Assets are in compliance, in all material respects, with applicable Laws and the investment policies and guidelines as in effect the time of such Investment Assets were acquired by the Company or its Subsidiaries, as applicable. The Company and each of its Subsidiaries has good and marketable title in and to all of the Investment Assets it purports to own, free and clear of all Liens, other than Permitted Liens.
Section 3.28   Proxy Statement.   None of the information included or incorporated by reference in the letter to the stockholders, notice of meeting, proxy statement, and forms of proxy (collectively, the “Company Proxy Statement”), to be filed with the SEC in connection with the Merger, will, at the time it is filed with the SEC in definitive form, or at the time it is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub expressly for inclusion or incorporation by reference in the Company Proxy Statement. The Company Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.
Section 3.29   Anti-Corruption Matters.   Since January 1, 2021, to the Knowledge of the Company, none of the Company, any of its Subsidiaries or any director, officer, employee or agent of the Company or any of its Subsidiaries has materially violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or any other applicable law prohibiting bribery or corruption.
Section 3.30   Fairness Opinion.   The Company has received the opinion of the Insurance Advisory Partners LLC to the effect that, as of the date of this Agreement and based upon and subject to the qualifications and assumptions set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Company Common Stock, and, as of the date of this Agreement, such opinion has not been withdrawn, revoked, or modified. A signed, correct and complete copy of such opinion will be promptly made available to Parent for informational purposes only, following receipt thereof by the Company.
Section 3.31   Insurance-Product-Related Tax Matters.   Except as, individually or in the aggregate, is not, and would not be reasonably expected to be, material to the Company and its Subsidiaries, taken as a whole:
(a)   The Tax treatment of each Insurance Contract is not, and, since the time of issuance (or subsequent modification), has not been materially less favorable to the purchaser, policyholder or intended beneficiaries thereof, than the Tax treatment (i) that was purported to apply in any written materials provided by any of the Company and its Subsidiaries to the purchaser (or policyholder) at the time of issuance (or any subsequent modification of such policy) or (ii) for which such policy was designed or reasonably expected to qualify at the time of issuance (or subsequent modification).
(b)   Since January 1, 2021, none of the Company and its Subsidiaries has entered into any agreement or is involved in any discussions or negotiations with the IRS or any other Governmental Entity, or otherwise has requested relief from the IRS or any other Governmental Entity, regarding the failure of any insurance or annuity policy or contract (or any binders, slips, certificates, endorsements or riders thereto) currently in force to meet its intended Tax treatment.
(c)   None of the Company and its Subsidiaries is a party to or has received notice of any federal, state, local or foreign audits or other administrative or judicial proceeding with regard to the Tax treatment of any insurance or annuity policies or contracts (or any binders, slips, certificates, endorsements or riders thereto) currently in force, or of any claims by the purchasers, holders or intended beneficiaries thereof regarding the Tax treatment thereof.
(d)   None of the Company and its Subsidiaries is a party to any “hold harmless” or indemnification agreement or tax sharing agreement or similar arrangement under which it is liable for the Tax treatment of any insurance or annuity policies or contracts (or any binders, slips, certificates, endorsements or riders thereto) currently in force.
Section 3.32   No Other Representations or Warranties.   Except for the representations and warranties contained in this Agreement or in any certificate delivered hereunder, none of the Company, its Subsidiaries, their respective Affiliates or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Company or its Subsidiaries. Without limiting the generality of the foregoing, none of the Company, its Subsidiaries, or any other Person has made or makes any representation or warranty with respect to any projections, estimates or budgets of future revenues, future results of operations, future cash flows, equity value of the Company or its Subsidiaries or future financial condition (or any component of any of the foregoing) of the Company or its Subsidiaries, except to the extent any such information is expressly set forth in a representation or warranty set forth in this ARTICLE III or in any certificate delivered hereunder.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub hereby jointly and severally represent and warrant to the Company, except as set forth in the Parent Disclosure Letter, as follows:
Section 4.01   Organization.   Parent is a limited partnership duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its formation. Merger Sub is a corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation.
Section 4.02   Authority; Non-Contravention; Governmental Consents; Board Approval.
(a)   Authority.   Each of Parent and Merger Sub has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due execution and delivery by the Company, constitutes the legal, valid, and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors’ rights generally and by general principles of equity.
(b)   Non-Contravention.   The execution, delivery, and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement do not and will not: (i) contravene or conflict with, or result in any violation or breach of, the certificate of incorporation or by-laws of Parent or Merger Sub; (ii) assuming that all of the Consents contemplated by clauses (i) through (v) of Section 4.02(c) have been obtained or made, conflict with or violate any Law applicable to Parent or Merger Sub or any of their respective properties or assets; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in Parent’s or any of its Subsidiaries’ loss of any benefit or the imposition of any additional payment or other liability under, or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration, or cancellation, or require any Consent under, any Contract to which Parent or any of its Subsidiaries is a party or otherwise bound as of the date of this Agreement; or (iv) result in the creation of a Lien on any of the properties or assets of Parent or any of its Subsidiaries, except, in the case of each of clauses (ii), (iii), and (iv), for any conflicts, violations, breaches, defaults, loss of benefits, additional payments or other liabilities, alterations, terminations, amendments, accelerations, cancellations, or Liens that, or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.
(c)   Governmental Consents.   No Consent of any Governmental Entity is required to be obtained or made by Parent or Merger Sub in connection with the execution, delivery, and performance by Parent and Merger Sub of this Agreement or the consummation by Parent and Merger Sub of the Merger and other transactions contemplated hereby, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) the filing with the SEC of (A) the Company Proxy Statement in definitive form in accordance with the Exchange Act, and (B) such reports under the Exchange Act as may be required in connection with this Agreement, the Merger, and the other transactions contemplated by this Agreement; (iii) such Consents as may be required under the HSR Act or other Antitrust Laws, in any case that are applicable to the transactions contemplated by this Agreement; (iv) consents or approvals of the Nebraska Department of Insurance and the Vermont Department of Financial Regulation; (v) such Consents as may be required under applicable state securities or “blue sky” Laws and the securities Laws of any foreign country or the rules and regulations of Nasdaq; (vi) such notice filings as may be required by insurance regulators pursuant to Form E Statutes; and (vii) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.
(d)   Board Approval.
(i)   Parent by resolutions duly adopted by the general partner of Parent approved this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein, and Parent resolved to approve the adoption of this Agreement, as the sole stockholder of Merger Sub in accordance with the DGCL.
(ii)   The board of directors of Merger Sub by resolutions duly adopted by a unanimous vote at a meeting of all directors of Merger Sub duly called and held has (A) determined that this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, Merger Sub and Parent, as the sole stockholder of Merger Sub, (B) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein, and (C) resolved to recommend that Parent, as the sole stockholder of Merger Sub, approve the adoption of this Agreement in accordance with the DGCL.
Section 4.03   Company Proxy Statement.   None of the information with respect to Parent or Merger Sub or any of their respective Affiliates that Parent or any of its Representatives furnishes in writing to the Company expressly for use or incorporation in the Company Proxy Statement, will, at the time such Company Proxy Statement is filed with the SEC in definitive form, or at the time it is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company or its Representatives or any other Person.
Section 4.04   Legal Financial Capability.
(a)   Parent is a party to and has accepted an executed equity commitment letter, dated as of the date of this Agreement (together with all exhibits, schedules, annexes and other attachments thereto, as amended, replaced, supplemented or otherwise modified in accordance with this Agreement, the “Equity Commitment Letter”) from the Equity Investors, pursuant to which the Equity Investors have agreed, subject to the terms and conditions therein, to invest in Parent, directly or indirectly, the amount set forth therein. The equity financing committed pursuant to the Equity Commitment Letter is referred to in this Agreement as the “Equity Financing.” The Equity Commitment Letter provides that the Company is an express third-party beneficiary of, and entitled to enforce, the Equity Commitment Letter, subject to the terms and conditions thereof.
(b)   Parent has delivered to the Company a true, complete and correct copy of the executed Equity Commitment Letter.
(c)   Except as expressly set forth in the Equity Commitment Letter, there are no conditions precedent to the obligation of the Equity Investors to provide the Equity Financing or any contingencies that would allow the Equity Investors to reduce the aggregate principal amount of the Equity Financing. Subject to the satisfaction of the conditions contained in Section 6.01 and Section 6.02, Parent does not have any reason to believe that (i) it or Merger Sub will be unable to satisfy on a timely basis all terms and conditions to be satisfied by Parent and Merger Sub under the Equity Commitment Letter on the Closing Date or (ii) the Equity Financing will not be available to Parent and Merger Sub on the Closing Date. There are no side letters, understandings or other agreements, contracts or arrangements of any kind relating to the Equity Commitment Letter or the Equity Financing that could affect the conditionality, enforceability, availability, termination or amount of the Equity Financing.
(d)   The Equity Financing, when funded in accordance with the Equity Commitment Letter, shall provide Parent with cash proceeds at the Effective Time sufficient for the Parent to consummate the transactions contemplated under this Agreement and to make (i) the payment of the aggregate Merger Consideration, (ii) the payment of all fees and expenses payable by Parent or Merger Sub related to the Equity Financing, (iii) the payment of any outstanding indebtedness payable by Parent or Merger Sub in connection with the transactions described in this Agreement and (iv) all payments required pursuant to Section 2.07; in each case for subsections (i), (ii), (iii) and (iv), required to be paid at Closing pursuant to this Agreement.
(e)   The Equity Commitment Letter constitutes the legal, valid, binding and enforceable obligation of Parent, pursuant to its terms, and, all the other parties thereto, and is in full force and effect. As of the date hereof, no event has occurred which (with or without notice, lapse of time or both) constitutes, or would reasonably be expected to constitute, a default, breach or failure to satisfy a condition precedent by Parent under the terms and conditions of the Equity Commitment Letter. As at the date hereof, the Equity Commitment Letter has not been modified, amended or altered. As at the date hereof, the commitment under the Equity Commitment Letter has not been terminated, reduced, withdrawn or rescinded in any respect, and, no such termination, reduction, withdrawal, modification, amendment, alteration or rescission thereof is contemplated.

(f)   In no event shall the receipt or availability of any funds or financing (including the Equity Financing) by Parent or any of its Affiliates or any other financing be a condition to any of Parent or Merger Sub’s obligations under this Agreement.
Section 4.05   Legal Proceedings.   As of the date of this Agreement, there is no pending or, to the Knowledge of Parent, threatened, Legal Action against Parent or any of its Subsidiaries, including Merger Sub, nor is there any injunction, Order, judgment, ruling, or decree imposed upon Parent or any of its Subsidiaries, including Merger Sub, in each case, by or before any Governmental Entity or arbitrator, that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.
Section 4.06   Ownership of Company Common Stock.   Parent and its Affiliates do not “own” (as defined in Section 203 of DGCL), or “beneficially own” (within the meaning of Regulation 13D promulgated under the Exchange Act), any shares of Company Common Stock, Company Securities or other securities of the Company or any options, warrants or other rights to acquire Company Common Stock, Company Securities or other securities of, or any other economic interest (through derivative securities or otherwise) in, the Company. Neither Parent nor any of its “affiliates” or “associates” (each as defined in Section 203 of DGCL) is, or has been at any time with the last three (3) years, an “interested stockholder” as defined in Section 203 of DGCL. Neither Parent nor any of its subsidiaries has taken, or authorized or permitted any its Representatives to take, any action that would cause Parent or any of its “affiliates” or “associates” (each as defined in Section 203 of DGCL) thereof to be deemed an “interested stockholder” as defined in Section 203 of DGCL or otherwise render Section 251 of DGCL inapplicable to the Merger.
Section 4.07   Brokers.   Neither Parent, Merger Sub, nor any of their respective Affiliates has incurred, nor will it incur, directly or indirectly, any liability for investment banker, brokerage, or finders’ fees or agents’ commissions, or any similar charges in connection with this Agreement or the Transactions for which the Company would be liable in connection with the Merger.
Section 4.08   Solvency.   Assuming (a) any estimates, projections or forecasts of the Company and its Subsidiaries have been prepared by them in good faith based upon assumptions that were, and continue to be, reasonable, (b) the representations and warranties in ARTICLE III are true and correct in all respects and (c) the Company complies in all material respects with its obligations under this Agreement, each of Parent and the Surviving Corporation will, after giving effect to all of the Transactions, including the payment of the aggregate Merger Consideration, the payment of all other amounts required to be paid in connection with the consummation of the Transactions and the payment of all related fees and expenses, be Solvent at and after the Effective Time and, for the avoidance of doubt, neither Parent nor Merger Sub have any plans to undertake one or more transactions following the Effective Time that would materially affect the solvency of the Surviving Corporation. As used in this Section 4.08, the term “Solvent” means, with respect to a particular date, that on such date, (a) the sum of the assets, at a fair valuation, of Parent and Merger Sub (and, after the Merger, the Surviving Corporation) (on a consolidated basis) and of each of them (on a standalone basis) will exceed their debts, (b) each of Parent and Merger Sub (and, after the Merger, the Surviving Corporation) (on a consolidated basis) and each of them (on a standalone basis) has not incurred and does not intend to incur, and does not believe that it will incur, debts or other liabilities beyond its ability to pay such debts and other liabilities as such debts and other liabilities mature or become due, and (c) each of Parent and Merger Sub (and, after the Merger, the Surviving Corporation) (on a consolidated basis) and each them (on a standalone basis) has sufficient capital and liquidity with which to conduct its business.
Section 4.09   No Vote of Parent Equity Holders.   No vote of the equityholders of Parent or the holders of any other interests of Parent (equity or otherwise) is required by any Law, the certificate of incorporation or bylaws or other equivalent organizational documents of Parent or the applicable rules of any exchange on which securities of Parent are traded, in order for Parent to consummate the Transactions.
Section 4.10   Limited Guarantee.   Parent has delivered to the Company a true, complete and correct copy of the executed Limited Guarantee. The Limited Guarantee is in full force and effect and constitutes the legal, valid, binding and enforceable obligation of the Equity Investors in favor of the Company, enforceable by the Company in accordance with its terms. The Guarantor is not in default or breach under the terms and conditions of the Limited Guarantee and, as of the date hereof, no event has occurred that, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach or a failure to satisfy a condition under the terms and conditions of the Limited Guarantee.
Section 4.11   Competing Business.   None of Parent or any of its controlled Affiliates (including Merger Sub) derives or owns any interest in any Person that derives a portion of its revenues from a line of business in the industries in which the Company or its Subsidiaries operates or is aware of any interactions between Parent, or any of its controlled Affiliates (including Merger Sub), on the one hand, and any Governmental Entity or any other Person, in each case that would reasonably be expected to prevent, materially delay or have a material adverse effect on the ability of Parent and Merger Sub to consummate the Merger and the Transactions in a timely manner in accordance with the terms of this Agreement.
Section 4.12   No Additional Representations.   Parent acknowledges that it and its Representatives have received access to certain books and records, facilities, equipment, contracts and other assets of the Company and its Subsidiaries, and that it and its Representatives have had opportunity to meet with the management of the Company and to discuss the business and assets of the Company.
Section 4.13   Non-Reliance.   Each of Parent and Merger Sub acknowledges that neither Parent nor Merger Sub is relying or has relied on any representations or warranties whatsoever in connection with the, express or implied, except as provided in ARTICLE III or in any certificates delivered hereto. The Company has made available to Parent and Merger Sub, and may continue to make available, certain estimates, projections and other forecasts for the business of the Company and its Subsidiaries and certain plan and budget information. Each of Parent and Merger Sub acknowledges that these estimates, projections, forecasts, plans and budgets and the assumptions on which they are based were prepared for specific purposes and may vary significantly from each other. Further, each of Parent and Merger Sub acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans and budgets, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans and budgets), and that none of Parent or Merger Sub is relying on any estimates, projections, forecasts, plans or budgets furnished by the Company, its Subsidiaries or their respective Affiliates and Representatives, and none of Parent or Merger Sub shall, and shall cause its Affiliates and their respective Representatives not to, hold any such Person liable with respect thereto.
ARTICLE V
COVENANTS
Section 5.01   Conduct of Business of the Company.
(a)   During the period from the date of this Agreement until the earlier of the termination of this Agreement (in accordance with its terms) or the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, except (i) as expressly required by this Agreement, (ii) as set forth in Section 5.01 of the Company Disclosure Letter, (iii) as required by applicable Law, (iv) for any actions taken or not taken, or any plans, procedures and practices adopted (and compliance therewith) that the Company determines, in good faith, are necessary (A) to protect the health and safety of the Company’s or its Subsidiaries’ employees with respect to COVID-19 or (B) to respond to service disruptions directly caused by COVID-19 or any COVID-19 Measures, or (v) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned, or delayed), use its reasonable efforts to conduct its business in all material respects in the ordinary course of business (it being agreed that any action that is the subject of the following sentence and is permitted thereunder shall not contribute to a violation of this sentence). Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time, except as otherwise expressly required by this Agreement, as set forth in Section 5.01 of the Company Disclosure Letter, or as required by applicable Law, the Company shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of Parent (which consent shall, not be unreasonably withheld, conditioned, or delayed):
(i)   amend or repeal the Charter Documents of the Company or its Subsidiaries (other than immaterial amendments to the Charter Documents or any wholly owned Subsidiary);
(ii)   (a) split, combine, or reclassify the shares of Company Common Stock, (b) repurchase, redeem, or otherwise acquire any Company Securities (other the acquisition of Company Equity Awards outstanding on the date of this Agreement, in connection with the exercise, settlement or forfeiture of Company Equity Awards, in accordance with their terms in effect on the date hereof), or (c) establish a record date for, authorize, declare, set aside, or pay any dividend or distribution (whether in cash, stock, property, or otherwise) in respect of any shares of capital stock of the Company;
(iii)   issue, sell, or dispose of, any Company Securities or Company Subsidiary Securities, other than (a) the issuance of shares of Company Common Stock upon the exercise or settlement of any Company Equity Award outstanding as of the date of this Agreement in accordance with its terms in effect on the date hereof, or (b) any such transaction by and among the Company and its direct or indirect wholly owned Subsidiaries;
(iv)   (a) increase the compensation or benefits payable by the Company or any of its Subsidiaries to any current or former employees, directors, officers or other individual service providers, except in connection with the Company’s annual or quarterly compensation review cycle and consistent with past practice, (b) promote any officers or employees or other individual service providers to the level of vice president or above, except in connection with the Company’s annual or quarterly compensation review cycle and consistent with past practice or to fill a vacancy as the result of the termination or resignation of an employee, (c) grant to any current or former employees or other individual service providers any severance, retention, termination, transaction-based, or equity or equity-based compensation or benefits, (d) terminate (other than for cause), engage, hire, furlough or temporarily lay off any individual with annual base compensation exceeding $150,000, (e) cancel or forgive any loans to any current or former employee or individual service provider, (f) waive or release any noncompetition, non-solicitation, nondisclosure, noninterference, non-disparagement, or other restrictive covenant obligation of any current or former employee or individual service provider or (g) establish, adopt, enter into, amend, terminate, exercise any discretion under, or take any action to accelerate rights (including vesting, funding or payment of any compensation or benefits) or funding under any Company Employee Plans or any plan, agreement, program, policy, trust, fund, or other arrangement that would be a Company Employee Plan if it were in existence as of the date of this Agreement, in each case, other than as required by Law or the terms of any Company Employee Plan as in effect on the date hereof and set forth on Section 3.12(a) of the Company Disclosure Letter;
(v)   (a) negotiate, modify, extend, or enter into any Labor Agreement or recognize or certify any labor union or organization, works council, trade union, or group of employees as the bargaining representative for any employees of the Company or its Subsidiaries, or (b) implement or announce any employee layoffs, plant closings, furloughs, material compensation reductions or other such actions that would trigger the WARN Act;
(vi)   acquire, by merger, consolidation, acquisition of equity or assets, or otherwise, any business, in each case in excess of $1,000,000; provided, that, for avoidance of doubt, this Section 5.01(a)(vi) does not prohibit actions taken with respect to Investment Assets in compliance with the Specified Investment Guidelines;
(vii)   make any loan, capital contribution or advance to or investment in any other Person, other than (a) the Company or any wholly-owned Subsidiary of the Company in the ordinary course of business consistent with past practice or (b) in compliance with the Specified Investment Guidelines;
(viii)   (A) transfer, license, sell, lease, or otherwise dispose of, or subject to any Lien (other than a Permitted Lien), any assets having a value in excess of $3,000,000 in any transaction or series of related transactions; provided, that the foregoing shall not prohibit the Company and its Subsidiaries from (x) transferring, selling, leasing, or disposing of obsolete equipment or assets, or from engaging in any activity expressly permitted under 5.01(a)(xv), (y) transferring, selling, leasing, or disposing of assets in transactions by and among the Company and its direct or indirect wholly owned Subsidiaries, or (z) any actions taken with respect to Investment Assets in compliance with the Specified Investment Guidelines, or (B) adopt or effect a plan of complete or partial liquidation or dissolution (other than dormant or immaterial Subsidiaries);
(ix)   incur any indebtedness for borrowed money or guarantee any such indebtedness for borrowed money of another Person (other than of the Company or any direct or indirect wholly owned Subsidiary of it), or issue or sell any debt securities of the Company or any of its Subsidiaries or guarantee any debt securities of another Person (other than of the Company or any direct or indirect wholly owned Subsidiary of it);

(x)   other than actions taken with respect to Investment Assets in compliance with and as permitted by the Specified Investment Guidelines, enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiry date), any (A) Company Material Contract, Lease or any other Contract that, if in effect as of the date of this Agreement would constitute a Company Material Contract or Lease or (B) reinsurance Contract or any Contract relating to the management of Investment Assets of the Company or any of its Subsidiaries;
(xi)   settle or compromise any Legal Action involving the payment of monetary damages by the Company or any of its Subsidiaries of any amount exceeding $1,000,000 in the aggregate (net of any applicable insurance coverage) or involving non-monetary remedies, other than (a) settlements and compromises in accordance with Section 5.13 and (b) the settlement or compromise of claims, liabilities, or obligations reserved against on the Company Balance Sheet or arising under any insurance policy, binder, slip or Contract issued by a Company Insurance Subsidiary within applicable policy limits;
(xii)   make any material change in any method of financial accounting principles or practices, in each case except for any such change required by a change in GAAP or applicable Law;
(xiii)   alter or amend in any material respect any existing underwriting, reserving, hedging, marketing, pricing, risk management, reinsurance, claim handling, loss control, actuarial practice, guideline or policy of the Company or any Company Insurance Subsidiary, except as may be required by (or, in the reasonable good faith judgment of the Company, advisable under), GAAP, SAP, or applicable Law;
(xiv)   (A) settle or compromise any material Tax claim, audit, or assessment for an amount in excess of the amount identified with respect to each such Tax claim, audit or assessment in Section 5.01(a)(xiv) of the Company Disclosure Letter, (B) make, change or revoke any material Tax election, change any annual Tax accounting period, or adopt any material method of Tax accounting, (C) amend any material Tax Returns, (D) enter into any material closing agreement described in Section 7121 of the Code, (E) consent to any extension or waiver of the statute of limitations applicable to any material Tax claim or assessment or (F) surrender (other than pursuant to the expiration of the applicable statute of limitations) any right to claim a material Tax refund;
(xv)   (A) abandon, allow to lapse, sell, assign, transfer, grant any security interest in otherwise encumber or dispose of any material Company IP, or grant any right or license to any material Company IP other than pursuant to non-exclusive licenses entered into in the ordinary course of business or (B) disclose to any Person any Trade Secret, Source Code or other confidential or proprietary information of the Company or any of its Subsidiaries, except in the ordinary course of business, in accordance with any applicable confidentiality or proprietary information agreements restricting the use and disclosure of such Trade Secrets, Source Code or other confidential or proprietary information;
(xvi)   engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to such Item 404;
(xvii)   subject to Section 5.01(b), materially amend, materially modify, or otherwise materially change the Specified Investment Guidelines;
(xviii)   abandon, modify, waive, surrender, withdraw, terminate, or fail to seek to renew any Insurance Licenses; or
(xix)   agree or commit to do any of the foregoing.
(b)   Without limiting the generality of Section 5.01(a), during the period from the date of this Agreement through the Closing Date, the Company shall, and shall cause American Life to, comply in all material respects with the investment guidelines set forth on Section 5.01(b) of the Company Disclosure Letter (the “Specified Investment Guidelines”), except as set forth on Section 5.01(b) of the Company Disclosure Letter. During the period from the date of this Agreement through the Closing Date, the Company shall not, and shall cause American Life not to, sell, transfer, pledge or otherwise dispose of any Investment Assets except (i) to manage the credit risk related to any such Investment Asset if the Company determines in good faith that such Investment Asset has or may be subject to credit-related impairments or credit-related losses in value, (ii) to comply with any call rights, preemptive rights, rights of first offer, rights of first refusal or similar rights, in each case pursuant to the terms of such Investment Assets, (iii) to fund Liabilities arising under the insurance and annuity contracts issued by the American Life, including payment of claims and with respect to terminations and withdrawals of contract holders; provided, that the sale, transfer, pledge or disposal is effected in accordance with the priorities set out in the Specified Investment Guidelines which will require sales of assets in priority of liquidity, followed by lowest remaining option-adjusted duration (other than inadvertent failures to comply with the foregoing that are not material) or (iv) to cause the Investment Assets to be in compliance with the requirements of applicable Law or the Specified Investment Guidelines. The Company shall, within ten (10) Business Days following the end of each calendar month from the date hereof until the Closing Date, deliver to Parent, (A) a list of the Investment Assets held by them as of the end of such month, (B) a list of the Investment Assets that were sold or otherwise disposed of during the preceding month, and a description of the original cost and Tax basis of such sold Investment Assets and (C) a list of the Investment Assets acquired during such month. During the period from the date of this Agreement through the Closing Date, the Company shall cause the applicable executives or managers having primary responsibility for the matters contemplated by this Section 5.01(b) to consult with Representatives of Parent as reasonably requested by Parent, with respect to such matters, including future planned or potential purchases and sales of Investment Assets and the treatment of any impaired or potentially impaired Investment Assets. In such meetings with management, Parent or its Representative may make recommendations to the Company with respect to such matters, which the Company will consider in good faith.
Subject to the specific requirements of this Section 5.01, nothing contained in this Agreement shall give to Parent, directly or indirectly, rights to control or direct the operations of the Company or any of its Subsidiaries prior to the Effective Time and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations and the operations of its Subsidiaries. Notwithstanding anything to the contrary in this Agreement, no consent of Parent shall be required with respect to any matter set forth in this Section 5.01 to the extent that the requirement of such consent would violate applicable Law.
Section 5.02   Conduct of Parent.   From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in ARTICLE VII, except as expressly contemplated by this Agreement, as required by applicable Law, or with the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned, or delayed), Parent and Merger sub shall not, and shall not permit any of its Subsidiaries to, take, or agree or commit to take, any action that would reasonably be expected to, individually or in the aggregate, prevent, materially delay, or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, Parent and Merger Sub shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any Person or portion thereof, or otherwise acquire or agree to acquire any assets, if entering into a definitive agreement relating to, or the consummation of, such acquisition, merger, consolidation or other transaction would reasonably be expected to (x) impose any material delay in obtaining, or materially increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Entity necessary to consummate the Merger or the other transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period, including under the HSR Act, or (y) materially delay the consummation of the Merger or the other transactions contemplated by this Agreement.
Section 5.03   Access to Information; Confidentiality.
(a)   Access to Information.   From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in ARTICLE VII, and subject to applicable Law and the Confidentiality Agreement, the Company shall, and shall cause its Subsidiaries to, afford to Parent and Parent’s Representatives, reasonable access, at reasonable times and in a manner as shall not unreasonably interfere with the business or operations of the Company or any Subsidiary thereof, to the officers, employees, accountants, agents, properties, offices, and other facilities and to all books, records, contracts, and other assets of the Company and its Subsidiaries, and the Company shall, and shall cause its Subsidiaries to, furnish promptly to Parent such other information concerning the business and properties of the Company and its Subsidiaries as Parent may reasonably request from time to time; provided, however, that (i) the foregoing shall not require the Company or any of its Subsidiaries to permit access to (A) any information that is subject to attorney client privilege or other privilege or trade secret protection or the work product doctrine, (B) any information that in the reasonable opinion of the Company would violate any Law, or (C) such documents or information that are reasonably pertinent to any litigation, suit, action or proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand, provided that, with respect to (A) and (B), the Company shall use its reasonable best efforts to provide as much of such information (or access thereto) as possible in a manner that would not be restricted pursuant to the foregoing clauses, (ii) any such investigation shall be conducted under supervision of appropriate personnel of the Company and in such a manner as not to interfere with the normal business or operations of the Company or its Subsidiaries or otherwise result in any undue burden with respect to the prompt and timely discharge by employees of the Company or its Subsidiaries of their normal duties and Parent shall use its commercially reasonable efforts to minimize to the extent reasonably practicable any disruption to the businesses of the Company that may result from any such requests for access and (iii) any access to the properties of the Company and its Subsidiaries will be subject to the Company’s reasonable security measures, policies and insurance requirements and in no event shall Parent or Parent’s Representatives be permitted to conduct any sampling of any environmental media, including soil, sediment, groundwater, surface water, indoor or outdoor air or building material without the prior written approval of the Company, which consent shall be in the sole discretion of the Company. For the avoidance of doubt, nothing in this Section 5.03(a) will be construed to require the Company, any of its Subsidiaries or any of their respective Representatives to prepare any reports, analyses, appraisals, opinions or other information. The Company may, as it deems advisable and necessary, reasonably designate commercially sensitive material provided to the other as “Outside Counsel Only Material” or with similar restrictions, and such materials and the information contained therein shall be given only to the outside counsel of the recipient, or otherwise as the restriction indicates, and be subject to any additional confidentiality or joint defense agreement between the parties. Notwithstanding anything to the contrary herein, the Company may satisfy its obligations set forth above by electronic means if physical access is not reasonably feasible or would not be permitted under Law.
(b)   Confidentiality.
(i)   The parties hereby agree that all information provided to by the Company or any of its Subsidiaries or any of their respective Representatives to Parent or any of its Affiliates or any of their respective Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby, including any information obtained pursuant to Section 5.03(a), shall be treated in accordance with the Confidentiality Agreement in effect between the parties (the “Confidentiality Agreement”).
(ii)   The parties hereby agree that for the purpose of Section 5.2 of the Confidentiality Agreement, the Company hereby consents the Parent and any Parent Related Party to disclose Confidential Information (as such term is defined in the Confidentiality Agreement) to all of its actual or potential bona fide sources of financing (debt, equity or otherwise), which financing sources shall be “Representatives” for all purposes of the Confidentiality Agreement.
Section 5.04   No Solicitation.
(a)   Takeover Proposal.   Subject to the terms of this Section 5.04, during the period commencing with the execution and delivery of this Agreement and continuing until the earlier of (x) the valid termination of this Agreement or (y) the Effective Time, neither the Company nor any of its Subsidiaries shall, and the Company shall cause its and its Subsidiaries’ directors, officers and employees not to, and shall direct and use reasonable best efforts to cause its and its Subsidiaries’ Representatives not to, directly or indirectly: (i) solicit, initiate, propose, knowingly induce, knowingly facilitate, or knowingly encourage the submission of any Takeover Proposal or any inquiries, proposals or offers that constitute or could reasonably be expected to lead to a Takeover Proposal (including by way of furnishing non-public information), (ii) enter into or participate in any discussions or negotiations or respond to any inquiries with any third party for the purpose of facilitating, inducing or encouraging any inquiry, proposal or offer with respect to, that constitutes or could reasonably be expected to lead to a Takeover Proposal, (iii) furnish to any Person (other than Parent, Merger Sub or their respective designees) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person access to the business, properties, assets, books, records or personnel, of the Company or any of its Subsidiaries, in any such case to induce the making, submission or announcement or to encourage or facilitate any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to a Takeover Proposal, (iv) approve, recommend, enter into or propose to approve, recommend or enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other Contract relating to a Takeover Proposal, other than an Acceptable Confidentiality Agreement permitted by this Section 5.04 (each, a “Company Acquisition Agreement”), or (v) grant any waiver, amendment or release under any “Standstill” or confidentiality agreement or fail to enforce the terms of any such “standstill” or similar provision of any confidentiality (unless with respect to this clause (v) the Company Board has determined in good faith, after consultation with outside legal counsel, that failure to take such action would be a violation of the directors’ fiduciary duties under applicable Law, and if such action is so taken, shall provide a proportionate release, amendment or waiver under the standstill in the Confidentiality Agreement). The Company and its Subsidiaries shall, and the Company shall cause the Company’s and its Subsidiaries’ Representatives to cease immediately and cause to be immediately terminated any and all existing activities, discussions, or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Takeover Proposal or any inquiry, proposal or offer which constitutes or could reasonably be expected to lead to, a Takeover Proposal, and shall promptly request any such third party (or its agents, representatives or advisors, including financing sources) in possession of non-public information in respect of the Company or any of its Subsidiaries that was furnished by or on behalf of the Company and its Subsidiaries in connection with such third party’s consideration of a Takeover Proposal to return or destroy all such information and shall immediately shut off all access of any such third party (other than Parent, Merger Sub or their respective designees) to any electronic data room maintained by the Company or on its behalf. Notwithstanding the foregoing, at any time prior to obtaining the Requisite Company Vote, if the Company or any of the Representatives of the Company or its Subsidiaries has received a bona fide written Takeover Proposal from any third party that did not result from a breach of this Section 5.04, the Company and its Representatives may contact the third party making such Takeover Proposal to clarify any ambiguous terms and conditions of such Takeover Proposal (but not engage in negotiations or provide non-public information) solely to the extent necessary in order to determine if such Takeover Proposal constitutes or would reasonably be expected to result in a Superior Proposal or inform such Person of the existence of the provisions of this Section 5.04; provided, that, the Company otherwise complies with its obligations set forth in Section 5.04(c).
(b)   Superior Proposal.   Notwithstanding Section 5.04(a), prior to the receipt of the Requisite Company Vote, the Company Board, directly and indirectly through any Representative, may, subject to Section 5.04(c): (i) participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited Takeover Proposal in writing that did not result from any breach of Section 5.04(a) that the Company Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or would reasonably be expected to result in a Superior Proposal; and (ii) furnish to such third party non-public information relating to the Company or any of its Subsidiaries pursuant to an executed confidentiality agreement that constitutes an Acceptable Confidentiality Agreement, but in each case referred to in the foregoing clauses (i) and (ii), only if the Company Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law; provided that, promptly (but not more than one (1) Business Day) after furnishing such nonpublic informant to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously so furnished to Parent or its Representatives).
(c)   Notification to Parent.   The Company shall promptly (and in any event within forty-eight (48) hours) notify Parent in writing of the Company’s or its Representatives’ receipt of any Takeover Proposal or any offers, proposals, inquiries or request that could reasonably be expected to lead to a Takeover Proposal. Such notice shall indicate the identity of the Person making the Takeover Proposal, offer, proposal, inquiry or request, and the terms and conditions of any such Takeover Proposal, including copies of all written Takeover Proposals, offer letters, proposed agreements and copies of any similar documents or agreements relating to such inquiry proposal or offer, in each case to the extent received by the Company or its Representatives, or, if a Takeover Proposal is not in writing, a reasonably detailed written description of the material terms and conditions thereof (including, to the extent known to the Company, the form and amount of consideration and proposed financing arrangements and conditionality). The Company shall keep Parent reasonably informed on timely basis of the status and material terms (including any material amendments or proposed amendments to such terms) of any such Takeover Proposal and promptly (and in any event within forty-eight (48) hours) provide to Parent copies of all written Takeover Proposals and proposed agreements and copies of any similar documents or agreements relating to such inquiry proposal or offer relating to a Takeover Proposal, in each case to the extent received by the Company or its Representatives, or, if such communication is not in writing, a reasonably detailed written description of the material contents thereof.
(d)   Company Adverse Recommendation Change or Company Acquisition Agreement.
(i)   Except as expressly permitted by this Section 5.04, the Company Board shall not effect a Company Adverse Recommendation Change or enter into (or cause or permit any Subsidiary to enter into) a Company Acquisition Agreement; provided that, for the avoidance of doubt, none of (A) the private determination in and of itself by the Company Board that a Takeover Proposal constitutes a Superior Proposal without any violation of this Agreement including this Section 5.04 nor (B) the delivery by the Company to Parent, Merger Sub or their respective Representatives of any notices required by and in accordance with this Section 5.04 in and of itself, shall constitute an Company Adverse Recommendation Change.
(ii)   Notwithstanding the foregoing, at any time prior to the receipt of the Requisite Company Vote, the Company Board may effect a Company Adverse Recommendation Change and/or terminate this agreement to simultaneously enter into (or permit any Subsidiary to simultaneously enter into) a Company Acquisition Agreement with respect to a bona fide, unsolicited Takeover Proposal that did not result from a breach of this Section 5.04 which the Company Board has determined in good faith after consultation with its outside legal counsel and financial advisor that such Takeover Proposal constitutes a Superior Proposal, if and only if prior to taking either such action: (i) the Company promptly notifies Parent, in writing, at least five (5) Business Days (the “Superior Proposal Notice Period”) before making a Company Adverse Recommendation Change or terminating this Agreement pursuant to Section 7.04(a) to simultaneously enter into (or cause a Subsidiary to simultaneously enter into) a Company Acquisition Agreement that did not result from a breach of this Section 5.04, of its intention to take such action with respect to a Superior Proposal, which notice shall state expressly that the Company has received a Takeover Proposal and that the Company Board intends to effect a Company Adverse Recommendation Change and/or the Company intends to terminate this Agreement pursuant to Section 7.04(a) to simultaneously enter into a Company Acquisition Agreement that did not result from a breach of this Section 5.04 (which notice shall not, by itself, constitute a Company Adverse Recommendation Change); (ii) the Company provides the information set forth in Section 5.04(c) with respect to such Superior Proposal, including the terms and conditions thereof in such notice and attaches to such notice the most current version of any proposed agreement for such Superior Proposal and provides any relevant documents or agreements relating to such proposal; (iii) the Company and its Representatives, during the Superior Proposal Notice Period, to the extent requested by Parent, negotiate with Parent in good faith with respect to adjustments in the terms and conditions of this Agreement so that such Takeover Proposal ceases to constitute a Superior Proposal, if Parent, in its discretion, proposes to make such adjustments; and (iv) the Company Board determines in good faith, after consulting with its financial advisors and outside legal counsel, that such Takeover Proposal continues to constitute a Superior Proposal (after taking into account in good faith any adjustments made by Parent during the Superior Proposal Notice Period in the terms and conditions of this Agreement) and that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law. With respect to this Section 5.04(d)(ii), if there is any material amendment, revision or change to the terms of any such Superior Proposal (including any revision to the amount of consideration the stockholders of the Company would receive as a result of the Superior Proposal), then for each such amendment, revision or change the Company shall notify Parent of such amendment, revision or change in compliance with this Section 5.04(d)(ii) (including to provide any updated documentation or notices) by providing a new notice to Parent, and the applicable Superior Proposal Notice Period shall be extended until at least three (3) Business Days after the time that Parent receives such new notice from the Company of such amendment, revision or change, and the Company shall be required to comply again with the requirements of this Section 5.04(d)(ii) and the Company Board shall not take any such action permitted under Section 5.04(d)(ii) prior to the end of such Superior Proposal Notice Period as so extended in accordance with the terms of this Section 5.04(d)(ii).
(iii)   Notwithstanding anything to the contrary in the foregoing, in response to an Intervening Event that has occurred after the date of this Agreement but prior to the receipt of the Requisite Company Vote, the Company Board may effect a Company Adverse Recommendation Change if: (i) prior to effecting the Company Adverse Recommendation Change, the Company promptly notifies Parent, in writing, at least five (5) Business Days (the “Intervening Event Notice Period”) before taking such action of its intent to consider such action (which notice shall not, by itself, constitute a Company Adverse Recommendation Change), and which notice shall include a reasonably detailed description of the underlying facts giving rise to, and the reasons for taking, such action, provided that in the event the Intervening Event to which this provision applies thereafter changes in any material respect, the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.04(d)(iii) with respect to such new written notice, it being understood that the Intervening Event Notice Period in respect of such new written notice will be three Business Days; (ii) to the extent requested by Parent, the Company shall, and shall cause its Representatives to, during the Intervening Event Notice Period, negotiate with Parent in good faith to allow Parent to make such adjustments in the terms and conditions of this Agreement so that the underlying facts giving rise to, and the reasons for taking such action, cease to constitute an Intervening Event, if Parent, in its discretion, proposes to make such adjustments; and (iii) the Company Board determines in good faith, after consulting with its financial advisors and outside legal counsel, that the failure to effect such Company Adverse Recommendation Change, after taking into account in good faith any adjustments made by Parent during the Intervening Event Notice Period, would be inconsistent with its fiduciary duties under applicable Law.
(e)   Public Disclosures.   Nothing contained in this Agreement shall prohibit (i) the Company or the Company Board or a committee thereof from (A) complying with its disclosure obligations under Law, the Exchange Act or applicable rules of the Nasdaq, including taking and disclosing to its stockholders a position contemplated by Rule 14e-2, Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (B) making any customary “stop-look-and-listen” communication to stockholders of the Company pursuant to Rule 14d-9(f) of the Exchange Act; provided, in each case, that any such action taken or statement made that relates to an Takeover Proposal shall not be deemed to be an Company Adverse Recommendation Change if the Company Board expressly reaffirms the Company Board Recommendation in such statement or in connection with such action.
(f)   Breach by Representatives.   The Company agrees that any breach of this Section 5.04 by any representative of the Company, including any financial advisor acting on behalf of the Company or its Affiliates, will be deemed to be a breach of this Section 5.04 by the Company. The Company will not authorize, directly or permit any representative of the Company, including any financial advisor, to breach this Section 5.04.
Section 5.05   Company Stockholders Meeting; Preparation of Proxy Materials and Other SEC Reports.
(a)   Company Stockholders Meeting.   The Company shall take all action necessary to duly call, give notice of, convene, and hold the Company Stockholders Meeting as soon as reasonably practicable after SEC Clearance Date, provided that the Company Stockholders Meeting shall in no event be scheduled for later than the thirtieth (30th) day following the first mailing of the Company Proxy Statement to the stockholders of the Company. Subject to Section 5.04 hereof, the Company shall use reasonable efforts to solicit from the holders of Company Common Stock proxies in favor of the adoption of this Agreement and approval of the Merger. As promptly as practicable after the date hereof, the Company shall conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act and take all action necessary to establish a record date for the Company Stockholders Meeting. Once the Board of Directors of the Company has fixed and the Company has announced the record date for the Company Special Meeting, the Company shall not change the such record date or establish a different record date without the prior written consent of Parent (such consent not to be unreasonably withheld or delayed), unless required by law. The Company shall keep Parent and Merger Sub updated with respect to proxy solicitation results as reasonably requested Parent or Merger Sub. Notwithstanding the foregoing, the Company may adjourn or postpone the Company Stockholders Meeting (and shall postpone or adjourn the Company Stockholders Meeting upon the request of Parent in the event of clauses (b), (c) and (d) of this Section 5.05(a)) (a) after consultation with Parent, to the extent necessary to ensure that any required supplement or amendment to the Company Proxy Statement is provided to the Company’s stockholders within a reasonable amount of time in advance of the Company Stockholders Meeting, (b) as otherwise required by Law, (c) if as of the time for which the Company Stockholders Meeting is scheduled as set forth in the Company Proxy Statement, there are insufficient shares of Company Common Stock represented (in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting or (d) if there are insufficient proxies in favor of adoption of this Agreement or to otherwise obtain the Requisite Company Vote.

(b)   Preparation of Company Proxy Statement and Other SEC Reports.   As promptly as practicable, and in no event more than twenty-five (25) Business Days, after the execution of this Agreement, the Company shall prepare and file the Company Proxy Statement in preliminary form with the SEC. The Company shall provide Parent and its counsel a reasonable opportunity to review the Company’s proposed preliminary Company Proxy Statement in advance of filing and consider in good faith any comments reasonably proposed by Parent and its counsel. Except solely to the extent that the Company Board shall have effected a Company Adverse Recommendation Change in accordance with and as permitted by Section 5.04 hereof, the Company Proxy Statement shall include the Company Board Recommendation. The Company shall file the definitive Company Proxy Statement with the SEC and cause the Company Proxy Statement to be mailed to holders of Company Common Stock as of the record date established for the Company Stockholders Meeting as promptly as practicable after (and in any event within five (5) Business Days) the date on which the SEC confirms that it has no further comments on the Company Proxy Statement (the “SEC Clearance Date”); provided that if the SEC has failed to affirmatively notify the Company within ten (10) days after the initial filing of the Company Proxy Statement with the SEC that it will or will not be reviewing the Company Proxy Statement, then such date shall be the “SEC Clearance Date.” Parent and Merger Sub shall furnish to the Company all information concerning Parent and Merger Sub and their respective Affiliates as may be reasonably required by the Company in connection with the Company Proxy Statement. Each of the Company, Parent and Merger Sub shall promptly correct any information provided by it for use in the Company Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall take all steps necessary to amend or supplement the Company Proxy Statement and to cause the Company Proxy Statement, as so amended or supplemented, to be filed with the SEC and mailed to its stockholders, in each case as and to the extent required by applicable Law, provided that, for the avoidance of doubt, (x) there shall be no obligation to correct information provided by another party hereto, and (y) the information regarding the transaction or the background of the merger shall be provided by the Company, unless specific information is requested of, and provided by, Parent. The Company shall (i) as promptly as practicable after receipt thereof, provide Parent and its counsel with copies of any written comments, and advise Parent and its counsel of any oral comments, with respect to the Company Proxy Statement (or any amendment or supplement thereto) received from the SEC or its staff, (ii) provide Parent and its counsel a reasonable opportunity to review the Company’s proposed response to such comments and (iii) consider in good faith any comments reasonably proposed by Parent and its counsel. The Company and Parent shall each use commercially reasonable efforts to promptly provide responses to the SEC with respect to all comments received on the Company Proxy Statement. Neither Parent nor the Company shall, and shall cause their respective Representatives to not, participate in any substantive conference with the SEC related to the Company Proxy Statement unless such party consults with the other in advance and, to the extent permitted by the SEC, allows the other party to participate therein.
(c)   Merger Sub.   Immediately following the execution of this Agreement, Parent, as sole stockholder of Merger Sub, shall approve and adopt this Agreement and the Transactions, including the Merger, by written consent and deliver a copy thereof to the Company.
Section 5.06   Employees.
(a)   During the period commencing at the Effective Time and ending on the date which is twelve (12) months from the Effective Time (or until employment terminates, if sooner) (the “Continuation Period”), Parent shall cause the Surviving Corporation and each of its Subsidiaries, as applicable, to, provide each of the employees of the Company and its Subsidiaries prior to the Effective Time who remain so employed as of immediately following the Effective Time (collectively, such employees, the “Company Continuing Employees”) with (i) an annual base salary or base wage level, as applicable, and annual target cash bonus opportunities (excluding equity or equity-based compensation) that are, in each case, no less favorable than the annual base salary or wage level and annual target cash bonus opportunities (excluding equity or equity-based compensation) provided by the Company and its Subsidiaries to such Company Continuing Employee on the date of this Agreement and (ii) severance benefits that are no less favorable than those that would have been provided to such Company Continuing Employee immediately prior to the Effective Time under the applicable Company Employee Plan listed on Section 3.12(a) of the Company Disclosure Letter that is designated as a severance benefit plan, program, policy, agreement or arrangement. During the Continuation Period, Parent shall cause the Surviving Corporation and each of its Subsidiaries, as applicable to, provide the Company Continuing Employees with employee benefits (excluding equity and equity-based compensation or benefits, defined benefit pension benefits, nonqualified deferred compensation, retention, transaction or change in control bonuses, and retiree medical or other retiree welfare benefits), that are, in the aggregate, substantially comparable to those provided by the Company and its Subsidiaries to such Company Continuing Employees immediately before the Effective Time under the Company Employee Plans set forth on Section 3.12(a) of the Company Disclosure Letter.
(b)   With respect to any employee benefit plan (excluding equity and equity-based compensation or benefits, defined benefit pension benefits, nonqualified deferred compensation, retention, transaction or change in control bonuses, and retiree medical or other retiree welfare benefits) maintained by Parent or any of its Subsidiaries, including the Surviving Corporation and each of its Subsidiaries for the benefit of Company Continuing Employees immediately following the Effective Time (collectively, “Parent Benefit Plans”), and subject to the terms of the governing plan documents, Parent shall cause the Surviving Corporation and each of its Subsidiaries, as applicable, to, credit service of the Company Continuing Employees with the Company or any of its Subsidiaries, as the case may be, as if such service were with Parent or its Subsidiaries, including, without limitation, for purposes of eligibility to participate and vesting of defined contribution retirement benefits under any Parent Benefit Plan in which such Company Continuing Employees may be eligible to participate after the Effective Time; provided, that such service shall not be credited to the extent that: (i) such crediting would result in a duplication of benefits or coverage; or (ii) such service was not credited for the same purpose and to the same extent as credited under the analogous Company Employee Plan immediately prior to the Effective Time.
(c)   This Section 5.06 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 5.06, express or implied, shall confer upon any Company Employee, Company Continuing Employee, any beneficiary, or any other Person any rights or remedies of any nature whatsoever. Nothing contained herein, express or implied: (i) shall be construed to establish, amend, or modify any Company Employee Plan, Parent Benefit Plan or other benefit or compensation plan, program, agreement, or arrangement; (ii) shall alter or limit the ability of the Surviving Corporation, Parent, or any of their respective Affiliates to amend, modify, or terminate any Company Employee Plan, Parent Benefit Plan or other benefit or compensation plan, program, agreement, or arrangement at any time assumed, established, sponsored, or maintained by any of them; or (iii) shall prevent the Surviving Corporation, Parent, or any of their respective Affiliates from terminating the employment of any Company Continuing Employee for any or no reason. The parties hereto acknowledge and agree that the terms set forth in this Section 5.06 shall not create any right in any Company Continuing Employee or any other Person to any continued employment for any specific period with the Surviving Corporation, Parent, or any of their respective Subsidiaries or compensation or benefits of any nature or kind whatsoever, or otherwise alters any existing at-will employment relationship between any Company Continuing Employee and the Surviving Corporation or its applicable Affiliates.
Section 5.07   Directors’ and Officers’ Indemnification and Insurance.
(a)   Indemnification.   Parent and Merger Sub agree that all rights to indemnification, advancement of expenses, and exculpation by the Company now existing in favor of each current and former director, officer or employee of the Company or any of its Subsidiaries and each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of the Company or any of its Subsidiaries (each, together with such person’s heirs, executors or administrators, an “Indemnified Party”) as provided in the Charter Documents of the Company or any of its Subsidiaries, in each case as in effect on the date of this Agreement, or pursuant to any other Contracts in effect on the date hereof shall survive the Merger and shall remain in full force and effect in accordance with their terms. For a period of six (6) years from the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, cause the Charter Documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, advancement of expenses, and exculpation that are at least as favorable to the Indemnified Parties as the indemnification, advancement of expenses, and exculpation provisions set forth in the Charter Documents of the Company and its Subsidiaries as of the date of this Agreement. During such six (6) year period, such provisions may not be repealed, amended or otherwise modified in any manner that would or would reasonably be expected to adversely affect the rights thereunder of any individuals who were a former director, officer or employee of the Company or any of its Subsidiaries, except as required by applicable Law. Each of Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless (and advance funds in respect of each of the foregoing) against any costs or expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by Law; provided that any Indemnified Party to whom expenses are so advanced provides an undertaking to repay such advances if it is ultimately determined by final adjudication by the applicable court presiding over such action that such Indemnified Party is not entitled to such advanced expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with the fact that such person is or was a director, officer or employee of the Company or any of its Subsidiaries or a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of the Company or any of its Subsidiaries and (including in connection with any action or omission occurring or alleged to have occurred whether before or after the Effective Time). In the event of any such actual or threatened claim, action, suit, proceeding or investigation, Parent and the Surviving Corporation shall cooperate with the Indemnified Party in the defense of any such actual or threatened claim, action, suit, proceeding or investigation. Parent shall pay, subject to a receipt of an undertaking from any applicable Indemnified Party to whom expenses are advanced that such Indemnified Party will repay all such advances if it is ultimately determined by final judicial decision from which there is no further right to appeal that such Indemnified Party is not entitled to be indemnified or entitled to such advanced expenses, all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 5.07.
(b)   Insurance.   For a period of six (6) years from the Effective Time, Parent shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to matters arising on or before the Effective Time; provided, however, that after the Effective Time, Parent shall not be required to pay annual premiums in excess of 300% of the last annual premium paid by the Company prior to the date hereof in respect of the coverage required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such amount. At the Company’s option, the Company may purchase, prior to the Effective Time, a six-year prepaid “tail” policy on terms and conditions providing substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to matters arising on or before the Effective Time, covering without limitation the transactions contemplated hereby. If such “tail” prepaid policy has been obtained by the Company prior to the Effective Time, Parent shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation, and no other party shall have any further obligation to purchase or pay for insurance hereunder.
(c)   Survival.   The obligations of Parent, Merger Sub, and the Surviving Corporation under this Section 5.07 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner, for a period of six (6) years from the Effective Time (or for so long as any claim for indemnification, advancement, exculpation or insurance made prior to the expiration of such six (6) year period remains outstanding), as to adversely affect any Indemnified Party to whom this Section 5.07 applies without the consent of such affected Indemnified Party (it being expressly agreed that each of the Indemnified Parties to whom this Section 5.07 applies shall be a third-party beneficiary of this Section 5.07, entitled to enforce any of the provisions of this Section 5.07).
(d)   Assumption by Successors and Assigns; No Release or Waiver.   In the event Parent, the Surviving Corporation or any of their respective successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 5.07. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to Law, Contract, or otherwise. Nothing in this Agreement is intended to, shall be construed to, or shall release, waive, or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors, and employees, it being understood and agreed that the indemnification provided for in this Section 5.07 is not prior to, or in substitution for, any such claims under any such policies.
Section 5.08   Efforts.
(a)   Governmental Approvals; Cooperation and Notification.   Upon the terms and subject to the conditions set forth in this Agreement (including those contained in this Section 5.08 and, for the avoidance of doubt, subject to the limitations described in Section 5.08(c), Section 5.08(d) and Section 5.08(e)), each of the parties hereto shall, and shall cause their respective controlling persons to, use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable to consummate and make effective, and to satisfy all conditions to, the Merger and the other transactions contemplated by this Agreement, as expeditiously as reasonably practicable including using reasonable best efforts for: (i) the obtaining of all necessary Permits, waivers, and actions or nonactions from Governmental Entities and the making of all necessary registrations, filings, and notifications (including filings with Governmental Entities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entities, including those set forth in Section 6.01(c) of the Company Disclosure Letter; and (ii) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement. The Company and Parent shall, subject to applicable Law, promptly: (A) cooperate and coordinate in good faith with the other in the taking of the actions contemplated by clauses (i) and (ii) immediately above; and (B) supply the other with any information that may be reasonably required in order to effectuate the taking of such actions, provided, however, that materials provided pursuant to this Section 5.08 may be redacted (x) to remove any personal information about any individual, (y) as necessary to comply with contractual obligations and (z) as necessary to address reasonable legal privilege and work product protection concerns. Each party hereto shall promptly inform the other party or parties hereto, as the case may be, of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If the parties receive a request for additional information or documentary material from any Governmental Entity with respect to the transactions contemplated by this Agreement, then each party shall use reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Neither Parent nor the Company shall commit to or agree (or permit any of their respective Affiliates to commit to or agree) with any Governmental Entity to stay, toll, or extend any applicable waiting period under any applicable Antitrust Laws or refrain from closing of the Merger or the other transactions contemplated by this Agreement, without the prior written consent of the other (such consent not to be unreasonably withheld, conditioned, or delayed). In no event shall the Company or any of its controlled Affiliates be required under this Section 5.08 to (A) pay prior to the Effective Time any fee, penalty or other consideration to any third party for any consent or approval under any Contract required for the consummation of the Merger or the other transactions contemplated by this Agreement or (B) agree to any material term, condition, obligation, restriction, requirement, limitation, qualification, remedy or other action imposed, required or requested by any Governmental Entity in connection with its grant of any Permits, approvals, waivers, and actions or nonactions with respect to the Merger or the other transactions contemplated by this Agreement, unless such term, condition, obligation, restriction, requirement, limitation, qualification, remedy or other action imposed is binding on the Company or any of its controlled Affiliates only in the event that the Closing occurs.
(b)   Third Party Consents.   The Company shall use commercially reasonable efforts to cooperate with Parent to obtain any consents or waivers from third parties (other than Governmental Entities) that are required in connection with the Transactions; provided, that in no event shall the Company or any of its Subsidiaries be required to pay prior to the Effective Time any fee, penalty or other consideration to any third party to obtain any such consent or waiver.
(c)   Insurance Approval Filings.   Subject in all cases to Section 5.08(e), (i) Parent shall, with the cooperation of the Company and each Company Insurance Subsidiary, as promptly as practicable, but in no event later than twenty (20) Business Days following the execution and delivery of this Agreement, file a “Form A” application for approval of acquisition of control of the Company Insurance Subsidiaries, together with all required exhibits, information, affidavits, affidavits and certificates, with the Nebraska Department of Insurance seeking Merger and the other approval of the transactions contemplated by this Agreement, and (ii) the Company shall, as promptly as practicable, but in no event later than twenty (20) Business Days following the execution and delivery of this Agreement, file with the Vermont Department of Financial Regulation a change of control letter seeking approval of the Merger and the other transactions contemplated by this Agreement ((i) and (ii), together, the “Insurance Approval Filings”). Each filing party agrees to provide a draft of each Insurance Approval Filing (and each amendment or supplement thereto) prepared by it (in this subsection, the “filing party”) to the other party (in this subsection, the “non-filing party”) and to allow the non-filing party five (5) Business Days to review such filing and to consult with the filing party relating to any issues arising as a result of the non-filing party’s review, prior to the submission by the filing party of the Insurance Approval Filing to an Insurance Regulator. Each non-filing party shall supply the filing party with such information that may be reasonably requested by the filing party in order to make the applicable Insurance Approval Filing (and each amendment or supplement thereto). Each filing party agrees to provide the non-filing party with copies of the Insurance Approval Filings and each amendment or supplement thereto in final form upon the submission thereof to the Insurance Regulator. Each party shall give the non-filing party prompt written notice if it receives any notice or other communication from any Insurance Regulator in connection with the Insurance Approval Filings or the transactions contemplated by this Agreement, and, in the case of any such notice or communication which is in writing, shall promptly furnish the other party a copy thereof. Each filing party agrees to respond promptly, and the non-filing party agrees to cooperate with the filing party to allow the filing party to respond promptly, to any request by an Insurance Regulator for any additional information and documentary material in connection therewith. If any Insurance Regulator requires that a hearing be held in connection with any such filing or approval, the filing party shall use reasonable best efforts to arrange for such hearing to be held promptly after it receives notice that such hearing is required. The filing party shall give the non-filing party prior written notice of the time and place when any meetings or other conferences may be held by it with any Insurance Regulator in connection with the transactions contemplated by this Agreement, and shall permit the non-filing party to have a representative or representatives attend or otherwise participate in any such meeting or conference. The Company and Parent each agree to timely make all appropriate filings with the Insurance Regulators and such other filings as may be required under the Insurance Laws of any other state or jurisdiction in which a Company Insurance Subsidiary does business. Parent acknowledges and agrees that it shall pay and shall be solely responsible for all filing fees payable to Governmental Entities or Insurance Regulators associated with all filings with applicable Governmental Entities and Insurance Regulators.
(d)   RESERVED
(e)   Required Actions.   Notwithstanding anything to the contrary set forth in this Agreement, Parent shall not be obligated under this Section 5.08 or otherwise with respect to the transactions contemplated by this Agreement, to take or refrain from taking or to agree to it, its Affiliates or Subsidiaries or the Company or its Subsidiaries taking or refraining from taking any action (including any amendment, waiver or termination of any agreement, exhibit or schedule, including this Agreement and the Exhibits and Schedules to this Agreement) or agree to or accept to any limitation, action, restriction, condition or requirement which, individually or together with all other such limitations, actions, restrictions, conditions or requirements, would, or would reasonably be expected to, (i) impose any requirement on Parent or any of its Affiliates (including the Company or any of its Subsidiaries), or their respective shareholders or investors to make, or commit to make, other than as contemplated by the Summary Business Plan, any material capital contribution or enter into or issue any capital guarantee or keep well that would require any material contribution of capital or making a similar capital contribution undertaking, or impose, other than as contemplated by the Summary Business Plan, any non-di minimis adverse condition or non-di minimis adverse limitation on the Equity Investors or any of their investment funds, portfolio companies or other Affiliates (with respect to such conditions or limitations, other than Parent, the Company (after Closing) or any of their Subsidiaries), (ii) require any materially adverse deviation from the key terms of, or materially impair the aggregate economic benefits reasonably expected to be derived by Parent and its Affiliates from the execution of, the Summary Business Plan with respect to the Company and the Company Insurance Subsidiaries or (iii) have a materially adverse effect on the business, results of operations of financial condition of the Company and its Subsidiaries, taken as a whole (any such requirement, individually or together with all other such requirements, a “Burdensome Condition”). Without the prior written consent of Parent, the Company shall not (and shall cause its Subsidiaries not to) take any action or agree to the taking or refraining from any action or accept any limitation, action, restriction, condition or requirement that, individually or in the aggregate, would, or would be reasonably expected to, result in a Burdensome Condition.

Section 5.09   Public Announcements.   The initial press release with respect to this Agreement and the transactions contemplated hereby shall be a release mutually agreed to by the Company and Parent. Thereafter, each of the Company and Parent agrees that no public release, statement, announcement, or other disclosure concerning the Merger and the other transactions contemplated hereby shall be issued by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned, or delayed), except as may be required by: (a) applicable Law, (b) court process, (c) the rules or regulations of any applicable United States securities exchange, or (d) any Governmental Entity to which the relevant party is subject or submits, provided, in each such case, the party making the release, statement, announcement, or other disclosure shall use its reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, the restrictions set forth in this Section 5.09 shall not apply to any release, statement, announcement, or other disclosure made with respect to: (i) a Company Adverse Recommendation Change issued or made in compliance with Section 5.04; (ii) any other disclosure issued or made in compliance with Section 5.04; (iii) the Merger and the other transactions contemplated hereby that is substantially similar (and identical in any material respect) to those in a previous release, statement, announcement, or other disclosure made by the Company or Parent in accordance with this Section 5.09 or (iv) any dispute between the parties relating to this Agreement. Notwithstanding the foregoing, each of Parent, Merger Sub, the Equity Investors and their respective Affiliates may (i) make disclosures (which are made subject to existing confidentiality obligations) to their respective investors or in connection with its fundraising activities and (ii) provide general information about the subject matter of this Agreement in connection with fundraising, marketing, informational or reporting activities of the kind customarily provided with respect to investments of this nature.
Section 5.10   Anti-Takeover Statutes.   If any “control share acquisition,” “fair price,” “moratorium,” “business combination” or other anti-takeover Law becomes or is deemed to be applicable to Parent, the Merger Sub, the Company, the Merger, or any other transaction contemplated by this Agreement, then each of the Company and the Company Board shall grant such approvals and take such actions within its reasonable control as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Law inapplicable to the foregoing.
Section 5.11   Section 16 Matters.   Prior to the Effective Time, the Company shall take all such steps as may be required to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any dispositions of shares of Company Common Stock (including derivative securities with respect to such shares) that are treated as dispositions under such rule and result from the transactions contemplated by this Agreement by each director or officer of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time.
Section 5.12   Stock Exchange Delisting; Deregistration.   Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and the rules and policies of the Nasdaq to enable the delisting by the Surviving Corporation of the shares of Company Common Stock from Nasdaq and the deregistration of the shares of Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten days after the Effective Time.
Section 5.13   Litigation.   Prior to the Effective Time the Company shall provide Parent and Merger Sub with prompt notice of, and the opportunity to participate in the defense, settlement and/or prosecution of, any Legal Actions commenced or threatened to be commenced against the Company or any of its Affiliates in connection with, arising from or relating to this Agreement or the transactions contemplated by this Agreement brought by a Company stockholder (“Transaction Litigation”); provided that prior to the Effective Time, the Company shall in any event control the defense, settlement and/or prosecution of any such Transaction Litigation brought against the Company, including regarding attorney-client privilege or other applicable legal privilege with respect to such Transaction Litigation; provided, further, that the Company shall not compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any such Transaction Litigation without Parent’s consent (such consent not to be unreasonably withheld, conditioned or delayed). For purposes of this Section 5.13, “participate” means that the Company shall (i) keep Parent reasonably apprised on a current basis of any material development

(including promptly furnishing the other with copies of communications received or documents filed), (ii) consult and cooperate with Parent in connection with proposed strategy, material actions and significant decisions, and jointly prepare and comment on any filings, notifications, communications, submissions, or other materials, and (iii) give Parent the opportunity to attend and participate in any external meetings (whether in-person or otherwise), telephone or video calls or other conferences in connection with such Transaction Litigation.
Section 5.14   Obligations of Merger Sub.   Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.
Section 5.15   Further Assurances.   At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments, or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect, or confirm of record or otherwise in the Surviving Corporation any and all right, title, and interest in, to and under any of the rights, properties, or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.
Section 5.16   Financing Cooperation.
(a)   From the date of this Agreement until the Closing Date, the Company agrees to use reasonable best efforts to provide, and shall use reasonable best efforts to cause its Subsidiaries and its and their officers, directors and employees to use reasonable best efforts to provide, in each case at Parent’s sole expense, such cooperation as may be reasonably requested by Parent in connection with the arrangement of any debt financing by Parent in connection with the transactions contemplated by this Agreement, including any consent or amendment under the Existing RBC Credit Facility (the “Debt Financing”), including using reasonable best efforts to: (i) furnish to Parent historical financial information of the Company and its Subsidiaries reasonably requested in connection with the Debt Financing, (ii) assist with the preparation of definitive documents for the Debt Financing and the schedules and exhibits thereto, in each case, as may be reasonably requested by Parent, (iii) cooperate with Parent in facilitating the pledge of collateral and delivering original certificates with respect to all certificated securities (with transfer powers executed in blank) (it being understood that no such pledging of collateral will be effective until at or after the Closing and that such delivery of originals shall occur at or after the Closing), and (iv) provide Parent, at least three (3) Business Days prior to the Closing Date all documentation and other information with respect to the Company and its Subsidiaries as shall have been reasonably requested in writing by Parent at least ten (10) Business Days prior to the Closing Date that is required in connection with the Debt Financing by U.S. regulatory authorities under applicable “know-your-customer”, beneficial ownership and anti-money laundering rules and regulations, including the Patriot Act. Notwithstanding the foregoing, (A) such requested cooperation shall not (i) unreasonably disrupt or interfere with the operations of the Company or its Subsidiaries or (ii) cause competitive harm to the Company or its Subsidiaries if the transactions contemplated by this Agreement are not consummated, (B) nothing in this Section 5.16 shall require cooperation to the extent that it would reasonably be expected to (x) cause any condition to the Closing set forth in Article VI to not be satisfied, (y) increase materially the risk of any such condition not being satisfied or the satisfaction thereof being materially delayed, or (z) cause any breach of this Agreement, (C) neither the Company nor any of its Subsidiaries shall be required to (1) pay any commitment or other similar fee prior to the Effective Time, (2) incur or assume any liability in connection with the Debt Financing prior to the Effective Time, (3) provide access to or disclose information where the Company determines that such access or disclosure would reasonably be likely to jeopardize the attorney-client privilege or contravene any applicable Law or contract or (4) take any action that will conflict with or violate their respective certificate of incorporation, by-laws or comparable organizational documents or result in the contravention of and (D) none of the Company, its Subsidiaries or their respective directors, officers or employees shall be required to execute, deliver or enter into, or perform any agreement, document or instrument with respect to any Debt Financing that is effective prior to the Closing. The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing; provided that such logos are used solely in a manner that is not intended to, nor reasonably likely to, harm or disparage the Company or its Subsidiaries.

(b)   Parent shall indemnify, defend and hold harmless each of the Company, its Subsidiaries and their Affiliates and representatives (each an “indemnified person”) from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the Debt Financing and the performance of their respective obligations under this Section 5.16 and any information utilized in connection therewith, other than as a result of such indemnified person’s gross negligence or willful misconduct, as determined by a final judicial determination. Parent shall, promptly upon request of the Company, reimburse the Company and its Subsidiaries for all out-of-pocket fees, costs and expenses incurred by the Company or its Subsidiaries (including those of its Affiliates and representatives) in connection with the cooperation required by this Section 5.16 (the Parent’s reimbursement obligations under this last sentence of Section 5.16, the “Financing Obligations”).
(c)   For the avoidance of doubt, in no event shall the receipt or availability of any funds or financing (including the Equity Financing or the Debt Financing) by Parent or any of its Affiliates or any other financing be a condition to any of Parent’s or Merger Sub’s obligations under this Agreement.
(d)   At the request of Parent, the Company shall provide fully executed payoff letters prior to the Closing Date in form and substance reasonably satisfactory to Parent with respect to all indebtedness required as a result of this Agreement to be repaid on the Closing Date (or requested by Parent to be so repaid), which payoff letters shall be accompanied by (i) any termination documents required to release any guarantees provided in connection therewith and (ii) any termination and/or release documents required to release any securities interests securing such indebtedness.
Section 5.17   Advisory Client Consents.   As promptly as reasonably practicable following the date of this Agreement, the Company and/or 1505 Capital shall send a notice to each Advisory Client on a mutually agreed upon form between the Company and Parent informing such Advisory Client of the transactions contemplated by this Agreement and use their respective commercially reasonable efforts to seek the consent of each such Advisory Client, in accordance with the requirements of its Advisory Contract and Law, to the “assignment” (as defined in the Investment Advisers Act) or deemed “assignment” of such Advisory Contract resulting from the change in ownership of 1505 Capital upon the consummation of the transactions contemplated hereby (it being understood that, except to the extent the applicable Advisory Contract or Law requires consent to such assignment to be obtained in writing, consent of the applicable Advisory Client to such assignment shall be deemed to have been given if such Advisory Client has not, within the forty-five day period after the sending of such notice: (a) provided notice of its refusal to consent or written notice of its intention to refuse to consent to the assignment or deemed assignment of or (b) terminated or provided written notice of its intention to terminate the applicable Advisory Contract). For the avoidance of doubt, under no circumstances shall the Company nor 1505 Capital be required to make any payment or provide any other benefit to any Advisory Client to obtain such Advisory Client’s consent. The Company shall keep the Parent reasonably informed on a current basis of the status of obtaining client consents, including by (i) providing copies of all written consents received by Advisory Clients, (ii) informing Parent of any Advisory Clients that object to the assignment of, or otherwise indicate an intention to terminate, their Advisory Contracts and (iii) periodically providing a schedule of the assets under management of the consenting or deemed consenting Advisory Clients compared to the total assets under management as of the date hereof. For avoidance of doubt, in no event shall obtaining the client consents be a condition to any of Parent or Merger Sub’s obligations under this Agreement.
Section 5.18   Equity Financing.
(a)   Parent shall use its reasonable best efforts to obtain the proceeds of the Equity Financing on the terms and subject only to the conditions described in the Equity Commitment Letter, at or prior to the Effective Time, including by using reasonable best efforts to maintain in effect the Equity Commitment Letter.
(b)   Neither Parent nor any of its Subsidiaries shall, without the prior written consent of the Company: (i) permit, consent to or agree to any amendment or modification to, or any waiver of, any provision or remedy under, the Equity Commitment Letter, or (ii) terminate the Equity Commitment Letter, other than in accordance with its terms.
(c)   The foregoing notwithstanding, compliance by Parent with this Section 5.18 shall not relieve Parent of its obligations to consummate the transactions contemplated by this Agreement whether or not the Equity Financing is available.

Section 5.19   FIRPTA Certificate.   At or prior to the Closing, the Company shall deliver or cause to be delivered to Parent (i) a certificate of the Company satisfying the requirements of Treasury Regulations Section 1.1445-2(c)(3) and (ii) a form of notice to the IRS prepared in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).
ARTICLE VI
CONDITIONS
Section 6.01   Conditions to Each Party’s Obligation to Effect the Merger.   The respective obligations of each party to this Agreement to effect the Merger is subject to the satisfaction (or waiver by all parties, where permissible pursuant to applicable Law) on or prior to the Closing of each of the following conditions:
(a)   Company Stockholder Approval.   The Requisite Company Vote shall have been obtained.
(b)   No Injunctions, Restraints, or Illegality.   No Governmental Entity having jurisdiction over any party hereto shall after the date hereof have enacted, issued, promulgated, or entered any Laws or Orders, whether temporary, preliminary, or permanent, that make illegal, enjoin, or otherwise prohibit consummation of the Merger.
(c)   Insurance Approvals.   The approval of the Merger by the Governmental Entities set forth in Section 6.01(c) of the Company Disclosure Letter and required to consummate the Merger shall have been obtained.
Section 6.02   Conditions to Obligations of Parent and Merger Sub.   The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction (or waiver by Parent and Merger Sub, where permissible pursuant to applicable Law) on or prior to the Closing of the following conditions:
(a)   Representations and Warranties.   (i) The representations and warranties of the Company (other than in Section 3.01(a), Section 3.02(a), Section 3.02(b)(i), the first sentence of Section 3.02(b)(ii), Section 3.02(b)(iii), Section 3.03(a), the last sentence of Section 3.05, Section 3.10, and Section 3.30) set forth in ARTICLE III of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “Company Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) as of the date hereof and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be so true and correct as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (ii) the representations and warranties of the Company contained in Section 3.02(a)(i), Section 3.02(b)(i), the first sentence of Section 3.02(b)(ii) and Section 3.02(b)(iii) shall be true and correct (other than de minimis inaccuracies) as of the date hereof and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be so true and correct as of that date); and (iii) the representations and warranties contained in Section 3.01(a), Section 3.02(a)(ii), Section 3.03(a), Section 3.10, and Section 3.30 shall be true and correct in all material respects as of the date hereof and as of the Closing Date (without giving effect to any limitation indicated by the words “Company Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” or “materially”), as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be so true and correct as of that date) and (iv) the representations and warranties contained in the last sentence of Section 3.05 shall be true and correct as of the date hereof and as of the Closing Date, as if made at and as of such date.
(b)   Performance of Covenants.   The Company shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, in this Agreement required to be performed by or complied with by it at or prior to the Closing.
(c)   Company Material Adverse Effect.   Since the date of this Agreement, there shall not have been any Company Material Adverse Effect.
(d)   Officers Certificate.   Parent will have received a certificate, signed by the chief executive officer or chief financial officer of the Company, certifying as to the matters set forth in Section 6.02(a), Section 6.02(b), and Section 6.02(c) hereof.

(e)   Burdensome Condition.   The approvals set forth on Section 6.01(c) of the Company Disclosure Letter shall have been obtained without the imposition of any Burdensome Condition.
Section 6.03   Conditions to Obligation of the Company.   The obligation of the Company to effect the Merger is also subject to the satisfaction (or waiver by the Company, where permissible pursuant to applicable Law) on or prior to the Closing of the following conditions:
(a)   Representations and Warranties.    The representations and warranties of Parent and Merger Sub set forth in ARTICLE IV of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “material adverse effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.
(b)   Performance of Covenants.    Parent and Merger Sub shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, of this Agreement required to be performed by or complied with by them at or prior to the Closing.
(c)   Officers Certificate.   The Company will have received a certificate, signed by an officer of Parent, certifying as to the matters set forth in Section 6.03(a) and Section 6.03(b).
Section 6.04   Frustration of Closing Conditions.   Neither the Company, Parent, or Merger Sub may rely, as a basis for not consummating the Merger or the other transactions contemplated by this Agreement, on the failure of any condition set forth in Section 6.01, Section 6.02, or Section 6.03, as the case may be, to be satisfied if such failure was caused by such party’s breach in any material respect of any provision of this Agreement.
ARTICLE VII
TERMINATION, AMENDMENT, AND WAIVER
Section 7.01   Termination by Mutual Consent.   This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding prior receipt of the Requisite Company Vote) by the mutual written agreement of Parent and the Company.
Section 7.02   Termination by Either Parent or the Company.   This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by either Parent or the Company:
(a)   if the Merger has not been consummated on or before January 30, 2024 (such date as is provided in this Section 7.02(a), the “End Date”); provided, however, that, if on such date the condition precedent set forth in Section 6.01(c) shall not have been satisfied, but all other conditions precedent to the consummation of the Merger and the transactions contemplated hereby have been satisfied (or, in the case of conditions that by their terms are to be satisfied at the Closing, are capable of being satisfied on that date), then the End Date shall automatically be extended to April 30, 2024; provided, that, that the right to terminate this Agreement pursuant to this Section 7.02(a) shall not be available to any party whose material breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the principal cause of the failure of the Merger to be consummated on or before the End Date;
(b)   if any Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated or entered any Law or Order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger or the other transactions contemplated by this Agreement, and such Law or Order shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(b) shall not be available to any party whose material breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the principal cause that resulted in, the issuance, promulgation, enforcement, or entry of any such Law or Order; or
(c)   if this Agreement has been submitted for a vote of the stockholders of the Company for adoption at a duly convened Company Stockholders Meeting at which a vote in respect of the Requisite Company Vote was held and the Requisite Company Vote shall not have been obtained at such meeting (unless such Company Stockholders Meeting has been adjourned or postponed, in which case such Requisite Company Vote shall not have been obtained at the final adjournment or postponement thereof).
Section 7.03   Termination By Parent.   This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by Parent:
(a)   any time prior to receipt of the Requisite Company Vote, if a Company Adverse Recommendation Change shall have occurred; or
(b)   if there shall have been a breach of any representation, warranty, covenant, or agreement on the part of the Company set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 6.02(a) or Section 6.02(b), as applicable, would not be satisfied and, such breach is incapable of being cured by the End Date, or, if capable of being cured by the End Date, shall not have been cured prior to the earlier of (i) thirty (30) days after written notice thereof is given by Parent to the Company or (ii) the End Date; provided further, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.03(b) if Parent or Merger Sub is then in material breach of any representation, warranty, covenant, or obligation hereunder that would cause any condition set forth in Section 6.03(a) or Section 6.03(b) not to be satisfied.
Section 7.04   Termination By the Company.   This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by the Company:
(a)   prior to the receipt of the Requisite Company Vote at the Company Stockholders Meeting, to substantially concurrently enter into a Company Acquisition Agreement (other than, for the avoidance of doubt, an Acceptable Confidentiality Agreement) in respect of a Superior Proposal in accordance with Section 5.04, after compliance with Section 5.04(d)(ii), provided that prior to or concurrently with such termination the Company pays the Company Termination Fee due under Section 7.06;
(b)   if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 6.03(a) or Section 6.03(b), as applicable, would not be satisfied and such breach is incapable of being cured by the End Date; or, if capable of being cured by the End Date, shall not have been cured prior to the earlier of (i) 30 days after written notice thereof is given by the Company to Parent or (ii) the End Date; provided further, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.04(b) if the Company is then in material breach of any representation, warranty, covenant, or obligation hereunder that would cause any condition set forth in Section 6.02(a) or Section 6.02(b) not to be satisfied; or
(c)   if (i) all the conditions set forth in Section 6.01 and Section 6.02 have been, and continue to be, satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, each of which shall be capable of being satisfied if the Closing Date were the date of such termination) as of the date the Closing should have occurred pursuant to Section 1.02, (ii) the Company has provided written notice to Parent after the date the Closing should have occurred pursuant to Section 1.02 irrevocably confirming that all conditions set forth in Section 6.01 and Section 6.03 have been satisfied and that the Company is ready, willing and able to consummate the Closing and (iii) Parent and Merger Sub fail to consummate the Closing within three (3) Business Days following the later of (A) the receipt of such written notice and (B) the date the Closing should have occurred pursuant to Section 1.02 (and the Company was ready, willing and able to consummate the Closing throughout such period).
Section 7.05   Notice of Termination; Effect of Termination.   The party desiring to terminate this Agreement pursuant to this ARTICLE VII (other than pursuant to Section 7.01) shall deliver written notice of such termination to each other party hereto specifying with particularity the reason for such termination, and any such termination in accordance with this Section 7.05 shall be effective immediately upon delivery of such written notice to the other party. If this Agreement is terminated pursuant to this ARTICLE VII, it will become void and of no further force and effect, without liability of any party to this Agreement (or any stockholder, director, partner, manager, member, officer, employee, agent, or Representative of such party) to any other party hereto; provided, that (a) with respect to Section 5.03(b), this Section 7.05, Section 7.06, and ARTICLE VIII (and any related definitions contained in any such Sections or Article), which shall remain in full force and effect; and (b) subject to the amount of the Parent Termination Fee (and the limitations set forth in Section 7.06) in the case of liability of Parent and Merger Sub, no such termination shall relieve any party for liability for such party’s Willful Breach of this Agreement or actual, knowing, and intentional fraud. For purposes of this Agreement, “Willful Breach” means an intentional and willful material breach, or an intentional and willful material failure to perform, in each case that is the consequence of an act or omission by or on behalf of the breaching party with the actual knowledge that the taking of such act or failure to take such act would cause a material breach of this Agreement. Following termination of this Agreement by either party, and subject in all cases to Section 7.06 in no event shall the Company’s right to monetary damages from Parent and/or Merger Sub in the event of Parent or Merger Sub’s Willful Breach of this Agreement prior to such termination exceed the amount of the Parent Termination Fee and in no event shall the Company be entitled to any such monetary damages and a grant of specific performance hereunder.
Section 7.06   Fees and Expenses Following Termination.
(a)   General.   Except as expressly set forth in this Agreement including, for avoidance of doubt, Section 5.08 and this Section 7.06, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such Expenses.
(b)   Company Termination Fee.
(i)   If this Agreement is validly terminated by Parent pursuant to Section 7.03(a) then the Company shall pay, or shall cause to be paid, to Parent or its designee (by wire transfer of immediately available funds), within three (3) Business Days after such valid termination, the Company Termination Fee.
(ii)   If this Agreement is validly terminated by the Company pursuant to Section 7.04(a), then the Company shall pay, or shall cause to be paid, to Parent or its designee (by wire transfer of immediately available funds), substantially concurrently with such valid termination, the Company Termination Fee.
(iii)   If (i) after the date of this Agreement, a Takeover Proposal shall have been publicly made to the Company or shall have been publicly made directly to the stockholders of the Company (and not publicly withdrawn in good faith prior to the event giving rise to the termination hereunder) or provided to the Company Board (and not withdrawn in good faith prior to the event giving rise to the termination hereunder and respect to a termination pursuant to Section 7.02(c), is made public and not publicly withdrawn in good faith prior to such termination), (ii) thereafter, this Agreement is validly terminated by Parent or the Company pursuant to (x) Section 7.02(a) (and at the time of such termination the conditions set forth in Section 6.01(b), (c) and (d) and Section 6.03 are satisfied or capable of being satisfied) (y) Section 7.02(c), or (z) Section 7.03(b) and (iii) within twelve (12) months after such termination, the Company consummates a Takeover Proposal or enters into a definitive agreement for a Takeover Proposal that is subsequently consummated, then the Company shall pay, or shall cause to be paid, to Parent or its designee (by wire transfer of immediately available funds), simultaneously with the consummation of such Takeover Proposal, the Company Termination Fee. For purposes of this Section 7.06(b)(iii) all references to “20%” in the definition of “Takeover Proposal” shall be deemed to be references to “50%”.
(c)   Parent Termination Fee.   If this Agreement is validly terminated by the Company pursuant to (i) Section 7.04(b) (or by Parent pursuant to Section 7.02(a) at a time when the Company would have been entitled to terminate this Agreement pursuant to Section 7.04(b)) or (ii) Section 7.04(c), then, in each such case, Parent shall pay, or cause to be paid, to the Company or its designee (by wire transfer of immediately available funds), within three (3) Business Days after such termination, the Parent Termination Fee.
(d)   Each of the Company, Parent and Merger Sub acknowledges that (i) the agreements contained in this Section 7.06 are an integral part of the Transactions, (ii) without these agreements, the Company, Parent and Merger Sub would not enter into this Agreement and (iii) each of the Company Termination Fee and the Parent Termination Fee is not a penalty, but is liquidated damages, in a reasonable amount that will compensate the Company or Parent, as the case may be, in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision. Accordingly, if the Company or Parent, as the case may be, fails to timely pay any amount due pursuant to Section 7.06(b) or Section 7.06(c), respectively and, in order to obtain such payment, either Parent or the Company, as the case may be, commences a suit that results in a judgment against the other party for the payment of any amount set forth in Section 7.06(b) or Section 7.06(c), such paying party shall pay the other party its reasonable and documented out-of-pocket costs and expenses in connection with such suit, together with interest on such amount at the annual rate of the prime rate (such amount of costs, expenses and interest not to exceed $500,000 in the aggregate) (the “Enforcement Expenses Cap”) as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received, or such lesser rate as is the maximum permitted by Law (collectively, the “Enforcement Expenses”).
(e)   Parent and Merger Sub agree that, upon any valid termination of this Agreement under circumstances where the Company Termination Fee is payable by the Company or one of its Subsidiaries pursuant to this Section 7.06, (i) Parent, Merger Sub, the Equity Investors and any of their respective former, current or future directors, officers, employees, partners, managers, members, stockholders or Affiliates or their respective Representatives (collectively, the “Parent Related Parties”) shall be precluded from, and each hereby waives, any other remedy against the Company, at law or in equity or otherwise, except for the payment of the Company Termination Fee and the Enforcement Expenses, if payable by the Company hereunder, (ii) none of Parent or Merger Sub shall seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against the Company or any of the Company’s Subsidiaries or any of their respective former, current or future directors, officers, employees, partners, managers, members, stockholders or Affiliates or their respective Representatives (collectively, the “Company Related Parties”) in connection with this Agreement or the Transactions, except for the payment of the Company Termination Fee and the Enforcement Expenses, (iii) the Parent’s right to receive payment of the Company Termination Fee pursuant to Section 7.06 shall, except for the Enforcement Expenses, constitute the sole and exclusive remedy of the Parent Related Parties for all losses and damages suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise, and (iv) upon payment of the Company Termination Fee and the Enforcement Expenses, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions. Notwithstanding the foregoing, it is explicitly agreed that (a) nothing in this Section 7.06 shall impair Parent’s rights under Section 8.14 (including the right to compel specific performance pursuant to Section 8.14) provided, however, that in no event will Parent or Merger Sub be entitled to both the payment of the Company Termination Fee, on the one hand, and specific performance of this Agreement to consummate the Merger in accordance with and subject to the terms and conditions of Section 8.14, on the other hand and (b) the parties to the Confidentiality Agreement shall remain obligated for, and Parent and the Company shall be entitled to remedies with respect to, breaches of the Confidentiality Agreement.
(f)   The Company agrees that, upon any valid termination of this Agreement under circumstances where the Parent Termination Fee is payable by Parent to the Company or one of its Subsidiaries pursuant to this Section 7.06, (i) the Company Related Parties shall be precluded from, and each hereby waives, any other remedy against the Parent Related Parties, at law or in equity or otherwise, except for the payment of the Payment Termination Fee, the Enforcement Expenses and the Financing Obligations, if payable by the Parent hereunder, (ii) the Company or any other Company Related Party shall not seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against the Parent Related Parties in connection with this Agreement or the Transactions, except for the Parent Termination Fee and the Enforcement Expenses and the Financing Obligations, if payable by Parent, (iii) the Company’s right to receive payment of the Parent Termination Fee pursuant to this Section 7.06, shall, except for, if applicable, the Enforcement Expenses and the Financing Obligations, constitute the sole and exclusive remedy of the Company Related Parties for all losses and damages suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise (including as a result of Willful Breach or fraud), and (iv) upon payment of the Parent Termination Fee and, if applicable, the Financing Obligations and the Enforcement Expenses, none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions. Notwithstanding the foregoing, it is explicitly agreed that (a) nothing in this Section 7.06 shall impair the Company’s rights under Section 8.14 (including the right to compel specific performance pursuant to Section 8.14); provided, however, that in no event will the Company be entitled to both the payment of the Parent Termination Fee, on the one hand, and specific performance of this Agreement to consummate the Merger, on the other hand, and (b) the parties to the Confidentiality Agreement shall remain obligated for, and Parent and the Company shall be entitled to remedies with respect to, breaches of the Confidentiality Agreement. Without limiting the foregoing, and notwithstanding anything to the contrary contained in this Agreement, if Parent breaches this Agreement

(whether willfully, intentionally, unintentionally or otherwise, including with respect to any allegation of fraud) or fails to perform hereunder (whether willfully, intentionally, unintentionally or otherwise, including with respect to any allegation of fraud), then the sole and exclusive remedies of the Company (whether at law, in equity, in contract, in tort or otherwise) against either Parent or any Parent Related Party for any breach, loss, damage or failure to perform under, this Agreement or in respect of any oral representation made or alleged to have been made in connection herewith or therewith shall be for the Company to either (x) receive payment of the Parent Termination Fee, if and when payable pursuant to Section 7.06(c) and, if applicable, the Enforcement Expenses and the Financing Obligations or (y) obtain specific performance of this Agreement to consummate the Merger in accordance with and subject to the terms and conditions of Section 8.14. For the avoidance of doubt, and without limiting any other provision of this Section 7.06(f) or Section 7.05, in connection with any termination of this Agreement, in no event will the Company or any Company Related Party be entitled to monetary recovery in excess of the amount of the Parent Termination Fee (except for Enforcement Expenses and the Financing Obligations, if payable hereunder) and in no event will Parent or any Parent Related Party be liable hereunder for damages or monetary amounts in excess of the Parent Termination Fee (except for Enforcement Expenses and the Financing Obligations, if payable hereunder).
(g)   In no event shall (i) the Company be required to pay (or cause one of its Subsidiaries to pay) the Company Termination Fee on more than one occasion or (ii) Parent be required to pay the Parent Termination Fee on more than one occasion.
(h)   For the avoidance of doubt, while the Company may pursue both a grant of specific performance pursuant to Section 8.14 and the payment of the Parent Termination Fee, under no circumstances shall the Company be entitled to receive both (i) a grant of specific performance that results in the consummation of the transactions contemplated by this Agreement, including the Merger, in accordance with the terms of this Agreement and (ii) monetary damages in connection with this Agreement or any termination of this Agreement, including all or any portion of the Parent Termination Fee, the Financing Obligations and any Enforcement Expenses.
Section 7.07   Amendments and Waivers.
(a)   Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is executed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that after the Requisite Company Vote has been obtained, any amendment or waiver that by applicable Law gives rise to a requirement that further approval by the stockholders of the Company be obtained in order to consummate the Merger, shall be subject to obtaining such further approval.
(b)   No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as provided in Section 7.06, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.
ARTICLE VIII
MISCELLANEOUS
Section 8.01   Definitions.   For purposes of this Agreement, the following terms will have the following meanings when used herein with initial capital letters:
“1505 Capital” means 1505 Capital LLC, a Delaware limited liability company, and a wholly owned Subsidiary of the Company.
“Acceptable Confidentiality Agreement” means a confidentiality agreement containing substantive terms that are not less restrictive in any material respect to the counterparty than those contained in the Confidentiality Agreement, except that such confidentiality agreement need not contain any “standstill” or similar provision or otherwise prohibit the making of any Takeover Proposal and shall not prohibit the Company from providing the information set forth in Section 5.04 to Parent.
“Adviser Policies” has the meaning set forth in Section 3.25(g).

“Advisory Client” means any Person to which 1505 Capital provides investment advisory services pursuant to an Advisory Contract.
“Advisory Contract” means any agreement between 1505 Capital and any Person pursuant to which the 1505 Capital agrees to provide discretionary or non-discretionary investment advisory services to such Person, regardless of whether 1505 Capital has assumed the role of an investment manager or sub-manager thereunder.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, “control” (including, the terms “controlling,” “controlled by,” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract, or otherwise.
“Affordable Care Act” means the Patient Protection and Affordable Care Act (PPACA), as amended by the Health Care and Education Reconciliation Act (HCERA).
“Agreement” has the meaning set forth in the Preamble.
“American Life” means American Life & Security Corp.
“Annual SAP Financial Statements” has the meaning set forth in Section 3.17.
“Antitrust Laws” means the Sherman Act of 1890; the Clayton Act of 1914; the Federal Trade Commission Act of 1914; the HSR Act, and all other federal, state, foreign or supranational Laws or Orders in effect from time to time that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
“Book-Entry Share” has the meaning set forth in Section 2.01(c).
“Burdensome Condition” has the meaning set forth in Section 5.08(e).
“Business Day” means any day, other than Saturday, Sunday, or any day on which the banking institutions located in New York, New York are authorized or required by Law or other governmental action to close.
“Cancelled Shares” has the meaning set forth in Section 2.01(a).
“Cash Replacement Company RSU Amounts” has the meaning set forth in Section 2.07(b)(ii).
“Cash Replacement Option Amounts” has the meaning set forth in Section 2.07(a)(ii).
“Cause,” with respect to any holder of Cash Replacement Option Amounts or Cash Replacement Company RSU Amounts, shall be deemed to exist if, and only if (i) the holder willfully engages in acts or omissions constituting fraud, breach of fiduciary duty or intentional wrongdoing or malfeasance, including without limitation knowing falsification of the financial books or records of the Company (or its Subsidiaries or Affiliates), embezzlement of funds from the Company (or its Subsidiaries or Affiliates) or other similar fraud; provided, however, that a breach of fiduciary duty shall not be deemed to occur or exist as a result of any business decision made by the holder that is protected by the “business judgment rule” as adopted by courts applying the General Corporation Law of the State of Delaware; (ii) the holder is convicted of, or enters a plea of guilty or nolo contendere to charges of, any criminal violation involving fraud, theft or dishonesty; (iii) the holder is convicted of, or enters a plea of guilty or nolo contendere to charges of, any non-vehicular felony which has or is substantially likely to have a material adverse effect on the holder’s ability to carry out the holder’s duties to the Company (or its Subsidiaries or Affiliates) or on the reputation or activities of the Company (or its Subsidiaries or Affiliates); (iv) the holder habitually abuses alcohol, illegal drugs or controlled substances or non-prescribed prescription medicine, and such abuse materially and adversely interferes with the performance of the holder’s duties and responsibilities to the Company (or its Subsidiaries or Affiliates), and such acts remain uncured for more than 30 days following receipt by the holder of written notice from the Company specifying the nature of such acts demanding cure thereof; (v) the holder materially breaches the terms of any agreement between the holder and the Company (or its Subsidiaries or Affiliates) relating to the holder’s employment, materially fails to adhere to significant policies of the Company applicable to all employees, including, without limitation, policies prohibiting sexual harassment in the workplace, or materially fails to satisfy the conditions and requirements of holder’s employment with the Company (or its Subsidiaries or Affiliates), and such breach or failure remains uncured for more than thirty (30) days following receipt by the holder of written notice from the Company specifying the nature of such breach or failure and demanding cure thereof; (vi) the holder engages in acts or omissions constituting gross negligence by the holder in the performance (or non-performance) of the holder’s duties hereunder, and such act or omission remains uncured for more than thirty (30) days following receipt by the holder of written notice from the Company specifying the nature of such act or omission and demanding cure thereof; or (vii) the holder materially fails in the performance of the holder’s duties and/or responsibilities on behalf of the Company (or its Subsidiaries or Affiliates), and such failure remains uncured for more than thirty (30) days following receipt by the holder of written notice from Company specifying the nature of the failure and demanding cure thereof.
“Certificate” has the meaning set forth in Section 2.01(c).
“Certificate of Merger” has the meaning set forth in Section 1.03.
“Charter Documents” has the meaning set forth in Section 3.01(b).
“Closing” has the meaning set forth in Section 1.02.
“Closing Date” has the meaning set forth in Section 1.02.
“COBRA” means Section 4980B of the Code, Part 6 of Subtitle B of Title I of ERISA and any similar state Law.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company” has the meaning set forth in the Preamble.
“Company Acquisition Agreement” has the meaning set forth in Section 5.04(a).
“Company Adverse Recommendation Change” means (a) the Company Board withdrawing, withholding, amending, changing, modifying or qualifying or proposing publicly to withdraw, withhold, amend, change, modify or qualify, in a manner adverse to Parent or Merger Sub, the Company Board Recommendation, including failing to include the Company Board Recommendation in the Company Proxy Statement, (b) the Company Board failing to recommend against a tender or exchange offer related to a Takeover Proposal in any position taken in accordance with Rules 14d-9 and 14e-2 promulgated under the Exchange Act or failing to publicly recommend against any Takeover Proposal that is a tender offer or exchange offer within ten Business Days after the commencement of such tender offer or exchange offer (or in any event prior to the date which is two (2) Business Days before the date on which the Company Stockholder Meeting is scheduled), (c) the Company Board adopting, endorsing, approving, recommending or declaring advisable, or proposing publicly to adopt, endorse, approve, recommend or declare advisable, or recommend to the stockholders of the Company, any Takeover Proposal or (d) the failure by the Company Board to publicly reaffirm the Company Board Recommendation or failure to recommend against the Takeover Proposal within five (5) Business Days of receiving a written request from Parent to provide such public reaffirmation (or such fewer number of days as remains prior to the Company Stockholders Meeting) following receipt by the Company of a publicly announced Takeover Proposal.
“Company Balance Sheet” has the meaning set forth in Section 3.04(e).
“Company Board” has the meaning set forth in the Recitals.
“Company Board Recommendation” has the meaning set forth in the Recitals.
“Company Common Stock” has the meaning set forth in the Recitals.
“Company Continuing Employees” has the meaning set forth in Section 5.06(a).
“Company Disclosure Letter” has the meaning set forth in the introductory language in ARTICLE III.
“Company Employee” means any employee of the Company or any of its Subsidiaries.

“Company Employee Plans” has the meaning set forth in Section 3.12(a).
“Company Equity Award” means a Company Stock Option or a Company Restricted Stock Unit Awards granted under one of the Company Stock Plans, as the case may be.
“Company ERISA Affiliate” means any corporation or other trade, or business (whether or not incorporated) that would be treated together with the Company or any of its Affiliates as a “single employer” within the meaning of Section 414 of the Code.
“Company Insurance Subsidiary” has the meaning set forth in Section 3.16.
“Company IP” has the meaning set forth in Section 3.07(b).
“Company IT Systems” means all software, computer hardware, servers, networks, platforms, and systems (including telecommunications networks and systems for voice, data, and video) owned, leased, licensed, or used (including through cloud-based or other third-party service providers) by the Company or any of its Subsidiaries.
“Company Material Adverse Effect” means any event, change, fact, condition, circumstance or occurrence that, when considered either individually or in the aggregate together with all other adverse events, changes, facts, conditions, circumstances or occurrences, that has had or would reasonably be expected to have a material adverse effect on (i) the financial condition, business or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company to timely consummate the Merger; provided, however, that, for purposes of the foregoing clause (i), none of the following shall constitute (either alone or in combination) or shall be taken into account in determining whether or not there has been or would reasonably be expected to be a Company Material Adverse Effect (subject to the limitations set forth below): (a) the execution and delivery of this Agreement or the other Transaction Documents, the consummation of the Transactions or the announcement of any of the foregoing, the identity of Parent and its Affiliates or the taking of any action specifically required to be taken, or the failure to take any action specifically prohibited (following request for consent of Parent therefor, if such consent was not granted), by this Agreement, including, in each case, their impact on relationships with or the volume of business with customers (including Governmental Entity customers), suppliers, vendors or employees or others having relationships with the Company or its Subsidiaries (provided, however, that this clause (a) shall not apply to any representation or warranty contained in Section 3.03 and Section 3.24 or any action taken in compliance with Section 5.01 and the related conditions to closing), (b) any communications by Parent or its Affiliates regarding plans or intentions with respect to the Company or any of its Subsidiaries, (c) changes after the date hereof in global, foreign, national or regional economic, financial, regulatory or geopolitical conditions or events in general, in each case, in the United States or elsewhere in the world, or any escalation or worsening of any of the foregoing, or any action taken by any Governmental Entity in response to any of the foregoing, (d) changes after the date hereof in the equity, credit, debt, financial, currency or capital markets or changes in inflation, interest or exchange rates, in each case, in the United States or elsewhere in the world, (e) changes in (i) Law, (ii) regulations or generally applicable industry standards required to be complied with by the Company or any of its Subsidiaries, (iii) GAAP or (iv) the authoritative interpretation, application or enforcement of any of the foregoing, in each case, after the date hereof, (f) any hurricane, tornado, tsunami, flood, volcanic eruption, earthquake, nuclear incident, foreign or domestic social protest or social unrest (whether or not violent), weather conditions, power outages, internet service disruptions or electrical black-outs, wild fires or other natural or man-made disaster or other force majeure events affecting the Company or any of its Subsidiaries, (g) changes in the general business or economic conditions in any industry or any market in which the Company or any of its Subsidiaries operate, (h) any military conflict, military outbreak, war (whether or not declared), act of foreign or domestic terrorism, rebellion or insurrection, act of espionage or cyberespionage, act of cyber terrorism, internet or cyber attack or escalation of any of the foregoing or any hostilities, including, in each case, any such action carried out in whole or in part through use of the internet or impacting computers, systems, networks or electronic data, (i) epidemics, pandemics, other outbreaks of infectious disease (including in each of the foregoing, COVID-19), including in each case any quarantine restrictions (including any COVID-19 Measures), or any escalation or worsening of any of the foregoing, (j) any action taken or omitted to be taken, at the express written consent of Parent or as expressly required by this Agreement, (k) any failure by the Company or any of its Subsidiaries to meet internal or published projections, forecasts or estimates of the Company or any of its Subsidiaries (provided, however, that the underlying causes of such failure may, to the extent applicable and not otherwise excluded by the other exceptions in this definition, be considered in determining whether there has been a Company Material Adverse Effect), (l) any change in the price or trading volume of shares of Company Common Stock or any other publicly traded securities of the Company (provided, however, that the underlying causes of such change may, to the extent applicable and not otherwise excluded by the other exceptions in this definition, be considered in determining whether there has been a Company Material Adverse Effect), (m) any reduction in the credit rating of the Company or any of its Subsidiaries (provided, however, that the underlying causes of such change may, to the extent applicable and not otherwise excluded by the other exceptions in this definition, be considered in determining whether there has been a Company Material Adverse Effect), or (n) any litigation brought by current or former stockholders of the Company (on their own behalf or on behalf of the Company), whether under DGCL or any other Law, or other litigation, in the case of each of the foregoing in this clause (n) to the extent brought in respect of this Agreement or the Transactions; provided that notwithstanding the foregoing, in the cases of clauses (c), (d), (e), (f), (g), (h), and (i), to the extent such changes or conditions have had a disproportionately adverse effect on the Company or any of its Subsidiaries as compared to other similarly situated Persons engaged in the same industry, but only such incremental disproportionate adverse effect may be taken into account in determining whether a Company Material Adverse Effect has occurred (and then only to the extent such incremental disproportionate adverse effect is not excluded by the other exceptions in this definition).
“Company Material Contract” has the meaning set forth in Section 3.15(a).
“Company Preferred Stock” has the meaning set forth in Section 3.02(a).
“Company Proxy Statement” has the meaning set forth in Section 3.28.
“Company Related Parties” has the meaning set forth in Section 7.06(e).
“Company Reports” has the meaning set forth in Section 3.04(a).
“Company Restricted Stock Unit Award” has the meaning set forth in Section 2.07(b)(i).
“Company SEC Documents” has the meaning set forth in Section 3.04(a).
“Company Securities” has the meaning set forth in Section 3.02(b)(iii).
“Company Software” means Software components that are owned or purported to be owned, by or for the Company or any of its Subsidiaries and constitute Company-Owned IP.
“Company Stock Option” has the meaning set forth in Section 2.07(a)(i).
“Company Stock Plans” means the plans, in each case as amended as listed in Section 3.02(b) of the Company Disclosure Letter and any other plan or arrangement pursuant to which incentive equity-based awards have been granted.
“Company Stockholders Meeting” means the special meeting of the stockholders of the Company to be held to consider the approval and adoption of this Agreement and the Transactions contemplated hereby.
“Company Subsidiary Securities” has the meaning set forth in Section 3.02(c).
“Company Termination Fee” means $3,597,100.
“Company-Owned IP” means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.
“Confidentiality Agreement” has the meaning set forth in Section 5.03(b).
“Consent” has the meaning set forth in Section 3.03(c).
“Continuation Period” has the meaning set forth in Section 5.06(a).
“Contracting Party” has the meaning set forth in Section 8.15(a).

“Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, leases, or other binding instruments or binding commitments, whether written or oral.
“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions, variants or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.
“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar Law, directive or guideline promulgated by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 or any variants/mutations thereof and applicable to the Company.
“Data Security Requirements” means, collectively, all of the following to the extent relating to the access, collection, use, processing, storage, sharing, distribution, transfer, disclosure, security, destruction, or disposal of any Personal Information relating to privacy, security, or security breach notification requirements: (i) the Company and its Subsidiaries’ own rules, policies, and procedures (whether physical or technical in nature, or otherwise), (ii) all applicable Laws, and (iii) contracts and agreements into which the Company or its Subsidiaries has entered or by which it is otherwise bound.
“Debt Financing” has the meaning set forth in Section 5.16.
“DGCL” has the meaning set forth in the Recitals.
“Disability,” with respect to any holder of Cash Replacement Option Amounts or Cash Replacement Company RSU Amounts, shall mean a physical or mental impairment rendering the holder substantially unable to carry out the holder’s then currently assigned day-to-day employment functions for any period of six (6) consecutive months.
“Dissenting Shares” has the meaning set forth in Section 2.03.
“DTC” has the meaning set forth in Section 2.02(e).
“Effective Time” has the meaning set forth in Section 1.03.
“End Date” has the meaning set forth in Section 7.02(a).
“Enforcement Expenses” has the meaning set forth in Section 7.06(d).
“Enforcement Expenses Cap” has the meaning set forth in Section 7.06(d).
“Environmental Laws” means any Law relating to pollution (or the cleanup thereof), the protection of natural resources, endangered or threatened species or the environment, or human health or safety (to the extent relating to Hazardous Substances).
“Equity Commitment Letter” has the meaning set forth in Section 4.04(a).
“Equity Financing” has the meaning set forth in Section 4.04(a).
“Equity Investors” means Altimir Partners, LP, Antarctica Special Opportunities Partners V, LP, Antarctica Special Opportunities Partners VIII, LP, Aster Special Opportunities Partners, LP, Debelt Partners, LP, Delius Special Opportunities Partners, LP, Denman Partners, LP, Wardown Park Partners, LLC and Zoller Partners, LP.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” has the meaning set forth in Section 3.03(c).
“Existing RBC Credit Facility” means that certain Credit Agreement, dated as of November 22, 2022, by and among the Company, as Borrower, the lenders from time to time party thereto, Royal Bank of Canada, as Administrative Agent, Royal Bank of Canada, as Collateral Agent and RBC Capital Markets, as Sole Lead Arranger and Sole Book Manager.

“Expenses” means, with respect to any Person, all reasonable and documented out-of-pocket fees and expenses incurred by such Person or on its behalf in connection with or related to the authorization, preparation, negotiation, execution, and performance of this Agreement and any transactions related thereto, any litigation with respect thereto, the preparation, printing, filing, and mailing of the Company Proxy Statement, the filing of any required notices under the HSR Act or any other Antitrust Laws, or in connection with other regulatory approvals, and all other matters related to the Merger and the other transactions contemplated by this Agreement.
“Financing Obligations” has the meaning set forth in Section 5.16(b).
“Form ADV” has the meaning set forth in Section 3.25(d).
“Form E Statutes” has the meaning set forth in Section 3.03(c).
“GAAP” has the meaning set forth in Section 3.04(b).
“Good Reason,” with respect to any holder of Cash Replacement Option Amounts or Cash Replacement Company RSU Amounts, has the meaning, if any, set forth in any employment agreement between the Company (or successor thereto) and the holder in effect as of the Closing Date (it being understood that if Good Reason is not so defined in such agreement, any termination by the holder shall be treated as a resignation by the holder without Good Reason).
“Governmental Antitrust Authority” has the meaning set forth in Section 5.08(d).
“Governmental Entity” has the meaning set forth in Section 3.03(c).
“Guarantor” means Zoller Partners, LP.
“Hazardous Substance” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral, or gas, in each case, whether naturally occurring or man-made, that is defined or regulated as hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under, or for which standards of conduct or Liability may be imposed pursuant to, Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, toxic mold, per- and polyfluoroalkyl substances and polychlorinated biphenyls.
“HSR Act” has the meaning set forth in Section 3.03(c).
“IA Associated Person” has the meaning set forth in Section 3.25(c).
“Indemnified Party” has the meaning set forth in Section 5.07(a).
“Insurance Approval Filings” has the meaning set forth in Section 5.08(c).
“Insurance Contract” means any contract, agreement or policy of insurance or reinsurance, binder, slip, endorsement or certificate, and forms with respect thereto, including any life, health, accident and disability insurance policy, variable, fixed, indexed or payout annuity, guaranteed investment contract and any other insurance policy or insurance or annuity contract or certificate issued, ceded or assumed by any Subsidiary of the Company.
“Insurance Law” means all Laws applicable to the business of insurance or the regulation of insurance companies, whether federal, national, provincial, state, local, foreign or multinational, and all applicable orders, directives of, and market conduct recommendations resulting from market conduct examinations of, Insurance Regulators.
“Insurance Licenses” has the meaning set forth in Section 3.23.
“Insurance Regulator” means with respect to a Company Insurance Subsidiary, the Governmental Entity charged with supervision of insurance of such Subsidiary’s jurisdiction of domicile, including each jurisdiction in which such Subsidiary is deemed pursuant to Law to be commercially domiciled.
“Intellectual Property” means any and all intellectual property, industrial property and proprietary rights arising pursuant to the Laws of any jurisdiction throughout the world, including rights in the following:

(a) trademarks, service marks, and similar indicia of source or origin, all registrations and applications for registration thereof, and the goodwill connected with the use of and symbolized by the foregoing; (b) copyrights and all registrations and applications for registration thereof; (c) Trade Secrets; (d) Software; (e) patents and patent applications; and (f) internet domain name registrations.
“Interim SAP Statements” has the meaning set forth in Section 3.17.
“Intervening Event” means, with respect to the Company any positive material event, circumstance, change, effect, development, or condition first occurring or arising after the date hereof and prior to the date of the Requisite Company Vote, that was not known to, nor reasonably foreseeable by, the Company Board, as of the date of this Agreement; provided, however, that in no event shall the following events, circumstances, or changes in circumstances constitute an Intervening Event: (a) the receipt, existence of or terms of any Takeover Proposal or any inquiry related thereto, (b) any change in the price, or change in trading volume, of the Company Common Stock (provided, however, that the exception to this clause (b) shall not apply to the underlying causes giving rise to or contributing to such change or prevent any of such underlying causes from being taken into account in determining whether an Intervening Event has occurred, to the extent first occurring or arising after the date hereof and prior to the date of the Requisite Company Vote that was not known to, nor reasonably foreseeable by, the Company Board as of the date of this Agreement) or (c) the Company exceeding any internal or published projections, forecasts, estimates or predictions in respect of revenues, premiums written, earnings or other financial or operating metrics for any period (provided, however, that the exception to this clause (c) shall not apply to the underlying causes giving rise to or contributing to such change or prevent any of such underlying causes from being taken into account in determining whether an Intervening Event has occurred, to the extent first occurring or arising after the date hereof and prior to the date of the Requisite Company Vote that was not known to, nor reasonably foreseeable by, the Company Board as of the date of this Agreement).
“Intervening Event Notice Period” has the meaning set forth in Section 5.04(d)(ii).
“Investment Advisers Act” means the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder.
“Investment Assets” means any interest in any bonds, notes, debentures, mortgage loans, real estate, instruments of indebtedness, stocks and all other equity interests, certificates issued by or interests in trusts or derivatives, unrated fixed income securities, private placement investments, in each case, acquired or held specifically for investment or hedging purposes.
“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.
“IRS” means the United States Internal Revenue Service.
“Knowledge” means: (a) with respect to the Company and its Subsidiaries, the actual knowledge of the individuals listed in Section 8.01 of the Company Disclosure Letter after reasonable inquiry; and (b) with respect to Parent and its Subsidiaries, the actual knowledge of the individuals listed in Section 8.01 of Parent Disclosure Letter after reasonable inquiry.
“Labor Agreement” has the meaning set forth in Section 3.12(k).
“Laws” means any federal, state, local, municipal, foreign, multi-national or other laws (including common law), acts, statutes, constitutions, ordinances, rules, regulations, codes, Orders, or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered, or applied by any Governmental Entity. For the avoidance of doubt, “Laws” shall also include Insurance Laws.
“Lease” means all leases, subleases, licenses, concessions, and other agreements under which the Company or any of its Subsidiaries holds any Leased Real Estate, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any of its Subsidiaries thereunder.
“Leased Real Estate” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property held by the Company or any of its Subsidiaries.

“Legal Action” means any legal, administrative, arbitral, or other proceedings, suits, charges, actions, claims, complaints, audits, investigations, arbitrations, inquiries, indictments or litigations by or before any Governmental Entity or arbitrator.
“Liability” means any liability, indebtedness, or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured, determined, determinable, or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP).
“Liens” means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer, licenses and security interests of any kind or nature whatsoever.
“Limited Guarantee” has the meaning set forth in the Recitals.
“Measurement Date” has the meaning set forth in the Section 3.02(a).
“Merger” has the meaning set forth in the Recitals.
“Merger Consideration” has the meaning set forth in Section 2.01(b).
“Merger Sub” has the meaning set forth in the Preamble.
“Nasdaq” has the meaning set forth in Section 3.03(c).
“Non-Recourse Party” has the meaning set forth in Section 8.15(a).
“Open-Source Materials” means software, coding and other materials that are distributed as “free software” (as defined by the Free Software Foundation), “open source software” (meaning software distributed under any license approved by the Open Source Initiative as set forth at www.opensource.org) or under a similar licensing or distribution model (including under a GNU General Public License (GPL), a GNU Lesser General Public License (LGPL), a GNU Affero General Public License (AGPL), a Mozilla Public License (MPL), a BSD license, an Artistic License, a Netscape Public License, a Sun Community Source License (SCSL), a Sun Industry Standards License (SISL) and an Apache License) or similar terms.
“Order” has the meaning set forth in Section 3.09.
“Parent” has the meaning set forth in the Preamble.
“Parent Benefit Plans” has the meaning set forth in Section 5.06(b).
“Parent Disclosure Letter” means the disclosure letter, dated as of the date of this Agreement and delivered by Parent and Merger Sub to the Company concurrently with the execution of this Agreement.
“Parent Related Parties” has the meaning set forth in Section 7.06(e).
“Parent Termination Fee” means $6,166,457.
“Paying Agent” has the meaning set forth in Section 2.02(a).
“Payment Fund” has the meaning set forth in Section 2.02(a).
“Permits” has the meaning set forth in Section 3.08(b).
“Permitted Liens” means: (a) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith through appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP; (b) mechanics’, carriers’, workers’, repairers’, and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not yet due and payable or that are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP; (c) zoning, entitlement, building, and other land use regulations imposed by Governmental Entities having jurisdiction over such Person’s leased real property, which are not violated by the current use, structure or operation of such real property; (d) covenants, conditions, restrictions, easements, and other similar non-monetary matters of record affecting title to such Person’s leased real property, which are not violated by the current use or occupancy of such real property, and do not materially impair the occupancy, use, value or marketability of such real property for the purposes for which it is currently used in connection with such Person’s businesses; (e) with respect to the Company, Liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company SEC Documents; (f) Liens (other than Liens securing indebtedness for borrowed money), defects or irregularities in title or any right of way or easement related to public roads and highways, in each case which do not materially impair the continued use and operation of the assets to which they relate in connection with such Person’s businesses; (g) any non-exclusive license to any Intellectual Property granted to customers of the Company in the ordinary course of business; (h) Liens incurred in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government Contracts, performance and return of money bonds and similar obligations; (i) any Liens and/or restrictions that will be released, waived or otherwise terminated in connection with the Closing; (j) any restrictions on transfer imposed by federal and state securities Laws; (k) any restrictions on transfer set forth in this Agreement or the Voting Agreements;(l) Liens created by or resulting from actions of Parent, Merger Sub or any of their Affiliates; and (m) Liens other than those listed in (a) through (l) above that do not materially and adversely affect the use or operation of the property or other assets subject thereto.
“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Entity, or other entity or group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).
“Personal Information” means, in addition to any definition for “personal information”, “personal data”, or any similar term provided by applicable Law or by the Company or any of its Subsidiaries in any of its privacy policies, notices or contracts, all information that directly or indirectly can be used to identify, is related to, describes, is reasonably capable of being associated with, or could reasonably be linked with a particular individual or household.
“Producers” has the meaning set forth in Section 3.19.
“Protected Cells” means, collectively, Seneca Incorporated Cell, LLC 2021-03, Seneca Incorporated Cell, LLC 2020-01, and Seneca Incorporated Cell, LLC 2022-04, or similar incorporated cell of Seneca Reinsurance Company, LLC, a sponsored captive insurance company organized under the laws of Vermont.
“Regulatory Filings” has the meaning set forth in Section 3.24.
“Representatives” means, with respect to any Person, such Person’s directors, officers, managing partners, employees, investment bankers, attorneys, accountants, consultants, other agents and advisors.
“Requisite Company Vote” has the meaning set forth in Section 3.03(a).
“Reserves” means the reserves (including reserves established under applicable Law or otherwise for the payment of benefits, losses, claims, expenses and similar purposed (including claims litigation)) held by the Company in respect of an Insurance Contract or insurance policies reinsured or assumed by any Insurance Subsidiary.
“Sanctioned Person” means any Person (i) designated on any Sanctions-related list of blocked or restricted persons, including without limitation the list of Specially Designated Nationals and Blocked Persons, (ii) located in or organized under the laws of a country or territory that is the subject of country- or territory-wide Sanctions (at the time of Agreement Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine or the Donetsk or Luhansk People’s Republics) or government thereof, or (iii) 50% or greater owned or otherwise controlled by, any of the foregoing.
“Sanctions” means economic sanctions and trade embargo laws, executive orders, and implementing regulations promulgated or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the UN Security Council, the EU, or His Majesty’s Treasury of the United Kingdom.
“SAP” has the meaning set forth in Section 3.17.
“SAP Financial Statements” has the meaning set forth in Section 3.17.

“Sarbanes-Oxley Act” has the meaning set forth in Section 3.04(a).
“SEC” has the meaning set forth in Section 3.03(c).
“SEC Clearance Date” has the meaning set forth in Section 5.05(b).
“Securities Act” has the meaning set forth in Section 3.04(a).
“Security Incident” means any (i) cybersecurity incident, breach of security, phishing incident, or ransomware or malware attack affecting any Company IT System or (ii) incident in which confidential information or Personal Information was accessed, disclosed, destroyed, processed, used, or exfiltrated in an unauthorized manner (whether any of the foregoing was transmitted, possessed, or controlled by the Company or any of its Subsidiaries or by another Person on their behalf).
“Software” means all software, data, and databases, together with object code, Source Code, firmware, and embedded versions thereof, and documentation related thereto, together with intellectual property, industrial property and proprietary rights in and to any of the foregoing.
“Solvent” has the meaning set forth in Section 4.08.
“Source Code” means one or more statements in human readable form, including comments and definitions, which are generally formed and organized according to the syntax of a computer or programmable logic programming language (including such statements in batch or scripting languages).
“Specified Investment Guidelines” has the meaning set forth in Section 5.01(b).
“Subsidiary” of a Person means any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.
“Summary Business Plan” means the summary of the material terms of Parent’s business plan for the Company, which was sent by Parent to the Company on the date hereof immediately prior to the execution and delivery of this Agreement.
“Superior Proposal” means a bona fide written Takeover Proposal that did not result from a breach of Section 5.04 (except that, for purposes of this definition, each reference in the definition of “Takeover Proposal” to “20% or more” shall be “more than 50%”) that the Company Board determines, in its good faith judgment, after consultation with its outside legal counsel and financial advisors and taking into account all relevant terms and conditions of such Takeover Proposal and all legal, regulatory and financing aspects (including certainty of closing) of such Takeover Proposal and the Person making the Takeover Proposal (including any termination or break-up fees and conditions to consummation) that the Company Board deems relevant and taking into account any changes to the terms of this Agreement proposed by Parent to the Company in response to such Takeover Proposal pursuant to Section 5.04(c), and which, if consummated, would result in a transaction more favorable to the Company’s stockholders (solely in their capacity as such) from a financial point of view than the Transactions.
“Superior Proposal Notice Period” has the meaning set forth in Section 5.04(d).
“Surviving Corporation” has the meaning set forth in Section 1.01.
“Takeover Proposal” means any bona fide offer or proposal made by any Person or group (other than Parent and its Affiliates, including Merger Sub), relating to any transaction or series of related transactions, involving any: (a) direct or indirect acquisition of assets of the Company or its Subsidiaries (including any voting equity interests of Subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 20% or more of the fair market value of the Company’s and its Subsidiaries’ consolidated assets or to which 20% or more of the Company’s and its Subsidiaries’ net revenues or net income on a consolidated basis are attributable; (b) direct or indirect acquisition of 20% or more of the voting equity interests of the Company or any of its Subsidiaries whose business constitutes 20% or more of the consolidated net revenues, net income, or assets of the Company and its Subsidiaries, taken as a whole; (c) tender offer or exchange offer that if consummated would result in any Person or group (as defined in Section 13(d) of the Exchange Act)

beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 20% or more of the voting power of the Company, (d) merger, consolidation, other business combination, or similar transaction involving the Company or any of its Subsidiaries, pursuant to which such Person or group (as defined in Section 13(d) of the Exchange Act) would own 20% or more of the consolidated net revenues, net income, or assets of the Company, and its Subsidiaries, taken as a whole or (e) any combination of the foregoing.
“Tax Returns” means any return, declaration, report or information return or statement or other similar document filed or required to be filed with a Governmental Entity with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
“Taxes” means all U.S. federal, state, local, non-U.S., and other income, gross receipts, sales, use, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, duties, customs or other taxes or similar charges in the nature of a tax of any kind whatsoever, together with any interest, additions or penalties with respect thereto.
“Trade Secrets” means all trade secrets and other confidential or proprietary information, know-how and other inventions, processes, models, methodologies and all other information that derives economic value (actual or potential) from not being generally known to other persons who can obtain economic value from its disclosure or use.
“Transaction Documents” means this Agreement (and all Annexes, Exhibits and Schedules hereto), including the Company Disclosure Letter, the Voting Agreements, the Confidentiality Agreement, the Equity Commitment Letter, the Limited Guarantee and any other documents or agreements executed and delivered in connection with this Agreement.
“Transaction Litigation” has the meaning set forth in Section 5.13.
“Transactions” has the meaning set forth in the Recitals.
“Transfer Taxes” means all direct and indirect transfer, documentary, sales, use, stamp, court, registration and other similar Taxes (including any real estate transfer Taxes), and all conveyance fees, recording charges and other similar fees and charges incurred in connection with the consummation of the Transactions.
“Treasury Regulations” means the Treasury regulations promulgated under the Code.
“Unvested Company Option” has the meaning set forth in Section 2.07(a)(ii).
“Unvested Company RSU” has the meaning set forth in Section 2.07(b)(ii).
“Vested Company Option” has the meaning set forth in Section 2.07(a)(i).
“Vested Company RSU” has the meaning set forth in Section 2.07(b)(i).
“Voting Agreement” has the meaning set forth in the Recitals.
“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar Laws.
“Willful Breach” has the meaning set forth in Section 7.05.
Section 8.02   Interpretation; Construction.
(a)   The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement, and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Exhibit, Article, or Schedule, such reference shall be to a Section of, Exhibit to, Article of, or Schedule of this Agreement unless otherwise indicated. Unless the context otherwise requires, references herein: (i) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (ii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” and the word “or” is not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.” A reference in this Agreement to $ or dollars is to U.S. dollars. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. The words “hereof,” “herein,” “hereby,” “hereto,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “ordinary course of business” refers to the ordinary course of business of the Company and the Subsidiaries of the Company, taken as a whole. References to “this Agreement” shall include the Company Disclosure Letter and the Parent Disclosure Letter. References to “made available” or “provided to” (or words of similar import) when referring to any document or information being made available by the Company to Parent or Merger Sub shall mean that such document or information is (i) included in the Company SEC Documents or (ii) posted to the electronic data room established in respect to the Merger at least one (1) Business Day prior to the date of this Agreement.
(b)   The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
Section 8.03   Survival.   None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Effective Time. This Section 8.03 does not limit any covenant or agreement of the parties contained in this Agreement which, by its terms, contemplates performance after the Effective Time. The Confidentiality Agreement will survive termination of this Agreement in accordance with its terms.
Section 8.04   Governing Law.   This Agreement and all Legal Actions (whether based on contract, tort, statute or otherwise) arising out of, relating to, or in connection with this Agreement or the actions of any of the parties hereto in the negotiation, administration, performance, or enforcement hereof, shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.
Section 8.05   Submission to Jurisdiction.   Each of the parties hereto irrevocably agrees that: (a) any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns shall be brought and determined exclusively in the Court of Chancery of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such Legal Action, in any state or federal court within the State of Delaware; (b) mailing of process or other papers in connection with any such Legal Action in the manner provided in Section 8.07 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof; (c) with regard to any such Legal Action for itself and in respect of its property, it generally, unconditionally, and irrevocably submits to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Legal Action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts; and (d) it irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 8.05; (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (iii) to the fullest extent permitted by the applicable Law, any claim that (A) the suit, action, or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action, or proceeding is improper, or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Nothing in this Agreement shall prohibit a party from enforcing a judgment rendered by the above-named courts in any other court of competent jurisdiction.
Section 8.06   Waiver of Jury Trial.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE

COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.06.
Section 8.07   Notices.   All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given upon the earlier of actual receipt or (a) when delivered by hand (providing proof of delivery); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by email if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the following addresses (or to such other Persons or at such other address for a party as shall be specified in a written notice given in accordance with this Section 8.07):
If to Parent or Merger Sub, to:
Antarctica Capital LLC
200 Park Avenue, 32nd Floor
New York, New York 10166
Attention:
Chandra R. Patel; Inho Choi; David Stortz

Email:
crpatel@antarcticacapital.com;
ichoi@antarcticacapital.com;
dstortz@antarcticacapital.com

with a copy (which will not constitute notice to Parent or Merger Sub) to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention:
Rajab S. Abbassi, P.C.

Lauren M. Colasacco, P.C.
Michael Amalfe
Email:
rajab.abbassi@kirkland.com
lauren.colasacco@kirkland.com
michael.amalfe@kirkland.com

If to the Company, to:	Midwest Holding Inc. 2900 South 70th Street, Suite 400 Lincoln, Nebraska 68506 Attention: Georgette C. Nicholas Email: gnicholas@midwestholding.com
with a copy (which will not constitute notice to the Company) to:	Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, NY 10004 Attention: Philip Richter and Randi Lally Email: philip.richter@friedfrank.com, randi.lally@friedfrank.com
Section 8.08   Entire Agreement.   This Agreement (including all exhibits, annexes, and schedules referred to herein), the Company Disclosure Letter, the Parent Disclosure Letter, the Confidentiality Agreement, the Voting Agreement and the other Transaction Documents constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. In the event of any inconsistency between the statements in the body of this Agreement, the Confidentiality Agreement, the Parent Disclosure Letter, and the Company Disclosure Letter (other than an exception expressly set forth as such in the Parent Disclosure Letter or the Company Disclosure Letter), the statements in the body of this Agreement will control.
Section 8.09   No Third-Party Beneficiaries.   Except for the provisions of ARTICLE II (which, from and after the Effective Time, shall be for the benefit of holders of the Company Common Stock or Company Equity Awards that are validly entitled to receive the Merger Consideration or other payments in respect thereof) and Section 5.07 (which shall be for the benefit of the Indemnified Parties), this Agreement is for the sole benefit of the parties hereto and their permitted assigns and respective successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.
Section 8.10   Disclosure Letter References.   The Company Disclosure Letter has been arranged, for purposes of convenience only, as separate parts corresponding to the subsections of ARTICLE III, ARTICLE V and ARTICLE VIII of this Agreement. Notwithstanding anything to the contrary herein, the parties hereto agree that any reference in a particular Section of the Company Disclosure Letter shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the representations, warranties, covenants, agreements or other provisions hereof of the relevant party that are contained in the corresponding Section of this Agreement, and any other representations, warranties, covenants, agreements or other provisions hereof of such party that are contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations, warranties, covenants, agreements and other provisions hereof would be reasonably apparent on its face. The Company Disclosure Letter is incorporated by reference into and made a part of this Agreement and is disclosed solely for the purposes of this Agreement. The mere inclusion of an item in the Company Disclosure Letter as an exception to a representation, warranty, covenant, agreement or other provision hereof shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have a Company Material Adverse Effect on the Company, and no information set forth in the Company Disclosure Letter shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever, including of any violation of Law or breach of any agreement. Nothing in the Company Disclosure Letter is intended to broaden the scope of any representation or warranty contained in this Agreement or create any covenant. Matters reflected in the Company Disclosure Letter are not necessarily limited to matters required by the Agreement to be reflected in the Company Disclosure Letter. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature. No disclosure in the Company Disclosure Letter shall be deemed to create any rights in any third party.
Section 8.11   Severability.   In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, or incapable of being enforced under any applicable Law, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
Section 8.12   Assignment.   This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither Parent or Merger Sub, on the one hand, nor the Company on the other hand, may assign its rights or obligations hereunder without the prior written consent of the other party (the Company in the case of Parent and Merger Sub), which consent may be withheld in the sole and absolute discretion of the other party; provided, that, Parent and Merger Sub shall have the right to assign its rights and obligations under this Agreement, in whole or in part, to one or more of its Affiliates at any time prior to the filing of a “Form A” application submitted by Parent pursuant to Section 5.08(c); provided, that, any such assignment does not relieve Parent or Merger Sub of its obligations hereunder. Any purported assignment without such consent shall be void and unenforceable. No assignment shall relieve the assigning party of any of its obligations hereunder.
Section 8.13   Remedies Cumulative.   Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law, or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

Section 8.14   Specific Performance.
(a)   The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such failure to perform or breach. Accordingly, subject to the limitations set forth herein, the parties acknowledge and hereby agree that in the event of any breach by Parent, Merger Sub or the Company of any of their respective covenants or obligations set forth in this Agreement, Parent, Merger Sub or the Company, as applicable, shall be entitled to an injunction or injunctions to prevent or restrain breaches of this Agreement, by the other parties (as applicable), and to specific performance by the other parties (as applicable) of the terms and provisions of this Agreement to prevent breaches of, or to enforce compliance with, the covenants and obligations of the other parties (as applicable) under this Agreement, in each case without proof of actual harm or the inadequacy of a legal remedy and without bond or other security being required. The pursuit of specific enforcement or other equitable remedies by any party will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy (whether at law or in equity) to which such party may be entitled at any time, subject to the limitations on remedies set forth in this Agreement.
(b)   Subject to the limitations on remedies set forth in this Agreement, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise at any time of any other remedy.
(c)   The Company, on the one hand, and Parent and Merger Sub, on the other hand, hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance in accordance with and subject to the limitations of this Section 8.14 or otherwise set forth in this Agreement to prevent or restrain breaches of this Agreement, by the Company, Parent or Merger Sub, as applicable, and to specifically enforce the terms and provisions of this Agreement to prevent breaches of, or to enforce compliance with, the covenants and obligations (including the Company’s right to cause Parent and Merger Sub to exercise their rights under the Equity Commitment Letter to cause the Equity Financing to be funded, and to consummate the Merger), of the Company, Parent or Merger Sub, as applicable, under this Agreement on the basis that (x) there is adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or in equity. The parties further agree that (i) by seeking the remedies provided for in this Section 8.14, a party shall not in any respect waive its right to seek at any time any other form of relief that may be available to a party under this Agreement and (ii) nothing set forth in this Section 8.14 shall require any party to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 8.14 prior to or as a condition to exercising any termination right under ARTICLE VII, nor shall the commencement of any legal proceeding pursuant to this Section 8.14 or anything set forth in this Section 8.14 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of ARTICLE VII or pursue any other remedies under this Agreement that may be available then or thereafter (subject the terms and conditions set forth herein and therein).
Section 8.15   Non-Recourse.
(a)   Except for the liabilities and obligations of the parties to the Confidentiality Agreement, the Voting Agreement, the Equity Commitment Letter, the Limited Guarantee and the other Transaction Documents under any of the foregoing Contracts to which they are expressly identified as parties, all claims, obligations, liabilities or Legal Actions (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement or the Transactions, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and such representations and warranties are those solely of) the Persons that are expressly identified as parties in the preamble to this Agreement (the “Contracting Parties”). No Person who is not a Contracting Party, including any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, equityholder, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to, any Contracting Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, equityholder, Affiliate, agent, attorney, representative or assignee of any of the foregoing (collectively, the “Non-Recourse Party”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, Legal Actions, obligations or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or the Transactions or based on, in respect of, or by reason of this Agreement or the Transactions or the negotiation, execution, performance, or breach of this Agreement (other than, in each case, the liabilities and obligations of the parties to the Confidentiality Agreement, the Voting Agreement, the Equity Commitment Letter, the Limited Guarantee and the other Transaction Documents under any of the foregoing Contracts to which they are expressly identified as parties), and, to the maximum extent permitted by Law, each Contracting Party, on behalf of itself and its Affiliates, hereby waives and releases all such liabilities, claims, Legal Actions and obligations against any such Non-Recourse Party. Without limiting the foregoing, to the maximum extent permitted by Law, except as provided in the Confidentiality Agreement, the Voting Agreement, the Equity Commitment Letter, the Limited Guarantee and the other Transaction Documents, (i) each Contracting Party hereby waives and releases any and all rights, claims, demands or Legal Actions that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impute or extend the liability of a Contracting Party to any Non-Recourse Party, whether based on statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise; and (ii) each Contracting Party disclaims any reliance upon any Non-Recourse Party with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement. Notwithstanding anything herein to the contrary this Section 8.15 shall not apply with respect to actual, knowing, and intentional fraud with respect to the making of the express representations and warranties set forth in ARTICLES III and IV of this Agreement.
Section 8.16   Disclaimer.   NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR OTHERWISE (BUT WITHOUT LIMITING SECTION 7.05): (a) THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY EXPRESSLY SET FORTH IN ARTICLE III HEREOF AND THE COMPANY DISCLOSURE LETTER, IN THE OTHER TRANSACTION DOCUMENTS AND IN THE CERTIFICATE DELIVERED PURSUANT TO SECTION 6.02(D) ARE AND SHALL CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES TO PARENT AND MERGER SUB IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND (b) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES REFERRED TO IN CLAUSE (A) ABOVE, NEITHER THE COMPANY, THE SUBSIDIARIES NOR ANY NON-RECOURSE PARTY HAS MADE OR IS MAKING ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, STATUTORY OR OTHERWISE, OF ANY NATURE, INCLUDING WITH RESPECT TO ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AS TO THE MERCHANTABILITY, QUALITY, QUANTITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE BUSINESS OR THE ASSETS OF THE COMPANY AND THE SUBSIDIARIES. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR OTHERWISE, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE III HEREOF, COMPANY THE DISCLOSURE LETTER, IN THE OTHER TRANSACTION DOCUMENTS AND IN THE CERTIFICATE DELIVERED PURSUANT TO SECTION 6.02(D), ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, OF ANY NATURE, INCLUDING WITH RESPECT TO ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AS TO THE MERCHANTABILITY, QUALITY, QUANTITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE BUSINESS OR THE ASSETS OF THE COMPANY AND THE SUBSIDIARIES, ARE HEREBY EXPRESSLY DISCLAIMED. PARENT AND MERGER SUB REPRESENT, WARRANT, COVENANT AND AGREE, ON BEHALF OF THEMSELVES, THEIR RESPECTIVE AFFILIATES AND THE PARENT RELATED PARTIES, THAT IN DETERMINING TO ENTER INTO AND CONSUMMATE THE TRANSACTIONS, THEY ARE NOT RELYING UPON ANY REPRESENTATION OR WARRANTY MADE OR PURPORTEDLY MADE BY OR ON BEHALF OF ANY PERSON, OTHER THAN THOSE EXPRESSLY MADE BY THE COMPANY AS SET FORTH IN ARTICLE III HEREOF, THE COMPANY DISCLOSURE LETTER AND IN THE CERTIFICATE DELIVERED PURSUANT TO SECTION 6.02(D), AND THAT PARENT AND MERGER SUB SHALL ACQUIRE THE COMPANY AND THE SUBSIDIARIES AND THEIR RESPECTIVE ASSETS WITHOUT ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, IN AN “AS IS”

CONDITION AND ON A “WHERE IS” BASIS AND “WITH ALL FAULTS”, SUBJECT TO THE REPRESENTATIONS AND WARRANTIES MADE BY THE COMPANY AS SET FORTH IN ARTICLE III HEREOF, WHICH SHALL NOT SURVIVE THE CLOSING, AND IN THE CERTIFICATE DELIVERED PURSUANT TO SECTION 6.02(D) AS A REPRESENTATION AND WARRANTY BY (AND ONLY BY) THE COMPANY WHICH SHALL NOT SURVIVE THE CLOSING.
Section 8.17   Counterparts; Effectiveness.   This Agreement may be executed in any number of counterparts, all of which will be one and the same agreement. This Agreement will become effective when each party to this Agreement will have received counterparts signed by all of the other parties. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
Section 8.18   Due Diligence Review.   Each of Parent and Merger Sub acknowledges, covenants and agrees, on behalf of itself, its Affiliates and Representatives: (a) that it has completed to its satisfaction its own due diligence investigation, and based thereon, formed its own independent judgment with respect to the Company and its Subsidiaries; (b) that it has been furnished with or given full access to such documents and information about the Company and its Subsidiaries and their respective businesses and operations as it and its Representatives and advisors have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement and the Transactions; (c) that in entering into this Agreement, it has relied solely upon its own investigation and analysis and the representations and warranties of the Company expressly contained in ARTICLE III hereof and in the certificate delivered pursuant to Section 6.02(d); and (d) that (x) no representation or warranty has been or is being made by the Company or any other Person as to the accuracy or completeness of any of the information provided or made available to Parent, Merger Sub, the Representatives or any of their respective Representatives and advisors and (y) there are uncertainties inherent in attempting to make estimates, projections, forecasts, plans, budgets and similar materials and information, each of Parent, Merger Sub and Representatives is familiar with such uncertainties, each of Parent, Merger Sub and the Representatives is taking full responsibility for making its own evaluations of the adequacy and accuracy of any and all estimates, projections, forecasts, plans, budgets and other materials or information that may have been delivered or made available to it or any of its respective agents or Representatives, none of Parent, Merger Sub or any Representatives has relied or will rely on such information, and neither Parent nor Merger Sub will assert, and each will cause their respective Affiliates and Representatives not to assert, any Legal Action against the Company (or against the Subsidiaries or the Non-Recourse Parties) with respect thereto.
SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
MIDWEST HOLDING INC.
By:
/s/ Georgette Nicholas

Name: Georgette Nicholas
Title:  Chief Executive Officer
[Signature Page to Merger Agreement]

MIDAS PARENT, LP
By:
Antarctica GP Investments II, LLC

Its:
General Partner

By:
/s/ Chandra R. Patel

Name: Chandra R. Patel
Title:  Authorized Signatory
MIDAS MERGER ACQUISITION SUB, INC.
By:
/s/ Chandra R. Patel

Name: Chandra R. Patel
Title:  Authorized Signatory
[Signature Page to Merger Agreement]

EXHIBIT A
Certificate of Incorporation
SURVIVING CORPORATION CERTIFICATE OF INCORPORATION

Exhibit A
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
MIDWEST HOLDING INC.
ARTICLE ONE
The name of the corporation is Midwest Holding Inc. (hereinafter called the “Corporation”).
ARTICLE TWO
The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.
ARTICLE THREE
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
ARTICLE FOUR
The total number of shares which the Corporation shall have the authority to issue is one hundred (100) shares, all of which shall be shares of Common Stock, with a par value of $0.01 per share.
ARTICLE FIVE
The directors shall have the power to adopt, amend or repeal Bylaws, except as may be otherwise be provided in the Bylaws.
ARTICLE SIX
The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.
ARTICLE SEVEN
Section 1. Nature of Indemnity.   Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that such person (or a person of whom he is the legal representative), is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article Seven, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article Seven shall be a contract right and, subject to Sections 2 and 5 of this Article Seven, shall include the right to payment by the Corporation of the expenses incurred in defending any such proceeding in advance of its final disposition. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.
Section 2. Procedure for Indemnification of Directors and Officers.   Any indemnification of a director or officer of the Corporation under Section 1 of this Article Seven or advance of expenses under Section 5 of this Article Seven shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article Seven is required, and the Corporation fails to respond within 60 days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article Seven shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
Section 3. Nonexclusively of Article Seven.   The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article Seven shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 of this Article Seven shall be made to the fullest extent permitted by law. The provisions of this Article Seven shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 of this Article Seven but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.
Section 4. Insurance.   The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the General Corporation Law of the State of Delaware.
Section 5. Expenses.   Expenses incurred by any person described in Section 1 of this Article Seven in defending a proceeding shall be paid by the Corporation in advance of such proceeding’s final disposition unless otherwise determined by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.
Section 6. Employees and Agents.   Persons who are not covered by the foregoing provisions of this Article Seven and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.
Section 7. Contract Rights.   The provisions of this Article Seven shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any time while this Article Seven and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law are in effect, and any repeal or modification of this Article Seven or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.
Section 8. Survival.   The rights to indemnification and advancement of expenses conferred by this Article Seven shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 9. Merger or Consolidation.   For purposes of this Article Seven, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under this Article Seven with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article Seven, references to “other enterprises” shall include employee benefit plans; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article Seven.
ARTICLE EIGHT
To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director or officer of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer. Any repeal or modification of this Article Eight shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.
ARTICLE NINE
The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders and directors are granted subject to such reservation.

Annex B
Insurance Advisory Partners LLC 1270 Avenue of the Americas, Suite 1803 New York, NY 10020
April 30, 2023
CONFIDENTIAL
Board of Directors
Midwest Holding Inc.
2900 South 70th Street, Suite 400
Lincoln, NE 68506
Members of the Board of Directors:
We understand that Midwest Holding Inc. (the “Company”) proposes to enter into an Agreement and Plan of Merger, by and among Midas Parent, LP (“Parent”), Midas Merger Acquisition Sub, Inc. (“Merger Sub”), and the Company (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), and each share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) (other than any shares owned by owned by Parent, the Company or any of their respective direct or indirect wholly owned subsidiaries (“Cancelled Shares”), any shares as to which dissenters’ rights have been perfected (such shares, together with Cancelled Shares , “Excluded Shares”)) will be converted into the right to receive $27.00 in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
The Board of Directors of the Company has asked us whether, in our opinion, the Consideration to be received in the Merger by the holders of Company Common Stock (other than Excluded Shares) pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of Company Common Stock.
In arriving at our opinion, we have, among other things:
(i)
reviewed a draft, dated April 29, 2023, of the Merger Agreement (the “Draft Merger Agreement”);

(ii)
reviewed certain publicly available financial statements and other information relating to the Company;

(iii)
reviewed certain non-public financial and operating information relating to the business, operations and prospects of the Company furnished to us by management of the Company, including certain internal analyses and financial forecasts and projections (including assumptions thereto) relating to the Company that were prepared by management of the Company, which we have been directed by the Company to utilize in our financial analyses for purposes of delivering our opinion;

(iv)
compared certain financial information of the Company with similar information, to the extent available, for certain other companies that we deemed relevant whose equity securities are publicly traded;

(v)
compared the financial terms of the Merger Agreement with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant;

(vi)
reviewed the reported prices and trading activity for the Company Common Stock;

(vii)
held discussions regarding certain aspects of the Merger, as well as the business, past and current operations, financial projections, financial condition and future prospects of the Company, with certain members of senior management of the Company;

(viii)
reviewed the actuarial appraisal, dated September 7, 2022, prepared by Milliman, Inc. (the “Milliman Report”);

(ix)
reviewed a draft, dated April 25, 2023, of the Equity Commitment Letter by and among Altimir Partners, LP, Antarctica Special Opportunities Partners V, LP, Antarctica Special Opportunities Partners VIII, LP, Aster Special Opportunities Partners, LP, Debelt Partners, LP, Delius Special Opportunities Partners, LP, Denman Partners, LP, Wardown Park Partners, LLC and Zoller Partners, LP (collectively, the “Equity Investors”), and Parent;

(x)
reviewed a draft, dated April 25, 2023, of the Limited Guarantee by Zoller Partners, LP in favor of the Company;

(xi)
reviewed a draft form, dated April 28, 2023, of the Voting Agreement by and among Parent, the Company and certain holders of Company Common Stock; and

(xii)
performed such other analyses and examinations and considered such other factors and information that we deemed appropriate.

In connection with rendering our opinion, we have, with the Company’s consent, assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of all financial and other information publicly available, provided to, otherwise reviewed by or discussed with us and have, with the Company’s consent, further relied upon the assurances of management of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial forecasts and projections of the Company made available to us by the Company and utilized in our financial analyses, we have assumed, upon the advice and with the consent of the Company, that such projections have been reasonably prepared by the Company on bases and assumptions reflecting the best currently available estimates and good faith judgments of the management of the Company. We express no view as to the reasonableness, completeness, or accuracy of any such financial projections or the assumptions on which they are based.
For purposes of rendering our opinion, we have, with the Company’s consent, assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without material waiver or modification thereof that would be meaningful in any respect to our analysis or opinion. We have further assumed, with the Company’s consent, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the consummation of the Merger or affect our analysis or opinion in any meaningful way. We have assumed that the final Merger Agreement will not differ from the Draft Merger Agreement in any respect meaningful to our analysis or opinion.
We are not actuaries and our services did not include any actuarial determination or evaluation by us or any attempt to evaluate actuarial assumptions. We have not conducted a physical inspection of the properties or assets of the Company or its affiliates and have not prepared, obtained or reviewed any independent evaluation or appraisal of any of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities), of the Company or any of its subsidiaries or affiliates, nor have we been furnished with, or assumed any responsibility for preparing, any such appraisals (other than the Milliman Report which we reviewed without independent verification), nor have we evaluated the solvency or fair value of the Company or any of its subsidiaries or affiliates under any state or federal laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of the Company, that the Merger will be consummated in accordance with the terms of the Merger Agreement, without waiver, modification or amendment of any material term, condition or agreement that would be meaningful in any respect to our analysis or opinion.
This opinion is limited to the fairness, from a financial point of view, of the Consideration being received in the Merger by the holders of Company Common Stock (other than Excluded Shares) pursuant to the Merger Agreement as of the date hereof and no opinion or view is expressed with respect to any consideration to be received in connection with the Merger by the holders of any other class of securities, creditors or other constituencies of any party. Our opinion does not address any terms (other than the Consideration to the extent expressly specified herein) or other aspects or implications of the Merger, including, without limitation, the form or structure of the Merger or any other agreement, arrangement or understanding, or term or aspect thereof, to be entered into in connection with or contemplated by the Merger or otherwise. We express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors, or employees of any party to the Merger, or any class of such persons, relative to the Consideration or otherwise; the relative merits of the Merger as compared to any alternative business or financial strategies or transactions that might be available to the Company or the effect of any other transaction in which the Company might engage; or the underlying business decision of the Company to engage in the Merger.
Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It is understood that subsequent developments may affect this opinion and we expressly disclaim and assume no responsibility for any undertaking or obligation to update, revise, reaffirm or withdraw this opinion or advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof. We are not legal, regulatory, accounting or tax experts and have relied on, and assumed the accuracy and completeness of, assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters and our opinion does not address any such matters.
We have acted as financial advisor to the Board of Directors of the Company solely to render this opinion in connection with the Merger and will receive a fee for our services upon the delivery of this opinion. In addition, the Company has agreed to reimburse our expenses and to indemnify us against certain liabilities and other items arising out of or related to our engagement.
We and our affiliates are engaged in advisory, securities and financing and other financial and nonfinancial activities and services for various persons and entities. We or our affiliates may in the future provide investment banking, placement agent and other services to the Company and/or its affiliates from time to time for which we may receive compensation. We or our affiliates may in the future provide investment banking, placement agent and other services to Parent, the Equity Investors and/or their respective affiliates from time to time for which we may receive compensation.
This opinion has been approved by the fairness opinion committee of Insurance Advisory Partners LLC. This opinion is for the information of the Board of Directors of the Company (in its capacity as such) in connection with its evaluation of the Merger. This opinion does not address the prices at which the Company Common Stock will trade following the announcement of the Merger or at any other time, and does not constitute a recommendation as to how any person should vote in connection with the Merger.
Based upon and subject to the foregoing assumptions, qualifications and limitations, it is our opinion that, as of the date hereof, the Consideration to be received in the Merger by the holders of Company Common Stock (other than Excluded Shares) pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of Company Common Stock.
Very truly yours,
INSURANCE ADVISORY PARTNERS LLC

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION MIDWEST HOLDING INC. 2900 SOUTH 7OTH STREET SUITE 400 LINCOLN, NEBRASKA 68506 VOTE BY INTERNET Before The Meeting - Go to [•] or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to [•] You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-652-VOTE(8683) Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Computershare, Proxy Services, P.O. Box 505008, Canton, MA 02021. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. MIDWEST HOLDING INC. The Board of Directors recommends you vote FOR the following proposals: 1. To adopt the Agreement and Plan of Merger, dated as of April 30, 2023 (such agreement, as it may be amended, modified or supplemented from time to time, the “merger agreement”), by and among Midwest Holding Inc. (“Midwest”), Midas Parent, LP (“Parent”), an affiliate of Antarctica Capital, LLC, an international investment firm, and Midas Merger Acquisition Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, upon the terms and subject to the conditions of the merger agreement, Merger Sub will merge with and into Midwest (the “merger”), with Midwest continuing as the surviving corporation and a wholly owned subsidiary of Parent (adoption of the merger agreement and approval of the merger is referred to as the “merger agreement proposal”); For Against Abstain 2. To approve on an advisory (non-binding) basis, the compensation that may be paid or become payable to Midwest’s named executive officers that is based on or otherwise relates to the transactions contemplated by the merger agreement (the “compensation proposal”); and 3. To approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement proposal if there are insufficient votes to adopt the merger agreement at the time of the special meeting (the “adjournment proposal”). NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at [•]. MIDWEST HOLDING INC. Special Meeting of Stockholders [•], 2023 [•], Eastern Time This proxy is solicited by the Board of Directors The undersigned hereby appoints [•] and [•], or either of them, as proxies, with full power of substitution, to represent the undersigned at the Special Meeting of Stockholders of Midwest Holding Inc. (the “Company”), to be held on [•], 2023 at [•] Eastern Time, virtually at [•] and at any adjournments or postponements of the Special Meeting, and to vote on behalf of the undersigned as specified in this Proxy Card all the shares of common stock of the Company that the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their sole discretion, upon any other business as may properly come before the Special Meeting. The undersigned acknowledges receipt of the Notice of the Special Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such Special Meeting. This Proxy Card, when properly executed, will be voted in the manner directed herein. If no such direction is made, this Proxy Card will be voted in accordance with the Board of Directors’ recommendations, which are set forth on the reverse side hereof. The votes entitled to be cast by the undersigned will be cast in the discretion of the persons named herein on any other matter that may properly come before the Special Meeting and any adjournment or postponement thereof. Continued and to be signed on reverse side